UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Lumen Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Our Mission

We are guided by our Core Beliefs: Clarity, Courage, Customer Obsession, and Growth Mindset. Clarity - being accountable to give and receive information in a simple, concise, and frequent manner. Courage - boldly advocating an idea or opinion even if it creates a sense of vulnerability. Customer Obsession - listening from a place of empathy, putting ourselves in the customer's shoes and advocating for them in every aspect of our business. Growth Mindset - having an open mind and a commitment to innovation and continuous learning. We believe these Core Beliefs are the key to Lumen's success.

Our Story

Core Priorities

1 Develop Customer Obsession

2 Innovate & Invest for Growth

3 Build a Reliable Execution Engine

4 Radically Simplify Our Company

5 Further Develop Our Culture

CEO Letter Dear Lumen Shareholders
The days of traditional telecom are over.
To thrive in today’s digital economy, customers must navigate record levels of technological complexity. With hybrid, multi-cloud, edge, and emerging technologies such as generative AI, companies demand blazing fast network speeds, ultra-low latency, massive capacity for growing data workloads, and proximity to a seemingly ubiquitous group of users. And they want all of it in a simplified manner.
Lumen stands alone in our commitment to deliver exactly what these companies need and deserve. Our vision is to “cloudify” telecom by digitizing everything – from our business processes to our network – to create a family of consumption-based services and solutions that span our network, security, and edge fabric.
For the first time, enterprises will have on demand access to the cloud with direct control of network bandwidth, connectivity, and latency paths, powered by uncompromising reliability and redundancy. Breaking the telecom tradition, Lumen will enable customers to design, price, and order networking and security services online with a friction-free customer experience. They will be able to seamlessly create solutions with composable modularity using APIs for Lumen’s portfolio of differentiated products in addition to 3rd party services from our marketplace.
Lumen is the only company that can truly deliver on this vision because we own a world class, unparalleled fiber network. By automating layers 1, 2, and 3, we are building the only multi-cloud networking platform that natively integrates and delivers transport, ethernet, and IP services as a unified experience. This offers customers the ability to build end-to-end technology solutions – inclusive of the network, security, and edge – in an inherently digital fashion.
In 2023, in partnership with our Board of Directors, Lumen launched this bold new strategy, attracted talented new leaders to our executive team, rolled out an award-winning culture, and established a portfolio of change programs to drive end-to-end business transformation. We made material progress across the portfolio, while delivering on our full year EBITDA and free cash flow guidance. We also took steps to focus the company on our core strengths, divesting non-core businesses, simplifying our structure, and improving efficiency.
In this letter, I am delighted to share the progress we are making to pivot Lumen to growth and fulfill our mission to ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly.
Strengthening our Balance Sheet
In March 2024, we executed transactions that strengthened our balance sheet and extended a significant percentage of our debt maturities to 2029 and beyond. This is an important milestone that clears the runway for our turnaround. We reduced our debt maturities through 2027 by approximately 90%, raised new financing, and improved our liquidity position with access to a new revolving credit facility. The transaction, executed in challenging capital market conditions, demonstrates the confidence our creditors have in our strategy. We will continue to make smart decisions to further strengthen our balance sheet, and with the time and capital the transaction provides us, we can now focus on executing our business transformation.

3
2023 ANNUAL REPORT	2024 PROXY STATEMENT

CEO Letter
Executing on the Core Turnaround
Throughout 2023, we established a comprehensive plan of business improvement initiatives to stabilize and grow our core North American business across customer segments including large and mid-market enterprise, public sector, wholesale, and mass-markets. Our turnaround plan is focused on:
Driving commercial excellence – We have tailored our go-to-market approach by focusing on delivering solutions that meet the unique needs and challenges of each customer segment. This has begun to yield positive results, and we expect that we will grow in each segment at or better than the market as we move forward. As an indication of our momentum, we added over 3,000 customers within our North America enterprise segment last year. We saw double-digit growth in the Public Sector in the fourth quarter, and we expect it will be the first of our customer segments to return to sustainable revenue growth.
Securing the base – While we are seeing great progress in our sales momentum from the commercial excellence activities, we also need to secure our existing base by helping our customers disconnect from legacy platforms and migrate to next generation solutions, driving improved renewals, installs, usage, and strengthening our customer relationships in the process. To drive further success we are using data, analytics, and AI to improve performance with extreme focus on unique customer scenarios to ensure maximum return on our invested resources.
Creating a world class, digital customer experience – Superior customer experience is at the core of our plan to return Lumen to growth. In 2023, we made significant investments in building a digital platform that simplifies and enhances the way customers interact with us. We are already seeing the benefits of these efforts, such as reduced order processing time and improved net promoter scores. These important key performance indicators are leading indicators of customer satisfaction and will enhance our ability to differentiate ourselves in the market.
Innovating for Growth
Strengthening our balance sheet and executing the turnaround on our core business are essential to position us for the real transformation work: pivoting this company to growth by delivering disruptive innovations that help our customers thrive in the digital economy. In 2023, we established the “Lumen Digital” team, a group of innovators focused on our vision to cloudify our physical network.
Quickly, this team has launched several game-changing network and cloud services that demonstrate Lumen’s ability to deliver high value innovation. Two examples include:
Lumen Internet On-Demand – our company’s flagship native network-as-a-service (NaaS) capability that allows customers to activate their network in five minutes with up to 10 gigabytes on the #1 most peered network in the world. Because it is integrated with our physical network, Lumen’s NaaS capability allows enterprises to be able to create their own routing policies and allows “bring your own” net blocks with expandable space as needed. No other NaaS provider can natively offer this valuable simplicity and flexibility.
Lumen ExaSwitch – Created in collaboration with our hyperscaler partners, this award-winning network interconnection system is disrupting traditional connectivity architectures by providing a simple, high-capacity, ultra-low latency way to connect enterprise-to-enterprise and enterprise-to-cloud. Lumen ExaSwitch was recognized by Frost & Sullivan as a revolutionary approach for the network connections industry that enables enhanced connectivity and on-demand scalability to support growing volumes of data in the cloud.
These two new services are just the beginning. The Lumen Digital team is working on a broad portfolio of network and cloud services, inclusive of our edge fabric and security offerings. The Lumen Digital team’s mission is to continue to partner with our customers to launch the new and innovative network and cloud services they need to navigate the complexities of today’s technology landscape. We are excited by this incredible opportunity to leverage our world class network and intellectual property to bring a new level of value to our customers.

4

CEO Letter
Our Culture
Disruption is a battleground. It changes business models. It reshapes value propositions. It renames winners and losers. It’s exciting for the underserved who have a chance to gain from new constructs. And it’s terrifying for the incumbents who are likely to lose power and value. Understanding these emotional dynamics – and how to manage through them – is an important part of our journey.
Lumen is playing to win. We are building leadership at every level of this company. We are building a courageous culture that supports our operating principles of team, trust, and transparency. We are building deeper relationships inside Lumen and across our industry ecosystem. That’s why we are training our people to have tough conversations, to build emotional resilience, and to navigate the emotional complexities of our business transformation.
We are seeing a return on our skills building investment with greater employee engagement, lower attrition, and a fundamental positive shift in how we work. Additionally, we have been recognized eight times in the past few months with various industry culture awards.
Finally, a significant part of our culture is focused on giving back to the communities we serve. I’m particularly passionate about leveraging Lumen’s most valuable asset – our fiber network – to ensure that every person in the United States has access to broadband. With telehealth and a rapidly digitizing education system, broadband is quickly becoming critical infrastructure. Lumen is committed to building public-private partnerships to ensure we do our part to ensure digital inclusion for all.
Closing
Overall, we made significant and meaningful progress in 2023, and while we have more work ahead, I’m confident in our ability to deliver the results you expect and deserve.
As we move forward in 2024, we are optimistic about our future. We have a clear and compelling strategy, a strong and focused execution plan, and a talented and engaged team. We are well positioned to capitalize on the massive opportunities emerging in the digital economy, and to create long-term value for our customers and shareholders.
On behalf of the Board of Directors and the Lumen management team, I want to thank you for your continued support and confidence in Lumen Technologies. This was a pivotal year for our company, and we appreciate your trust as we continue to transform Lumen and unleash the world’s digital potential.
Sincerely,
Kate Johnson
President and Chief Executive Officer
Lumen Technologies

5
2023 ANNUAL REPORT	2024 PROXY STATEMENT

This page is intentionally left blank

6

Forward-Looking Statements
Except for historical and factual information contained herein, matters set forth in our 2024 proxy materials (and our accompanying 2023 annual report) identified by words such as “expects,” “believes,” “will” and similar expressions are forward-looking statements as defined by the federal securities laws and are subject to the “safe harbor” protection thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only and are subject to uncertainties. Actual events and results may differ materially from those anticipated by us in those statements due to several factors, including those disclosed in our other filings with the SEC. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.
Certain Defined Terms
All references in this proxy statement or related materials to “we,” “us,” “our,” the “Company” or “Lumen” refer to Lumen Technologies, Inc. In addition, each reference to (i) the “Board” refers to our Board of Directors, (ii) “Voting Shares” refers collectively to our shares of Common Stock (“Common Shares”) and shares of Series L Preferred Stock (“Preferred Shares”), (iii) “Meeting,” “the meeting” “annual shareholders meeting” or “annual meeting” refers to the 2024 annual meeting of our shareholders described further herein, (iv) “named executives,” “named officers,” “named executive officers” or “NEOs” refers to the current and former officers listed in the Summary Compensation Table in this proxy statement, (v) “HRCC” refers to the Human Resources and Compensation Committee of our Board, (vi) “NCG Committee” refers to the Nominating and Corporate Governance Committee of our Board, (vii) “SLT”, “senior leadership team” or “senior officers” refers to our executive officers and a limited number of additional officers whose compensation is determined by the HRCC, (viii) “Qwest” refers to our affiliate Qwest Communications International Inc., (ix) “Level 3” refers to our affiliate Level 3 Parent, LLC and its predecessor, Level 3 Communications, Inc., (x) “SEC” refers to the U.S. Securities and Exchange Commission, (xi) “ESG” refers to environmental, social and governance, (xii) “GAAP” refers to U.S. generally accepted accounting principles, (xiii) “NYSE” refers to the New York Stock Exchange., (xiv) “TSR” refers to total shareholder return; (xv) “STI” refers to short-term incentive compensation, (xvi) “LTI” refers to long-term incentive compensation, and (xvii) “CD&A” refers to the “Compensation, Discussion and Analysis” section of this proxy statement. Unless otherwise provided, all information is presented as of the date of this proxy statement.
We include website addresses throughout this Proxy Statement for reference only. The information contained or referenced on our website and other websites mentioned in this Proxy Statement are not a part of this Proxy Statement and are not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

7
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Notice of 2024 Annual Shareholders Meeting
2024 Annual Meeting Information

Date and Time Wednesday May 15, 2024 12:00 noon CT	Location virtualshareholder meeting.com/ LUMN2024	Record Date You can vote if you were a shareholder of record at the close of business on March 21, 2024.	Proxy Mail Date On or about April 5, 2024.

Items of Business

ITEM 1		ITEM 2		ITEM 3
Elect the 11 Director nominees named in this proxy statement		Ratify the appointment of KPMG LLP as our independent auditor for 2024		Approve our 2024 Equity Incentive Plan

Vote FOR	See page 19	Vote FOR	See page 49	Vote FOR	See page 53

ITEM 4		ITEM 5		ITEM 6
Ratify the Amendment and Restatement of our NOL Rights Plan
Approval amendments to our Articles of Incorporation to:
A. Authorize a reverse stock split of our Common Shares. See page 65.
B. Reduce the number of our authorized Common Shares, subject to the conditions specified herein. See Page 72.
C. Eliminate the par value of our Common Shares. See page 73.
Advisory Vote on Executive Compensation – “Say-On-Pay”

Vote FOR A, B, and C
Vote FOR	See page 62		See page 65	Vote FOR	See page 76
Transact other business that may properly come before the annual meeting
Proxy Voting
Shareholders are invited to attend the live virtual meeting. Even if you expect to attend, we urge you to vote in advance using any of the following methods:
Your vote is important to us. We urge your participation.

By Internet visit proxyvote.com	By phone 1-800-690-6903	By Mail mark, sign, date & return proxy card	Live virtual meeting vote electronically at the virtual annual meeting

Headquarters: 100 CenturyLink Drive, Monroe, LA 71203
Meeting Details: See “Frequently Asked Questions” in this proxy statement for further details.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 15, 2024
The Notice of 2024 Annual Meeting, Proxy Statement, and 2023 Annual Report and information on the means to vote by Internet are available at proxyvote.com
Stacey W. Goff, Secretary
April 5, 2024

8

About Lumen

Who We Are
We are a facilities-based technology and communications company that provides a broad array of integrated products and services to our domestic and global business customers and our domestic mass markets customers. We operate one of the world’s most interconnected networks. Our platform empowers our customers to swiftly adjust digital programs to meet immediate demands, create efficiencies, accelerate market access and reduce costs - allowing customers to rapidly evolve their IT programs to address dynamic changes.

Financial Strength: 2023 Results		Our Brands and Assets

$4.6 billion Adj. EBITDA
170,000 On-Net buildings
$1.8 billion EMEA Business Divestiture
350,000 fiber route miles
79% from Business ($11.5 billion revenue)	$10 Billion of Debt Maturities Through 2027 Addressed

21% from Mass Markets ($3 billion revenue)

3.7 million fiber broadband-enabled locations
Our Customers(1)

$4.6 billion Large Enterprise	$3.1 billion Wholesale

$2.0 billion Mid-Market Enterprise	$3.0 billion Mass Markets	18.1 million other broadband-enabled locations

$1.8 billion Public Sector		Our Employees
28,000 employees worldwide
(1)All amounts are revenue.
See Appendix A for definitions of terms used above, a reconciliation of our non-GAAP metrics used above to GAAP measures, and a description of our special items. For more complete information on Lumen and our recent performance, see the remainder of this proxy statement, including Appendix B.

9
2023 ANNUAL REPORT	2024 PROXY STATEMENT

About Lumen
Strategic Plan for Growth
Our Mission:
Lumen is a global communications services provider that ignites business growth by connecting people, data and applications - quickly, securely and effortlessly.
Our Value:
Our networking, edge cloud, collaboration and security solutions and managed services are designed to elevate enterprise business performance and deliver the most user-friendly, intuitive and productive technology environments.

Secure the Base	Drive Commercial Excellence	Innovate for Growth

Proactively invest in the customer experience and leverage key partnerships to help customers modernize and migrate from legacy services to next-gen solutions.	Optimize sales and channel productivity to perform at or above market growth rates, simplify and automate Lumen’s internal systems to drive efficiency and a better customer and employee experience	Digitize the customer, employee, and partner experience to drive better connection across the business and cloudify the network securely, seamlessly, and faster

Key 2023 Business Highlights

Announced appointment of Ashley Haynes-Gaspar as EVP, Customer Success, Wholesale & International* and Jay Barrows as EVP, Enterprise Sales and Public Sector
Announced appointment of Kye Prigg as EVP, Enterprise Operations
Hosted Investor Day
Announced appointment of Ana White as EVP, Chief People Officer
Announced appointment of James Fowler to Board of Directors
Completed sale of EMEA business to Colt Technology Services for $1.8 billion
Published 2022 ESG report
Announced appointment of Satish Lakshmanan as Chief Product Officer
Restructured debt to extend maturities of approximately $10 billion of outstanding indebtedness
Announced appointment of Diankha Linear to Board of Directors
Announced appointment of Dave Ward as EVP, Chief Technology Officer and Ryan Asdourian as EVP, Chief Marketing Officer
Q1
Q2
Q3
Q4
Q1
2023
2024

*    As of January 5, 2024 serves as EVP, Chief Revenue Officer.

10

About Lumen
ESG Highlights

We believe our strong corporate governance principles and our culture of teamwork, trust, and transparency allow us to build trust and protect the interests of our company and our stakeholders.			Our platform and solutions are a gateway to exploring technological potential, enabling our customers to achieve amazing things, and inspiring and enabling others to join our sustainability journey.

	Building strong governance and transparency	Unlocking sustainability through innovation

We commit to environmental stewardship, which we believe promotes the health of our planet and our business, and creates value for our employees, communities, customers, and investors.	Protecting our planet	Empowering our people	We want our employees to be proud to work for us, and be fully engaged with our efforts to make the world a better place.

11
2023 ANNUAL REPORT	2024 PROXY STATEMENT

About Lumen

SUSTAINABILITY HIGHLIGHTS

Commitment to Pay Equity Partnered with Syndio, a workforce equity analytics platform, to advance our pay equity goals and deepen our understanding of equity issues in our workplace.
ESG Double Materiality Assessment
Evaluated ESG impacts and opportunities. Top priorities included: (1) Cybersecurity and data privacy, (2) Ethical conduct (including tax), and (3) Network resilience and reliability.

Award Highlights
•U.S. News: 2024 Best Telecomms Companies to Work For
•Disability IN: 100 Disability Equality Index Best Places to Work For Disability Inclusion 2023
•Newsweek: America’s Most Responsible Companies 2024
•Human Rights Campaign Foundation Corporate Equality Index 2023: perfect score of 100 for the fifth year in a row
•FlexJobs: Top 100 companies to Watch for Remote Jobs
•RippleMatch: 2024 Campus Forward Award Winner

Energy and Emissions Announced early achievement of our 2018–2025 science-based GHG emissions-reduction targets.	Supplier Diversity Champions Launched program to further integrate supplier diversity objectives across the business.
Membership Highlights
•Global Enabling Sustainability Initiative (GeSI)
•Minority Business Development Agency
•Cybersecurity and Infrastructure Security Agency National Coordinating Center for Communications

Lumen Cares Program With the help of the Lumen Clarke M. Williams Foundation, donated $1.7M to more than 3,000 nonprofits in our communities.	Sustainable Packaging Launched a sustainable packaging initiative in our mass markets segment with the aim of reducing our carbon footprint.	Sustainability Reporting Frameworks

Sustainability Accounting Standards Board (SASB)

Task Force on Climate-related Financial Disclosures (TCFD)

CDP climate change questionnaire
Black Lotus Labs Black Lotus Labs—the threat intelligence arm of Lumen Technologies—uses network visibility to help protect our customers and keep the internet clean	Cybersecurity and Data Privacy Provided the online Trust Center for information about our approach to privacy, data protection, security, transparency and other related issues.

Where to Find More
Lumen’s latest ESG report contains additional information relating to our ESG priorities and strategies. Although not part of this proxy statement, our most recent ESG report can be found on our website at www.lumen.com.

12

About Lumen
Human Capital
Lumen’s ability to fulfill our purpose is dependent on the quality and capabilities of our people. Lumen’s highly competitive business requires attracting, developing and retaining a motivated team that is inspired by leadership, engaged in meaningful work, driven by growth opportunities and thriving in a culture that embraces inclusion, diversity, equity, allyship and social impact (IDEAS).
•World-class talent acquisition programs:
–Recognized as one of the best places to work, see “Awards Highlights” on the prior page
–Flexible work schedules
–University Relations and recruiting programs
•Broad-based development for all of our employees:
–Wide variety of skills-building programs tailored to our workforce, including: M365 Copilot and trustworthy AI training for our professional employees, cutting-edge Wi-Fi certification training for our technicians, 360-degree immersive experience and upskill training for our sales and customer experience employees
–Suite of leadership development courses
–Tuition reimbursement
–Tailored mentoring programs
•Commitment to our communities:
–Through our annual Campaign to Fight Hunger to support hunger relief efforts around the globe, employee donations and a corporate match enabled us to provide over 472,599 meals for those in need in 2022.
–Our Employee Relief Fund, established in 2022, is able to provide immediate assistance to employees following casualty events such as natural disasters or house fires.
–In support of STEM Education, Lumen partnered with organizations such as Pathways in Technology Early College High School (P-TECH) to provide an innovative education opportunity to first-generation college-seekers, English language learners, women and low-income students.
–By encouraging volunteerism year-round, and matching volunteer rewards from the Lumen Clarke M. Williams Foundation, we donated to more than 3,800 nonprofits in our communities in 2023.
•Committed to IDEAS: Inclusion, Diversity, Equity, Allyship and Social Impact:
–Through our nine employee resource groups we provide support through career development, connection, and a sense of belonging, empowering our employees to bring their whole selves to work every day.
–Sharpened our focus on pay equity through our strategic partnership with Syndio, a workforce analytics platform, to advance our pay equity goals.
–Launched Allyship at work training for employees in the upper management of our Company.
•Committed to fostering a culture built on Teamwork, Trust, Transparency, Clarity, Customer Obsession, Courage, Growth Mindset and Allyship:
–Shaping our culture by offering Brené Brown’s “Dare to Lead” training to all of our employees.
–Revamped our strategy and goal setting process across the Company with greater rigor, alignment and transparency.
•Progressive employee benefits:
–Our benefits and enhancements recognize the diverse needs of our employees and their families and include a comprehensive suite of offerings: core medical, prescription drug, dental, and vision benefits, extended maternity and paternity leave, fertility benefits, gender-affirming and same sex/domestic partner healthcare benefits, adoption benefits, survivor benefits, financial wellness, mental wellness, and disability accommodations.
For additional information regarding our management of human capital, please see “Compensation Discussion & Analysis – Section Five – HRCC Engagement and Compensation Governance”, and our Annual Report on Form 10-K for the year ended December 31, 2023.

13
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Proxy Voting Roadmap

ITEM 1 Election of Directors	▶ See page 19

The Board unanimously recommends a vote FOR each nominee

Our Board collectively possesses a wide array of skills, experiences and perspectives that we believe strengthen its ability to fulfill its oversight roles in creating and maintaining long-term sustainable shareholder value.
Each year, the Board reviews the skills necessary to effectively discharge its oversight responsibilities. We strive to maintain a well-rounded and diverse Board. Below please find information about our nominees.
Board Nominee Composition

Laurie Siegel
Age: 68
Director Since: 2009
Committee Membership: Human Resources and Compensation Committee (Chair), Nominating and Corporate Governance Committee

Quincy L. Allen
Age: 64
Director Since: 2021
Committee Membership: Audit Committee, Human Resources and Compensation Committee

Diankha Linear
Age: 50
Director Since: 2024
Committee Membership: Nominating and Corporate Governance Committee, Risk and Security Committee

Martha Helena Bejar
Age: 61
Director Since: 2016
Committee Membership: Human Resources and Compensation Committee, Nominating and Corporate Governance Committee (Chair)

INDEPENDENT

Hal Stanley Jones
Age: 71
Director Since: 2020
Committee Membership: Audit Committee Chair, Risk and Security Committee

Peter C. Brown
Age: 65
Director Since: 2009
Committee Membership: Audit Committee, Risk and Security Committee

Kate Johnson
Age: 56
Director Since: 2022
Committee Membership: None

Kevin P. Chilton
Age: 69
Director Since: 2017
Committee Membership: Audit Committee, Risk and Security Committee (Chair)

Jim Fowler
Age: 52
Director Since: 2023
Committee Membership: Audit Committee, Risk and Security Committee

T. Michael Glenn
Chairman of the Board
Age: 68
Director Since: 2017
Committee Membership: Human Resources and Compensation Committee

Steven T. "Terry" Clontz
Age: 73
Director Since: 2017
Committee Membership: Human Resources and Compensation Committee, Nominating and Corporate Governance Committee

14

Proxy Voting Roadmap
Board Demographics

Diversity	Age	Tenure

☐	Diverse

☐	Women

☐	Racially or ethnically diverse

☐	in 50s	☐	in 60s	☐	in 70s

☐	shorter term (1-5 years)

☐	mid-range (6-10 years)

☐	longer-term (>10 years)
Board Skills

Skills

	Customer Experience	7/11	ESG	3/11	Global Business Experience	10/11

	Digital Transformation	7/11	Finance	7/11	HR Leadership	4/11

	Industry Experience	5/11	Strategy	11/11	Risk Management/Cybersecurity	5/11

	M&A Experience/Legal	7/11	Technology & Innovation	6/11

Strategic Skills Enhanced in the Past 5 Years

Secure the Base	Drive Commercial Excellence	Innovate for Growth

Customer Experience	Global Business Experience	Digital Transformation

Industry Experience	M&A Experience/Legal	Technology & Innovation

15
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Proxy Voting Roadmap

ITEM 2 Ratify KPMG as Our 2024 Independent Auditor	See page 49

KPMG is an independent firm that provides us with significant industry and financial reporting expertise at reasonable fees. The audit committee annually evaluates KPMG and determined that its retention continues to be in the best interests of Lumen and its shareholders.

The Board unanimously recommends a vote FOR this proposal

ITEM 3 Approval of Our 2024 Equity Incentive Plan	See page 53

Key terms of the 2024 Equity Incentive Plan (the “Plan”) are aligned with shareholder interests. Lumen cannot make equity awards to employees beyond the remaining allotment under the previously approved Second Amended and Restated 2018 Equity Incentive Plan, which we do not believe will be sufficient for future grants. Approval of our 2024 Equity Incentive Plan is primarily designed to authorize 43 million shares for equity grants.

The Board unanimously recommends a vote FOR this proposal

ITEM 4 Ratify the Amendment and Restatement of our NOL Rights Plan	See page 62

Our Board is inviting shareholders to ratify our recently amended and restated NOL rights plan, principally to extend the term of such plan from December 1, 2023 to December 1, 2026. Our NOL rights plan, which we first adopted in 2019, is designed to safeguard our ability to use our NOLs to reduce anticipated future tax liabilities. Previously at each of our 2019 and 2021 annual meetings of shareholders, our shareholders ratified our NOL rights plan by approximately 90% of the votes cast.

The Board unanimously recommends a vote FOR this proposal

16

Proxy Voting Roadmap

ITEM 5A Approval of a Reverse Stock Split	See page 65

The Board is recommending that our shareholders grant the Board discretionary authority to amend our Articles of Incorporation to effect a reverse stock split on the terms and conditions described herein (a “Reverse Stock Split”). We are proposing that the Board have the discretion to select the Reverse Stock Split ratio (the “Reverse Split Ratio”) from within a range between and including one-for-fifteen (1:15) shares and one-for-twenty-five (1:25) shares, rather than proposing a specific fixed ratio at this time.

The Board unanimously recommends a vote FOR this proposal

ITEM 5B Approval of Reduction of Our Authorized Common Shares	See page 72

The Board is recommending that our shareholders approve an amendment to our Articles of Incorporation to reduce the number of authorized shares of our common stock from 2,200,000,000 to 200,000,000, which would be effectuated if and only if Item 5A is both approved and implemented. We have designed this Share Reduction Proposal so that we do not have what some shareholders might view as an unreasonably large number of authorized Common Shares that are unissued or unreserved for issuance following any Reverse Stock Split.

The Board unanimously recommends a vote FOR this proposal

ITEM 5C Approval of Elimination of the Par Value of our Common Shares	See page 73

The Board is recommending that the shareholders approve an amendment to our Articles of Incorporation to eliminate the $1.00 per share par value of our common stock so that each of our Common Shares have no par value. The elimination of the par value of our common stock is intended to bring the Company in line with the practice of other public companies with respect to par value.

The Board unanimously recommends a vote FOR this proposal

17
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Proxy Voting Roadmap

ITEM 6 Advisory Vote on Executive Compensation – “Say-On-Pay”		See page 76

Pay and Performance Alignment

•Executive compensation targeted at the 50th percentile of peers and aligned with short- and long-term business goals and strategy. The chart below represents our executive officers’ average target total compensation.

	■	Base Salary As with most companies, base salary is annual fixed cash compensation that provides competitively set and stable income to our executives.

	■	Short-Term Incentive (STI) STI bonus is annual variable cash compensation based on the achievement of annual performance measures.

■
Time-Based Restricted Stock (TBRS)
Our grants of TBRS are 40% of the total annual equity award that vests over three years from the date of grant. TBRS are intended to align our executives’ and shareholders’ interests by focusing on the long-term value of our common stock.

The Board unanimously recommends a vote FOR this proposal	■
Performance-Based Restricted Stock (PBRS)
Our grants of PBRS are 60% of the total annual equity award that cliff vest three years from date of grant, based on the level of achievement against pre-established performance measures for two-equally weighted metrics over a three-year performance period.

18

ITEM 1 Election of Directors

Lumen’s mission is to ignite business growth by connecting people, data, and applications - quickly, securely, and effortlessly. We believe that strong corporate governance is key to achieving our mission.
Following the NCG Committee’s recommendation, the Board of Directors has nominated each of the 11 nominees below for a one-year term expiring at our 2025 annual meeting of shareholders, or until his or her successor is duly elected and qualified. All of the nominees with the exception of James Fowler and Diankha Linear were elected to the Board at the 2023 annual meeting.
To be elected, each of the 11 nominees must receive an affirmative vote of a majority of the votes cast in the director’s election. Any director failing to receive a majority of votes cast must promptly tender his or her resignation, which will be addressed by us in the manner described in our Bylaws.

Director Nominees

Quincy L. Allen Martha Helena Bejar Peter C. Brown	Kevin P. Chilton Steven T. “Terry” Clontz James Fowler	T. Michael Glenn Kate Johnson Hal Stanley Jones	Diankha Linear Laurie Siegel

The Board unanimously recommends a vote FOR each of the above named nominees for director.

19
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
Skills and Relevance to Lumen’s Strategy
Lumen’s NCG Committee uses a skills matrix as part of the Board’s annual evaluation, succession planning and director nomination process. The goal is to ensure our director nominees collectively possess the relevant skills and backgrounds for the Board to effectively discharge its responsibilities. The skills listed in this matrix only indicate the most prominent skills that our Board relies upon. This matrix is not a comprehensive reflection of the wide variety of skills that our director nominees possess and routinely contribute to Lumen.

Board Skills Matrix
Skills and Qualifications
Secure the base	Customer Experience Experience in retail and/or consumer services and products. Knowledge of customer segmentation models and influencing behavior in a digital world.
Industry Experience Prior experience working in the telecommunications or technology sectors.
Drive commercial excellence	Global Business Experience Broad leadership experience with multinational companies or in international markets.
M&A Experience Experience navigating growth opportunities, analyzing strategic transactions and negotiating complex transactions.
Innovating for growth	Digital Transformation Driving and implementing transformation enterprise-wide with a focus on simplification and automation.
Technology & Innovation Managing technological change and driving technological innovation within an organization.
Strategy Developing and implementing plans to help achieve long-term objectives.
ESG Assessing business operations in conjunction with evolving corporate governance and ESG principles.
Finance Significant expertise in corporate finance or financial accounting.
HR Leadership Insight into workforce management, diversity and inclusion, compensation design, and culture management.
Risk Management/Cybersecurity Knowledge of the evolving landscape of data security, information technology and enterprise risk management programs.
Black or African American
Hispanic or Latino
White
Gender (Male/Female)		M	F	M	M	M	M	M	F	M	F	F
Tenure		3	8	15	7	7	1	7	2	4	0	15

20

Board of Directors and Governance
Refreshment
Board and committee refreshment are regularly reviewed by our NCG Committee. Our Board periodically receives recommendations from the NCG Committee about possible changes designed to staff the Board and its committees with individuals who have the skills, experiences and perspectives necessary to make meaningful contributions to shaping and implementing Lumen’s business strategies. Given the significant change the Company is undergoing, the NCG Committee has adopted an evergreen approach to board refreshment. As such, the ongoing search for candidates whose skills are aligned to the evolving strategic direction of the Company could result in the addition of new board members or the resignation of current board members prior to next year’s annual meeting.
In 2023 and for our 2024 slate of nominees, the NCG Committee and Board considered a wide range of factors in assessing the composition of the Board, including:
•shareholder input on important elements of Board composition;
•skill sets necessary to oversee the successful development and implementation of our business strategies, including our continued evolution to a digital technology company offering a simpler and improved customer experience;
•balancing fresh, diverse perspectives with institutional and industry knowledge;
•current and long-term needs of the Board; and
Recent Board Changes
We have made a concerted effort over the past couple years to refresh and refocus our Board.

2021	2022	2023	2024

Quincy L. Allen	Kate Johnson	James Fowler	Diankha Linear
At the 2024 annual meeting, Michael Roberts, will retire from the Board. Mr. Roberts has served as a director since 2011. Effective February 21, 2024, we added Diankha Linear to the Board following a vigorous national search.
At the 2023 annual meeting, W. Bruce Hanks retired from the Board. Mr. Hanks had served as a director since 1992. Effective August 7, 2023, we added James Fowler to the Board following a robust national search.
In November 2022, Jeffrey K. Storey retired from the Board, and our new President and CEO Kate Johnson joined the Board.
At the 2021 annual meeting, Virginia Boulet retired from the Board, capping 26 years of service as a director. Effective February 25, 2021, we added Quincy L. Allen to the Board following an extensive national search.
We remain actively focused on taking additional steps designed to ensure that our Board continues to be staffed with a collection of individuals meeting our objectives.

21
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
Our Director Nominees
The first item for consideration at the meeting will be the election of the following 11 nominees:

Director since: 2021 Independent 64 years old Committees: •Audit Committee •Human Resources and Compensation Committee(1)
Quincy L. Allen
Experience
Quincy L. Allen has over 35 years of leadership experience in the technology services industry.
IBM Corporation
•Go-To-Market Leader of Cognitive Process Services and Chief Marketing Officer for IBM Cloud (2015 to 2018)
Unisys Corporation, a global information technology company
•Chief Marketing and Strategy Officer (2012 to 2015)
Vertis Communications, a direct marketing and advertising company
•Chief Executive Officer (2009 to 2010)
Xerox Corporation (1982-2009)
•President of the Global Services and Strategic Marketing Group
•President of Production Systems Group
Other Public Company Directorships
•Office Depot
•ABM Industries, Inc.

Skills:

Customer Experience	Digital Transformation	Finance	Global Business Experience	Strategy	Technology & Innovation

(1)Service on this committee to commence May 2024; previously served on the Risk and Security Committee from May 2023 through the effective date of the change.

22

Board of Directors and Governance

Director since: 2016 Independent 61 years old Committees: •Human Resources and Compensation Committee •Nominating and Corporate Governance Committee (Chair)
Martha Helena Bejar
Experience
Martha Helena Bejar is a telecommunications expert with innovative experience.
DaGrosa Capital Partners LLC, a private equity firm
•Senior Partner/Advisor (2022 to Present)
Red Bison Advisory Group, LLC, which provides business advisory services
•Co-founder and principal (2014 to 2019)
Unium, Inc., a Wi-Fi technology provider
•Chief Executive Officer (2016 to 2018)
Flow Mobile, Inc., a broadband wireless company
•Chief Executive Officer (2012 to 2015)
Infocrossing, Inc. (a U.S.-based cloud services affiliate of Wipro Limited)
•Chief Executive Officer and Chairperson (2011 to 2012)
Wipro’s Information Technology Services affiliate
•President of Worldwide Sales and Operations (2009 to 2011)
Microsoft Corporation
•Corporate Vice President for the communications sector (2007 to 2009)
Other
•Prior to 2007, Ms. Bejar held diverse executive sales, operations, engineering and R&D positions at Nortel and Bellsouth/AT&T.
Other Public Company Directorships
•CommVault Systems
•Sportsman’s Warehouse Holdings, Inc.
•Quadient SA (formerly Neopost)
Previous Public Company Directorships
•Mitel Networks Corporation
•Polycom, Inc.

Skills:

Customer Experience	ESG	Finance	Global Business Experience	Industry Experience	Strategy	Technology & Innovation

23
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance

Director since: 2009 Independent 65 years old Committees: •Audit Committee •Risk and Security Committee
Peter C. Brown
Experience
Peter C. Brown is a business leader with significant, finance, strategy, corporate development, and management experience.
Grassmere Partners, LLC, a private investment firm
•Chairman (2009-present)
AMC Entertainment Inc.
•Chairman and Chief Executive Officer (1999 to 2009)
•Chief Financial Officer (1991 to 1999)
EPR Properties, a NYSE-listed real estate investment trust
•Founder and Chairman of the Board (1997-2000)
•Member of the Audit Committee and Chairman of the Finance Committee (2010 to present)
Other Public Company Directorships
Cineverse Corporation (Chairman of the Audit Committee, and serves on the Compensation and Nominating Committees)

Skills:

Customer Experience	Digital Transformation	Finance	Global Business Experience	M&A Experience/ Legal	Strategy

Director since: 2017 Independent 69 years old Committees: •Audit Committee •Risk and Security Committee (Chair)
Kevin P. Chilton
Experience
Kevin P. Chilton is retired from the U.S. Air Force as a four-star general and contributes considerable cybersecurity, risk management and scientific leadership experience to our Board.
Chilton & Associates, LLC, a consulting company
•President (2011-present)
34-year military career
•Commander, U.S. Strategic Command (2007 to 2011), overseeing the U.S. Department of Defense’s nuclear, space and cyberspace operations;
•Commander, U.S. Air Force, Space Command (2006 to 2007)
•NASA astronaut (1987 to 1996), including three space shuttle flights;
•Deputy Program Manager of the International Space Station (1996 to 1998)
Previous Public Company Directorships
•AeroJet Rocketdyne
•Orbital Sciences Corporation
•Orbital ATK, Inc.

Skills:

ESG	Finance	HR Leadership	M&A Experience/Legal	Risk Management/Cybersecurity	Strategy

24

Board of Directors and Governance

Director since: 2017 Independent 73 years old Committees: •Human Resources and Compensation Committee •Nominating and Corporate Governance Committee
Steven T. “Terry” Clontz
Experience
Steven T. “Terry” Clontz is an innovative technology leader with global telecommunications experience developed throughout his career in several executive roles in the telecommunications industry.
StarHub, Ltd., a Singaporean telecommunications company
•Chairman of the Board (2016 to 2022)
•Chief Executive Officer (1999 to 2010)
ST Telemedia Pte. Ltd., a Singaporean investment company specializing in investing in the communications industry
•Senior Executive Vice President (International) (2010 to 2017)
•Corporate Advisor (2018 to present)
IPC Information Systems, a global technology services company headquartered in New York
•Chief Executive Officer, President and Director (1995 to 1998)
BellSouth International, Inc.
•President, Asia-Pacific (1987 to 1995)
Temasek International Advisors Pte. Ltd., a Singaporean investment company
•Corporate Advisor (2010 to 2022)
Other
Mr. Clontz’s governance experience includes various positions with other communications companies, including serving as a Board Director of Armor (USA) and chairing the Executive Committee of UMobile (Malaysia).
Previous Public Company Directorships
•StarHub Ltd.

Skills:

Global Business Experience	Industry Experience	M&A Experience/ Legal	Risk Management/ Cybersecurity	Strategy	Technology & Innovation

25
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance

Director since: 2023 Independent 52 years old Committees: •Audit Committee •Risk and Security Committee
James Fowler
Experience
James Fowler has more than 25 years of leadership experience driving leading digital technology innovation at two Fortune 100 companies.
Nationwide Mutual Insurance Company
•Chief Technology Officer (2018 to present)
General Electric
•Group Chief Information Officer (2015 to 2018)
•Business Unit Chief Information Officer (2003 to 2015)
•Business Unit Six Sigma Blackbelt and Infrastructure Architect (2000 to 2003)
Accenture
•Technology Manager (1996 to 2000)
AT&T
•Systems Analyst (1993 to 1996)
Other Public Company Directorships
•None

Skills:

Customer Experience	Digital Transformation	Global Business Experience	HR Leadership	Industry Experience	Risk Management/ Cybersecurity	Strategy	Technology & Innovation

Director since: 2017 Independent 68 years old Chairman of the Board Committees: •Human Resources and Compensation Committee
T. Michael Glenn
Experience
T. Michael Glenn’s executive leadership roles bring significant market development, customer, communications, strategic development and operational experience to our Board.
FedEx Corp. (1981 to 2016)
•President and Chief Executive Officer of FedEx Corporate Services and a member of its five-person Executive Committee responsible for developing and implementing strategic business activities
•Executive Vice President of Market Development and Corporate Communications
•Senior Vice President, Worldwide Marketing, Customer Service and Corporate Communications for FedEx Express
Oak Hill Capital Partners, a private equity firm (2017 to 2020)
•Senior Advisor
Other Public Company Directorships
•Pentair PLC

Skills:

Customer Experience	Digital Transformation	Finance	Global Business Experience	M&A Experience/Legal	Strategy

26

Board of Directors and Governance

Director since: 2022 56 years old Committees: •None
Kate Johnson
Experience
Kate Johnson is a seasoned technology innovator with a proven track record of driving business transformation success at several of the world’s top Fortune 100 technology companies.
Lumen
•President and Chief Executive Officer (November 2022 to present)
Microsoft Corporation
•President of Microsoft U.S., a division of Microsoft Corporation (2017 to 2021)
GE Digital
•Executive Vice President of GE Digital and Corporate Vice President (2013 to 2017)
Oracle
•Senior Vice President for North America Technology and Government Consulting (2007 to 2013)
Red Hat, a provider of enterprise open source software products
•Vice President of Global Services and Strategic Accounts (2004 to 2007)
Other Public Company Directorships
•United Parcel Service

Skills:

Customer Experience	Digital Transformation	Global Business Experience	Industry Experience	Strategy	Technology & Innovation

Director since: 2020 Independent 71 years old Committees: •Audit Committee (Chair) •Risk and Security Committee
Hal Stanley Jones
Experience
Hal Stanley Jones brings significant financial, public accounting and controls experience to our Board.
Graham Holdings (formerly known as the Washington Post Company)
•Chief Financial Officer (2009 to 2017)
•Held various senior level positions at The Washington Post Company (1989 to 2008)
Kaplan Professional, a subsidiary of The Washington Post
•Chief Executive Officer and President (2007 to 2008)
PricewaterhouseCoopers
•Certified Public Accountant (1977 to 1988)
Other Public Company Directorships
•Playa Hotels and Resorts, N.V. since 2013, and it became publicly traded in 2017

Skills:

Digital Transformation	Finance	Global Business Experience	M&A Experience/Legal	Risk Management/ Cybersecurity	Strategy

27
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance

Director since: 2024 Independent 50 years old Committees: •Nominating and Corporate Governance Committee •Risk and Security Committee
Diankha Linear
Experience
Diankha Linear is a senior executive and proven operator with more than 20 years of experience leading across highly regulated technology, logistics, and retail industries.
Community, Inc., one of the world’s most trusted customer engagement and communications channels
•President & Chief Executive Officer (2021 to present)
Convoy, Inc., an American technology and logistics company
•General Counsel & Corporate Secretary (2017 to 2021)
Nordstrom, an American luxury specialty fashion retailer
•Senior Director, Legal (2013 to 2017)
Expeditors International of Washington, a United States based global logistics company
•Director, Legal (2008 to 2013)
Perkins Coie
•Legal Counsel (1999 to 2004)
16-year military career (1991 to 2007)
•US Army Reserve – Paratrooper/Airborne, Logistics & Transportation
•Civil Affairs – Special Operations Forces Unit
•Judge Advocate General (JAG) Officer
Other Public Company Directorships
•None

Skills:

Customer Experience	Global Business Experience	Digital Transformation	Finance	HR Leadership

Industry Experience	Strategy	Risk Management/Cybersecurity	M&A Experience/Legal	Technology & Innovation

28

Board of Directors and Governance

Director since: 2009 Independent 68 years old Committees: •Human Resources and Compensation Committee (Chair) •Nominating and Corporate Governance Committee
Laurie Siegel
Experience
Laurie Siegel is a business advisor with extensive expertise in human capital and executive compensation.
Tyco International
•Senior Vice President of Human Resources and Internal Communication (2003 to 2012)
Honeywell International, Inc.
•Held various senior level positions (1994 to 2002)
LAS Advisory Services, a business and human resources consultancy
•Founder and Principal since 2012
G100
•Chairman (Talent Consortium) (2013 to 2023)
•Senior Advisor
Other Public Company Directorships
•CECO Environmental Corp.
•FactSet Research Systems, Inc.
Previous Public Company Directorships
•California Resources Corporation
•Volt Information Sciences, Inc.

Skills:

ESG	Global Business Experience	HR Leadership	M&A Experience/ Legal	Strategy

29
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
How Our Board is Evaluated and Selected
Evaluations
Our NCG Committee leads an annual evaluation of our Board, its members and committees, and the Board periodically assesses whether it has the skills, processes, structure, and policies necessary to attain its goals and fulfill its responsibilities. While the NCG Committee’s formal evaluation is conducted on an annual basis, directors share their perspectives and suggestions throughout the year. The NCG Committee uses this ongoing and annual feedback when considering Board composition, Board refreshment, and other governance issues, and in connection with nominating directors to be elected to the Board. The NCG Committee periodically engages nationally recognized firms to assist it with the design and implementation of its director evaluation and selection processes.

1	Questionnaires Each director completes a detailed questionnaire.	Topics covered include, among others: •Assessment of Board Composition •Assessment of Meeting Procedures •Assessment of Board and Committee Responsibilities •Assessment of Supporting Resources

2	Action Items These evaluations have consistently enabled us to refine our governance practices.
Over the past several years, this evaluation process has consistently found that the Board and committees are operating effectively, while also enabling us to continually refine the way the Board and Board committees operate, including:
•Adjusting the size and composition of the Board to address the evolving strategic priorities of the Company
•Rotating committee chairs and memberships to ensure fresh perspectives and leadership
•Ensuring committee chairs have ample time to review agendas and committee members have sufficient time to review materials in advance of meetings

Nomination
In considering director nominees, the NCG Committee reviews candidates suggested by our directors, executive officers or shareholders who comply with our Bylaws. A shareholder or group of up to 10 shareholders owning 3% or more of Lumen’s outstanding common stock continuously for at least three years can nominate director candidates constituting up to 20% of the Board and include these nominations in our annual meeting proxy materials. From time to time, the NCG Committee engages a third-party search firm to assist in identifying and evaluating qualified candidates.
The NCG Committee assesses each director candidate based on his or her skills, judgment, character, independence, diversity, and experience in the context of the needs of the Board. Potential conflicts and overboarding are also evaluated. When evaluating candidates for nomination as new directors, the NCG Committee considers (and asks any search firm that it engages to provide) a pool of candidates that includes women and individuals from diverse backgrounds, in accordance with the “Rooney Rule” the Board adopted in 2019.

What is the Rooney Rule?
The Rooney Rule is named after former Pittsburgh Steelers owner Dan Rooney and was adopted in the National Football League in 2003 requiring teams to interview ethnic-minority candidates for head coaching jobs. As applied at Lumen, the rule requires us to consider at least one woman and one underrepresented minority in the slate of candidates to fill vacant Board seats.

30

Board of Directors and Governance
Our Corporate Governance Guidelines also establish a target average director tenure of no more than ten years, set a goal of all Board members (except our CEO) being independent and express the Board’s general sense that no director should be age 75 or older prior to the next annual shareholders meeting. No director may serve on more than three other unaffiliated public company boards, unless this prohibition is waived by the Board. The NCG Committee may, but has not formally chosen to, establish additional qualifications. The NCG Committee and the Board also evaluate on a periodic basis the effectiveness of its nominating processes and procedures.

1	Succession Planning

The NCG Committee meets with the CEO to discuss the Company’s long-term strategy and what skills (if any) are missing from the Board to best complement that strategy.

2	Identification of Candidates

In the event of an open seat or skill gap, the NCG Committee engages in a search process, which typically includes the use of an independent search firm. The NCG Committee, the Chairman of the Board, the CEO, and search firm will put together a candidate profile to identify candidates’ skills, experience, and background that best align with the Company’s strategy.

3	Interviewing Candidates

The NCG Committee forms a search committee that is comprised of the Chairman of the Board, the HRCC and NCG Committee chairs, and the CEO who will request to interview with a diverse slate of candidates that best fit the profile. The candidates are initially interviewed remotely by the search committee members and if selected to advance, with the NCG Committee members in-person.

4	Decision and Nomination

After the NCG Committee determines that the director candidates are the best fit for the Company and its shareholders, the NCG Committee will recommend them to the Board for approval. Following Board approval, the director candidates are appointed to the Board, will complete an onboarding process, and will stand for election by shareholders at the next annual meeting.

5	Election

The shareholders consider the nominees and elect directors by majority vote to serve one-year terms.

6	Ongoing Assessment

The NCG Committee continuously assesses the composition of the Board to maintain alignment with the Company’s evolving corporate strategy. This includes a periodic review of the contributions by each director; the skills, experiences and diversity represented on the Board; the benefits of Board refreshment; and the results of previous shareholder votes.

31
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
Education and Orientation
We encourage our directors to participate in continuing education programs focused on our business and industry, their committee roles and responsibilities and the legal and ethical responsibilities of directors. We reimburse our directors for the costs of these programs. We also provide continuing director education during Board and committee meetings and other Board discussions. From time to time, these include presentations from third parties.
Additionally, we encourage our directors to participate in nationally recognized governance organizations, including the National Association of Corporate Directors (“NACD”) and G100.
New directors participate in an orientation program that familiarizes them with the Company’s business, operations, strategies and corporate governance practices and assists them in developing Company and industry knowledge to optimize their service on the Board. New directors also attend meetings with members of our management team to expedite their ability to effectively and fully discharge their responsibilities.

Over the course of 2023, our Board collectively attended a combination of over 34 continuing education webinars and seminars covering an extensive list of topics ranging from board committee effectiveness, cybersecurity, and ESG, to human capital management and SOX controls.

Independence
All directors other than our CEO are independent and the Board regularly meets in executive sessions with only the independent directors. Each year and prior to nominating a new director, the Board evaluates and affirmatively determines each director nominee’s independence using standards required by the SEC, NYSE and our Corporate Governance Guidelines. Annually, each director nominee completes a detailed questionnaire that solicits information about relationships that could have an impact on independence. Our management delivers reports on those relationships to the NCG and Audit Committees. Both the NCG and Audit Committees evaluate the reports from management and consider any other factors which could influence a nominee’s independence. During their reviews, the NCG and Audit Committees consider transactions and relationships between the Company, its subsidiaries or affiliates and any directors, executive officers, their immediate family members or an entity in which any of them have a significant interest. Both the NCG and Audit Committee chairs make reports on these independence evaluations to the Board. In early 2024, the Board reviewed all relationships between the Company and each director and affirmatively determined that all of our director nominees are independent other than Ms. Johnson, our CEO.

The Board also weighed the potential impact of tenure on the independence of our longest-serving director nominees, Mr. Brown and Ms. Siegel. The Board noted that these directors possess significant experience serving at Lumen under different operating environments, management teams and financial market cycles, and have served on the Board under three consecutive CEOs. The Board further concluded that each of these directors (i) are effective directors who fulfill their responsibilities with integrity and independence of thought, (ii) appropriately challenge management and the status quo, and (iii) are reasoned, balanced, and thoughtful in Board deliberations and in communications with management. The Board ultimately determined that neither of these long-tenured directors’ independence from management has been diminished by their years of service.

32

Board of Directors and Governance
How Our Board is Organized
Board Leadership Structure

T. Michael Glenn Chairman of the Board
Responsibilities of Chairman of the Board
•Presides over meetings of the Board and at each meeting of the independent directors
•Oversees the management, development and functioning of the Board
•Represents the Board in stakeholder communications as needed
•In consultation with the CEO, plans and organizes the activities of the Board and the schedule for Board meetings
•In consultation with the CEO, establishes the agendas for Board meetings
•Provides direction to the CEO on the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively and responsibly
•Can call special meetings and preside over shareholder meetings
•Performs any additional duties the Board may identify

The NCG Committee periodically reviews the Board’s leadership structure and, when appropriate, recommends changes, taking into consideration the needs of the Board and the Company at the time. Since 2009, we have elected a non-executive chairman.
Mr. Glenn has served as Lumen’s independent, non-executive Chairman since May 2020. Mr. Glenn’s extensive experience developing and implementing strategic business activities makes him uniquely qualified to lead the Board as Lumen executes its strategic plan for growth.
We believe that separation of the Chairman and CEO positions has functioned effectively over the past several years. Separating these positions has allowed our CEO to have primary responsibility for the operational leadership and strategic direction of our business, while allowing our Chairman to lead the Board in its fundamental role of providing guidance to and separate oversight of management.
As noted in our Corporate Governance Guidelines, it is the sense of the Board that the Chairman of the Board and the chairs of our committees should rotate approximately every five years.
From 2004 through our 2023 annual meeting, the Board had also elected a non-executive Vice Chairman each year. The Board currently has no plans to select a successor Vice Chairman following the retirement in 2023 of our former Vice Chairman, W. Bruce Hanks.

33
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
Board Committees
Each of our four standing Board committees supports the full Board with various risk management, governance and strategic responsibilities.

Audit Committee* Meetings in 2023: 9 See “Audit—Audit Committee Report” below for additional information.

Key Responsibilities
•Oversees the Company’s system of financial reporting
•Reviews and discusses our major financial risks, including matters potentially impacting financial reporting, with management, our internal auditors and our independent auditors
•Monitors the qualifications, independence and performance of Lumen’s independent auditors

•Assists the Board in fulfilling its oversight responsibilities relating to the adequacy and effectiveness of
–our internal controls over financial reporting,
–our internal controls regarding information technology security and
–our disclosure controls and procedures

*    Each member is an “audit committee financial expert”

Q1	•Report on 2022 Financial Statements •Review of Related Party Transactions •Report from KPMG	•Report from Internal Audit/SOX •Annual Pension Accounting and Reporting Update •Litigation Update

Q2	•Report on First Quarter 2023 •Report from KPMG •Report from Internal Audit/SOX	•Litigation Update •Review of SEC Draft Rules on Cybersecurity and Climate

Q3	•Report on Second Quarter 2023 •Report from KPMG •Report from Internal Audit/SOX	•Litigation Update •Compliance with Debt Covenants •Review Committee Self-Evaluation Criteria

Q4	•Report on Third Quarter 2023 •Report from KPMG •Report from Internal Audit/SOX	•Litigation Update •Corporate Real Estate Update •Review of Committee Charter

34

Board of Directors and Governance

Human Resources and Compensation Committee Meetings in 2023: 7 See “CD&A” below for additional information.

Key Responsibilities
•Establishes executive compensation strategy
•Oversees design and administration of equity incentive plans
•Approves compensation of senior officers
•Oversees human capital strategy, including diversity and inclusion culture and talent recruiting, development and retention
•Oversees, in consultation with management, our compliance with regulations governing executive and director compensation •Monitors compensation, labor relations, and workforce risk

Q1	•Final Review and Approval of 2022 STI •Discussion of Performance for Outstanding LTI Programs •Approval of 2023 Incentive Design Plan •Approval of 2023 Delegated Authority Under LTI Program	•Discussion of Performance Assessments for our Senior Officers •Approval of 2023 Compensation of Senior Officers •Initial Review of 2023 Proxy Disclosures

Q2
•Discussion of Q1 2023 Incentive Performance
•Review and Discussion of Proposed Retention Program
•Review and Approval of Outside Director Compensation
•Review and Discussion of 2023 Proxy Advisor Reports and Executive Pay Developments
•Review of Engagement Survey Results •Review of Human Resources Risks •Review of 2023 Shareholder Engagement

Q3	•Review and Discussion of Q2 2023 Incentive Performance •Review and Approval of Peer Group for Officer Compensation Benchmarking •Initial Discussion of 2024 Incentive Programs	•Review and Approval of Form LTI Award Agreements •Review Committee Self-Evaluation Criteria •C-Suite Talent Discussion

Q4	•Review and Discussion of Q3 2023 Incentive Performance •Review and Discussion of Share Pool Projections •Discussion of 2024 Incentive Programs	•Review of Projected 2023 Compensation for Senior Leadership Team •Discussion of Talent and Approval of Compensation Actions •Review of Committee Charter

35
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance

Nominating and Corporate Governance Committee Meetings in 2023: 4

Key Responsibilities
•Recommends to the Board nominees to serve as directors and officers
•Oversees CEO’s annual performance evaluation
•Oversees the development and implementation of our ESG strategies
•Oversees and recommends improvements to our governance principles, policies and practices
•Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the Company’s Board leadership structure and corporate governance matters

•Annually leads Board and Committee evaluations
•Evaluates Board composition, skills and director independence
•Reviews political contributions reporting and budget
•Onboards new directors
•Oversees director continuing education
•Evaluates individual directors

Q1
•Discussion and Determination of Independence Status of Directors
•Review and Discuss Board Skills Matrix, Diversity, Independence and Tenure
•Review Board Refreshment and Succession Planning
•Review Committee Composition
•Recommend Slate of Directors for Annual Meeting •Review of Proxy Governance Disclosures •ESG Quarterly Review

Q2	•Update on Shareholder Engagement Meetings •Update on Annual Meeting	•Review and Approval of Officer and Committee Slates •ESG Quarterly Review

Q3	•ESQ Quarterly Review •Review Board and Committee Self-Evaluation Criteria	•CEO Succession Planning •CEO Evaluation

Q4	•Report on Shareholder Engagement and Themes •Board and Committee Self-Evaluation Process and Outcome Report	•ESG Quarterly Review •Charter and Corporate Governance Guidelines Review

36

Board of Directors and Governance

Risk and Security Committee Meetings in 2023: 4

Key Responsibilities
•Assists the Board in fulfilling its oversight responsibilities with respect to, among others:
–risks posed by cyberattacks or other casualty events
–risks related to network reliability, privacy and regulations
–other key enterprise or operational risks as jointly determined by the Committee and management
–insurance program reviews
•Oversees our classified activities and facilities through a subcommittee

•Oversees our corporate ethics and compliance and enterprise risk management (“ERM”) programs and activities
•Receives periodic reports on various risk exposures. These include quarterly reports on cybersecurity, which typically include reports on recent cyber intrusions, mitigation steps taken in response to those intrusions and ongoing cybersecurity initiatives and periodic reports from outside consultants regarding cyber security
•Coordinates risk oversight functions of other Board committees

Q1	•ERM Update •ERM Deep Dive (Various Topics) •Quarterly Cybersecurity Review	•Corporate Ethics and Compliance Quarterly Review

Q2	•ERM Update •Quarterly Cybersecurity Review •Insurance Programs/Environmental Health & Safety	•Business Continuity Management •Privacy Review •Corporate Ethics and Compliance Quarterly Review

Q3	•ERM Update •Quarterly Cybersecurity Review •Corporate Ethics and Compliance Quarterly Review	•Network Resilience Review •Regulatory Developments and Compliance •Review Committee Self-Evaluation Criteria

Q4	•ERM Update •Annual Assessment of Most Critical Enterprise Risks •Quarterly Cybersecurity Review	•Corporate Ethics and Compliance Quarterly Review •Privacy Review •Review of Committee Charter

Additional information about the responsibilities of our committees is available in the committees’ respective charters, which can be obtained on our website: https://www.lumen.com/en-us/about/governance/board-committees.html.

37
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
Director Meeting Attendance
Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings, meetings of committees on which they serve and the annual shareholders meeting. All then current directors attended our 2023 annual meeting. During 2023 there were four regular and nine special meetings of the Board, as well as 24 standing committee meetings. Each director attended more than 90% of the total number of the 2023 Board and the respective committee meetings on which he or she served. During 2023, our independent directors met in executive session on a quarterly basis, led by our Chairman.

Commitment of our Board

Commitment of our Directors – 2023 Meetings

Our Board and its Committees met frequently in 2023.
	2023 Meetings
Board	13

Audit	9	37 Total Board and Committee Meetings in 2023
Human Resources and Compensation	7

Nominating and Corporate Governance	4
Risk and Security	4

Executive Sessions of Independent Directors without Management	As needed throughout the year
Our Board’s Responsibilities & Engagement

Martha Helena Bejar Nominating and Corporate Governance Committee Chair
“In 2023, our Board focused a great deal of attention on debt restructuring, strategic initiatives, succession planning, ESG initiatives, and shareholder engagement efforts. A special search committee of the Board comprised of our Board Chair, and HRCC, and NGC Committee chairs spearheaded efforts to identify and appoint Lumen’s newest directors, James Fowler and Diankha Linear, in August 2023 and February 2024, respectively. The NCG Committee in partnership with the Board continued our focus in 2023 on the Company's ESG initiatives and disclosures, working to support management’s efforts to enhance the Company’s ESG initiatives and communications. Our Board Chair and HRCC and NCG Committee chairs also devoted considerable time towards evaluating our Board’s composition and identifying future candidates for service with the right balance of skills, experience, and background that best align with the Company’s strategy.”

Our Board and its committees collectively oversee our business and management’s development and implementation of our strategies through regular meetings and communications with Lumen’s executive team. We believe our governance policies and practices provide a transparent framework for effective governance and compliance with SEC and NYSE requirements. The Board continually reviews our governance practices for alignment with best practices and stakeholder interests and acts to enhance our ability to oversee the execution of strategies that drive value for Lumen, our customers, employees and shareholders. Our Corporate Governance Guidelines, along with other governance documents, including our Code of Conduct, Bylaws and other governance policies are available on our website: lumen.com/en-us/about/governance/documentation.html

38

Board of Directors and Governance
Key Responsibilities of The Board
In addition to the responsibilities handled by its committees and its general oversight of our performance, the Board believes its key responsibilities include:

Shareholder Engagement	Oversight of Strategy	Succession Planning	Oversight of Risk	Oversight of ESG

•Members of management and the Board engage on a year-round basis with holders of our equity and debt securities, as well as proxy advisory firms and ESG rating firms, among others.
•Our Board regularly engages in active discussions with management to formulate and implement appropriate strategies for the Company and each of its business segments.
•In addition to regular Board and committee meetings, the Board participates in an annual in-depth dedicated review of the Company’s overall strategy with our management team.
•The Board oversees succession planning for members of our senior leadership team, including the CEO, and monitors the performance of each member of such team.
•The Board, along with its committees, reviews and oversees Lumen’s risk management processes.
•The Board also works with management to assess our key short- and long- term risks and mitigation efforts.

•The Board and the NCG Committee, in conjunction with designated management teams periodically evaluate our ESG programs and seek to identify meaningful opportunities to enhance our programs.
•The Board strives to set an appropriate “tone at the top” stressing a positive corporate culture.

Shareholder Engagement
The Board believes that input from shareholders is a critical component in our efforts to continually enhance our governance practices and maximize long-term shareholder value. As illustrated below, members of management and the Board engage on a year-round basis with holders of our equity and debt securities, as well as proxy advisory firms and ESG rating firms, among others.

FALL •ESG Report published •Regular outreach focused on our shareholders’ views regarding corporate governance, executive compensation and sustainability •Share investor feedback with committee members	WINTER •Additional targeted outreach •10-K filing •Governance and compensation decisions incorporate fall feedback	SPRING •Proxy filing •EEO-1 Data published •Regular outreach to largest investors and proxy advisory firms to discuss important items to be considered at the annual meeting •Hold annual meeting
SUMMER
•Additional targeted outreach
•Review and report results from our most recent annual meeting
•Review proxy season trends with Board
•Discuss investor feedback with our directors
•Evaluate whether to revise our current practices in light of business priorities, corporate governance trends, best practices and regulatory developments

39
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
By the Numbers: Shareholder Engagement in 2023

Reached out to Top 30 shareholders, representing nearly 60% of shares outstanding	Also reached out to Proxy Advisory Firms during Fall engagement	A combination of our Chairman, our HRCC Chair and our NCG Committee Chair regularly participated in meetings with shareholders
These efforts complement management’s outreach through participation by our CEO, CFO and other senior leaders in investor conferences in the U.S. and abroad, and through regular investor dialogue conducted by our Investor Relations department.

In 2023, our Investor Relations department led meetings with over 250 equity investors and over 350 debt investors. We believe these Investor Relations-led engagements help build strong relationships and goodwill with the analyst and investor community. Some of our investor presentations are made available in the Investor Events section of Lumen’s corporate website at ir.lumen.com.

Board Responsiveness
Our Board is committed to constructive engagement and dialogue with our investors. We regularly evaluate and respond to the views expressed by our equity and debt holders. This dialogue has led to enhancements in our corporate governance, sustainability, and executive compensation activities that the Board believes are in the best interests of Lumen and our shareholders.

Our 2023 Investor Engagement Team	•Board Chairman •Chair, HRCC Committee •Chair, NCG Committee •Executive Vice President, Human Resources	•Senior Vice President, Investor Relations •Chief Diversity and Inclusion Officer •Senior Vice President, Treasurer •Vice President, Deputy General Counsel, Corporate Governance & Transactions

Topics Discussed	•Long-Term Incentive (LTI) Framework •Short-Term Incentive (STI) Framework •Pay for Performance Alignment •Board Diversity and Refreshment •Governance Practices •ESG	•Debt Restructuring •Cybersecurity •Human Capital Resources •Succession Planning •Corporate Communications •Capital Allocation and Growth Strategy

What We Learned
•Investors were interested in learning more about Lumen’s growth strategy, long-term strategic plan, capital allocation, and governance
•Investors were interested in learning more about Lumen’s climate action plan and the impact our 2022 and 2023 divestitures will have on our plan to set new science based targets
•Investors wanted to learn more about succession planning and what went into the search and selection of Mr. Fowler to our Board in August 2023

•Investors expressed a desire to see distinct metrics for STI and LTI
•Investors asked about Board discussions around ethnic/gender diversity and several indicated they like to see at least 30% gender diversity on the Board.

40

Board of Directors and Governance
The chart below summarizes engagement topics discussed and governance actions taken over the past couple years in response to specific shareholder feedback or voting guidelines published by our shareholders or proxy advisors.

Actions taken in response to shareholder input
2021 to Present
•Refreshed board with four new directors
•Significantly reduced average Board tenure
•No Changes to 2021 compensation program design – despite COVID-19
•Commitment to ongoing publication of EEO-1 Data on Sustainability webpage beginning in April 2022
•Formation of Sustainability Management Committee
•LTI - added Relative TSR performance metric
•Increased disclosure for:
–Board diversity
–Cyber security/data privacy
–Human capital management
–ESG
–Incentive design rationale
–Rigorous goal setting process

2019 to 2020
•Rotated NCG Committee Chair at 2020 annual meeting
•Independent Chairman named at 2020 annual meeting
•All non-CEO directors independent since 2020 annual meeting
•“Rooney Rule” – adopted for director searches
•Board Tenure – commitment to lower overall average years of service
•NCG Committee Oversight – clarified political contributions and lobbying policies
•STI – added Revenue weighted at 15%
•STI – added a discretionary 20% cap on Individual Performance Modifier for Named Executive Officers
•Goal Rigor – supplemental disclosures to explain the compelling business rationale for our incentive compensation performance targets
•CEO Pay – expanded “realized” and “realizable” pay disclosure
•LTI Performance Period – returned to 3 yr. cumulative goals
•LTI – added Relative TSR modifier
•No one-time awards

Communications to the Board
Communication with shareholders and other interested parties is an important part of the governance process. Any shareholder, debtholder or other stakeholder who wishes to contact the Board, the Chairman or any Director can send correspondence to:
Write: P.O. Box 5061; Monroe, Louisiana 71211
Email: boardinquiries@lumen.com
Long-Term Strategic Planning

To ensure that our business strategies create long-term, sustainable value for our shareholders, our Board regularly engages in active discussions with management to formulate and implement appropriate strategies for the Company and each of its business segments. The Board and management routinely discuss key initiatives, potentially transformative technologies, innovation, culture and corporate governance opportunities focused on driving long-term value. During 2023, this collaboration targeted (1) developing new revenue streams; (2) enhancing and scaling capabilities to establish market leadership; (3) managing costs primarily through digitalizing and automating our operations; (4) maximizing cash and encouraging customer migrations to our growth products; and (5) increasing margins through select price increases. In addition to regular Board and committee meetings, which include presentations and discussions of strategic and tactical initiatives, the Board participates in an annual in-depth dedicated review of the Company’s overall strategy with our management team. The Board and our management team discuss the industry and competitive landscapes, short and long-term plans, capital allocation strategies and other mission-critical topics.

9 special meetings in 2023 to discuss strategic topics

41
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
CEO and Executive Succession Planning
The Board and management recognize the importance of continuously developing our executive talent, identifying potential outside candidates and preparing for emergency situations. Our HRCC, along with management, conducts periodic talent reviews that include succession plans for our senior leadership positions, including 360° peer reviews conducted by the NCG Committee. In 2018, the NCG Committee engaged a nationally recognized third-party consultant to develop a comprehensive executive management succession planning strategy and since then Lumen has retained the same consultant to continue to advise the Board and the company’s leadership with the following objectives:
•View succession planning as an ongoing process, not an “event”
•Develop a succession plan for different scenarios (emergency, accelerated and orderly)
•Link succession planning to strategy by creating a CEO profile that focuses on what is most needed to lead Lumen now and in the future
•Understand the external market of CEO-ready talent and regularly update this understanding and benchmark data
•Assess the readiness of current key Lumen executives to assume the CEO and other top positions and Lumen’s plans and timeframes for addressing any gaps in readiness
•Ensure that key Lumen executives have clear and actionable development plans, including detailed coaching for key executives and establish a regular and transparent process for leadership and the Board to track progress against development goals as needed

2019
•Approved an emergency succession plan and related communications plan
•Completed assessment of key Lumen executives
•Created development plans for key Lumen executives
•Identified and reviewed potential external CEO candidates
2020 •Refreshed and reviewed potential external CEO candidates •Implemented actionable development plans, including detailed coaching, for key Lumen executives	2021 •Continued to work with independent consulting firm to refine our internal and external development processes •Received feedback from CEO regarding senior leadership team	2022 •Completed CEO succession plan; Ms. Johnson succeeded Mr. Storey on November 7, 2022 •Completed CFO succession plan; Mr. Stansbury succeeded Mr. Dev on April 4, 2022	2023 •Since January 1, 2023, refreshed nearly all of the senior leadership team by adding seven new members to the team.

42

Board of Directors and Governance
Risk Oversight

BOARD OF DIRECTORS

Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee	Risk and Security Committee

•Internal Controls over Financial Reporting (Quarterly)
•Risk Factors included in periodic reports (Annual with Quarterly Reviews)
•Investment Risk related to Treasury Activities (As Needed)
•Debt Covenant Compliance Risk (Annually)
	•Executive Compensation (Quarterly) •Human Capital Strategy (Quarterly) •Workforce related risks (Quarterly)	•ESG (Quarterly) •Political Contributions (Annually) •Independence of Directors and Board Committees (Annually)	•Enterprise Risk Management (Quarterly) •Cybersecurity (Quarterly) •Ethics and Compliance (Quarterly) •Data Privacy (Biannually)

MANAGEMENT

•Under our ERM program, management develops a response plan for prioritized risks, including our cyber incident response playbook. Management also develops plans for monitoring and mitigating identified key risks.
•Management provides regular reports on our key risks and risk mitigation strategies to the Risk and Security Committee, and assists other Committees in monitoring the risks for which they are responsible.
•Committees report each quarter on risk issues to the full Board.

ENTERPRISE RISK MANAGEMENT (ERM) PROGRAM

Assess
•The ERM process involves an annual enterprise risks assessment based around 40 key financial, compliance, operational and strategic risks facing the company. This assessment process is facilitated by Internal Audit in collaboration with the Ethics & Compliance team within the legal department and involves interviews with executives across business functions, and consideration of other factors such as the external environmental and the history of previous issues which could indicate a relatively higher or lower risk in a particular area.
•The results of the assessment are presented by Internal Audit to the senior leaders, the Audit Committee and the Risk and Security Committee in order to define the most critical risks (typically six to eight) which the Board and management believe warrant more detailed and frequent monitoring throughout the year.
•Internal Audit also uses the results of this Enterprise Risk Assessment to determine key focus areas within the Internal Audit plan for the upcoming year and performs a quarterly update to the risk assessment to identify any changes potentially requiring a Board or Internal Audit response.

Monitor
•For each of the six to eight critical ERM risks we identify executive risk owners who are responsible for defining key risk indicators, metrics and targets to indicate how effectively the respective risk is being managed.
•On an annual basis each risk owner presents a deep-dive assessment to the Risk & Security Committee explaining their quantitative measures, goals and plans for the upcoming year.
•On a quarterly basis Internal Audit works with each executive risk owner to update these indicators, identify any divergence from goals and note actions taken and planned. The risk owners assign specific performance scores to indicate their overall assessment of their management of that risk. The resulting dashboard and detail for these ERM risks is presented to the Risk & Security Committee at each quarterly meeting.
•Each Committee regularly reports to the full Board regarding its risk oversight functions.

Align
•The results of the Annual Enterprise Risk Assessment are compared to both the Risk Factors disclosed in the company’s annual report (10-K) and against the charters and agendas for the Board Committees to ensure alignment between the Company’s assessment, external disclosures and coverage by the Board of the respective key risks. We believe this combination of annual and quarterly review by the Board Committees, along with the ability of the Board to call upon risk owners at any time as required, allows the Board to effectively exercise its oversight function over key risks to Lumen.

43
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance

Oversight of Cybersecurity Risks
As a technology and communications company that transmits large amounts of information over our global networks, maintaining the security and integrity of information and systems under our control is a priority among our operational risk management efforts. We view cybersecurity risk as an enterprise-wide risk, subject to control and monitoring at various levels of management throughout the Company. The Risk and Security Committee and its Chair review Cybersecurity and Data Privacy quarterly and such topics of review include:
•risk assessments from information security, privacy and internal audit management teams with respect to cybersecurity, including the adequacy and effectiveness of the Company’s internal controls regarding cybersecurity,
•emerging cybersecurity developments and threats and
•the Company’s strategy to mitigate cybersecurity risks, such as our contingency plans in the event of security breaches or other system disruptions and cyber insurance coverage.
To assess and mitigate cybersecurity risk, we have implemented a global information security management program that includes administrative, technical and physical safeguards and we periodically engage both internal and external auditors and consultants to assess and enhance our program, all of which is subject to oversight by and reporting to the Risk and Security Committee. We engage independent external auditors and consultants who are fully accredited under various information security standards, including those administered by the International Organization for Standardization and the PCI Security Council. Since 2021, Lumen has maintained a Technology Security and Privacy Council that meets on a bi-monthly basis. The meetings are led by Lumen’s Chief Privacy Officer, Chief Security Officer and Chief Information Officer, who provide organization level updates and also invite other presenters to provide updates on emerging threats and other topical issues. For additional information, see our most recent annual report on Form 10-K filed with the SEC.

Oversight of Data Privacy Risks
In addition to securing our network, we also take steps to protect the content of information Lumen collects, stores, uses and shares. Employee and customer information is encrypted, consistent with industry standards or legal requirements, both at rest and in transmission. We have adopted a data minimization policy designed to comply with and detect breaches of applicable laws and provide appropriate protections when sharing information with third parties, including vendors. We maintain other plans or programs to manage our data privacy risks, including a privacy policy and a cyber incident response plan. As part of the ERM process, the Risk and Security Committee receives reports on data privacy protection efforts and controls across the enterprise.

Oversight of Political Contributions Risks
Our Board and NCG Committee oversee our political initiatives and annually review Lumen’s political and lobbying activities and related budgets. We strive to advocate public policy solutions that best serve our stakeholders. Our semi-annual Political Contributions Reports provide transparency in this process, demonstrating ethical corporate governance and promoting confidence in the democratic process. Specifically, our Reports disclose our corporate political contributions and those of our political action committees in accordance with applicable federal and state campaign finance laws and contributions to trade associations and 501(c) (4) organizations. Although not part of this proxy statement, our most recent Political Contributions Reports can be located on our website at lumen.com.

Oversight of Human Capital Management Risks
Our highly competitive business requires skilled and motivated employees and leaders with the necessary expertise to execute our innovation, efficiency and transformation strategies. Developing and retaining top talent is a priority. The Board regularly discusses with management Lumen’s continuous efforts to attract and retain the caliber of employee with the type of knowledge and skills necessary to realize our goals. Both our directors and management set a “tone at the top” through:
•regularly meeting with our most senior human resources executive to discuss culture, talent strategy and leadership development and staying ahead of market trends by identifying early the skills needed for our future;
•developing compensation programs that incentivize employees to pursue goals that align with our strategies and operational imperatives;
•designing strategies to attract a diverse range of skills and perspectives; and
•designing strategies to bridge any gaps in our succession plans by cultivating our in-house talent or engaging third parties.

Oversight of Finance Risks
Our Audit Committee is primarily responsible for assisting the Board in its oversight of financial risks. In performing this function, the Audit Committee monitors our capital needs and financing plans and oversees our strategy for managing interest rate and currency risk. The Audit Committee monitors compliance with debt covenants in our financial instruments, including those that require us or our subsidiaries to comply with certain maximum levels of leverage and minimum levels of interest coverage. The Audit Committee also periodically reviews our pension and other postretirement benefit obligations.

Oversight of Other Risks and Information
Our Board committees oversee certain other risks specified in the preceding section “— Board Committees,” and our Board and committees further oversee the ESG program and other risks discussed under the heading “ESG Sustainability Leadership” below.

44

Board of Directors and Governance
ESG Sustainability Leadership

BOARD OF DIRECTORS				SENIOR MANAGEMENT	INDEPENDENT EXPERTS

The Board and respective Committees, in conjunction with designated management teams, periodically evaluate our ESG programs and seek to identify meaningful opportunities to enhance our programs.				Throughout the year, our CEO and other members of senior management provide leadership and guidance around Lumen’s sustainability efforts.	As needed, Lumen partners with external, independent ESG consultants to provide expertise and guidance on topics such as: •Assessments •Benchmarking •Calculations •Communications •Strategy •Verification

Nominating and Corporate Governance Committee	Audit Committee	Human Resource and Compensation Committee	Risk and Security Committee

•Has primary responsibility for ESG oversight with quarterly reviews and political contributions oversight with annual reviews	•Reviews internal control over financial reporting on a quarterly basis and investment risks related to treasury activities as needed	•Reviews human resources, executive compensation, and workforce-related risks on a quarterly basis	•Reviews network reliability, cybersecurity/privacy, ERM and ethics and compliance on a quarterly basis

SUSTAINABILITY MANAGEMENT COMMITTEE

•Comprised of individuals from across the business including personnel with expertise in corporate communications, customer experience, data security and privacy, diversity, inclusion and belonging, environmental, government relations, human resources, internal audit, investor relations, legal, and sourcing/procurement, amongst other fields
•Designs and oversees our sustainability program
•Meets twice per quarter, both before and after each meeting of the Nominating and Corporate Governance Committee, to prepare for such meetings and to report on ESG outcomes and action items from the meetings

Director Compensation
Overview
The Board believes that each of our non-employee directors (whom we also refer to as outside directors or non-management directors) should be compensated through a mix of cash and equity-based compensation. Our HRCC, consisting entirely of independent directors, has primary responsibility for periodically reviewing and considering any revisions to director compensation.
The table and the discussion below summarize how we compensated our outside directors in 2023. This table does not include compensation paid to our current President and CEO Kate Johnson, who does not receive any additional compensation for her service as a director. Please see the “Summary Compensation Table” below for details regarding all compensation paid by us to Ms. Johnson during 2023.

45
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
Cash and Stock Payments
Each year, with assistance from its independent consultant, the HRCC reviews the market competitiveness of our outside director compensation. We review the total compensation for an “average profile” director for their cash fees (retainer, committee fees and meeting fees) and equity awards and compare those amounts against director compensation for the “Compensation Benchmarking Peer Group” described on page 112.
In May 2023, following the above-described process and based on input from its independent consultant, the HRCC made no changes to our director compensation, which we determined was at the 50th percentile as compared to our peers.

Annual Outside Director Compensation	Additional Annual Cash Compensation Supplemental Board Fee •Non-Executive Chairman of the Board - $200,000 •Non-Executive Vice Chairman of the Board - $100,000(1)

$100,000
$200,000
Annual Equity Retainer
Annual Cash Retainer

	Audit Committee •Chair - $35,000 •Member - $17,500 Nominating and Corporate Governance Committee •Chair - $30,000 •Member - $15,000	Compensation Committee •Chair - $35,000 •Member - $17,500 Risk and Security Committee •Chair - $30,000 •Member - $15,000

(1)Paid through May 2023, when our Vice Chairman retired and was not replaced.
CASH FEES – We pay each outside director an annual cash retainer of $100,000 (“Annual Board Retainer”) and annual fees to the chairs and members of each of the committees as set forth in the table above.
We currently pay annual supplemental Board fees to our non-executive Chairman of the Board, Mr. Glenn of $200,000. The Chairman’s duties are set forth principally in our Corporate Governance Guidelines; see “How Our Board is Organized—Board Leadership Structure.”
In addition to the above described annual cash fees, if outside directors are requested to perform supplemental responsibilities, the additional time and effort may be eligible for a discretionary, supplemental cash or equity compensation.
EQUITY GRANT – During 2023, the HRCC awarded an annual equity grant valued at $200,000 to each outside director, with the number of shares determined by dividing this target value by the volume-weighted average closing price of our Common Shares over a 15-day trading period ending prior to the grant date.
On May 17, 2023, following the election of our directors at our 2023 Annual Shareholders Meeting, each outside director was granted time-vested shares of restricted stock unless the director made an election to defer all or a portion of the award under our Non-Employee Directors Deferred Compensation Plan (discussed below). For those directors who elected to defer any portion of the grant, the portion deferred was issued to the director as time-vested restricted stock units. These awards are scheduled to vest on May 17, 2024 (one year after their grant), subject to the director’s continued service through that date, with vesting accelerated in certain circumstances as described in the director’s award agreement.
On August 7, 2023, following his appointment, Mr. Fowler was granted a prorated award of time-vested shares of restricted stock which will vest on August 7, 2024 (one year after the grant), subject to his continued service through that date, with vesting accelerated in certain circumstances as described in his award agreement.
Dividends (or, for restricted stock units, dividend equivalents) on these awards are not paid currently but rather accrue from the grant date through the date of vesting (for restricted stock) or the date of issuance of the underlying shares (for restricted stock units) and are subject to the same vesting terms as the related award.
As described in further detail in “Compensation Discussion & Analysis—Section Five—HRCC Engagement and Corporate Governance—Stock Ownership Guidelines” each outside director is expected to beneficially own Lumen stock equal in market value to five times the annual cash retainer payable to outside directors.

46

Board of Directors and Governance
2023 Compensation of Outside Directors
Directors’ Compensation

Name	Fees Earned or Paid In Cash	Stock Awards(1)(2)(3)	All Other Compensation(4)	Total
Continuing Directors(5):
Quincy L. Allen	$132,500	$201,172	$2,000	$335,672
Martha H. Bejar	147,500	201,172	—	348,672
Peter C. Brown	132,500	201,172	—	333,672
Kevin P. Chilton	147,500	201,172	—	348,672
Steven T. Clontz	132,500	201,172	—	333,672
James Fowler(6)	66,250	144,486	—	210,736
T. Michael Glenn	317,500	201,172	—	518,672
Hal S. Jones	145,625	201,172	—	346,797
Laurie A. Siegel	150,000	201,172	—	351,172
Retiring Director:
Michael J. Roberts(7)	132,500	201,172	—	333,672
Former Director:
W. Bruce Hanks(8)	88,125	—	5,652	88,131
(1)For fiscal 2023, the HRCC granted an award of restricted shares or restricted stock units (i) on May 17, 2023 to each outside director, except Mr. Hanks and Mr. Fowler, valued at $200,000 and (ii) a prorated award of restricted shares on August 7, 2023 to Mr. Fowler, based upon the volume-weighted average closing price of our Common Shares over a 15-day trading period ending prior to the respective grant date. However, as required by SEC rules, the dollar value reported in this column reflects the grant date fair value of that award based upon the closing stock price of our Common Shares on the grant date in accordance with FASB ASC Topic 718. These awards vest on the one-year anniversary of grant date of May 17, 2024 and August 7, 2024, respectively, subject to the director’s continued service through that date (with vesting accelerated in certain limited circumstances). See “—Cash and Stock Payments.”
(2)As of December 31, 2023, outside directors held the following unvested equity-based awards: (i) Ms. Siegel and Messrs. Brown, Clontz, Jones and Roberts each held, 85,605 shares of restricted stock; (ii) Ms. Bejar and Messrs. Allen, Chilton and Glenn each held 85,605 RSUs; and (iii) Mr. Fowler held 83,038 shares of restricted stock.
(3)As of December 31, 2023, the following outside directors held the following vested RSUs deferred under the Non-Employee Director Deferred Compensation Plan: Mr. Allen – 33,050; Ms. Bejar – 44,122; Mr. Chilton – 28,378; Mr. Glenn – 64,195; Mr. Roberts – 14,706. For further information on our directors’ stock ownership, see “Ownership of Our Securities—Executive Officers and Directors,” and for information on certain deferred equity and cash fee arrangements, see “—Non-Qualified Deferred Compensation.”
(4)Includes (i) reimbursements for the cost of annual physical examinations and related travel of $5,652 for Mr. Hanks, (ii) the payments related to the attendance of the NACD Conference of $2,000 for Mr. Allen. Except as otherwise noted in the prior sentence, the table above does not reflect reimbursements for travel expenses.
(5)Does not include Diankha Linear, who was appointed to the Board in February 2024.
(6)James Fowler was appointed to the Board in August 2023.
(7)Mr. Roberts’ term will end immediately following the 2024 annual shareholders meeting.
(8)Mr. Hanks’ term ended immediately following the 2023 annual shareholders meeting.
Non-Qualified Deferred Compensation
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN – In March 2019, the Board adopted a deferred compensation plan for our non-employee directors. Under this plan, our non-employee directors may defer up to 100% of their cash and equity compensation.
Participants in the Non-Employee Director Deferred Compensation Plan may elect to receive payment of their account balances in either two to five annual installments or a lump sum upon a fixed date, separation from service, or up to five years following separation from service, subject to any federal tax rules governing deferred compensation.
All cash amounts deferred under this plan by non-employee directors are allocated among deemed investments that follow the performance of a broad array of funds and are reflected in the market value of each participant’s account. Distribution amounts will include investment returns (positive or negative).

47
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Board of Directors and Governance
If a non-employee director elects to defer all or a portion of the director’s annual equity award under this plan, as noted above, the portion of the award subject to the deferral election will be issued as restricted stock units instead of shares of restricted stock.
Five of our current directors, Ms. Bejar and Messrs. Allen, Chilton, Glenn and Roberts, participate in this plan.
LEGACY QWEST DEFERRED COMPENSATION PLAN – CLOSED TO NEW PARTICIPANTS AND CONTRIBUTIONS – In connection with our 2011 merger with Qwest, we assumed the Qwest Deferred Compensation Plan for Non-Employee Directors. Under this plan, Qwest outside directors could elect to defer all or a portion of their cash directors’ fees, which were then converted to a number of “phantom units” based on the value of a share of Qwest stock, with credit for dividends paid to shareholders “reinvested” in additional phantom units. Plan balances attributable to amounts deferred on or after January 1, 2005, by Qwest directors who joined our Board following the merger were converted, based on the merger exchange ratio, to phantom units based on the value of one of our Common Shares. Other than the crediting and “reinvestment” of dividends for outstanding phantom units, the Company does not make any contributions to and no additional elective deferrals are permitted under this plan. As of December 31, 2023, Michael J. Roberts was the only remaining participant in this plan, with a balance of 9,569 phantom units with an aggregate value of approximately $17,511. Subject to the terms of the plan, Mr. Roberts’ account will be distributed as a lump sum in cash as soon as practicable following the end of his service as a director at the 2024 annual shareholders meeting.
Other Benefits
Each outside director is entitled to be reimbursed: (i) for expenses incurred in attending Board and committee meetings, (ii) for expenses incurred in attending director education programs and (iii) up to $5,000 per year for the cost of an annual physical examination, plus related travel expenses. We supply company-owned tablets to certain of our outside directors for use in reviewing materials posted to a dedicated portal that permits management to communicate with the Board.
Directors may use our aircraft in connection with company-related business. However, we generally do not permit either our directors or their family members to use our aircraft for personal trips.
Our Bylaws require us to indemnify our directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. We have signed agreements with each of those individuals contractually obligating us to provide these indemnification rights. We also provide our directors with customary directors and officers liability insurance.

48

ITEM 2 Ratify KPMG as Our 2024 Independent Auditor

The Audit Committee of the Board has appointed KPMG LLP as our independent auditor for the fiscal year ending December 31, 2024 and we are submitting that appointment to our shareholders for ratification on an advisory basis at the meeting. Although shareholder ratification of KPMG’s appointment is not legally required, we are submitting this matter to the shareholders, as in the past, as a matter of good corporate practice.

If the shareholders fail to vote on an advisory basis in favor of the appointment, the Audit Committee will reconsider whether to retain KPMG and may appoint that firm or another without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the Company’s best interests.
In connection with the audit of the 2023 financial statements, we entered into an engagement letter with KPMG which sets forth the terms by which KPMG provided audit services to us. Any future disputes between KPMG and us under that letter will be subject to certain specified alternative dispute resolution procedures, none of which are intended to restrict the remedies that our shareholders might independently pursue against KPMG.
KPMG has advised us that one or more of its partners plan to participate in the meeting. We understand that these representatives will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
For a discussion of factors the Audit Committee considered in connection with re-appointing KPMG for the 2024 audit, see “-Annual Evaluation and Selection of Independent Auditors.”
Ratification of KPMG’s appointment as our independent auditor for 2024 will require the affirmative vote of a majority of the votes cast on the proposal at the meeting.

The Board unanimously recommends a vote FOR this proposal.

Annual Evaluation and Selection of Independent Auditors
The Audit Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and determines whether to re-engage the current independent auditors or consider other audit firms. KPMG has served as our independent auditors since 1977. In deciding to re-engage KPMG as the Company’s independent auditors for 2024, the Audit Committee considered a number of factors, including:
•KPMG’s global capabilities;
•KPMG’s technical expertise and knowledge of the Company’s global operations and industry;
•The quality and candor of KPMG’s communications with the Audit Committee and management;
•KPMG’s independence;
•The quality and efficiency of the services provided by KPMG, including input from management on KPMG’s performance and how effectively KPMG demonstrated its independent judgment, objectivity and professional skepticism;

49
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 2 Ratify KPMG as Our 2024 Independent Auditor
•External data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms; and
•The appropriateness of KPMG’s fees, KPMG’s tenure as independent auditors (including the advantages and disadvantages of a longer tenure) and the controls and processes in place that help ensure KPMG’s continued independence.
Over the last several years, the Audit Committee has attempted to strike an appropriate balance between auditor rotation and retention. Over the past few years, KPMG’s engagement partner for our audit has been rotated more frequently than required. In addition, since our 2017 combination with Level 3, not only has the engagement partner been rotated multiple times but the KPMG office charged with the audit has alternated between Shreveport, Louisiana and Denver, Colorado. The factors that the Audit Committee considered that favored the retention of KPMG as the Company’s independent auditors included:
•Enhanced audit quality – KPMG’s significant institutional knowledge and deep expertise of the Company’s global business, accounting policies and practices, recent divestiture transactions and internal control over financial reporting enhance audit quality.
•Competitive fees – Because of KPMG’s familiarity with the Company and the communications industry, audit and other fees are competitive with peer companies.
•Avoid costs associated with a new auditor – Bringing on new independent auditors would be costly and require a significant time commitment, which could lead to management distractions.
Audit and Other Fees
The following table lists the aggregate fees and costs billed to us by KPMG and its affiliates for the 2022 and 2023 services identified below:

Fees	2022	2023
Audit Fees(1)	$12,596,575	$13,077,956
Audit-Related Fees(2)	2,079,152	92,806
Tax Fees(3)	283,650	297,419
Other(4)	—	157,056
Total Fees	$14,959,377	$13,625,237
(1)Includes the cost of services rendered in connection with (i) auditing our annual consolidated financial statements, (ii) auditing our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, (iii) reviewing our quarterly financial statements, (iv) auditing the financial statements of several of our subsidiaries, (v) statutory audits for certain of our foreign subsidiaries and (vi) consultations regarding accounting standards.
(2)Includes (i) the cost of preparing agreed upon procedures reports and providing general accounting consulting services, for both years, and (ii) 2022 audit-related fees from the divestitures of the Latin American business and incumbent local exchange business, and the 2023 divestiture of the EMEA business.
(3)Reflects costs associated with general tax planning, consultation and compliance.
(4)Reflects costs associated to assess program and project activities related to system implementation.
The Audit Committee maintains written procedures that require it to annually review and pre-approve the scope of all services to be performed by our independent auditor. This review includes an evaluation of whether the provision of non-audit services by our independent auditor is compatible with maintaining the auditor’s independence in providing audit and audit-related services. The Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee or its Chairman. The Chairman is authorized to pre-approve projects if the total anticipated cost of all projects pre-approved by him during any fiscal quarter does not exceed $250,000. The Audit Committee has pre-approved the Company’s independent auditor to provide up to $75,000 per quarter of miscellaneous permitted tax services that do not constitute discrete and separate projects. The Chairman and the Chief Financial Officer are required periodically to advise the full Committee of the scope and cost of services not pre-approved by the full Committee. Although applicable regulations permit us to waive these pre-approval requirements in certain limited circumstances, the Audit Committee did not use these waiver provisions in either 2022 or 2023.

50

ITEM 2 Ratify KPMG as Our 2024 Independent Auditor
Audit Committee Report
Our Audit Committee has oversight authority over Lumen’s financial reporting function, including our internal controls over financial reporting (“ICFR”) and our external independent audit process. In carrying out its oversight responsibilities, the Audit Committee:
•monitors management’s responsibility for fairly presenting our financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) by maintaining accurate and reliable financial information through our ICFR processes;
•appoints our independent auditor; and
•regularly communicates with our independent auditor regarding the scope and status of its annual audit of our consolidated financial statements, including our ICFR.
As part of the Committee’s oversight of the Company’s financial statements, the Committee reviews and discusses with the Company’s management, and internal and external auditors, management’s key initiatives and programs aimed at maintaining and improving ICFR, the effectiveness of the Company’s internal and disclosure control structure and the scope and adequacy of the Company’s internal auditing program.
The Committee met nine times in 2023 and included executive sessions in which the Committee met separately with KPMG, our independent auditor, as well as representatives of our Internal Audit group and management. During 2023, the Committee discussed with KPMG: (i) those matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements; (ii) the written disclosures required by PCAOB regarding the independent auditor’s communications with audit committees concerning independence; (iii) KPMG’s independence and the effects that the provision of non-audit services might have on KPMG’s independence; and (iv) various other matters pertaining to the audit and other matters handled by KPMG. Moreover, the Committee emphasized the continued importance of an environment supporting the integrity of the financial reporting process; oversaw the implementation of new accounting standards and appropriate related internal controls; and coordinated with other committees of the Board to oversee the Company’s risk management function, especially with respect to matters that could impact the Company’s financial results or financial position.

51
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 2 Ratify KPMG as Our 2024 Independent Auditor
Among other matters, over the course of the past year, the Committee also:
•reviewed the scope of and overall plans and progress for the annual audit and the internal audit program, including a review of critical accounting estimates and significant unusual transactions;
•reviewed and discussed each quarterly and annual financial statements and related earnings press releases before issuance, including reviewing the Company’s issuance of guidance and use of non-GAAP financial information, the adequacy of disclosures and management’s ICFR report and discussion and analysis;
•discussed our 2023 critical accounting policies with KPMG;
•discussed SEC regulatory changes;
•reviewed the Company’s debt compliance process, including primary debt covenants, debt agreement restrictions, maintenance covenant calculations and liquidity implications;
•received reports on the Company’s goodwill impairment testing;
•received periodic reports pursuant to our policy for the submission of confidential communications from employees and others about accounting, internal controls and auditing matters and conducted certain follow-up inquiries as necessary;
•discussed Company capital allocation, investment, and tax planning strategies;
•reviewed the performance of KPMG and KPMG’s lead engagement partner and planned for the future rotation of the lead engagement partner should KPMG be retained as the Company’s auditor;
•reviewed and discussed the effectiveness of our disclosure controls and procedures;
•received quarterly reports from the Director of Internal Audit, including the Company’s work regarding ICFR and met with other members of the Internal Audit staff;
•received and discussed reports each quarter on the Company’s significant litigation issues;
•received and evaluated a report concerning the Company’s major financial risks along with the Company’s mitigating actions;
•reviewed the Company’s accounting for income taxes;
•reviewed the Company’s accounting for pension assets and liabilities; and
•received an annual report with regard to any hiring of former employees of KPMG.
Taking all of these reviews and discussions into account and subject to the limitations on the role and responsibilities of the Committee referred to in its charter, the undersigned Committee members recommended that the Board include the Company’s audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.
In addition to the Company’s corporate compliance program and integrity line, the Audit Committee has established procedures for the receipt and evaluation, on a confidential basis, of any complaints or concerns regarding our accounting, auditing, financial reporting or related matters. To report such matters, please send written correspondence to Audit Committee Chair, c/o Post Office Box 4364, Monroe, Louisiana 71211.
Submitted by the Audit Committee of the Board of Directors.

Hal Stanley Jones (CHAIR)	Quincy L. Allen	Peter C. Brown	Kevin P. Chilton	James Fowler

52

ITEM 3 Approval of Our 2024 Equity Incentive Plan

Our future success depends upon the efforts of our officers, directors, employees, consultants, and advisors. We believe that our current equity compensation plan, the 2018 Equity Incentive Plan, as amended and restated (the “2018 Plan”), provides an effective means of attracting, retaining, and motivating qualified key personnel while encouraging long-term focus on maximizing shareholder value. As noted in the chart on page 61, we had 5,974,868 Common Shares available for grant under the 2018 Plan as of March 21, 2024, which we do not believe will be sufficient for future grants.
At the meeting, we are asking shareholders to approve our 2024 Equity Incentive Plan (the “Plan”), which authorizes the issuance of up to 43,000,000 Common Shares, subject to adjustment, plus any Common Shares subject to incentives previously granted under the 2018 Plan that are subsequently cancelled, forfeited or expire prior to exercise or realization. If the Plan is approved by our shareholders, no new awards will be made under the 2018 Plan following March 21, 2024, the record date.
The number of shares of Common Stock authorized under the Plan, and the other share-based disclosures including in this proposal, do not reflect the implementation of the proposed reverse stock split of our Common Shares. If the shareholders approve Item 5A at the meeting, then the number of shares of Common Stock authorized for issuance and other share-based limitations in the Plan will be adjusted accordingly.
We have carefully reviewed the provisions of the Plan in its entirety, and we feel that the plan reflects good equity compensation practices and is in line with shareholder interests. Our Board, on the recommendation of its Human Resources and Compensation Committee, has unanimously approved the Plan, subject to approval by our shareholders at the meeting.
The principal features of the Plan are summarized below. However, this summary is qualified in its entirety by reference to the full text of the Plan, as attached to this proxy statement as Appendix C. Because this is a summary, it may not contain all the information that you may consider to be important. Therefore, we recommend that you read Appendix C carefully before you decide how to vote on this proposal.

The Board unanimously recommends a vote FOR this proposal.

Purpose of the Proposal
We believe that providing officers, directors, employees, consultants and advisors with a proprietary interest in the growth and performance of our Company is crucial to stimulating individual performance while at the same time enhancing shareholder value. While we believe that employee equity ownership is a significant contributing factor in achieving strong corporate performance, we recognize that increasing the number of available shares under incentive plans may potentially dilute the equity ownership of our current shareholders, as further discussed below and under “Compensation Discussion & Analysis - Section Four - LTI Governance and Oversight.” However, given the limited number of Common Shares remaining available for issuance under the 2018 Plan (as noted above), coupled with the current trading price of our Common Shares, we believe that adoption of the Plan is integral to our continued ability to attract, retain, and motivate key stakeholders in a manner aligned with the interests of our shareholders. We expect that the share reserve under the Plan, if this proposal is approved by our shareholders, will be sufficient for awards for two years if our trading price remains consistent and we continue to award cash awards to employees below the executive level. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity at the executive level, the rate at which shares are returned to the Plan’s reserve under permitted addbacks, the future performance of our stock price, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

53
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 3 Approval of Our 2024 Equity Incentive Plan
Given the limited number of Common Shares remaining available for issuance as of December 31, 2023, for our annual LTI award in March 2024, we shifted the 60% performance-based portion from equity to cash for our executives and awarded LTI below executive level in cash for the second year in a row. If shareholders do not approve the Plan at the annual meeting, we will continue to use our 2018 Plan but, given the limited number of Common Shares remaining available for issuance as of March 21, 2024, we will be required to re-evaluate our compensation structure to ensure that it remains competitive. Specifically, if the Plan is not approved, we will likely increase our use of cash-based employee compensation, which could reduce the alignment of employee and shareholder interests.
Good Governance Provisions in Our Plan
The Plan incorporates numerous governance best practices, including:
•Minimum one-year vesting requirement. Incentives must be granted with a minimum vesting period of at least one year except for Incentives related to 5% of the Common Shares reserved for issuance under the Plan;
•No dividends payable on awards prior to vesting. Payment of dividends or dividend equivalents related to an Incentive are not payable until the Incentive vests, although dividends or dividend equivalents may accrue on unvested incentives other than options and stock appreciation rights (“SARs”);
•Responsible share recycling. Any shares surrendered or withheld to satisfy tax withholding on options SARs or to pay the exercise price of any option will not be added back (recycled) to the Plan. The Plan also provides that the gross number of SARs exercised or settled, and not just the net shares issued, will count against the aggregate limit that may be issued under the Plan;
•No discounted options or SARs. Minimum 100% fair market value exercise price for options and SARs;
•No repricing or cash buyouts. Options and SARs may not be repriced and no cash buyout of underwater options and SARs is permitted without shareholder approval;
•Limitation on annual director awards. A limit of $1 million per calendar year applies to the sum of all compensation granted to non-employee directors, and the value of non-employee director annual equity awards may not exceed $500,000 of this limit;
•No excise tax gross-ups. The Plan does not provide for excise tax gross-ups in the event of a change of control;
•Double-trigger change of control provision. Participants must experience an involuntary termination of employment for an award to vest as a result of a change of control (a “double trigger”);
•No evergreen. No “evergreen” share increases or automatic “reload” awards;
•Administered by an independent committee. The Plan is administered by an independent committee, and is benchmarked against Lumen’s peers with the assistance of an independent compensation consultant; and
•Clawback. Incentives granted under the Plan are subject to Lumen’s Policy for the Recovery of Erroneously Awarded Compensation, and the administrator may impose such other clawback, recovery or recoupment provisions in an incentive agreement as it determines to be necessary or appropriate and in accordance with recent regulations.
Burn Rate, Dilution and Overhang
Our burn rate, dilution and overhang measurements below are calculated with respect to our equity compensation plans. We granted equity incentives to approximately 1,600 officers and employees and 10 outside directors in each of 2021 and 2022 and to approximately 20 officers and employees and 10 outside directors in 2023. These equity incentive awards were comprised of a mix of time-based restricted shares or units (TBRS) that generally vest ratably over three years (or cliff vest after one year for non-employee directors) and performance-based restricted shares or units (PBRS) that generally cliff vest at the end of three years.
We measure our net burn rate as (a) the number of shares subject to issuance under our equity-based awards (with PBRS reflected at the maximum performance level) granted in a fiscal year (net of cancellations and forfeitures), divided by (b) the weighted average number of shares of common stock outstanding for that fiscal year. Our average annual net burn rate over the past three fiscal years is approximately 1.56%. If we exclude the effects of cancellations and forfeitures, our three-year average annual gross burn rate is approximately 1.12%.

54

ITEM 3 Approval of Our 2024 Equity Incentive Plan
We measure dilution as (a) the total number of shares issuable under our unvested and outstanding equity based awards (with PBRS reflected at the maximum performance level) at the end of the fiscal year, divided by (b) the total shares of common stock outstanding at the end of the fiscal year. Our average dilution over the last three fiscal years is approximately 4.67%.

(Share Amounts in Thousands)	2023	2022	2021	3-Year Average
For the years ending December 31
TBRS and PBRS Granted	14,787	18,788	13,908
Gross Burn Rate	1.50%	1.86%	1.31%	1.56%
TBRS and PBRS Cancelled/Forfeited	6,844	4,524	1,828
Net Burn Rate	0.81%	1.42%	1.14%	1.12%
Unvested TBRS and PBRS	28,052	27,279	22,427
As of December 31
Total shares available for grant	10,909	18,549	35,706
Dilution	3.96%	4.55%	5.49%	4.67%
Weighted-average common stock outstanding	983,081	1,007,517	1,059,541
Common stock outstanding	1,008,486	1,001,688	1,023,512
We also monitor “overhang” to measure the cumulative impact of our equity compensation plans. We measure overhang as (a) the number of full-value shares subject to equity awards outstanding (with PBRS reflected at the maximum performance level) plus the number of shares available for grant, divided by (b) the total shares of common stock outstanding. As of March 21, 2024, our overhang was approximately 3.76%. However, assuming the Plan had been approved as of March 21, 2024, our overhang would have been approximately 7.41% as of such date.

(Share Amounts in Thousands)	As of March 21, 2024	Adjusted for Plan Increase as of March 21, 2024
Total full-value awards outstanding	32,247	32,247
Total shares available for grant(1)	5,975	43,000
Common stock outstanding	1,016,006	1,016,006
Overhang	3.76%	7.41%
(1)No Incentives will be granted under the 2018 Plan after March 21, 2024, unless the Plan is not approved by our shareholders. Upon approval of the Plan by our shareholders, the shares remaining available for grant under the 2018 Plan will be cancelled and we will cease using the 2018 Plan for new Incentive awards.
Summary of the Plan
Administration of the Plan. The Human Resources and Compensation Committee (or a subcommittee of this committee; in either case, referred to as the “Committee” in this Item 3) will generally administer the Plan and has the authority to make awards under the Plan, including setting the terms of the awards. The Committee also generally has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan, and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Committee may delegate its authority to our Chief Executive Officer and/or one or more of our executive officers with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.
Eligibility. Key employees, officers, and directors of Lumen and our consultants or advisors are eligible to receive awards (“Incentives”) under the Plan. Based on current estimates, we anticipate that approximately 1,200 officers and employees and 10 outside directors would be eligible to receive Incentives under the Plan, noting there are currently approximately 1,200 officers and employees and outside directors with outstanding awards under the 2018 Plan. Incentives may be granted in any one or a combination of the following forms: incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, SARs, restricted stock, restricted stock units (“RSUs”), and other stock-based awards (“Other Stock-Based Awards”). Each of these types of Incentives is discussed in more detail in “Types of Incentives” below.

55
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 3 Approval of Our 2024 Equity Incentive Plan
Shares Issuable under the Plan. If the Plan is approved by the shareholders at the meeting, a total of 43,000,000 of our Common Shares are authorized for issuance under the Plan, plus any Common Shares subject to Incentives previously granted under the 2018 Plan that are subsequently cancelled, forfeited or expire prior to exercise or realization. The closing price of a Common Share on the record date, as quoted on the NYSE, was $1.71.
Limitations on Shares Issuable under the Plan. Under the Plan, all of the Common Shares available under the Plan may be issued upon exercise of options intended to qualify as incentive stock options under the Code. A limit of $1 million per calendar year applies to the sum of all cash and Incentives and other compensation granted to non-employee directors, although the maximum value of Incentives that may be granted under the Plan to each non-employee director of Lumen during a single calendar year is $500,000.
Share Counting. For purposes of determining the maximum number of Common Shares available for delivery under the Plan, shares that are not delivered because an Incentive is forfeited, canceled, or expired will return to the Plan and be available for reissuance. However, Common Shares subject to an Incentive will not be recycled if (a) they are tendered in payment of exercise or base price of a stock option or stock-settled SAR; (b) they were covered by, but not issued upon settlement of, stock-settled SARs; or (c) they were delivered or withheld by the Company to satisfy any tax withholding obligation related to stock options or stock-settled SARs. If an Incentive, by its terms, may only be settled in cash, it will not impact the number of Common Shares available for issuance under the Plan.
Adjustments to Shares Issuable under the Plan. Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares, or other comparable change in our Common Shares, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.
Minimum Vesting Periods. Except for any Incentives that are issued in payment of cash amounts earned under our short-term incentive program, all Incentives must be granted with a minimum vesting period of at least one year without providing for incremental vesting during that first year, except that Incentives covering up to 5% of the Common Shares reserved for issuance under the Plan may be granted without compliance with this minimum vesting requirement.
Dividends and Dividend Equivalents. The Plan provides that the Committee may grant dividends or dividend equivalent rights on certain types of awards (restricted stock, RSUs, and Other Stock-Based Awards). If the Committee elects to grant such rights, any such rights must vest and pay out or be forfeited in tandem with underlying Incentives rather than during the vesting period.
Amendments to the Plan. Our Board may amend or discontinue the Plan at any time. However, our shareholders must approve any amendment to the Plan that would:
•materially increase the number of Common Shares that may be issued through the Plan;
•materially increase the benefits accruing to participants;
•materially expand the classes of persons eligible to participate;
•expand the types of awards available for grant;
•materially extend the term of the Plan;
•materially reduce the price at which Common Shares may be offered through the Plan; or
•permit the repricing of an option or stock appreciation right.
Duration of the Plan. No Incentives may be granted under the Plan after May 15, 2034 (the tenth anniversary of the date on which the Plan was initially approved by our shareholders).
Clawback. All Incentives granted under the Plan will be subject to such deductions, clawback, recoupment or recovery as may be required to be made (x) pursuant to any applicable policy adopted by the Company which provides for such deduction, clawback, recoupment or recovery, as currently effective or subsequently amended, or (y) to the extent required pursuant to any currently effective or subsequently adopted law, government regulation or stock exchange listing requirement.

56

ITEM 3 Approval of Our 2024 Equity Incentive Plan
Types of Incentives. Each type of Incentive that may be granted under the Plan is described below.
Stock Options. A stock option is a right to purchase Common Shares from Lumen. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a Common Share on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition. The term of an option will also be determined by the Committee, but may not exceed ten years. The Committee may accelerate the exercisability of any stock option at any time. As noted above, the Committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then-current fair market value of a Common Share, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment, or Common Shares, unless approved by our shareholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.
The option exercise price may be paid:
•in cash or by check;
•in Common Shares;
•through a “cashless” exercise arrangement with a broker approved by Lumen;
•through a net exercise procedure if approved by the Committee; or
•in any other manner authorized by the Committee.
Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to Lumen, a number of Common Shares determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The Committee will determine the base price used to measure share appreciation (which may not be less than the fair market value of a Common Share on the date of grant), whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years. The Committee may accelerate the exercisability of any SAR at any time. The Plan restricts decreases in the base price and certain exchanges of SARs on terms similar to the restrictions described above for options.
Restricted Stock. The Committee may grant Common Shares subject to restrictions on sale, pledge, or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of termination of employment or if specified performance goals or targets are not met. Subject to restrictions provided in the participant’s incentive agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares, including the right to receive dividends although, as noted above, any such dividends would not be paid currently but would vest or be forfeited in tandem with the related shares of restricted stock.
Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from Lumen one Common Share on a specific future vesting or payment date. All RSUs will be subject to such restrictions as the Committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the RSUs in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the incentive agreement and the Plan, a participant receiving RSUs has no rights of a shareholder until Common Shares are issued to him or her. RSUs may be granted with dividend equivalent rights. Any such dividend equivalent rights would not be paid currently but would vest or be forfeited in tandem with the related RSUs.
Other Stock-Based Awards. The Plan also permits the Committee to grant to participants awards of Common Shares and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, Common Shares (other stock-based awards). The Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods, or performance requirements.

57
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 3 Approval of Our 2024 Equity Incentive Plan
Termination of Employment. In the event that a participant ceases to be an employee of Lumen or its subsidiaries or to provide services to us for any reason, including death, disability, early retirement, or normal retirement, any Incentives may be exercised, shall vest, or shall expire at such times as provided in the applicable incentive agreement or as may be otherwise determined by the Committee.
Change of Control. Upon a change of control of Lumen, as defined in the Plan, the vesting of time-based Incentives will only occur if an employee participant has a contemporaneous or subsequent involuntary termination of employment as provided in the applicable agreement. In addition, the payout of any performance-based Incentives upon a change of control may not exceed the greater of a pro-rata payout based on target performance or payout of the Incentive based on actual performance. However, within certain time periods and under certain conditions, the Committee may:
•require that all outstanding Incentives be exercised by a certain date;
•require the surrender to Lumen of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price, if any;
•make any equitable adjustment to outstanding Incentives as the Committee deems necessary to reflect our corporate changes; or
•provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.
Transferability of Incentives. No Incentives granted under the Plan may be transferred, pledged, assigned, or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) if permitted by the Committee and so provided in the applicable incentive agreement, pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the applicable incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.
Tax Withholding. We may withhold from any payments or share issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently-owned Common Shares, or to have us withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the maximum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined. The Committee has the right to disapprove of any such election, except for participants who are subject to Section 16 of the Exchange Act.
Purchase of Incentives. The Committee may approve the repurchase by Lumen of an unexercised or unvested Incentive from the holder by mutual agreement, so long as the repurchase would not constitute the repricing of an option or SAR.
Federal Income Tax Consequences
The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Plan are summarized below. Participants who are granted Incentives under Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
Stock Options. A participant who is granted a stock option normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option is granted.
When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) (as described below), we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

58

ITEM 3 Approval of Our 2024 Equity Incentive Plan
Incentive stock options may only be granted to employees. An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of shares acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such shares within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the shares on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.
If the exercise price of a non-qualified option is paid by the surrender of previously-owned shares, the basis and the holding period of the previously-owned shares carry over to the same number of shares received in exchange for the previously-owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the shares received on the day they are received.
In general, there are no federal income tax deductions allowed to Lumen upon the grant of SAR. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).
Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant under Section 83(b) of the Code (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the shares will be taxable to the participant at capital gains rates. If the shares are later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.
Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m). The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.
Other Stock-Based Awards. Generally, a participant who is granted an Other Stock-Based Award under the Plan will recognize ordinary income at the time the cash or Common Shares associated with the award are received. If shares are received, the ordinary income will be equal to the excess of the fair market value of the shares received over any amount paid by the participant in exchange for the shares.

59
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 3 Approval of Our 2024 Equity Incentive Plan
In the year that the participant recognizes ordinary taxable income in respect of such Incentive, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section162(m).
Section 162(m). Section 162(m) of the Code limits the amount of compensation paid to certain covered employees that we may deduct for federal income tax purposes to $1 million per employee per year. Under Section 162(m), “covered employees” consist of any individual who served as our CEO or CFO at any time during the taxable year plus the three other most highly-compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including after termination of employment or even death. As a result, compensation payable to a covered employee under the Plan that might otherwise be deductible may not be deductible if all compensation paid to the employee for the taxable year exceeds $1 million.
Section 409A of the Code. If any Incentive constitutes non-qualified deferred compensation under Section 409A, it will be necessary that the Incentive be structured to comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.
Tax Consequences of a Change of Control. If, upon a change of control of Lumen, the exercisability, vesting, or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state, or local tax consequences.
Plan Benefits. Awards under the Plan are subject to the discretion of the Committee and, except as noted below, no determinations have been made by the Committee as to any awards that may be granted in the future pursuant to the Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan.
Certain tables below, under “Compensation—Compensation Tables,” including the Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards table, and Stock Vesting Table, set forth information with respect to prior awards granted to our NEOs under our stock incentive plans.
In early 2024, the Committee approved the following awards under the 2018 Plan to the individuals and groups noted below:

Name and Position/Group	Number of TBRSs(1)
Kate Johnson, President and CEO	3,609,194
Chris Stansbury, EVP and CFO	1,393,022
Stacey W. Goff, EVP, General Counsel and Secretary	—
Ashley Haynes-Gaspar, EVP and Chief Revenue Officer	595,200
Scott A. Trezise, Former EVP, Human Resources	—
Executive Officer Group (4 persons)	5,597,416
Non-Employee Director Group	34,317
Non-Executive Officer Employee Group	5,597,037
(1)The Committee also approved separate performance-based long-term cash incentive awards for our senior officers in lieu of the equity-based performance awards granted in prior years, given the limited number of shares available under the 2018 Plan.

60

ITEM 3 Approval of Our 2024 Equity Incentive Plan
Vote Required
Approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting by holders of our Voting Shares.
Equity Compensation Plan Information
The following tables provide information as of December 31, 2023, and March 21, 2024, about our equity compensation plans under which Common Shares are authorized for issuance.
As of December 31, 2023

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)(1)		Weighted-average exercise price of outstanding options and rights (b)(2)	Number of securities remaining available for future issuance under plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by shareholders	16,535,500		$—	10,909,097
Equity Compensation Plans not approved by shareholders	—		$—	—
Totals	16,535,500	(3)	$—	10,909,097	(4)
(1)These amounts include restricted stock units, some of which represent the difference between the number of shares of restricted stock subject to market conditions granted at target and the maximum possible payout for these awards. Depending on performance, the actual share payout of these awards may range between 0 and 200% of target.
(2)The amounts in column (a) include restricted stock units, which do not have an exercise price.
(3)This figure consists of 3,298,908 Common Shares subject to restricted stock units (RSUs). In addition, as of December 31, 2023, we had 24,753,874 unvested shares of restricted stock outstanding (which, when combined with the Common Shares subject to RSUs in the prior sentence, yields a total of 28,052,782 full-value awards outstanding). These were the only types of equity awards outstanding as of December 31, 2023.
(4)Represents the number of shares remaining available for issuance as new awards under our 2018 Plan as of December 31, 2023.
As of March 21, 2024

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)(1)		Weighted-average exercise price of outstanding options and rights (b)(2)	Number of securities remaining available for future issuance under plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by shareholders	12,532,528		$—	5,974,868
Equity Compensation Plans not approved by shareholders	—		$—	—
Totals	12,532,528	(3)	$—	5,974,868	(4)
(1)These amounts include restricted stock units, some of which represent the difference between the number of shares of restricted stock subject to market conditions granted at target and the maximum possible payout for these awards. Depending on performance, the actual share payout of these awards may range between 0 and 200% of target.
(2)The amounts in column (a) include restricted stock units, which do not have an exercise price.
(3)This figure consists of 2,412,990 Common Shares subject to restricted stock units (RSUs). In addition, as of March 21, 2024, we had 29,833,854 unvested shares of restricted stock outstanding (which, when combined with the Common Shares subject to RSUs in the prior sentence, yields a total of 32,246,844 full-value awards outstanding). These were the only types of equity awards outstanding as of March 21, 2024.
(4)Represents the number of shares remaining available for issuance as new awards under our 2018 Plan as of March 21, 2024. If the Plan is approved by our shareholders, these shares will be cancelled.

61
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 4 Ratify the Amendment and Restatement of Our NOL Rights Plan

Our Board is inviting shareholders to vote to ratify that certain Second Amended and Restated Section 382 Rights Agreement, effective as of December 1, 2023 (the “Restated Plan”), between the Company and Computershare Trust Company, N.A., as rights agent.
The Restated Plan amends and restates that certain Amended and Restated Section 382 Rights Agreement, dated as of May 9, 2019, as amended effective December 1, 2020 (as amended through such date, the “2019 Plan”), which is intended to diminish the risk that the Company could experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986 (the “Code”), which could substantially limit the Company’s ability to use its net operating loss carryovers (collectively, the “NOLs”) to reduce anticipated future tax liabilities. Previously at each of our 2019 and 2021 annual meetings of shareholders, our shareholders ratified the 2019 Plan by approximately 90% of the votes cast.
The Restated Plan is intended to act as a deterrent to any person or group seeking to acquire “beneficial ownership” of 4.9% or more of the Company’s outstanding Common Shares without the approval of the Board. The following description of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is attached to this proxy statement as Appendix D. We urge you to read the Restated Plan carefully in its entirety as the discussion below is only a summary.
Description of the Restated Plan
The Restated Plan, which has been unanimously approved by the Company’s Board of Directors, (1) extends the expiration date of the 2019 Plan from December 1, 2023 to December 1, 2026, (2) provides for early termination of the Restated Plan if the Company fails to obtain shareholder approval thereof by December 1, 2024, (3) reduces the purchase price from $28 to $9 per one ten-thousandth of a NOL Preferred Share (as defined below), (4) removes certain provisions specific to a former shareholder of the Company and its affiliates, and (5) reflects certain minor updates and clarifying or ministerial changes. Otherwise, the Restated Plan retains the other terms and provisions of the 2019 Plan, including certain other specified early termination events summarized below.
The Restated Plan extends the 2019 Plan’s expiration date through December 1, 2026 to protect the Company’s NOLs of approximately $800,000,000 as of December 31, 2023, which for U.S. federal income tax purposes can be used to offset future taxable income. Despite the extension of the expiration date, the Company cannot provide assurance as to whether, when or in what amounts it will be able to use its NOLs. The Restated Plan serves only as a deterrent through the threat of dilution, not a prohibition, to share accumulations that could result in the occurrence of an “ownership change” as defined under Section 382 of the Internal Revenue Code. Any such “ownership change” would substantially limit the Company’s ability to use its NOLs to reduce anticipated future tax payments.
If our shareholders do not ratify the Restated Plan at the annual meeting (or a special meeting of shareholders held by December 1, 2024), the Restated Plan will automatically expire on December 1, 2024.
General. Under the Restated Plan, since February 25, 2019, each of our Common Shares has carried with it one preferred share purchase right (each, a “Right”), until the earlier of the Distribution Date (as defined below) or expiration of the Rights, as described below. In general, any person that, together with all Affiliates and Associates (each as defined in the Restated Plan), acquires 4.9% or more of our outstanding Common Shares after February 13, 2019, will be subject to significant potential dilution, at the discretion of the Board. The Restated Plan provides that shareholders that owned 5.0% of our outstanding Common Shares on February 13, 2019, would not, subject to certain conditions, trigger the Restated Plan. To the Company’s knowledge, there are no current holders of our Common Shares that held 5.0% or more of our outstanding Common Shares on February 13, 2019 for purposes of Section 382 of the Code.
The Board may, in its sole discretion prior to the Distribution Date, exempt any person or group for purposes of the Restated Plan if the Board determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests. Any person that acquires Common Shares in violation of the Restated Plan’s limitations is known as an “Acquiring Person.” Notwithstanding the foregoing, a Person shall not be an “Acquiring Person” if the Board determines at any time that a Person who would otherwise be an “Acquiring Person” has become such without intending to become an “Acquiring Person,” and such Person divests as promptly as practicable (or within such period of time as the Board determines is reasonable) a sufficient number of our Common Shares so that such Person would no longer be an “Acquiring Person” as defined pursuant to the Restated Plan. The Restated Plan is not expected to interfere with any merger or other business combination approved by our Board.

62

ITEM 4 Ratify the Amendment and Restatement of Our NOL Rights Plan
The Rights. Beginning on February 25, 2019 and ending on the Distribution Date or earlier expiration of the Rights, the Rights have traded with and will continue to trade with, and have been inseparable from and will continue to be inseparable from, our Common Shares outstanding during this period, including Common Shares issued hereafter.
Exercise Price. Each Right allows its holder to purchase from the Company one ten-thousandth of a share of Series CC Junior Participating Preferred Stock (“NOL Preferred Share”) for $9, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This fraction of a NOL Preferred Share is intended to provide the shareholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, each Right does not give its holder any dividend, voting, or liquidation rights.
We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date or earlier expiration of the Rights, each Common Share (whether certificated or book-entry) also evidences the Rights, and any transfer of our Common Shares also constitutes a transfer of Rights. After the Distribution Date, the Rights will separate from our Common Shares and be evidenced by book-entry credits or by Rights certificates that we will mail or furnish to all eligible holders of our Common Shares. Any Rights held by an Acquiring Person, or any Affiliates or Associates thereof, will be void and will not be exercisable.
Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person, or any Affiliates or Associates of the Acquiring Person, may, upon payment of the Exercise Price and subject to the terms and conditions of the Restated Plan, purchase our Common Shares with an aggregate market value of twice the Exercise Price, based on the “current per share market price” of our Common Shares (as defined in the Restated Plan) on the date of the acquisition that resulted in such person or group becoming an Acquiring Person.
Exchange. After a person or group becomes an Acquiring Person, our Board in its sole discretion may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person or any Affiliates or Associates of the Acquiring Person.
Preferred Share Provisions. Subject to adjustment in certain instances, each one ten-thousandth of a NOL Preferred Share, if issued:
•would not be redeemable;
•would entitle holders to dividends equal to the dividends, if any, paid on one Common Share;
•would entitle holders upon liquidation either to receive $1.00 or an amount equal to the payment made on one Common Share, whichever is greater;
•would vote together with the Common Shares as one class on all matters submitted to a vote of our shareholders and would have the same voting power as one Common Share, except as otherwise provided by law; and
•would entitle holders to a per share payment equal to the payment made on one Common Share, if our Common Shares are exchanged via merger, consolidation, or a similar transaction.
Exercisability. The Rights will not be exercisable until 10 business days (as may be extended in the sole discretion of the Board) after the public announcement that a person or group has become an Acquiring Person unless the Restated Plan is theretofore terminated or the Rights are theretofore redeemed (as described below).
Redemption. Our Board may redeem the Rights for $0.0001 per Right at any time before the Distribution Date. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.0001 per Right (the “Redemption Price”), subject to adjustment as noted below.
Expiration. The Rights will expire on the earliest of (i) December 1, 2026, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Company’s NOLs are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) December 1, 2024 if approval of the Restated Plan by the affirmative vote of a majority of the votes cast at a duly called shareholders meeting has not been obtained prior to such date, or (vi) a determination by the Board, prior to the Distribution Date, that the Restated Plan and the Rights are no longer in the best interests of the Company and its shareholders.

63
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 4 Ratify the Amendment and Restatement of Our NOL Rights Plan
Adjustment Provisions. Upon the terms and conditions specified in the Restated Plan, one or more of the Exercise Price, the number of NOL Preferred Shares issuable per Right, the number of outstanding Rights and the Redemption Price are subject to adjustment in connection with a stock dividend, a subdivision, a combination or consolidation of our Common Shares or NOL Preferred Shares (by reclassification or otherwise) or any similar transaction in order to preserve equivalent rights of the holders of Rights. Pursuant to Item 5A of this proxy statement, the Board is soliciting approval at the annual meeting] of a proposal that would grant the Board discretionary authority to amend our articles of incorporation to effect a reverse stock split. If such proposal is approved and implemented, (i) each Right would entitle its holder to purchase a larger number of one-ten-thousandths of a NOL Preferred Share in exchange for the Exercise Price and (ii) the Redemption Price would be increased, in each case in accordance with the adjustment provisions in the Restated Plan.
Amendments. The terms of the Restated Plan may be amended without the consent of the holders of the Rights, including to effect additional extensions of the expiration date of the Rights in the future. After any Distribution Date, the Restated Plan may not be amended in a way that adversely affects holders of the Rights (other than an Acquiring Person, or an Affiliate or Associate thereof).
Certain Factors Shareholders Should Consider
Our Board believes that continuing to take measures to safeguard the Company’s NOLs through December 1, 2026 is in our shareholders’ best interests. However, you should consider the factors below when making your decision with respect to the ratification of the Restated Plan.
Continued Risk of Ownership Change. Although the Restated Plan is a deterrent measure intended to reduce the likelihood of an “ownership change,” we cannot assure you that it will be effective. The amount by which an ownership interest may change in the future could be affected by many factors, including purchases and sales of shares by shareholders holding 5% or more of our outstanding Common Shares notwithstanding the deterrent effects of the Restated Plan, decisions over which we have little or no effective control.
Anti-Takeover Effect. While the Restated Plan is not intended to prevent or discourage a proposal to acquire the Company, it may have a potential anti-takeover effect because an Acquiring Person may have his ownership interest diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the Restated Plan may be to render more difficult or discourage a merger, tender offer, or assumption of control by a substantial holder of our securities. However, as is the case with traditional shareholder rights plans, the Restated Plan should not interfere with any merger or other business combination approved by the Board.
Potential Impact on Value. The Restated Plan could have a negative impact on the trading price and intrinsic value of our Common Shares by deterring persons or groups of persons from acquiring our Common Shares, including in acquisitions for which some shareholders might receive a premium above market value.
Potential Effects on Liquidity. The Restated Plan is intended to deter persons or groups of persons from acquiring beneficial ownership of our Common Shares in excess of the specified limitations. A shareholder’s ability to dispose of our Common Shares may be limited if the Restated Plan reduces the number of persons willing to acquire our Common Shares or the amount they are willing to acquire. A shareholder may become an Acquiring Person upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our Common Shares and consult their own legal advisors or the Company to determine whether their ownership of the shares approaches the proscribed level.
Potential Challenge to the Company’s NOLs. The Internal Revenue Service (the “IRS”) could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future taxable income. In addition, determining whether an ownership change has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Code and because of limitations on the ability of a publicly-traded company to timely and comprehensively monitor changes in the ownership of its stock. Therefore, we cannot assure you that the IRS or another taxing authority will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs, even if the Restated Plan is in place.
Vote Required
Approval of this proposal will require the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting by holders of our Voting Shares.

The Board unanimously recommends a vote FOR this proposal.

64

ITEMS 5A, 5B, and 5C Amendments to Articles to Authorize a Reverse Stock Split, Reduce our Authorized Common Shares, and Eliminate the Par Value of our Common Shares

Under Item 5A (the “Reverse Split Proposal”), the Board is recommending that our shareholders grant the Board discretionary authority to amend our Articles of Incorporation to effect a reverse stock split on the terms and conditions described herein (a “Reverse Stock Split”). Under closely-related Items 5B and 5C, the Board is also recommending to amend our Articles of Incorporation to reduce the number of our authorized Common Shares and to eliminate the par value of our Common Shares, respectively, on the terms and conditions specified below. Attached hereto as Appendix E is the text of the proposed form of Articles of Amendment to our Articles of Incorporation (the “Articles of Amendment”), which reflects all of the amendments proposed pursuant to Items 5A, 5B and 5C

ITEM 5A Approval of a Reverse Stock Split

We are proposing that the Board have the discretion to select the Reverse Stock Split ratio (the “Reverse Split Ratio”) from within a range between and including one-for-fifteen (1:15) shares and one-for-twenty-five (1:25) shares, rather than proposing a specific fixed ratio at this time. We believe that enabling the Board to set the Reverse Split Ratio within this stated range will provide the Board with the flexibility to implement a Reverse Stock Split at a ratio reflecting the Board’s then-current assessment of the factors described below under the heading “—Criteria to be Used for Determining Whether to Implement a Reverse Stock Split” and thereby enhance our ability to implement a Reverse Stock Split that maximizes the anticipated benefits for our shareholders. If the Board decides to implement a Reverse Stock Split, we would file the Articles of Amendment with the Secretary of State of the State of Louisiana (the “Louisiana Secretary of State”), reflecting the Reverse Split Ratio selected by the Board. The Reverse Stock Split would be effective (the “Effective Date”) when the Articles of Amendment are filed with the Louisiana Secretary of State, or such later date and time as is chosen by the Board and set forth in the Articles of Amendment. Except for adjustments that may result from the treatment of fractional share interests as described below, each of our shareholders will hold the same percentage of our outstanding Common Shares immediately following the Reverse Stock Split as such shareholder holds immediately prior to the Reverse Stock Split.
At any time prior to filing Articles of Amendment implementing a Reverse Stock Split, the Board reserves the right to forego implementing any Reverse Stock Split approved at the meeting if it determines, in its sole discretion, that effectuating a Reverse Stock Split is no longer in the best interests of the Company and its shareholders. If the Board does not implement a Reverse Stock Split prior to the one-year anniversary of the date on which this Reverse Split Proposal is approved by the shareholders at the meeting (the “Approval Anniversary Date”), the authority granted in this proposal to implement a Reverse Stock Split will terminate.
Although this Reverse Split Proposal affords the Board sole discretion regarding whether and when to implement a Reverse Stock Split, the Board currently plans to effect a Reverse Stock Split promptly after receipt of shareholder approval of this proposal.

65
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 5A Approval of Reverse Stock Split
Reasons for a Reverse Stock Split
As discussed in greater detail below, implementing a Reverse Stock Split would reduce the number of our issued and outstanding Common Shares, which we expect, absent other factors, would proportionately increase the per share market price of our common stock at the Effective Date. Set forth below are the principal reasons why we currently expect these changes would benefit the Company and its shareholders.
To re-scale our capitalization to our current size. The Board believes that implementing a Reverse Stock Split would bring the number of our outstanding Common Shares into better alignment with companies in our industry with comparable revenue and aggregate market capitalization.
To potentially improve the marketability and trading costs of our common stock. The primary purpose of authorizing a Reverse Stock Split is to increase the per share market price of our common stock. The Board believes the anticipated increase in the per share market price of our common stock could improve the marketability and liquidity of our Common Shares and encourage interest and trading in our Common Shares, as described further below.
•Broader Marketability: For various reasons, including stock price volatility, many brokerage firms, institutional investors and funds have internal policies and practices that (i) prohibit them from investing in low-priced stocks, (ii) discourage individual brokers from recommending low-priced stocks to their customers or (iii) restrict or limit the ability of customers to purchase such stocks on margin. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. We believe a Reverse Stock Split could increase analyst and broker interest in our Common Shares by avoiding the applicability of these internal policies and practices.
•Lower Trading Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.
To improve perceptions of Lumen. Certain customers, vendors, lenders, employees and other third parties may perceive companies with low trading prices less favorably than those with higher trading prices. If our implementation of a Reverse Stock Split increases the trading price of our stock, it may counteract any such negative perceptions and increase the willingness of third parties to engage in business with us.
To maintain our listing on the New York Stock Exchange. We believe the anticipated increase of the per share market price of our common stock resulting from implementing a Reverse Stock Split could help to avoid future New York Stock Exchange (the “NYSE”) compliance issues. Section 802.01C of the NYSE Listed Company Manual provides that a company will be considered non-compliant if the average closing price of its common stock is less than $1.00 per share over a consecutive 30 trading-day period. Although we have maintained compliance with this NYSE listing requirement through the date hereof, our Common Shares traded below $1.00 per share for portions of two trading days in early November 2023. If in the future we failed to comply with such continued listing requirement, we would expect to receive a notice of non-compliance from the NYSE. If we were unable to regain compliance with the continued listing requirement in the applicable time period, or if our stock price were considered “abnormally low” by the NYSE, the NYSE would provide written notification that our Common Shares would be subject to delisting from the NYSE. The Board believes that a Reverse Stock Split is a potentially effective means for us to increase the per share market price of our common stock and thereby mitigate potential delisting concerns.
To attain stock exchange listing and administrative cost savings., We expect to realize meaningful savings in stock exchange listing and other administrative fees as a result of the reduction in the number of our outstanding Common Shares.
Accordingly, for these and other reasons discussed herein, we believe that authorizing the Board to effect a Reverse Stock Split is in the best interests of the Company and our shareholders.

66

ITEM 5A Approval of Reverse Stock Split
Criteria to be Used for Determining Whether to Implement a Reverse Stock Split
Assuming our shareholders approve this Reverse Split Proposal, the Board currently plans to effect a Reverse Stock Split promptly thereafter. However, the Board could change its plans. In connection with determining whether and when to implement a Reverse Stock Split and which Reverse Split Ratio to apply, the Board expects to consider various factors, including:
•the historical trading price and trading volume of our Common Shares;
•the then-prevailing trading price and trading volume of our Common Shares and the expected impact of a Reverse Stock Split on the trading market for our Common Shares in the short- and long-term;
•the continued listing requirements for our Common Shares on the NYSE or other applicable exchanges;
•the number of Common Shares outstanding;
•which Reverse Split Ratio would result in the least administrative cost to us;
•prevailing general market and economic conditions;
•the Company’s results of operations and financial position;
•input from our various constituents; and
•the likely effect on the per share market price of our common stock.
Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split
We cannot assure you that a Reverse Stock Split would increase our stock price. We expect that a Reverse Stock Split would increase the per share market price of our common stock to a level that could attract more investors. However, the effect of a Reverse Stock Split on the per share market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share market price of our common stock after a Reverse Stock Split would not increase in the same proportion as the reduction in the number of our outstanding Common Shares following the Reverse Stock Split, which would cause a reduction in the value of the Company as measured by our market capitalization. In addition, it is also possible that a Reverse Stock Split may not result in a per share market price that would attract increased investor interest in our stock. Although we believe a Reverse Stock Split may enhance the desirability of our Common Shares to certain potential investors, we cannot provide you with any assurances to this effect. Even if we successfully implement a Reverse Stock Split, the market price of our common stock may thereafter decrease due to factors unrelated to the Reverse Stock Split, including our results of operations or financial position. If a Reverse Stock Split is consummated and the per share market price of the common stock declines, the percentage decline as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.
A Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs for “odd lot” positions of less than 100 shares. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it would likely increase the number of our shareholders who own “odd lots” of fewer than 100 Common Shares. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of 100 or more Common Shares. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and lowering trading costs of our Common Shares described above.
The effective increase in the authorized number of shares of our common stock available for issuance as a result of the Reverse Stock Split could have anti-takeover or other negative implications. Regardless of whether Item 5B is approved by our shareholders, the implementation of a Reverse Stock Split would, as described in greater detail below, effectively result in an increase in the proportionate number of our authorized Common Shares available for issuance in relation to our outstanding Common Shares. See “Item 5B – Approval of a Reduction of Our Authorized Shares—Reasons for the Share Reduction Proposal; Certain Risks.”

67
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 5A Approval of Reverse Stock Split
The additional Common Shares that would become available for issuance could be used by us in a manner objectionable to shareholders, including to authorize dilutive transactions, to oppose a hostile takeover attempt or to delay or prevent changes in control of the Company or our management. For example, to defend against offers determined to be inadequate, the Board could authorize the issuance of additional Common Shares so as to dilute the stock ownership or voting power of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offered an above-market premium that is favored by a majority of shareholders. Any such issuance of Common Shares, or proposal to issue Common Shares, could cause the potential acquiror to terminate its takeover attempt or make it more difficult for the potential acquiror to successfully complete its proposed takeover. Although we are not proposing Items 5A and 5B to deter any takeover attempt, shareholders should be aware that our implementation of a Reverse Stock Split on the terms proposed by us hereunder could facilitate future efforts by us to deter or prevent takeover proposals that our Board determines do not adequately value the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices.
Effects of a Reverse Stock Split
After the Effective Date of any Reverse Stock Split that the Board elects to implement, each shareholder would own a reduced number of Common Shares. Any such Reverse Stock Split would affect all of our holders of Common Shares uniformly (including shares held by our officers, directors, and employees) and would not affect any shareholder’s percentage ownership interests in the Company (other than as a result of the payment of cash in lieu of fractional share interests). Per share voting rights and other rights and preferences of the holders of our Common Shares would not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional share interests).
The principal effects of implementing any Reverse Stock Split would be that:
•each 15 to 25 Common Shares (with the actual number depending on the Reverse Split Ratio selected by the Board), whether restricted or unrestricted, owned by a shareholder on the record date (described further below) would be combined into one Common Share;
•in lieu of receiving a fractional interest in a Common Share as a result of the Reverse Stock Split, the holder of such fractional interest would instead receive cash, as explained more fully below under the heading “—Cash Payment in Lieu of Fractional Interests;”
•we would have a proportionately larger amount of authorized Common Shares in relation to our outstanding Common Shares, regardless of whether Item 5B is approved by our shareholders, as described in more detail below under the heading “Item 5B – Approval of a Reduction of Our Authorized Common Shares—Reasons for the Share Reduction Proposal; Certain Risks;”
•the rights of holders of our restricted stock units, Preferred Shares and preferred share purchase rights would be adjusted as follows:
–based upon the Reverse Split Ratio selected by the Board, proportionate adjustments would be made to the number of shares issuable upon the vesting of all then-outstanding restricted stock units;
–the conversion price of our Preferred Shares would be increased based upon the Reverse Split Ratio selected by the Board;
–the terms and conditions of our outstanding preferred share purchase rights would be adjusted in the manner discussed under the heading “—Effect on NOL Rights Agreement;” and
–we would furnish all requisite notices of these adjustments, make all requisite filings, and make all necessary adjustments in our records of the number of securities reserved for issuance under these instruments;
•any cash due in lieu of any fractional share interests related to the adjustment of our outstanding restricted stock and restricted stock unit awards would remain subject to the vesting conditions applicable to the related equity award and would be paid only if and when the underlying equity award vests; and
•the number of Common Shares then reserved for issuance under our equity incentive plan and any other share limits described in such plan would be reduced proportionately based upon the Reverse Split Ratio selected by the Board.

68

ITEM 5A Approval of Reverse Stock Split
The following table contains illustrative information, based on share data as of March 21, 2024, intended to show the impacts of implementing a Reverse Stock Split based on certain potential Reverse Split Ratios (without giving effect to the treatment of fractional share interests), assuming that the 2024 Equity Incentive Plan Proposal and Share Reduction Proposal are both approved:

Potential Scenarios	Number of Common Shares Authorized	Number of Common Shares Issued and Outstanding	Number of Common Shares Reserved for Future Issuance	Number of Common Shares Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	2,200,000,000	1,016,005,958	43,000,000	1,140,994,042
Post-Reverse Stock Split 1:15	200,000,000	67,733,731	2,866,667	129,399,602
Post-Reverse Stock Split 1:20	200,000,000	50,800,298	2,150,000	147,049,702
Post-Reverse Stock Split 1:25	200,000,000	40,640,238	1,720,000	157,639,762
The following table contains illustrative information, based on share data as of March 21, 2024, intended to show the impacts of implementing a Reverse Stock Split based on certain potential Reverse Split Ratios (without giving effect to the treatment of fractional share interests) assuming that the 2024 Equity Incentive Plan Proposal is approved and the Share Reduction Proposal is not approved:

Potential Scenarios	Number of Common Shares Authorized	Number of Common Shares Issued and Outstanding	Number of Common Shares Reserved for Future Issuance	Number of Common Shares Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	2,200,000,000	1,016,005,958	43,000,000	1,140,994,042
Post-Reverse Stock Split 1:15	2,200,000,000	67,733,731	2,866,667	2,129,399,602
Post-Reverse Stock Split 1:20	2,200,000,000	50,800,298	2,150,000	2,147,049,702
Post-Reverse Stock Split 1:25	2,200,000,000	40,640,238	1,720,000	2,157,639,762
After the Effective Date of any Reverse Stock Split that the Board elects to implement, our common stock would have a new CUSIP number, which is a number used to identify our Common Shares.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split would not affect the registration of our common stock under the Exchange Act. We anticipate that our Common Shares would continue to be listed on the NYSE under the symbol “LUMN” immediately following any Reverse Stock Split.
Effect on NOL Rights Agreement
The Board declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of our common stock on February 25, 2019 and authorized and directed the issuance of one Right with respect to each share of our common stock that become outstanding after such date. As provided in our Second Amended and Restated Section 382 Rights Agreement, dated as of November 15, 2023 (as amended and restated, the “Rights Agreement”), each Right currently entitles the holder thereof to purchase for $9.00 one ten-thousandth of a share of our Series CC Junior Participating Preferred Shares (the “Series CC Preferred Stock”) in the event an Acquiring Person (as defined in the Rights Agreement) acquires beneficial ownership of 4.9% or more of our outstanding Common Shares. If a Reverse Stock Split is implemented by the Board, the number of one ten-thousandths of a share of Series CC Preferred Stock thereafter purchasable pursuant to each Right will automatically be proportionately increased in accordance with the terms of the Right Agreement.
Cash Payment In Lieu of Fractional Interests
No fractional interest in a Common Share would be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional share interests to which a shareholder would otherwise be entitled as a result of the Reverse Stock Split, the Company would pay cash (without interest and subject to any required tax withholdings) equal to such fraction multiplied by the average of the closing sales prices of our Common Shares for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a shareholder otherwise entitled to a fractional interest in a Common Share will not have any voting, dividend or other rights with respect to such fractional interest, except the right to receive the cash payment described above.

69
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 5A Approval of Reverse Stock Split
As of March 21, 2024, there were 77,671 shareholders of record of our Common Shares (which excludes beneficial owners of our Common Shares). If the shareholders approve this Reverse Split Proposal and the Board elects to implement it, shareholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be shareholders. For example, if a shareholder held 10 Common Shares immediately prior to the Reverse Stock Split and the Reverse Split Ratio selected by the Board was 1:15, such shareholder would cease to be a shareholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights, except the right to receive the cash payment described above. Based on our shareholders of record as of March 21, 2024, and based upon our Reverse Split Ratio range of 1:15 to 1:25, we expect that cashing out fractional shareholders would reduce the number of shareholders of record to a range of 34,670 to 44,737 holders, respectively.
This reduction in the number of our record shareholders would be incidental to implementing a Reverse Stock Split. We have not proposed this Reverse Split Proposal for this purpose, and we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Procedures for Implementing a Reverse Stock Split
If the shareholders approve this Reverse Split Proposal and the Board elects to implement it, we would (i) retain Computershare Trust Company, N.A., our transfer agent (or some other company providing comparable services), to act as our “exchange agent” for the purpose of implementing the split, (ii) establish a record date (expected to be immediately prior to the Effective Date) for determining holders whose shares would be combined in connection with the split, (iii) file the Articles of Amendment with the Louisiana Secretary of State and (iv) administer the split substantially as summarized in this section.
Shareholders of record as of such record date holding all of their Common Shares electronically in book-entry form would have their shares automatically exchanged by the exchange agent and would receive a transaction statement indicating the number of post-split Common Shares they hold after the Reverse Stock Split, along with payment in lieu of any fractional share interests.
Beneficial owners holding Common Shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional share interests than those applied by us for record owners. If you hold your shares through such a bank, broker or other nominee and you have questions in this regard, you are encouraged to contact your nominee.
Shareholders of record holding some or all of their Common Shares in certificate form would receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the Effective Date of the Reverse Stock Split. The transmittal letter would be accompanied by instructions specifying how the shareholder may exchange their certificates representing the pre-Reverse Stock Split Common Shares for a statement of holding. Any such holders would be asked to surrender to the exchange agent their certificates representing their pre-Reverse Stock Split Common Shares. When that shareholder duly submits certificates representing the pre-Reverse Stock Split Common Shares, that shareholder would hold post-Reverse Stock Split Common Shares electronically in book-entry form. This means that, instead of receiving a new stock certificate, that shareholder would receive a statement of holding that indicates the number of post-Reverse Stock Split Common Shares held by that shareholder in book-entry form. We plan to no longer issue physical stock certificates. If a shareholder is entitled to a payment in lieu of a fractional share interest, the payment will be made as described above under “Cash Payment In Lieu of Fractional Interests.” Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split Common Shares would be deemed to evidence ownership of the post-Reverse Stock Split Common Shares. Shareholders would need to surrender their old certificates in order to effect transfers of Common Shares. If an old certificate bears a restrictive legend, the Common Shares in book-entry form would bear the same restrictive legend.
SHAREHOLDERS SHOULD NEITHER DESTROY NOR SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
No Appraisal Rights
Under the LBCA, shareholders will not be entitled to appraisal rights with respect to this Reverse Split Proposal.

70

ITEM 5A Approval of Reverse Stock Split
Certain U.S. Federal Income Tax Considerations Related to a Reverse Stock Split
The discussion below is only a summary of certain U.S. federal income tax considerations generally applicable to beneficial holders of Common Shares if we implement a Reverse Stock Split and does not purport to be a complete discussion of all possible tax considerations or consequences. This summary addresses only those shareholders who hold their pre-Reverse Stock Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold their post-Reverse Stock Split shares as capital assets.
This discussion does not address all U.S. federal income tax considerations or consequences that could be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, securities dealers, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax considerations and consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that could be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of any Reverse Stock Split.
Any Reverse Stock Split implemented by us will qualify as a recapitalization for U.S. federal income tax purposes. As a result:
•shareholders should not recognize any gain or loss as a result of the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional share interests;
•the aggregate basis of a shareholder’s pre-Reverse Stock Split Common Shares will become the aggregate basis of the Common Shares held by such shareholder immediately after the Reverse Stock Split (excluding any portion of such basis that is allocated to a fractional interest in a Common Share); and
•the holding period of the shares owned immediately after the Reverse Stock Split will include the shareholder’s holding period of the pre-Reverse Stock Split Common Shares.
A shareholder who receives cash in lieu of a fractional interest in a Common Share should be treated as first receiving such fractional share interest and then receiving cash in redemption of such fractional share interest. A shareholder who receives cash in lieu of a fractional share interest should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share interest and the portion of the shareholder’s adjusted tax basis allocable to the fractional share interest. Such gain or loss generally will be long‐term capital gain or loss if the shareholder’s holding period in its pre‐Reverse Stock Split Common Shares is more than one year as of the Effective Date. The deductibility of net capital losses by individuals and corporations is subject to limitations. Shareholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of a fractional share interest based on their particular circumstances.
A shareholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest. Shareholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service. THE ABOVE DISCUSSION IS NOT INTENDED TO BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES. IT HAS BEEN PROVIDED SOLELY IN CONNECTION WITH PROVIDING INFORMATION IN CONNECTION WITH SOLICITING VOTES IN FAVOR OF THIS REVERSE SPLIT PROPOSAL.
Required Vote
Approval of this Reverse Split Proposal requires the affirmative vote of at least a majority of the votes entitled to be cast on this proposal by holders of our Voting Shares. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this Reverse Split Proposal. Abstentions and uninstructed shares will have the same effect as a vote against this proposal.

The Board recommends that you vote FOR approval of the Reverse Split Proposal.

71
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 5B Approval of Reduction of Our Authorized Common Shares

The Board is recommending that our shareholders approve an amendment to our Articles of Incorporation to reduce the number of authorized shares of our common stock from 2,200,000,000 to 200,000,000 (the “Share Reduction Proposal”), which would be effectuated if and only if Item 5A is both approved and implemented. The text of the proposed Articles of Amendment is attached as Appendix E, which reflects all of the amendments proposed pursuant to Items 5A, 5B and 5C.
The implementation of this Share Reduction Proposal is expressly conditioned upon the approval by the shareholders of the Reverse Split Proposal and implementation of a Reverse Stock Split at the discretion of the Board, as described in Item 5A above. Accordingly, if we do not receive the required shareholder approval for the Reverse Split Proposal, or if no Reverse Stock Split is implemented on or prior to the Approval Anniversary Date, we will not implement this Share Reduction Proposal. On the other hand, the Board’s authorization to implement a Reverse Stock Split is not conditioned in any way upon the approval by the shareholders of this Share Reduction Proposal. If the shareholders approve the Reverse Split Proposal but do not approve this Share Reduction Proposal, the Board will nonetheless retain the ability to implement a Reverse Stock Split and, if so effected, the total number of our authorized Common Shares would remain unchanged.
Reasons for the Share Reduction Proposal; Certain Risks
Under the LBCA, the implementation of a Reverse Stock Split does not require us to reduce the total number of our authorized Common Shares. However, if Items 5A and 5B are both approved by our shareholders and the Board elects to implement a Reverse Stock Split, the number of our authorized Common Shares would be reduced from 2,200,000,000 to 200,000,000, which would have the effect of reducing each 11 shares of our authorized common stock to one share of authorized common stock. Because any Reverse Stock Split implemented by us would reduce the number of our outstanding Common Shares to a greater extent than the 11:1 ratio used to reduce the number of our authorized Common Shares, the implementation of both Items 5A and 5B would effectively increase the proportionate number of our authorized Common Shares in relation to our outstanding Common Shares. If the Share Reduction Proposal is not approved by our shareholders, the authorized number of our Common Shares would remain unchanged even if a Reverse Stock Split is implemented, which would result in a larger increase in the proportionate number of our authorized Common Shares in relation to our outstanding Common Shares. The Board desires to have additional authorized Common Shares available to provide flexibility to use, in its discretion, our Common Shares for business and financial purposes beneficial to our shareholders, including to raise capital, restructure debt, offer competitive equity incentive compensation programs, expand our business through acquisitions, or potentially effect a future stock split. At present, we do not have any plans, arrangements, understandings or commitments to issue shares in connection with any such transactions.
Nonetheless, we have designed this Share Reduction Proposal so that we do not have what some shareholders might view as an unreasonably large number of authorized Common Shares that are unissued or unreserved for issuance following any Reverse Stock Split. In this regard, if the Reverse Split Proposal is approved but this Share Reduction Proposal is not approved, the authorized number of our Common Shares would not be reduced at all even if a Reverse Stock Split is implemented. Accordingly, the Board believes that this Share Reduction Proposal is in the best interests of the Company and our shareholders, and strikes the appropriate balance in the event a Reverse Stock Split is implemented. However, the implementation of a Reverse Stock Split and the resulting increase in the proportionate number of our authorized Common Shares available for issuance in relation to our outstanding Common Shares could enable us to issue Common Shares in transactions that are dilutive, that delay or prevent takeover proposals, or that are otherwise objectionable to shareholders, as described in more detail under “Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split” under Item 5A.

72

ITEM 5B Approval of Reduction of Our Authorized Common Shares
Effects of Authorized Share Reduction
The principal effect of this Share Reduction Proposal would be that the number of authorized shares of our common stock would be reduced from 2,200,000,000 to 200,000,000, if and when a Reverse Stock Split is implemented. This Share Reduction Proposal would not have any effect on the rights of existing shareholders.
If this Share Reduction Proposal is not approved, but the Reverse Split Proposal is approved and implemented, the authorized number of shares of our common stock would remain unchanged at 2,200,000,000 following the Reverse Stock Split. For additional information regarding the effects of a Reverse Stock Split, see “Item 5A – Approval of a Reverse Stock Split – Effects of a Reverse Stock Split.”
No Appraisal Rights
Pursuant to the LBCA, shareholders will not be entitled to appraisal rights with respect to this Share Reduction Proposal.
Required Vote
Approval of this Share Reduction Proposal requires the affirmative vote of at least a majority of the votes entitled to be cast on this proposal by holders of our Voting Shares. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this Shares Reduction Proposal. Abstentions and uninstructed shares have the same effect as a vote against this proposal.

The Board recommends that you vote FOR approval of the Share Reduction Proposal.

ITEM 5C Approval of Elimination of the Par Value of Our Common Shares

The Board is recommending that the shareholders approve an amendment to our Articles of Incorporation to eliminate the $1.00 per share par value of our common stock so that each of our Common Shares have no par value (the “Par Value Elimination Proposal”). If the shareholders approve this Par Value Elimination Proposal, then our Articles of Incorporation would be amended to eliminate the par value of our common stock and all of our authorized as well as issued and outstanding Common Shares would be designated as having no par value.
The text of the proposed Articles of Amendment is attached as Appendix E, which reflects all of the amendments proposed pursuant to Items 5A, 5B and 5C.
Background and Reasons for the Par Value Elimination
The elimination of the par value of our common stock is intended to bring the Company in line with the practice of other public companies with respect to par value. Historically, the concept of par value served to protect creditors and shareholders by ensuring that a company received at least the par value (or minimum price) as consideration for the issuance of shares of common stock.
However, over time the concept of par value has lost its significance for a variety of reasons, including recognition that creditors and shareholders are protected, or can be protected, through other means. Currently, many companies that incorporate today have no par value or use a nominal par value. In addition, like many other state corporate codes, the LBCA does not require shares to have a par value. Instead, the LBCA provides the Board with the authority to determine the adequacy of the consideration to be received for shares of common stock to be issued.
We expect the proposed elimination of the par value of our common stock will have no effect on the market value of our outstanding Common Shares.

73
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 5C Approval of Elimination of the Par Value of Our Common Shares
The par value of our common stock currently is reflected in its financial statements by an amount equal to the number of Common Shares issued and outstanding, multiplied by the par value of $1.00. Upon the approval of this Par Value Elimination Proposal, for accounting purposes we plan to revise our balance sheet presentation to combine all accounts reflected as “Common Stock” or “Additional paid-in capital” into a single line item called “Common Stock.” There will be no other effect on our financial statements.
For the foregoing reasons, and since the Board believes that par value is unrelated to the intrinsic or market value of our Common Shares, the Board recommends eliminating the par value of our common stock, as permitted under the LBCA.
Implementation of the Par Value Elimination
Implementation of this Par Value Elimination Proposal will not be conditioned upon approval of any other proposal to be submitted to the shareholders at the meeting. If the shareholders approve this Par Value Elimination Proposal, we intend to file promptly thereafter Articles of Amendment reflecting such change with the Louisiana Secretary of State, regardless of whether Items 5A and 5B are approved by the shareholders at the meeting or implemented.
No Appraisal Rights
Pursuant to the LBCA, shareholders will not be entitled to appraisal rights with respect to this Par Value Elimination Proposal.
Required Vote
Approval of this Par Value Elimination Proposal requires the affirmative vote of at least a majority of the votes entitled to be cast on this proposal by holders of our Voting Shares. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this Par Value Elimination Proposal. Abstentions and uninstructed shares have the same effect as a vote against this proposal.

The Board recommends that you vote FOR approval of the Par Value Elimination Proposal.

74

Our Executive Officers
We currently have four executive officers. Biographical information for each of them (other than Ms. Johnson, who also serves as a director and whose biography may be found under “Board of Directors and Governance – Our Director Nominees”) is found below:

Ashley Haynes-Gaspar 46 years old Executive Vice President, Chief Revenue Officer
•Ashley Haynes-Gaspar joined Lumen in January 2023 and served as Lumen’s Executive Vice President, Chief Experience Officer from January to December 2023 and was appointed Executive Vice President, Chief Revenue Officer in January 2024.
•With nearly 25 years of marketing, sales and operations experience, Ms. Haynes-Gaspar is responsible for Lumen’s global sales and customer success.
•Ms. Haynes-Gaspar previously served as the Chief Operating Officer for the U.S. Industry and Business Applications division at Microsoft Corporation from 2017 through December 2022. Prior to that, Ms. Haynes-Gaspar held various marketing and general manager positions at General Electric Company.

Stacey W. Goff 58 years old Executive Vice President, General Counsel and Secretary
•Stacey W. Goff is Executive Vice President, General Counsel and Secretary for Lumen.
•Mr. Goff is responsible for Lumen’s legal function, as well as community relations and public policy functions.
•Mr. Goff joined Lumen in 1998 and has served as General Counsel since 2009.

Christopher Stansbury 58 years old Executive Vice President, Chief Financial Officer
•Christopher Stansbury has served as Lumen’s Executive Vice President, Chief Financial Officer since April 2022.
•Mr. Stansbury has global responsibility for financial planning, accounting, tax, treasury, investor relations, procurement and supply chain management and the global real estate portfolio.
•Mr. Stansbury previously served as the Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc. from May 2016 through March 2022. Prior to that, Mr. Stansbury served as Vice President, Finance, and Chief Accounting Officer of Arrow Electronics, Inc. beginning in August 2014.
•Prior to joining Arrow Electronics, Inc., Mr. Stansbury held finance positions at Hewlett-Packard, Inc. and PepsiCo, Inc.

75
2023 ANNUAL REPORT	2024 PROXY STATEMENT

ITEM 6 Advisory Vote on Executive Compensation – “Say-On-Pay”

Each year, we provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (NEOs) as disclosed in our annual proxy statements in accordance with SEC rules.
Under our executive compensation programs, our NEOs are rewarded for achieving specific annual and long-term goals, as well as increased shareholder value. We believe this structure aligns executive pay with our financial performance and the creation of sustainable shareholder value. The Human Resources and Compensation Committee of our Board (HRCC) continually reviews our executive compensation programs to ensure they achieve the goals of aligning our compensation with both current market practices and your interests as shareholders.
As discussed in greater detail elsewhere in this proxy statement, the HRCC spends considerable time and effort to ensure that not only do we have the right leadership in place, but also that our executive compensation programs continue to appropriately incentivize and reward each key member of the team in a manner that aligns with shareholder interests. In recent years, the HRCC has also placed a significant emphasis on shareholder outreach and taking action in response to the input we received from shareholders. For additional information on our executive compensation programs generally and our recent compensation actions specifically, we urge you to read the “Compensation Discussion & Analysis” and “Compensation Tables” sections of this proxy statement.
At the meeting, we will ask you to vote, in an advisory manner, to approve the overall compensation of our NEOs, as described in this proxy statement, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosures. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views. This advisory vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs and our executive compensation policies and practices as described in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.
While this “say-on-pay” vote is advisory and will not be binding on our Company or the Board, it will provide valuable information for future use by our HRCC regarding shareholder sentiment about our executive compensation. We understand that executive compensation is an important matter for our shareholders.
Accordingly, we invite shareholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under “Board of Directors and Governance–Shareholder Engagement.”
Approval of this proposal will require the affirmative vote of the holders of a majority of the votes cast on the proposal at the meeting.

The Board unanimously recommends a vote FOR this proposal.

76

Compensation Discussion & Analysis
The Compensation Discussion & Analysis (CD&A) is divided into five sections: (1) Executive Summary; (2) Compensation Philosophy and Oversight; (3) Pay and Performance Alignment; (4) Compensation Design, Awards and Payouts for 2023; and (5) HRCC Engagement and Compensation Governance. Please refer to the roadmap below in order to navigate this portion of the proxy statement.
Roadmap

77
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Section One - Executive Summary
As described in our Board Committee section above, the HRCC oversees our executive compensation program. More broadly, the HRCC provides direction to management on compensation programs for all employees with the goal of retaining the skilled talent needed for Lumen to reach its strategic objectives. The HRCC seeks to continuously improve our compensation programs based on changing market conditions, the evolving business environment, and feedback from our shareholders. This CD&A reflects the HRCC’s overall philosophy on employee compensation with a focus on compensation for our five executive officers serving during the last fiscal year (our “NEOs”).
NEOs as of December 31, 2023:

Kate Johnson President & Chief Executive Officer	Chris Stansbury Executive Vice President, Chief Financial Officer	Ashley Haynes-Gaspar Executive Vice President, Chief Revenue Officer	Stacey W. Goff Executive Vice President, General Counsel & Secretary
Former Executives (or Former NEOs):

Scott A. Trezise, Former Executive Vice President, Human Resources
As previously disclosed and described elsewhere herein, Mr. Trezise ceased serving as EVP, Human Resources with Lumen effective April 24, 2023, and was involuntarily terminated on April 5, 2024.

Executive Summary
As described in greater detail throughout this proxy statement, for the last few years our performance has fallen short of our desired financial results and stock performance. In response to our performance, our Board, CEO, Senior Leadership Team and HRCC have spent considerable time and effort developing a multi-year transformation strategy that we believe will reposition us for stabilization and growth. The primary objectives of this transformation strategy can be summarized as follows:
•Business Transformation: Streamline our business by monetizing non-core assets and deploy our capital to invest for growth and strengthen our balance sheet.
•Operational Transformation: Execute on our three-pronged strategy to secure the base by creating more durable revenue streams, drive commercial excellence through sales and other go-to-market enhancements, and innovate for growth (described in greater detail in the “About Lumen” section of this proxy statement).
•Leadership Transformation: Ensure that we have a leadership team in place who know how to deliver high-impact results and who can guide us on a path to growth (described in greater detail in “Continued Leadership Transition” later in this CD&A).
•Incentive Programs Aligned with our Strategy and Performance: Ensure our compensation programs support our efforts to incentivize and retain this new leadership team, which is essential to our ability to execute on our transformation strategy (described in greater detail throughout this CD&A).
Our transformation began in earnest with the hiring of a new CEO and CFO and completion of two divestitures in 2022. During 2023, we completed our third major divestiture, hired four new leaders and revised our short-term incentive program in light of our changing business strategy. The HRCC restructured our 2024 long-term incentive program to conserve shares by shifting from 60% performance-based equity to 60% performance-based cash awards and proposed creating a 43 million share equity pool under a new 2024 Equity Incentive Plan, subject to shareholder approval at the meeting.

78

Compensation Discussion & Analysis
The following table summarizes our timeline and achievements under our transformation strategy objectives during 2022, 2023 and early 2024:
Transformation Timeline and Achievements

2022	Business Transformation(1) •Aug. 2022 completed the sale of our Latin American business •Oct. 2022 completed the sale of our 20-state ILEC business •Announced the elimination of our dividend	Operational Transformation •Introduced growth-focused revenue reporting •Launched Lumen Marketplace with enterprise self-service capabilities •Accelerated Quantum Fiber buildout	Leadership Transformation(2) •Apr. 2022 executed our CFO succession plan •Nov. 2022 executed our CEO succession plan

2023	•Completed the sale of select content delivery network (CDN) contracts •Further narrowed our business focus by completing the divestiture of our EMEA business on Nov. 1
•Announced two-year $1 billion growth and optimization initiative
•Introduced three-pronged strategy to secure the base, drive commercial excellence and innovate for growth
•Launched innovative commercial offerings including network-as-a-service (NaaS) and ExaSwitch

•We hired four new members to our senior leadership team:
EVP, Customer Success
EVP, Enterprise Operations
EVP, Enterprise Sales
EVP, Chief People Officer
•We terminated or demoted four prior members of our senior leadership team

Early 2024	•Formulated a Management Proposal for reverse stock split •Formulated a Management Proposal to approve the 2024 Equity Incentive Plan for 43 million share pool(3) to fund equity awards in the future
•Identified a multi-billion market opportunity addressable with our digital product portfolio
•Completed a significant debt restructuring, extending debt maturities and securing a runway to further transform the company

•We hired three new members to our senior leadership team:
EVP, Chief Product Officer
EVP, Chief Technology Officer
EVP, Chief Marketing Officer
•Mr. Trezise left the company in Apr. 2024
Resulting in a nearly full refreshment of our senior leadership team during the last two years

(1)For more complete information on Lumen, our business transformation and our recent performance, see the remainder of this proxy statement, including “About Lumen” and Appendix B.
(2)See “Continued Leadership Transition” for more information on on-boarding compensation and severance packages for departing NEOs.
(3)See “Item 3 - Approval of Our 2024 Equity Incentive Plan” for more information.

79
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
2023 Executive Compensation Aligned with Business Performance
As discussed in greater detail in this CD&A, 93% of our CEO’s total target compensation is at risk and our incentive programs (i) are aligned with our corporate strategy, (ii) support our efforts to incentivize and retain our new leadership team, which is essential to our ability to execute on our transformation strategy (described in greater detail throughout this CD&A) and (iii) are paid out based on our performance, with realizable pay commensurate with our performance.
In 2023, we fell short of our Adjusted EBITDA and Revenue goals and our STI plan was funded at 83.2% of the target payout level. In addition, our failure to attain our Cumulative Adjusted EBITDA target and our low total shareholder return (TSR) performance resulted in our senior officers forfeiting 100% of their 2021 performance-based LTI awards. For more information, see “Section Four — Compensation Design, Awards and Payouts for 2023.”
Our CEO’s average realizable pay, as of March 1, 2024, was 34% of target compensation for the past two years. For more information, see “Section Three — Pay and Performance Alignment — Realized and Realizable Pay for Our NEOs.”
Short-Term Incentive Bonus

2023 STI Payout of 83.2%

Adjusted EBITDA: As we continued to focus on profitable revenue growth while executing on cost transformation initiatives, we generated Adjusted EBITDA of $4,631 million, which was below our target.

Revenue: Improving the revenue trajectory of our business is critical to achieving our strategy. In 2023, we achieved $14,526 million of Revenue, which was below our target.

Customer experience: During 2023, we achieved slight gains for most of our Customer Experience categories and outperformed the average for our industry.

The chart below shows our overall level of achievement and company performance funding for the financial and qualitative metrics in our 2023 STI plan:
Dollars in Millions

Performance Metrics	Threshold	Target(1)	Maximum	Actual vs. Target	Payout %	Weighting	Weighted Payout %

Adjusted EBITDA				97.9%	73.5%		36.7%

Revenue				98.0%	89.9%		31.5%

Customer Experience				Met Expectations	100.0%		15.0%

	Weighted Payout Percentage of Company Performance Funding						83.2%

80

Compensation Discussion & Analysis
(1)For more information on our Adjusted EBITDA and Revenue targets see “Section Two - Compensation Philosophy and Oversight — Rigorous Design and Target Goal Setting Process” and “Section Four - Compensation Design, Awards and Payouts for 2023 — 2023 Short-Term Incentive Program.”
Long-Term Incentive Compensation

2021 LTI Payout of 0%

Cumulative Adjusted EBITDA: We generated Cumulative Adjusted EBITDA of $21,492 million for 2021, 2022 and 2023, which was below our threshold of $22,300 million.

Relative TSR Modifier: Our stock performance for three-year period ending December 31, 2023 was -81.18%, which was the 0th percentile relative to our peers.

Dollars in Millions

Performance Metrics	Threshold	Target(1)	Maximum	Actual vs. Target	Payout %	Weighting	Weighted Payout %

Cumulative Adjusted EBITDA				91.8%	0.0%		0.0%

Relative TSR(2)				n/a	0.0%		0.0%

	Weighted Payout Percentage						0.0%

(1)For more information on our Cumulative Adjusted EBITDA target see “Section Two - Compensation Philosophy and Oversight — Rigorous Design and Target Goal Setting Process.”
(2)If Lumen’s TSR is negative over the three-year period, the payout cannot exceed target regardless of our TSR performance relative to our peers.

What’s New

“In our journey to become a growing, customer-obsessed business, we will continue to hire leaders who know how to deliver high-impact results,” said Kate Johnson, President and CEO of Lumen.

Continued Leadership Transition
Our Board and the HRCC have spent considerable time and effort ensuring that we have senior leaders in place who know how to deliver high-impact results and who can guide us on a path to growth.
As described below and elsewhere in this CD&A, during Ms. Johnson’s first few months as CEO, she evaluated the existing senior leadership team and made the decision to change several leaders, beginning in 2022 and continuing through early 2024, resulting in a nearly full refresh of our senior leadership team during the last two years.

81
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Transition of Senior Leadership Team
During 2023, we brought in four new members of our senior leadership team, one of whom (Ms. Haynes-Gaspar) is an NEO whose compensation is described further below and elsewhere in this proxy statement. In early 2024, we hired three additional members of our senior leadership team and announced the termination of Mr. Trezise, one of the longer-standing NEOs.
Our new senior leadership team brings deep and diverse experiences to Lumen and are energized to drive the transformation described above. As is often seen in such periods of leadership team transformations, there were on-boarding payments associated with new hire packages (the majority of which were awarded in the form of equity and aligns their interests with our shareholders by providing immediate equity stake in the Company), transition awards to key executives and severance payments to departing executives. While we are committed to limiting the use of these payments and adhering to best practices when doing so, our Board determined they were essential to pursuing our long-term strategy to transform our Company and build the leadership team required for the challenges and opportunities ahead. For more information, see “Section Four — Compensation Related to Leadership Transition.”

82

Compensation Discussion & Analysis
Our Compensation Best Practices
The HRCC and management stay abreast of market trends and best practices through regular consultation with the HRCC’s independent consultant and by attending various training programs and forums.
In addition to other practices described elsewhere in this proxy statement, below are a summary and brief descriptions of certain compensation policies and practices.

What We Do	What We Don’t Do

  Focus on performance-based compensation weighted heavily towards long-term incentive awards
  Benchmark generally against 50th percentile peer compensation levels
  Maintain robust stock ownership guidelines applicable to our executive officers and outside directors
  Annually review our compensation programs to avoid encouraging excessive risk taking
  Conduct an annual succession planning process for our CEO
  Conduct an annual “say-on-pay” vote
  Discuss our executive compensation program during shareholder engagement
  Impose compensation forfeiture covenants “clawback” broader than and in addition to those mandated by law (such as, fraud and reputational harm)
  Review the composition of our peer groups at least annually
  Conduct independent and intensive performance reviews of our senior officers
  Cap the number of relative TSR performance-based shares that may vest if our own absolute TSR is negative
  Review realizable pay of our senior officers and total compensation “tally” sheets
  Require shareholders to approve any future severance agreements valued at more than 2.99 times the executive’s target cash compensation

  Maintain a supplemental executive retirement plan
  Permit our directors or any employee to hedge our stock, or our directors or senior officers to pledge our stock
  Permit the HRCC’s compensation consultant to provide other services to Lumen
  Pay, provide or permit:
(i)excessive perquisites,
(ii)excise tax “gross-up” payments, or
(iii)single-trigger change of control equity acceleration benefits, or
(iv)dividend payments on unvested restricted stock or RSUs

83
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
2023 Shareholder Engagement Highlights
Each year we solicit shareholder feedback from holders of a majority of our shares, generally in the spring and fall, on a wide range of topics (discussed in greater detail in “ITEM 1 Election of Directors - Our Board’s Responsibilities & Engagement”). Our shareholder engagement related to our executive compensation programs is summarized below. Our Chairman of the Board (who is also a member of the HRCC), HRCC Chair, NCG Committee Chair and, as appropriate, members of management typically participate in these engagements. These conversations have enabled us to receive input from our shareholders on how best to align the interests of management and the shareholders and have enabled many of our shareholders to gain a better understanding of the challenges of recruiting, retaining and motivating top executive talent in a complex, rapidly changing industry that continues to face the challenges of replacing high-margin declining legacy services with lower-margin growing digital services.
During our shareholder engagement in 2022, discussions with our investors helped to inform our 2023 executive compensation decisions, which included continued inclusion of relative TSR in our LTI program, elimination of Free Cash Flow as a metric in our STI program and review of our compensation benchmarking and TSR peer groups following the completion of three major divestitures.
The table below summarizes our compensation-focused shareholder engagement efforts during 2023, including the feedback we heard, say-on-pay results and actions our HRCC has taken.

2023 Shareholder Engagement(1)

Spring Engagement: Following the filing of our 2023 proxy statement, we engaged our top 30 shareholders, representing approximately 60% of shares outstanding, to hear their feedback on executive compensation actions during 2022 and considerations going forward.
What We Heard: The shareholders we met with provided positive feedback on the compensation packages for our CEO and CFO during 2022. Specifically, these shareholders indicated that our compensation programs were aligned with our business strategy and our STI and LTI payouts (for performance periods ending December 31, 2022) were appropriately linked with performance.
2023 Say-on-Pay Vote Results: At our 2023 annual meeting, we received support from the holders of 87% of the shares voted on our say-on-pay proposal.

Fall Engagement: Given our stock performance and limited equity pool available for future grants, we undertook a significant effort to seek input from shareholders as the HRCC considered changes to our 2024 compensation programs and a new equity plan proposal.
We also met with one of the major proxy advisors in December 2023. This meeting was attended by our Chairman of the Board (who is also a member of the HRCC), Chair of HRCC and Chair of NCG Committee in addition to members of management.
What We Heard: The shareholders and proxy advisor we held meetings with provided feedback on metrics for our incentive compensation programs, our upcoming proposal to replenish our equity pool and changes for our 2024 LTI awards given our recent stock performance. In addition to these discussions we also met with shareholders who were focused on our culture and ESG strategies.

Response to Shareholder Feedback: The HRCC reviewed shareholder feedback and approved the following changes to our 2024 LTI awards: shift the 60% performance-based portion from equity to cash, which we intend to be temporary, and add a +/-20% revenue kicker to the cumulative adjusted EBITDA metric.
These are discussed in greater detail at "Changes to 2024 LTI Design.”

(1)For more information, see “Shareholder Engagement - By the Numbers: Shareholder Engagement in 2023”
We look forward to continuing to engage in productive dialogue with our stakeholders on all governance and stewardship matters, including compensation.

84

Compensation Discussion & Analysis
Section Two - Compensation Philosophy and Oversight
Compensation is a critical element in Lumen’s overall business strategy for attracting, developing, motivating and retaining executives and key employees who possess the right skills and leadership expertise to execute our corporate strategies. Our transition towards providing more adaptive digital transmission services has placed a greater premium on attracting and retaining personnel with cutting-edge technical skills and experience with implementing transformational change. We design our compensation programs to reward executives and employees who are critical to our success.
Compensation Objectives and Design
Our compensation programs are designed to be market competitive, performance-based and fiscally responsible. Providing incentive compensation opportunities linked to our corporate performance is a key part of our compensation programs, especially for our senior leaders, representing 93% and 85% of our CEO’s and NEOs’ average total target direct compensation, respectively. But our STI and LTI programs extend much further into our organization. For 2023, approximately 20,000 employees participated in our STI program and approximately 1,500 employees received long-term cash awards under our LTI program. For each participant in our incentive programs, including our NEOs, his or her total target direct compensation and individual performance modifiers are determined based on multiple factors, including the availability of talent, the criticality of skills, market compensation benchmarks and internal equity considerations.
Incentive Compensation Design
Each year over the course of several meetings, the HRCC undergoes a multi-step process to evaluate our performance objectives and priorities and establish rigorous threshold, target and maximum performance levels for our short- and long-term incentive plans for the upcoming plan year.

85
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Aligning Performance Objectives with Strategy
The HRCC selects short-term and long-term plan performance objectives designed to incentivize our executives to drive execution of our overall business strategies and key strategic priorities over the relevant performance period. The HRCC works with management and its independent consultant to structure our incentive programs each year based on the following key design considerations:

Key Considerations/Objectives	Pay for Performance Alignment	More Detail

Aligned With Our Strategy
Ensuring that performance-based metrics in our executive compensation programs reward performance over multiple time horizons and are aligned with our short- and long-term strategies, including individual contribution and Company performance, and the goal of creating long-term shareholder value while discouraging excessive risk taking
See “Our Pay Elements” in this section

Challenging Goals	Setting short-and long-term targets at challenging but reasonably achievable levels that reflect priorities and drive progress toward our long-term vision	See “Section Four - Compensation Design, Awards and Payouts for 2023”

Formulaic
Maintaining STI and LTI programs with formulaic payouts that are determined based on actual performance against challenging financial and operational goals; with limited adjustments, positive or negative, as permitted and outlined in our Incentive Program Guidelines described herein.
See “Section Four - Compensation Design, Awards and Payouts for 2023” and “Incentive Program Guidelines” in this section

Pay and Performance Alignment	Assessing effectiveness of prior year(s) incentive designs and targets on a quarterly basis	See “Section Three - Pay and Performance Alignment - Realized and Realizable Pay for Our NEOs”

Peer Benchmarked	Utilizing an objective set of criteria to determine companies for our compensation benchmarking peer group and TSR peer group	See “Section Five - HRCC Engagement and Compensation Governance - Role of Peer Companies”

Pay Mix	Allocating a significant portion of our NEOs target compensation to performance-based; components, with a balance between cash and equity and short- and long-term incentives	See “Section Three - Pay and Performance Alignment - Pay Mix”

Monitor Equity Usage	Monitoring share expense, burn rate and dilution against peer benchmarks	See “Section Four - Compensation Design, Awards and Payouts for 2023 - 2023 Long-Term Incentive Compensation”

Shareholder Feedback	Incorporating shareholder views, including results of our annual say-on-pay vote and our shareholder engagement initiatives	See “Section One - Executive Summary - 2023 Shareholder Engagement Highlights”

For additional information on Lumen and our recent performance, see Item 7. Management’s Discussion and Analysis of the Financial Condition and Results of Operations included in Appendix B.

86

Compensation Discussion & Analysis
Rigorous Design and Target Goal Setting Process
As described in more detail below, based on information available at the time, the HRCC establishes rigorous threshold, target and maximum performance levels for the selected objectives under our incentive programs. These objectives are reevaluated annually and rooted in our annual budget, public guidance and long-range strategic plan.
Aligned with Company’s Publicly Disseminated Outlook. For 2023, the Board approved annual and long-range financial and operational plans that the HRCC considered in its goal setting process, including:
•Detailed financial and operational goals and timelines
•Anticipated timing for execution of our strategic initiatives, new product launches and completion of our then pending divestitures
•Cash flow plan to execute on our capital allocation priorities
The HRCC also considered the following:
•Prior year strategic goals and actual financial performance
•Industry and competitive trends
•Other Company-specific and external factors that influence our business
Challenging and Sufficiently Rigorous. The HRCC establishes challenging threshold, target and maximum performance levels that are appropriately tailored to our current business conditions as well as the prevailing business environment more broadly. For 2023, while the targets for the STI and LTI objectives were set at lower levels than prior year targets and results, the HRCC believes these 2023 performance targets were set at challenging levels, based in part on the impact of the following:
•Operational Trends: Traditional telecom services’ margins are significantly greater and demand for our legacy copper-based wireline mass market services is in a prolonged systemic decline. We are also experiencing a weaker demand for certain older enterprise services, changing customer preferences, increased competitive and pricing pressures and higher inflation. These services are declining at a faster pace than demand is growing for our newer technology services at lower margins, which exerts significant pressure on achieving the same or higher year-over-year performance – requiring us to simultaneously (i) expand our customer base and services portfolio, (ii) protect the ability of our declining residual legacy voice and copper-based wireline operations to generate high-margin revenue and (iii) adapt and adjust our cost structure in response to the pace our revenue declines – which puts increased pressure on both revenue and adjusted EBITDA in both our short- and long-term incentive plans.
•Divestitures: We have completed three substantial divestitures in the last two years. Our 2022 results included operations for our LATAM and ILEC businesses, until their sales were completed in August and October 2022, respectively, and dis-synergies related to those transactions. Our 2023 results included operations for our EMEA business, until its sale was completed in November 2023, and dis-synergies related to that transaction.
•Macroeconomic Environment: Continued inflationary pressures, supply constraints or macroeconomic uncertainties could continue to impact our financial performance, as described further in our periodic reports filed with the U.S. Securities and Exchange Commission.
•Uncertainties: Uncertainties regarding our financial performance, leverage and debt covenant compliance could continue to cause certain of our customers to reduce or cease doing business with us.
Aligned with Shareholder Interests. The HRCC also considers shareholder feedback and observations from its independent compensation consultant.
Incentive Program Guidelines
While the performance objectives and targets under our incentive programs are designed to measure objective performance over a specified period of time, the HRCC may make certain adjustments to our performance calculations. To provide structure and promote consistency in addressing such situations, the HRCC has adopted Guidelines on Administering Incentive Plans (the Guidelines) to aid its goal of reaching equitable STI and LTI payout decisions that align performance with our targets and corporate strategy. As described in the table below, the Guidelines provide three types of potential adjustments to our STI or LTI metrics that can affect the overall payout.

87
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis

Types of Adjustments Under Our Guidelines	STI	LTI	Adjustments Under Our Guidelines For Performance Periods Ending December 31, 2023

Mandatory Adjustments. The first type of adjustment occurs after completion of each performance period in conjunction with the HRCC’s review of the financial results and assumptions, and requires the HRCC to make adjustments to eliminate the effects of acquisitions or divestitures and certain other unanticipated events specified in the Guidelines that correspond closely, but not exactly, with the “Non-GAAP Special Items” supplemental schedule included in our earnings release for the corresponding performance period.
These adjustments are necessary to measure our performance results in the same manner the targets were set and requires the HRCC to adjust (i) our STI targets or performance results, as appropriate, (ii) our three-year cumulative adjusted EBITDA performance results for the performance-based portion of our annual LTI grants before 2022, and (iii) beginning in 2022, our three-year cumulative adjusted EBITDA targets established under to the performance-based portion of our annual LTI grants.

For our 2023 STI Plan and 2021 LTI Awards:
•See Appendix A - Non-GAAP Reconciliation” for details on the Non-GAAP Special Items previously reported in our February 6, 2024 earnings release
•We adjusted the revenue and adjusted EBITDA targets in our 2023 STI Plan to reflect the net impact of charges and credits related to closing our EMEA divestiture earlier than estimated when targets were set and the sale of select CDN contracts, which was not anticipated when the targets were set.
•We adjusted our three-year cumulative Adjusted EBITDA performance results for our 2021 LTI Awards to reflect the net impact of charges and credits related to the sale of our Latin American, 20-state ILEC, EMEA and CDN businesses, which were not anticipated when targets were set, and to eliminate the CAF II and RDOF revenue that was not included when the targets were set.

Discretionary Adjustments. The second type of adjustment provides the HRCC with discretionary authority to adjust STI and LTI performance results based on any other “extraordinary, unusual, or non-recurring transactions or items” to prevent award payouts from being unfairly impacted by such items. The adjustments may be positive or negative and will only be made if the events were not known on the date the performance goals were established or were not reflected in the forward-looking financial information used to set such goals.
Traditionally the HRCC has used this discretionary authority infrequently and principally to adjust for foreign currency fluctuations necessary to measure our performance results in the same manner the targets were set.

For our 2023 STI Plan and 2021 LTI Awards:
•We adjusted the performance results to eliminate the effect of foreign currency fluctuations and true-up of bonus accruals for revenue and adjusted EBITDA in our 2023 STI Plan and three-year cumulative adjusted EBITDA in our 2021 LTI Awards.
•We adjusted the performance results to eliminate the CAF II and RDOF revenue that was not included in original targets for the three-year cumulative adjusted EBITDA in our 2021 LTI Awards.

Discretionary Adjustments to STI Payout Percentages. The third type of adjustment, as discussed in greater detail below under “Short Term Incentive Bonuses,” provides the HRCC with discretionary authority to adjust STI payouts. These discretionary adjustments may be made as either a specific feature of a given year’s STI plan established in advance (for example, the capped individual performance modifier included in our 2023 plan design) or as equitable adjustments made in arrears in connection with the HRCC’s approval of final STI payouts.
No discretionary adjustments were made to the payout percentages for our 2023 STI Plan

88

Compensation Discussion & Analysis
Our Pay Elements
The three core elements of our executive compensation program are base salary, annual STI bonus opportunity (typically paid in cash); and annual LTI grants (historically consisting of equity awards), comprising total direct compensation for our NEOs. For 2023, our LTI awards were structured as a mix of performance-based restricted stock (PBRS) and time-based restricted stock (TBRS), with a heavier use of PBRSs for our senior leadership team. Each element is described below and includes the performance metrics selected for our 2023 incentive programs.

CEO	Element and Description(1)	2023 Performance Objectives Aligned with Strategy
Base Salary	Base Salary As with most companies, base salary is annual fixed cash compensation that provides competitively set and stable income to our executives.
Short-Term Incentive Bonus
STI Program
STI bonus is annual variable cash compensation based on the achievement of annual performance measures.
Alignment to Compensation Philosophy
STI provides competitive short-term incentive opportunities for our executives to earn annual bonuses, typically paid in cash, based on performance objectives that, if attained, can reasonably be expected to (i) promote our business and strategic objectives and (ii) correspond to those paid to similarly situated and comparably-skilled executives at peer companies. The HRCC retains discretionary authority over determining any and all amounts to be paid under the STI plan.

Adjusted EBITDA measures the operational performance and profitability of our businesses and is commonly used by industry investors to evaluate our total enterprise value. (50%)
Revenue generation is critical to our goal of transitioning to growth. (35%)
Customer Experience is critical to maintain and grow our revenue base. (15%)
A positive or negative adjustment for individual performance based on “line of sight” for their specific areas of responsibility and individual objectives. Any positive adjustments for a NEO’s individual performance are capped at 20% of the STI amount otherwise payable based on Company performance. (Individual Performance modifier)

Long-Term Incentive Compensation
LTI Program
LTI provides variable compensation historically awarded annually in equity that vests over three years from the date of grant, with at least 60% of the award for our senior leaders based on the level of achievement of pre-established performance measures for a three-year period.
Alignment to Compensation Philosophy
LTI fosters a culture of ownership, aligns the long-term interests of our executives with our shareholders and helps to retain executives through stock price growth and the creation of long-term value. In addition, the number of shares vesting under our performance-based awards is dependent upon our performance measured against key business objectives over a multi-year period, further strengthening the alignment between executive pay, Company performance and shareholder value creation. The amount of LTI compensation that is ultimately realized depends on how successfully we execute our strategic goals and our overall stock performance.

Time-Vested LTI Awards (TBRS): Our grants of TBRS are intended to align our executives and shareholders interests by focusing on the long-term value of our common stock.
Performance-Based LTI Awards (PBRS) are comprised of two-equally weighted metrics:
Cumulative Adjusted EBITDA measures sustained operational performance and profitability of our businesses over a three- year period and is commonly used by industry investors to evaluate our total enterprise value. (50%)
Relative Total Shareholder Return or TSR rewards achievement of stock price growth relative to our TSR peer group over a three-year period and further strengthens the alignment of executive and shareholder interests. (50%)

(1)For more information, see “Section Four — Compensation Design, Awards and Payouts for 2023.”
For a discussion of how the HRCC allocates compensation among these three key components, see “Section Three — Pay and Performance Alignment.”

89
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Primary Performance Measure
As noted in our discussion of STI and LTI metrics below, in light of the systemic revenue decline for our high-margin, legacy voice and copper wireline services, we annually adjust our cost structure, requiring a disciplined focus on adjusted EBITDA and margins. The HRCC elected to use adjusted EBITDA as our primary performance measure for both 2023 STI and LTI awards, albeit measured over different periods, which incentivizes our senior officers to focus on both cost savings and profitable revenue growth over one- and three-year periods, consistent with our publicly disseminated outlook.
Section Three - Pay and Performance Alignment
In allocating NEO target pay opportunities among the different compensation elements, the HRCC does not adhere to a prescribed formula but generally emphasizes performance-based and at-risk elements. For 2023, the total target cash compensation opportunity (base salary plus target STI) represented less of each NEO’s total target compensation than the total target LTI opportunity, in order to increase alignment with shareholders’ interests and motivate performance that creates sustainable long-term shareholder value.
Pay Mix
The following chart illustrates the approximate allocation of the total direct compensation (at target), as of December 31, 2023, for our CEO and named executive officers (NEOs), respectively, between elements that are fixed, variable, performance-based and “at risk.” As a result, the actual (or take home) pay that our executives realize in a given year may be more or less than their total target compensation for that year, as illustrated in the “Pay Versus Performance” below.

CEO - Total Direct Compensation (at Target)	Current NEOs(1) - Total Direct Compensation (at Target)

15%
18%
27%
40%
85%
Pay at Risk
Base
STI
TBRS
PBRS

A fixed annual salary (base salary) represents 7% of our CEO’s total target compensation and 15% of our current NEOs’ average target total compensation.
Variable pay, consisting of an STI bonus opportunity and LTI awards, represents 93% of our CEO’s total target compensation and 85% of our other NEOs’ average target total compensation. This portion of pay is considered at-risk since the receipt or value of the award is subject to the attainment of certain performance goals, vesting requirements and overall stock performance. LTI performance-based compensation is the largest component, representing 48% of our CEO’s and 40% of our other NEOs target total compensation, and provides the greatest alignment between our NEO compensation and the interests of our shareholders.
(1)NEOs at December 31, 2023 excludes Mr. Trezise who ceased serving as an executive officer of Lumen effective April 24, 2023.

90

Compensation Discussion & Analysis
Realized and Realizable Pay for Our NEOs
As noted below, STI and performance-based LTI payouts are determined at the end of a performance period based on our achievement of pre-established goals.
•Short-Term Performance: In the last five years, all of our STI payouts were at or below target for an average payout of 94%.
•Long-Term Performance: We failed to achieve threshold performance (resulting in 0% payouts) for each of the three-year LTI performance periods ending on December 31, 2022 and 2023.
•Impact of Changes in Stock Price: The performance of the Company’s stock has a material impact on the amount of compensation ultimately realized by our NEOs. The annual LTI awards to our NEOs have historically been equity-based and include relative TSR as a performance metric. As a result, if the market price of the stock declines, so does the value of stock they own and outstanding awards they hold, and if our TSR performance is below that of our peers, there is an additional negative impact on the realizable pay for our NEOs under outstanding performance-based LTI awards.
The table and illustration below summarize the realized(1) and realizable(2) pay for our NEOs, of which 81% or more was at-risk variable compensation (STI, TBRS and PBRS) during the last five years(3). The average realized and realizable pay for our NEOs as of March 1, 2024 was:
•Our CEO - average of 34% of target compensation for the past two years.
•Longer-Tenured NEOs(5) - average of 60% and 47% of target compensation for the past five and three years, respectively.

	Realized Pay(1)			Realizable Pay(2)
	2019	2020	2021	2022	2023
Company Performance
STI Company Funding %(3)	97%	91%	100%	97%	83.2%
LTI (TBRS + PBRS)	107%	25%	17%	8%	23%
60% PBRS(4)
Performance Period	2019-2020	2020-2022	2021-2023	2022-2024	2023-2025
Adjusted EBITDA Run Rate	149.9%	n/a	n/a	n/a	n/a
Cumulative Adjusted EBITDA	n/a	0%	0%	TBD	TBD
Relative TSR	n/a	0%	0%	TBD	TBD
Realized and Realizable Pay for Our NEOs
Our CEO	n/a	n/a	n/a	31%	37%
Average for Our Longer-Tenured NEOs	104%	57%	52%	43%	46%

Realized and Realizable Pay as % of TDC for Our CEO
0%
20%
40%
60%
80%
100%
120%
TDC
7%
13%
80%
2022
5%
8%
18%
2023
7%
11%
19%
Below 25th Percentile of Market
Base
STI
LTI

Realized and Realizable Pay as % of TDC
for Our Longer Tenured NEOs
0%
20%
40%
60%
80%
100%
120%
Average TDC
19%
21%
60%
2019
22%
23%
59%
2020
21%
21%
14%
2021
20%
22%
10%
2022
19%
19%
5%
2023
16%
14%
16%
Below 25th
Percentile of
Market
Base
STI
LTI

(1)Realized Pay measures the actual pay realized by adding together (i) actual salary paid during the year, (ii) STI bonus that was ultimately paid for that year and (iii) the value of time- and performance-based LTI awards that vested (based on the closing stock price on each vesting date and achieved payout levels for PBRS).
(2)Realizable Pay measures the actual pay realizable for a given year by adding together the (i) realized pay, as describe in note (1) and (ii) the value of unvested time- and performance-based LTI, at “target” levels, based on our stock price as of March 1, 2024.

91
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
(3)For further information on our 2019, 2020, 2021 and 2022 STI performance and 2021 PBRS awards, see our 2020, 2021, 2022 and 2023 proxy statements. For further discussion on our 2023 STI payout, see “Section Four - 2023 Short-Term Incentive Program.”
(4)For further discussion on our 2019, 2020 and 2021 PBRS performance, see our 2021 and 2022 proxy statements. For further discussion on our 2021 PBRS performance, see “Section Four - LTI Linkage to Performance - No Payouts Under 2021 PBRS Awards.” “TBD” means to be determined upon completion of the performance periods ending on December 31, 2024 and 2025 and are assumed at target for this calculation.
(5)Longer-Tenured NEOs is comprised of Mr. Goff and Mr. Trezise.
Section Four - Compensation Design, Awards and Payouts for 2023
Our fiscal 2023 executive compensation program was generally similar to our 2022 program, except for the elimination of free cash flow metric from our STI program metrics and increases to the 2023 target LTI awards granted to two of our NEOs.
Target Compensation
As noted previously, the three key elements of our executive compensation program are base salary, STI bonus opportunity and LTI awards (60% of which are PBRS). The HRCC establishes target compensation levels for each of our senior officers on each of these three elements, reviewing the pay mix and pay levels at least annually. As of December 31, 2023, the total target compensation opportunities for our NEOs as of such date were as follows:
Total 2023 Target Compensation as of December 31, 2023(1)

NEO	Base Salary	STI Target Bonus %	STI Target Bonus Opportunity	Total Target Cash	LTI Target(2)	Total Target Compensation(3)
Ms. Johnson	$1,200,000	200%	$2,400,000	$3,600,000	$14,250,000	$17,850,000
Mr. Stansbury	800,000	125%	1,000,000	1,800,000	5,000,000	6,800,000
Mr. Goff	700,000	120%	840,000	1,540,000	2,250,000	3,790,000
Ms. Haynes-Gaspar	575,000	100%	575,000	1,150,000	2,000,000	3,150,000
(1)For more complete information presented in accordance with the SEC’s rules, see the Summary Compensation Table below.
(2)The LTI target in this table represents the target levels of equity awards as of December 31, 2023, except Mr. Stansbury’s LTI target does not include a one-time increase of $2.5 million for his 2023 equity grant. As discussed further below, these amounts differ materially from the amounts reported in “Compensation Tables—Summary Compensation Table”, which are calculated in accordance with FASB ASC Topic 718 and reflect significantly lower grant date values ($0.92-$2.39) as compared to the stock price used to calculate the number of time-based and performance-based equity awards granted ($3.90), which was based on a 15-day volume-weighted average closing price.
(3)Based on our compensation benchmarking data, the Total Target Compensation for Messrs. Goff and Stansbury and Ms. Haynes-Gaspar was near the 50th percentile of compensation paid to comparable executives, and near the 25th percentile for Ms. Johnson.
On an annual basis, we review the competitive market analyses of the total direct compensation for our NEOs and senior officers. We target the median of our compensation peer group, while taking into consideration all relevant factors, including (i) the need to attract and retain employees with essential expertise and skill, (ii) internal equity for employees who make similar contributions and have comparable skill sets and expertise and (iii) individual performance. For more information on how we determined specific pay levels in 2023, see further discussion in “Section Four - Compensation Design, Awards and Payouts for 2023” and under the heading “—Compensation Benchmarking Peer Group.”
Each of these elements is discussed in greater detail below. For more information on how we determined specific pay levels in 2023, see further discussion under the heading “—Compensation Benchmarking Peer Group.”

92

Compensation Discussion & Analysis
Base Salary
Early each year, the HRCC takes a number of steps in connection with setting annual base salaries, including the review of (i) compensation tally sheets and benchmarking data, (ii) each senior officer’s pay and performance relative to other senior officers, (iii) the scope and complexity of the officer’s role, (iv) the officer’s experience and proficiency and the criticality of the skill set needed to execute the officer’s role and (v) when the officer last received a pay increase.
Annual Review Process (February 2023). During its annual review of executive compensation in February 2023, the HRCC reviewed the compensation benchmarking data for each senior officer, comparing the officer’s pay to our peer group. Following this review and discussion, the HRCC increased Ms. Haynes-Gaspar’s annual base salary to $575,000 and left unchanged the base salaries for our other NEOs employed at the time. The base salary for Ms. Johnson remained unchanged and the amount reported in the Summary Compensation Table reflects a full year of employment during 2023; whereas, the amount reported for 2022 was pro-rated based on 55 days of employment (from hire date of November 7, 2022).
Mid-Year Actions. As described elsewhere herein, in April 2023, Mr. Trezise ceased serving as EVP, Human Resources and the HRCC decreased his salary from $575,000 to $535,000 commensurate with the reduction of his responsibilities.
2023 Short-Term Incentive Program
As described below, the 2023 STI design incorporates three components in determining the calculated STI bonus amount (payout) for our NEOs:

TARGET BONUS OPPORTUNITY	×	COMPANY PERFORMANCE FUNDING	×	INDIVIDUAL PERFORMANCE MODIFIER	=	STI Bonus Amount

(Base Salary x STI Target Bonus %)		(Ranges from 0% to 200%)		(20% cap on upward adjustments for NEOs)
2023 STI Performance and Results
As discussed in detail below, for 2023, the HRCC, after consultation with our CEO and its independent compensation consultant Semler Brossy, revised our STI design and metrics from prior year and increased Revenue weighting by 10%, increased the Customer Experience weighting by 5% and eliminated the Free Cash Flow metric, which was weighted 15% the prior year. Due to the uncertainty associated with the restructuring of our triple C debt, the HRCC eliminated Free Cash Flow from our 2023 STI Plan. This further aligns with our strategy of pursuing profitable growth.
1) Company Performance Funding
As described further below, 85% of our 2023 STI was based on two financial metrics, one of which is a non-GAAP measure that excludes special items as described in Appendix A. The remaining 15% was based on qualitative metrics measuring Customer Experience.
In February 2023, based on the information available at the time, the HRCC approved the 2023 STI program metrics and set “threshold,” “target” and “maximum” target goals for each metric, as set forth below. Our 2023 Adjusted EBITDA and Revenue targets were set below our actual 2022 financial results, which was primarily driven by the two divestitures completed in 2022 and a third in 2023. For more information see “Section Two - Compensation Philosophy and Oversight — Rigorous Design and Target Goal Setting Process.”

93
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
The table below reconciles our actual adjusted 2022 results to our actual adjusted 2023 results.

(Amounts in Millions)	Adjusted 2022 Results(2)	Adjustments for Post- Closing Commercial Agreements / Divestitures(3)	Organic Declines / Other Adjustments	Adjusted 2023 Results(4)
Adjusted EBITDA(1)	$6,849	-$1,369	-$849	$4,631
Revenue	$17,533	-$2,084	-$923	$14,526
(1)As used in our STI plan, adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (“Adjusted EBITDA”) is a non-GAAP metric that excludes certain one time or non-recurring charges or credits and eliminates the effects of certain unanticipated, extraordinary, unusual, or non-recurring transactions or items. See Appendix A for more information.
(2)As explained in greater detail in our 2023 Proxy Statement, these 2022 results have been adjusted to reflect the net effect of certain charges or credits to eliminate the impact of certain unanticipated, extraordinary, unusual, or non-recurring transactions or items not reflected in Appendix A. See “Section Two - Incentive Program Guidelines” for more information.
(3)Represents the net financial impacts related to (i) the Latin American business divested on August 1, 2022 and the 20-state ILEC business divested on October 3, 2022, and the EMEA business divested on November 1, 2023 (the "divestitures”), which will not recur in periods following the completion of these divestitures, (ii) actual amounts received or paid by the Company under its post-closing agreements with the purchasers of the divested businesses and (iii) the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021.
(4)As explained in greater detail below, these 2023 results have been adjusted to reflect the net effect of certain charges or credits to eliminate the impact of certain unanticipated, extraordinary, unusual, or non-recurring transactions or items not reflected in Appendix A. See “Section Two - Incentive Program Guidelines” and for more information.
In February 2024, the HRCC approved the calculated Company performance funding of 83.2% (as confirmed by our Internal Auditors) for our 2023 STI program and based on the financial and qualitative metrics detailed below. The HRCC reviewed audited results of the Company’s performance as compared to the financial and operational targets established in February 2023 and, as described in greater detail in this section, determined and approved certain adjustments for our financial metrics in accordance with our Guidelines.
For additional information on Lumen and our recent performance, see Item 7. Management’s Discussion and Analysis of the Financial Condition and Results of Operations included in Appendix B.

Adjusted EBITDA (weighted 50%)
Alignment to Strategy
Adjusted EBITDA remained our most heavily-weighted STI financial performance objective at 50% for 2023. We believe this metric is aligned with our shareholders’ best interests and our corporate strategy of pursuing profitable growth. As described elsewhere herein, in light of the systemic revenue decline for our higher-margin legacy services, we continuously need to adjust our cost structure - requiring a disciplined focus on Adjusted EBITDA and margins. The metric of Adjusted EBITDA is designed to incentivize and reward our senior officers to focus on both cost savings and profitable revenue growth.

	Target Amount of Adjusted EBITDA(1),(2)	Payout as a % of Target Award	Results(3):
Maximum	≥ $4,933 million	200%	$4,631 million (Below Target)	ACHIEVED PAYOUT OF 73.5%(4)
Target	$4,733 million	100%
Threshold	$4,576 million	50%
Below Threshold	< $4,576 million	0%
(1)In February 2023, we projected earning Adjusted EBITDA of $4.6 to $4.8 billion for 2023, which assumed the sale of our EMEA business after 2023 and did not contemplate the sale of our CDN business.
(2)As mandated under our Guidelines, the HRCC decreased our Adjusted EBITDA target by $34 million to reflect the net impact of (i) the EMEA divestiture closing approximately two months earlier than originally projected in our 2023 budget and (ii) the sale of our CDN business which was not contemplated in our budget. See “Section Two - Incentive Program Guidelines” for more information.
(3)As permitted under our Guidelines, the HRCC increased our actual Adjusted EBITDA by $3 million to reflect the net effect of certain charges or credits to eliminate the impact of certain unanticipated, extraordinary, unusual, or non-recurring transactions or items not reflected in our 2023 budget. These net charges and credits include the elimination of the effect of foreign currency fluctuations and true-up of bonus accruals for 2023. See “Section Two - Incentive Program Guidelines” for more information.
(4)The achieved payout percentage is calculated for each financial performance objective based on a corresponding payout scale approved by the HRCC. If the threshold performance level with respect to any particular financial performance objective under our STI program is not attained, the bonus payable to the participating officer with respect to that portion of his or her targeted bonus opportunity will be calculated as zero. If threshold performance is met on any particular metric, each participating officer will earn a reduced portion of his or her target bonus amount for that portion of the award. If the maximum performance level with respect to any particular metric is met or exceeded, each participating officer will earn a maximum of 200% of his or her target bonus amount for that portion of the award. Measurement of the attainment of any particular metric is interpolated if actual performance is between (i) the “threshold” and the “target” performance levels or (ii) the “target” and the “maximum” performance levels.

94

Compensation Discussion & Analysis

Revenue (Weighted 35%)
Alignment to Strategy
The generation of revenue is critical to our goal of increasing revenue from our growth products in amounts sufficient to offset our continuing and systemic legacy revenue losses. Thus, we continued to include revenue as a metric and, for the second year in a row, increased its weighting by 10%, from 25% to 35% for our 2023 STI plan.
The HRCC believes our senior officers are appropriately incentivized to achieve our 2023 revenue targets with a balanced approach, since the majority of our 2023 STI is based on Adjusted EBITDA, which rewards our senior officers for achieving profitable revenue growth.

	Target Amount of Revenue(1)	Payout as a % of Target Award	Results(2):
Maximum	≥ $15,417 million	200%	$14,526 million (Below Target)	ACHIEVED PAYOUT OF 89.9%
Target	$14,824 million	100%
Threshold	$14,231 million	50%
Below Threshold	< $14,231 million	0%
(1)As mandated under our Guidelines, the HRCC decreased our revenue target by $129 million to reflect the net impact of (i) the EMEA divestiture closing approximately two months earlier than originally projected in our 2023 budget and (ii) the sale of our CDN business which was not contemplated in our budget. See “Section Two - Incentive Program Guidelines” for more information.
(2)As permitted under our Guidelines, the HRCC increased our actual revenues to include $31 million to reflect the net effect of certain charges or credits to eliminate the impact of certain unanticipated, extraordinary, unusual, or non-recurring transactions or items not reflected in Appendix A. See “Section Two - Incentive Program Guidelines” for more information.

Customer Experience (Weighted 15%)
Alignment to Strategy
One of our five core priorities is to develop customer obsession. In January 2023, we hired Ms. Haynes-Gaspar to lead our Customer Experience organization, bringing an increased level of energy and focus to this critical area.

“We help guide the company toward our North Star by listening and learning from our customers, then acting on their needs. That way, we surprise and delight them while accomplishing our mission of digitally connecting people, data and apps — quickly, securely and effortlessly.” Ms. Haynes-Gaspar

We believe that improving customer satisfaction and service scores, increasing investment in priority areas and reducing complexity, customer inconveniences and repair times will drive gains in customer satisfaction, correlating to higher revenue for the Company. Thus, we continued to include customer experience as a metric and increased its weighting from 10% to 15% for our 2023 STI plan.
We believe the ease of doing business with the Company is a top driver of customer loyalty. Net Promoter Score (NPS) is a lagging indicator of our performance. Customer experience research suggests increased promoter scores will generate increased customer spending within 24 months. Customer Ease Score (CES) is a leading indicator with direct correlation to NPS. As such, the primary measures for Customer Experience performance are NPS and CES, which together provide a good combination of leading indicators and outcomes.

2023 Goals
Although there are quantitative metrics that we use to measure our Customer Experience, the overall metric is qualitative in nature. Each business unit is charged with improving relationships with our customers and is part of the annual planning process. Our customer experience goals and transformation programs are informed and prioritized using customer data trends and insights. Using regression analysis, we can model which programs drive the greatest improvements for the greatest number of customers. For goal setting, we consider historical Lumen performance trends and industry benchmarks to ensure that we are setting appropriate performance targets by segment.

95
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Targets
In February 2023, in connection with our initiative to improve customer experience, the HRCC approved the following aspirational goals and objectives for our 2023 STI plan:
•Execute on Company-wide transformative programs that truly improve the way we operate in order to achieve meaningful improvement in customer experience
•Improve rNPS and CES for our Enterprise business and improve transactional NPS (tNPS) for our Mass Markets business
Performance Highlights
During 2023, we achieved year over year improvement with gains in our Enterprise rNPS (as adjusted for revenue) and tNPS for Mass Markets.
As a result of these factors, the HRCC approved 100% funding for our 2023 customer experience goal.

ENTERPRISE RESULTS •Relationship NPS (revenue weighted) increased 17 points vs. prior year •Relationship CES held flat vs. prior year, which was 2 points below target	MASS MARKETS RESULTS •Transactional NPS increased 3 points vs. prior year, which was 1 point above target

ACHIEVED PAYOUT OF 100%
2) Individual Performance Modifier
As contemplated by the STI plan and the Guidelines, the HRCC reserves the right to increase or decrease the STI bonus payout level based on its qualitative assessments for each senior officer’s performance against certain specific objectives and benchmarks, as well as overall Company and individual performance during the year.
Given the importance of our NEOs in making and putting into operation decisions that set the Company up for future success, the HRCC assessed their individual performance against the following four key objectives for 2023:
•Financial - relevant financial objectives based on the individual’s role
•Strategic - goals vary based on individual and cover areas such as customer obsession, innovation and investing for growth
•Operations - goals vary based on individual and cover areas such as building a reliable execution engine and radically simplifying our Company
•Organization - goals vary based on individual and cover areas such as culture, talent retention and development and IDEAS (Inclusion, Diversity, Equity, Allyship and Social Impact).
In certain circumstances, the HRCC may apply discretion to modify senior officer compensation, with any upward adjustments for NEOs capped at 20% (or 120% of company performance funding).
For 2023, the HRCC discussed each NEO’s performance and leadership accomplishments and approved the following Individual Performance Modifiers, as quantified in the table below (with 100% indicating that no upward or downward adjustment was applied).

96

Compensation Discussion & Analysis

NEO	Individual Performance Scorecard	Individual Performance Modifier
Current NEOs
Ms. Johnson	•Created a new, compelling north star, strategy and culture transformation with internal and external validation •Exceptional connection and impact with employees, customers, investors and the Board •Executed on leadership transition strategy by hiring an experienced and energized senior leadership team •Oversaw the completion of the divestiture of our EMEA business and restructuring of our debt	100%
Mr. Stansbury	•Exceptional leadership on our debt restructuring which moved approximately $10 billion of near-term debt maturities to 2029 and beyond and provided us with ample runway to execute a turnaround •Substantially improved our standing with investors and customers in clarifying our financial position and outlining a path towards improved performance •Is a champion of our culture and truly lives and leads with clarity and transparency. He has built trusting relationships with key stakeholders and customers.	110%
Mr. Goff	•Exceptional leadership on our debt restructuring •Successfully led the divestiture work from a Legal perspective •Strong advisor to the CEO and did an excellent job onboarding the CEO	100%
Ms. Haynes-Gaspar	•Successfully led the Customer Success, International, Strategy and Marketing teams to improve NPS and increase customer obsession and data orientation •Hired exceptional talent, re-organized the teams and built a reliable execution engine while improving prioritization and simplification	105%
Former NEO
Mr. Trezise	•Successfully onboarded the CEO and collaborated with her to successfully recruit new members of our senior leaders	90%
3) Bonus Amounts
The HRCC approved each NEO’s STI bonus as summarized in the table below.
2023 STI Bonus Amounts

NEO	STI Target Bonus Opportunity(1)		Company Performance Funding(2)		Individual Performance Modifier(3)		Calculated STI Bonus Amount
Current NEOs
Ms. Johnson	$2,400,000	X	83.2%	X	100%	=	$1,996,800
Mr. Stansbury	1,000,000	X	83.2%	X	110%	=	915,200
Mr. Goff	840,000	X	83.2%	X	100%	=	698,880
Ms. Haynes-Gaspar	553,972	X	83.2%	X	105%	=	483,950
Former NEO
Mr. Trezise	$548,041	X	83.2%	X	90%	=	$410,372
(1)Determined based on earned salary and applicable STI target bonus percentage during 2023. The amount for Ms. Haynes-Gaspar reflects a pro–rated amount based on 357 days of employment during 2023 (from hire date of January 9, 2023) and also an increase in salary (from $500,000 to $575,000), effective as of February 19, 2023 and an STI target bonus percentage of 100%. The amount for Mr. Trezise reflects a pro-rated amount based on decrease in salary (from $575,000 to $535,000), effective as of April 30, 2023 and an STI target bonus percentage of 100%. For more information on amounts for Ms. Johnson and Messrs. Stansbury and Goff, see “Section Four — Target Compensation” above.
(2)Calculated and adjusted as discussed in “Company Performance Funding” above.
(3)See “Individual Performance Modifier” above.

97
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
2023 Long-Term Incentive Compensation
For 2023, our annual LTI grants consisted of a mix of time- and performance-based equity awards, as described below.
2023 LTI Design
Annual Review Process (February 2023). During its annual review of executive compensation in February 2023, the HRCC reviewed the compensation benchmarking data for each senior officer, comparing the officer’s pay to our peer group. Following this review and discussion, the HRCC increased the annual LTI target opportunity for Mr. Stansbury to $5,000,000, Ms. Haynes-Gaspar to $2,000,000 and Mr. Trezise to $2,000,000 and left unchanged the LTI target opportunities for Ms. Johnson and Mr. Goff. See further discussion under the heading “Role of Peer Companies” below.
2023 Annual LTI Grants
The HRCC also approved one-time increases and awarded the annual LTI awards for Messrs. Stansbury and Trezise at 150% of their respective annual LTI target opportunity, as described in the footnotes to the table below. The HRCC granted annual LTI awards to our then-current NEOs effective March 1, 2023, except that the PBRS awards to Ms. Johnson and Mr. Stansbury were effective May 18, 2023 following approval of our equity plan proposal at the 2023 Annual Shareholders’ Meeting (the “2023 Annual LTI Awards”).
2023 Annual LTI Grants

	Time-Vested Restricted Shares or RSUs		Performance-Based Restricted Shares or RSUs		Total Target Grant Value(4)
Named Officer	No. of Shares(1)(3)	Target Grant Value(4)	No. of Shares(2)(3)	Target Grant Value(4)
Current NEOs
Ms. Johnson(5)	1,459,854	$5,700,000	2,189,781	$8,550,000	$14,250,000
Mr. Stansbury(5)(6)	768,344	3,000,000	1,152,517	4,500,000	7,500,000
Mr. Goff	230,503	900,000	345,755	1,350,000	2,250,000
Ms. Haynes-Gaspar(7)	204,891	800,000	307,338	1,200,000	2,000,000
Former NEO
Mr. Trezise(8)	307,337	1,200,000	461,007	1,800,000	3,000,000
(1)Represents the number of restricted shares granted on March 1, 2023 with graded-vesting on March 1, 2024, 2025 and 2026.
(2)Represents the target number of performance-based restricted shares granted on March 1, 2023 for Ms. Haynes-Gaspar and Messrs. Goff and Trezise and granted on May 18, 2023 for Ms. Johnson and Mr. Stansbury, all with three-year cliff vesting on March 1, 2026. As discussed under “2023 LTI Performance Metrics” below, the actual number of shares that vest in the future may be lower or higher (between 0-200%), depending on the level of performance achieved.
(3)Any dividends on the shares of restricted stock would not be paid on unvested awards but would accrue and be paid or be forfeited in tandem with the vesting of the related shares or RSUs.
(4)For purposes of these grants, we determined both the number of time-vested and target performance-based restricted shares granted by dividing the total grant value approved for the executive by $3.90, which was the volume-weighted average closing price of a share of our common stock over the 15-trading-day period ending one trading day prior to the grant date (March 1, 2023). However, as noted previously,

98

Compensation Discussion & Analysis
for purposes of reporting these awards in the Summary Compensation Table, our shares of time-vested restricted stock are valued based on the closing price of our common stock on the date of grant and our shares of performance-based restricted stock are valued as of the grant date based on probable outcomes, as required by applicable accounting and SEC disclosure rules. For 2023, this resulted in the values reported in the Summary Compensation Table being materially lower than those show above for most of our NEOs. See footnote 2 to the Summary Compensation Table for more information.
(5)Ms. Johnson and Mr. Stansbury’s 2023 annual LTI awards were approved by the HRCC on February 24, 2023 with a mix of 40% TBRS and 60% PBRS shares determined as described in Footnote 4 above. However, the PBRS awards were subject to shareholder approval of our Amended and Restated 2018 Equity Plan at the 2023 Annual Shareholders’ Meeting in May 2023.
(6)In recognition of his performance demonstrated in 2022 and to incentivize Mr. Stansbury’s retention during our Company’s transformation and execution against our long-term strategy, the HRCC approved a one-time increase to his 2023 equity grant value of $2.5 million, which is included in the table above.
(7)Excludes the on-boarding equity grant awarded to Ms. Haynes-Gaspar in early January 2023, as described under “2023 On-Boarding Equity Grant.”
(8)On March 1, 2023, the HRCC approved a one-time increase to the 2023 equity grant value of $1.0 million (included in the table above) for Mr. Trezise in recognition for the trusted advice he provided to the HRCC and our CEO and in connection with building a new senior leadership team over the preceding year and early 2023. As discussed elsewhere herein, Mr. Trezise’s employment was involuntarily terminated on April 5, 2024 and the outstanding TBRS and PBRS related to this one-time increase were forfeited. See discussion under “Severance Compensation to Be Paid to Scott Trezise, our former EVP, Human Resources” below for how his termination impacted these awards.
2023 LTI Performance Metrics
The 2023 metrics approved by the HRCC in early 2023 were consistent to those used in 2022 and, as described further below, align with our corporate strategy and are designed to strike the right balance between performance incentives and long-term shareholder interests.
•Cumulative Adjusted EBITDA – Weighted at 50%. Adjusted EBITDA measures the operational performance and profitability of our businesses as we continue to transition from a telecommunications to technology company.
•Relative TSR – Weighted at 50%. We believe this metric most directly aligns the interests of our shareholders with those of our executives.
Following the end of the three-year performance period, January 1, 2023 to December 31, 2025, the number of shares vesting under the PBRS granted in 2023 will be calculated by: (i) determining achievement of the three-year Cumulative Adjusted EBITDA target and (ii) determining achievement of Lumen’s TSR performance relative to our TSR Peer Group, each of which is described further below. Each metric is calculated independently with the ultimate payout ranging between zero to 200% of the target number granted. Any shares earned under the PBRS will vest in full on March 1, 2026, subject to the holder’s continued employment through that date (except as otherwise provided in the applicable award agreement).
Cumulative Adjusted EBITDA Metric (weighted 50%)
Alignment to Strategy
As noted in our discussion of STI metrics above, in light of the systemic revenue decline for our high-margin, legacy voice and copper wireline services, we annually adjust our cost structure, requiring a disciplined focus on Adjusted EBITDA and margins. The metric of Adjusted EBITDA incentivizes our senior officers to focus on both cost savings and profitable revenue growth. For this reason, the HRCC elected to use Adjusted EBITDA as a performance metric for both 2023 STI and LTI awards, albeit measured over different periods.
Rigor of Goal Setting
The HRCC based the three-year Cumulative Adjusted EBITDA targets on our long-range plan and multi-year forward-looking guidance publicly communicated to investors in June 2023, which we believe included significant stretch goals and aligned with market consensus.
The HRCC believes that these targets were set at levels that were both appropriate and sufficiently challenging, particularly when viewed in light of (i) our industry operating environment, (ii) wireline industry trends, (iii) the competitive landscape, (iv) product lifecycles, (v) our operational initiatives, (vi) our capital allocation priorities and (vii) several other Company-specific items that influence our business. For more information see “Section Two - Compensation Philosophy and Oversight — Rigorous Design and Target Goal Setting Process.”

99
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis

Performance Level Attainment	Target Amount of Cumulative Adjusted EBITDA(1)		Payout as a % of this Component of Target Award(2)
Maximum	≥ Maximum Amount	(4)	200%
Target	$13,700 million	(3)	100%
Threshold	Threshold Amount	(4)	50%
Below Threshold	< Threshold		0%
(1)Cumulative Adjusted EBITDA is the sum of our Adjusted EBITDA excluding special items (except with adjustments to reflect a 100% bonus accrual for each year) for 2023, 2024 and 2025. See Appendix A for more information.
(2)Payouts interpolated between defined performance levels.
(3)Our Cumulative Adjusted EBITDA target is the sum of forward-looking guidance communicated in June 2023 for 2023 including EMEA, 2024 and 2025.
(4)We do not feel it is appropriate to disclose our Cumulative Adjusted EBITDA maximum and threshold goals as it would constitute competitively sensitive forward-looking guidance.
Relative TSR Metric (Weighted 50%)
Alignment to Strategy
The HRCC believes a relative metric is an important way to ensure that Lumen’s performance is measured appropriately relative to peers. Our Relative TSR performance shares are measured on our percentile rank versus the other 15 companies in our TSR peer group over the three-year period, which could result in a payout of zero to 200% of this component of the target award. However, if Lumen’s TSR is negative over the three-year period, the payout cannot exceed target regardless of our TSR performance relative to our peers. We believe this cap better aligns the LTI payout with the interests of our shareholders if our TSR is negative over the three-year performance period.
Rigor of Goal Setting
With the aid of its compensation consultant, the HRCC set a TSR peer group that is focused principally on broader universe of companies we believe investors are considering when they decide whether to invest in us or our industry. As a result, our TSR peer group is comprised of telecommunications, cable and other communications companies that are generally comparable to us in terms of size, markets and operations. For information regarding our TSR peer group, see further discussion under the heading “— TSR Peer Group” below.

	Target	Payout as a % of this Component of Target Award(1)
Maximum	≥ 75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	< 25th Percentile	0%
(1)Payouts interpolated between defined performance levels.
2023 On-Boarding Equity Grant
As part of negotiating her offer package, Ms. Haynes-Gaspar received an on-boarding equity award. The HRCC’s independent compensation consultant advised that this award was customary in connection with recruiting new executives, and the HRCC Committee determined that such a grant was necessary to induce her to accept. The HRCC further believed that Ms. Haynes-Gaspar’s on-boarding grant was appropriate to partially offset equity that she forfeited upon her departure from her then prior employer and also served to align her interest with shareholders by giving her an immediate equity stake in the Company.

100

Compensation Discussion & Analysis
2023 On-Boarding Equity Grant

	Time-Vested Restricted Shares
Named Officer	No. of Shares(1)(2)	Grant Value(3)
Ms. Haynes-Gaspar	224,022	$1,200,000
(1)Represents the number of time-based restricted shares granted to Ms. Haynes-Gaspar on January 9, 2023 which have graded-vesting on January 9, 2024, 2025 and 2026.
(2)Any dividends on the shares of restricted stock would not be paid on unvested awards but would accrue and be paid or be forfeited in tandem with the vesting or forfeiture of the related shares.
(3)For purposes of this grant, we determined the number of time-vested restricted shares by dividing the total grant value granted to Ms. Haynes-Gaspar by the volume-weighted average closing price of a share of our common stock over the 15-trading-day period ending one trading day prior to the grant date, rounding to the nearest whole share. However, as noted previously, for purposes of reporting these awards in the Summary Compensation Table, our shares of time-vested restricted stock are valued based on the closing price of our common stock on the date of grant. See footnote 1 to the Summary Compensation Table for more information.
Outstanding Performance-Based LTI Awards
As of December 31, 2023 and illustrated in the table below, we had three outstanding tranches of LTI awards, granted in 2021, 2022 and 2023, with overlapping three-year performance periods and performances metrics of Cumulative Adjusted EBITDA and Relative TSR.

Grant Year	Performance Period	Metric Weighting	2021	2022(1)	2023(2)	2024	2025
2021(6)	2021-2023	50%	3-YR Cumulative Adjusted EBITDA(3)

		50%	3-YR Relative TSR Modifier

2022	2022-2024	50%		3-YR Cumulative Adjusted EBITDA(4)
		50%		3-YR Relative TSR

2023	2023-2025	50%			3-YR Cumulative Adjusted EBITDA(5)
		50%			3-YR Relative TSR

(1)The sale our Latin American and 20-state ILEC business, which were completed in August 2022 and October 2022, respectively, occurred during the second and first year of each three-year performance period for our outstanding 2021 and 2022 LTI awards, respectively.
(2)The sale our CDN and EMEA business, which was completed in October and November 2023, respectively occurred during the third, second and first year of each three-year performance period for our outstanding 2021, 2022 and 2023 LTI awards, respectively.
(3)For 2021 PBRS, when the three-year Cumulative Adjusted EBITDA target was set in the first quarter of 2021, we had not yet entered into definitive agreements for these divestitures. As such, the targets assumed our continued operations of those businesses throughout the full three-year performance period. As discussed in further detail below (under the heading “LTI Linkage to Performance”), in February 2023 and February 2024, the HRCC approved adjustments to measure our performance results to prevent holders of PBRS Awards from being penalized by the impact of these transactions.
(4)For 2022 PBRS, when the three-year Cumulative Adjusted EBITDA target was set in the first quarter of 2022, the Company expected its pending divestitures of both its Latin American and 20-state ILEC business to close in 2022, but did not know the actual closing date. For purposes of setting this target, the HRCC assumed both divestitures would close on July 1, 2022. The sale our Latin American and 20-state ILEC business were actually completed in August 2022 and October 2022, respectively. The Company had not yet entered into definitive agreement for the EMEA divestiture; as such, the targets assumed continued operations of that business throughout the full three-year performance period. The HRCC approved adjustments to targets to prevent holders of PBRS from receiving an unintended benefit from the delayed closing of its Latin American and 20-state ILEC business or an unintended penalty from the accelerated sale of our EMEA business.
(5)For 2023 PBRS, when the three-year Cumulative Adjusted EBITDA target was set in the first quarter of 2023, the Company expected its pending divestitures of its EMEA business to close in 2023, but did not know the actual closing date. For purposes of setting this target, the HRCC assumed the divestiture would close on January 1, 2024. The sale our EMEA business was actually completed in November 2023. The HRCC approved adjustments to targets to prevent holders of PBRS from receiving an unintended penalty from the accelerated closing.
(6)For more information on below threshold 0% payout for our 2021 PBRS, see “LTI Linkage to Performance” below.

101
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
LTI Linkage to Performance - No Payouts Under 2021 PBRS Awards
In early 2021, the HRCC approved 2021 PBRS awards(1) to approximately 1,580 employees, senior and executive officers based on two equally-weighted metrics (Cumulative Adjusted EBITDA and Relative TSR) over a three-year period ending December 31, 2023.
As described in greater detail below, we achieved below threshold performance against targets for both metrics, resulting in 0% payout and forfeiture of all PBRS on March 1, 2024.
(1)For further discussion on our 2021 LTI Awards, see our 2022 proxy statement.
Cumulative Adjusted EBITDA Metric (weighted 50%)
Our 2021 Cumulative Adjusted EBITDA targets were set in the first quarter of 2021 based on our long-range plan. We achieved results of $21,492 million Cumulative Adjusted EBITDA for the three-year period ending December 31, 2023.

	Target Amount of Adjusted EBITDA(1)	Payout as a % of Target Award	Results:
Maximum	≥ $25,700 million	200%	$21,492 million(2) (Below threshold)	ACHIEVED PAYOUT OF 0%
Target	$23,400 million	100%
Threshold	$22,300 million	50%
Below Threshold	< $22,300 million	0%
(1)As used in our 2021 LTI plan, adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation expense (“Adjusted EBITDA”) is a non-GAAP metric that excludes certain one time or non-recurring charges or credits and eliminates the effects of certain unanticipated, extraordinary, unusual, or non-recurring transactions or items. See Appendix A for more information.
(2)As permitted under our Guidelines, we adjusted our actual results to reflect a net increase of $1.886 million in Adjusted EBITDA (not reflected in Appendix A), comprised of (i) an increase of $2,446 million to reflect the sale our Latin American, 20-state ILEC, EMEA and CDN businesses, which were completed in August 2022, October 2022 and November 2023, respectively. (ii) a decrease of $543 million to eliminate the CAF II and RDOF revenue that was not included in original targets and (iii) a decrease of $17 million of other adjustments to measure our performance in the same manner the targets were set. The targets for our 2021 Cumulative Adjusted EBITDA were set before we entered into these definitive agreements and thus the targets assumed our continued operations of those businesses during the entire three-year performance period. These adjustments were necessary to measure our performance results in the same manner the targets were set in the first quarter of 2021. See “Section Two - Incentive Program Guidelines - Mandatory Adjustments.”
Relative TSR Metric (Weighted 50%)
We achieved TSR of -81.18% for the three-year period ending December 31, 2023, which was below the 25th percentile of -27.23% and threshold performance for our peer group.

	Relative TSR Performance(1)	Payout as a % of Target Award	Results:
Maximum	≥ 75th Percentile	200%	-81.18%(2) (Below Threshold)	ACHIEVED PAYOUT OF 0%(3)
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	< 25th Percentile	0%
No Earned 2021 PBRS Payout
On March 1, 2024, the holders of our outstanding 2021 PBRS awards, including two of our NEOs, forfeited a total of 3,071,700 performance-based restricted shares or RSUs, and related accrued dividends, as set forth in the table below.

102

Compensation Discussion & Analysis
Outstanding 2021 PBRS Forfeited in Their Entirety

	Performance-Based Restricted Shares or RSUs
Named Officer	No. of Shares(1)(2)	Grant Value
Current and Former NEOs
Mr. Goff	100,728	$1,200,000
Mr. Trezise	60,437	$720,000
All other executive officers and employees as a group (1,005 persons)(3)	2,910,535	$34,674,084
Overall Total	3,071,700	$36,594,084
(1)Represents the target number of performance-based restricted shares granted on February 24, 2021
(2)Dividends on the shares of restricted stock were not be paid on unvested awards; the related accrued dividends were forfeited in tandem with the forfeiture of the related performance-based restricted shares or RSUs.
(3)Includes any former executive or senior officers and employees who retained any 2021 PBRS, subject to performance criteria, as part of their severance or retirement packages.
LTI Governance and Oversight
In addition to our senior leadership team, approximately 1,200 employees in the upper management of our Company are eligible for annual LTI awards, which has declined from approximately 1,600 eligible employees in 2021. Historically, their awards have been awarded in the form of equity. The decline in our stock price has put increased pressure on our ability to incentivize our senior leadership team and employees through equity awards.
Year Over Year LTI Award Structure Changes
2023 LTI Award Structure
In an effort to manage our share usage, burn rate, dilution and overhang levels, the HRCC approved a modified approach for our 2023 LTI awards, as follows:
•Senior Leadership Team: we continued our historical practice and granted the 2023 annual LTI awards for our senior leadership team in equity (60% performance-based restricted shares and 40% time-based restricted shares).(1) During 2023, as part of the continued leadership transitions, we offered any sign-on LTI awards included with offer packages in a mix of cash and equity.
•Employees below the executive level: for approximately 1,400 employees below the executive level, the HRCC changed the structure of their 2023 annual LTI award and granted it in the form of time-based cash awards (which, subject to continued employment, will vest over three years) instead of a mix of time- and performance-based equity. From time to time, we offer sign-on LTI awards as part of offer packages for critical talent below the executive level and, during 2023, we awarded nearly all of these on-boarding LTI awards in cash rather than equity in order to manage our share usage throughout 2023.
(1)Discussed in greater detail in “2023 Long-Term Incentive Compensation”,
2024 LTI Award Structure
In the second half of 2023, given our continued decline in stock price and the expected low number of shares available for grant in 2024, the HRCC worked closely with management and the HRCC’s compensation consultant to (i) monitor our share usage and projected awards for 2023 and 2024, (ii) listen to feedback from our investors and proxy advisory firms during our fall shareholder engagement, (iii) carefully weigh the pros and cons of various modifications for our 2024 LTI awards and (iv) develop a strategy for 2024 LTI awards.

103
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
In early 2024, based on the extensive analysis performed in the second half of 2023, the HRCC further modified our grant practices for 2024:
•Senior Leadership Team: the HRCC recalibrated our 2024 LTI program and modified the structure of the awards to our senior leadership team as follows:
–Maintained 40% time-based restricted stock
–Shifted the 60% performance-based portion from equity to cash
–Maintained our two equally-weighted metrics of Relative TSR and Cumulative Adjusted EBITDA
–Added a +/-20% revenue modifier to the cumulative adjusted EBITDA metric
•Employees below the executive level: we granted annual LTI awards to approximately 1,200 employees below the executive level, and for the second consecutive year, their 2024 LTI awards were granted in the form of time-based cash (which, subject to continued employment, will vest over three years) instead of a mix of time- and performance-based equity.
2024 LTI Design for Our Senior Leadership Team
Share Dilution, Burn Rate and Stock-Based Compensation Expense
Our stock-based compensation expense during any particular period reflects expense for outstanding awards during that period, generally covering three different annual LTI awards and, to a lesser degree, other awards for our LTI participants that were granted upon hire or promotion throughout the year.
On a quarterly basis, the HRCC reviews our share usage and burn rate projections. For 2020 and 2021, our burn rate, dilution and overhang levels were within or below industry benchmark levels. We experienced a slight increase in our 2022 burn rate, following the decline in our stock price after announcing the elimination of our dividend.
Given our greater use of cash awards in 2023, the overall number of equity shares granted of 14,787 million and burn rate of 1.47% in 2023 were below the 18,788 million shares granted and 1.86% burn rate in 2022.
As explained above, in response to the further decline in our stock price, we have taken further steps to modify our approach for our 2024 equity grants in an effort to minimize shareholder value dilution, and the HRCC will continue to monitor our share usage on a quarterly basis.
Replenishment of Our Equity Pool
As noted herein under the heading “Item 3 - Approval of Our 2024 Equity Incentive Plan,” as of March 21, 2024, following the grant of our 2024 LTI awards, we had approximately 5,974,868 shares authorized for future issuance under our current equity incentive plan.

104

Compensation Discussion & Analysis
We intend our use of cash-settled LTI awards (granted to our senior leadership team in 2024 and employees below the executive level in 2023 and 2024) to be a temporary measure, which we hope to discontinue or reduce when circumstances warrant. Adoption of our new 2024 Equity Incentive Plan at the annual meeting would significantly enhance our ability to reinstate equity-based awards for all award recipients.(1)
(1)See “Item 3 - Approval of Our 2024 Equity Incentive Plan” for more information.
Compensation Arrangements Related to Leadership Transition
Compensation for Ashley Haynes-Gaspar, our New EVP Chief Customer Experience Officer
Ms. Haynes-Gaspar joined the Company at a critical time of transformation and was recruited specifically for her impressive proven track record of driving customer-focused transformation, which is one of our key strategic goals.
Ms. Haynes-Gaspar’s extensive technology leadership experience spans global business strategy, change management and innovation, most recently as Chief Operating Officer of Microsoft U.S., a division of Microsoft Corporation, overseeing industry and business applications for the U.S. subsidiary of Microsoft. There she drove ground-breaking programs that successfully increased market share and revenue growth year-over-year. Prior to joining Microsoft, she held various senior-level positions at GE.
The HRCC, after consultation with its independent compensation consultant Semler Brossy, determined that Ms. Haynes-Gaspar’s proposed annual compensation package and on-boarding payments (i) were consistent with our philosophy and customary for executive on-boarding pay packages, (ii) were necessary to attract high caliber talent to transform our operations and induce her to join us, and (iii) provided total compensation that is competitive against median levels for comparable executive officer positions.
Ms. Haynes-Gaspar joined the Company on January 9, 2023 and her initial scope of responsibility included Customer Success, Wholesale and International. Shortly after her start, and following the exit of other executives in early 2023, we expanded her responsibilities to include marketing.
Ms. Haynes-Gaspar’s initial annual compensation package consisted of:
•Base salary of $500,000(1),
•Target annual short-term incentive (STI) opportunity of 100% of salary,
•Target annual long-term incentive (LTI) opportunity of $1,500,000(2), and
•Retirement and welfare benefits generally available to all employees.
(1)Following an expansion in her scope of responsibilities, Ms. Haynes-Gaspar’s salary was increased to $575,000 on February 19, 2023. For more information see “Section Four - Base Salary” above.
(2)Following an expansion in her scope of responsibilities, Ms. Haynes-Gaspar’s long-term incentive opportunity was increased to $2,000,000. For more information see “Section Four - 2023 Long-Term Incentive Compensation” above.
In addition, to partially offset amounts that Ms. Haynes-Gaspar forfeited upon her departure from her prior employer, the HRCC approved certain on-boarding payments described below. Based on information provided by its compensation consultant, the HRCC determined that these awards are customary for executive on-boarding pay packages and, in this case, were necessary to induce Ms. Haynes-Gaspar to join the Company.
•Cash award of $500,000 to offset a portion of equity and annual bonus that Ms. Haynes-Gaspar forfeited upon termination from her prior employer. This cash award was paid in two installments:
–The first installment of $250,000 was paid upon her joining the Company, subject to a “clawback” if Ms. Haynes-Gaspar resigns or is terminated by the Company for cause before the 2-year anniversary of her start date.
–The second installment of $250,000 was paid to her in early 2024 on the first anniversary of her start date, subject to “clawback” if Ms. Haynes-Gaspar resigns or is terminated by the Company for cause before the 2-year anniversary of her start date.

105
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
•Equity award valued at $1,200,000 consisting of time-based restricted stock, which will vest in one-third annual installments, subject to continued service and other customary terms(1). This equity award offsets equity that Ms. Haynes-Gaspar forfeited upon termination from her prior employer and aligned her interests with shareholders by providing immediate equity stake in the Company.
(1)For more information see “Section Four - 2023 Long-Term Incentive Compensation” above.
Severance Compensation to Be Paid to Scott Trezise, our former EVP, Human Resources
As described further below, we reduced the responsibilities of Mr. Trezise in 2023 and he was involuntarily terminated on April 5, 2024.
Mr. Trezise joined as an executive officer in 2013, and over the past decade played a key role in facilitating several critical executive transitions and re-shaping our workforce to address the rapidly evolving digital needs of our customers. After our current CEO joined us in November 2022, Mr. Trezise collaborated with her on building a new senior leadership team, including the successful recruitment of Ms. Haynes-Gaspar and several other new senior leaders. On March 1, 2023, the HRCC granted Mr. Trezise, in his capacity as Executive Vice President, Human Resources, an LTI award valued at $3,000,000.(1)
In April 2023, our CEO elected to initiate a search to replace Mr. Trezise, while retaining him in a non-executive capacity to assist with key initiatives. In connection with these changes, the HRCC decreased Mr. Trezise’s base annual salary to $535,000, effective April 30, 2023, and maintained his STI target opportunity at 100% of salary. Following the hiring of his successor on September 1, 2023, Mr. Trezise assisted his successor in completing additional executive transitions that ultimately resulted in the replacement of substantially all of the prior senior leadership team that reported to our former CEO.
In exchange for Mr. Trezise’s delivery of a release of claims in connection with his termination, he will receive the following compensation and benefits payments under our pre-existing executive severance plan and broad-based programs that apply to our employees:
•Cash severance payment of $1,150,000(2),
•COBRA benefits for 52 weeks(2), and
•Pro-rated annual bonus for 2024 based on actual company performance payout(3).
In addition to these prior arrangements, the HRCC exercised its discretion to approve the following treatment for a pro-rated portion of his outstanding equity, effective upon his termination and also conditioned on his delivery of a release of claims, and the remaining portion of his outstanding equity were forfeited:
•Accelerated vesting of a pro-rated portion, 155,370 shares, of the outstanding time-based restricted stock granted to him in 2022 and 2023, with the remaining (68,298 shares) being forfeited.
•Continuation of a pro-rated portion, 191,425 target shares, of his outstanding performance-based restricted stock granted to him in 2022 and 2023, subject to their original performance conditions and vesting dates as disclosed elsewhere herein in the “Outstanding Equity Awards” table, with the remaining 354,071 shares of these target stock awards being forfeited.
(1)For more information see “Section Four - 2023 Long-Term Incentive Compensation” above.
(2)For more information see “-Other Benefits - Severance Benefits” below.
(3)For more information see “Section Four - 2023 Short-Term Incentive Program” above.
2022 Special Transformation Award
During 2022, our leadership team was experiencing recruitment, retention and motivational challenges following many years of revenue and adjusted EBITDA pressure, stock price decline, heavy workload to complete two divestitures in 2022 and a third pending divestiture. In November of 2022, following candid talent discussions with Ms. Johnson, the HRCC, with the assistance of its compensation consultant and management, approved a transformation award for Mr. Goff to continue as General Counsel through April 2024.
In order to further align Mr. Goff’s interests with the Company’s successful execution of the pending sale of our European operations, the HRCC awarded him a special cash award of $1,125,000 (“Special Transformation Award”) subject to vesting in full (100%) on April 1, 2024 if the EMEA divestiture was completed by such date and his continued employment through such date. Since these conditions were met, we paid Mr. Goff this award on April 1, 2024.

106

Compensation Discussion & Analysis
Other Benefits
As a final component of executive compensation, we provide certain benefits designed to be competitive, in the aggregate, with similar benefits provided by our peers. We summarize these additional benefits below.
Retirement Plans
We maintain traditional broad-based qualified defined benefit and defined contribution retirement plans for our employees who meet certain eligibility requirements. In addition to these qualified plans, we maintain nonqualified supplemental plans that permit our officers to receive or defer amounts in excess of contribution caps under the Code that limit the amount of benefits highly compensated employees are entitled to receive or contribute under qualified plans. Additional information regarding our retirement plans is provided in the tables and accompanying discussion included below under the heading “Compensation Tables.”
Change of Control Arrangements
We have agreed to provide cash and other severance benefits to each of our executive officers who is terminated under certain specified circumstances following a change of control of Lumen.
Ms. Johnson entered into a change of control agreement which entitles her to receive, in connection with certain qualifying terminations following a change of control of Lumen, (i) a lump sum payment equal to two and one-half times the sum of (1) her base salary in effect at the date of termination plus (2) her target STI amount for the year in which the date of termination occurs; (ii) a pro-rata bonus for the year of termination paid in the ordinary course based on actual performance; (iii) two years of continued life insurance, disability, medical, dental and hospitalization benefits (or an equivalent lump-sum payment where necessary to comply with plan terms); and (iv) outplacement assistance for one year. For each of our other NEOs, if triggered, the benefits under these change of control agreements include payment of (i) a lump sum cash severance payment equal to a multiple of the officer’s annual cash compensation, (ii) the officer’s STI bonus, based on actual performance and the portion of the year served, (iii) certain welfare benefits for a limited period and (iv) the value or benefit of any LTI compensation, if and to the extent that the exercisability, vesting or payment thereof is accelerated or otherwise enhanced upon a change of control pursuant to the terms of any applicable long-term equity incentive compensation plan or agreement.
Under these agreements, change of control benefits are payable to our executive officers if within a certain specified period following a change in control (referred to as the “protected period”), the officer is terminated without cause or resigns with “good reason,” which is defined to include a diminution of responsibilities, an assignment of inappropriate duties and a transfer of the officer exceeding 50 miles.
The table below shows (i) the length of the “protected period” afforded to officers following a change of control and (ii) the multiple of salary and bonus payment and years of welfare benefits to which officers will be entitled if change of control benefits become payable under our agreements and related policies:

	Protected Period	Multiple of Annual Cash Compensation	Years of Welfare Benefits
CEO	2 years	2.5 times	2.5 years
Other Executives	1.5 years	2 times	2 years
Other Officers	1 year	1 time	1 year
For more information on change of control arrangements applicable to our executives, including our rationale for providing these benefits, see “Compensation Tables — Potential Termination Payments — Payments Made Upon a Change of Control.” For information on change of control severance benefits payable to our junior officers and managers, see “— Severance Benefits” in the next subsection below.

107
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Severance Benefits
Our executive severance plan provides cash severance payments equal to two years of total targeted cash compensation (defined as salary plus the targeted amount of annual incentive bonus) for our CEO or one year of total targeted cash compensation for any other senior officer in the event that the senior officer is involuntarily terminated by us without cause in the absence of a change of control.
The table below shows (i) the multiple of salary and bonus payment and (ii) years of welfare benefits to which officers will be entitled if a senior officer is involuntarily terminated by us without cause in the absence of a change of control:

	Multiple of Annual Cash Compensation	Years of Welfare Benefits
CEO	2 times	2 years
Other Executives and Senior Officers	1 time	1 year
Under our executive severance plan, subject to certain conditions and exclusions, more junior officers or managers receive certain specified cash payments and other benefits if they are either (i) involuntarily terminated without cause in the absence of a change of control or (ii) involuntarily terminated without cause or resign with good reason in connection with a change of control. Our full-time non-represented employees not covered by our executive severance plan may, subject to certain conditions, be entitled to certain specified cash severance payments in connection with certain qualifying terminations.
Under a policy that we adopted in 2012, we have committed to seek shareholder approval of any future senior executive severance agreements providing for cash payments, perquisites and accelerated health or welfare benefits with a value greater than 2.99 times the sum of the executive’s base salary plus target bonus.
Life Insurance Benefits
We sponsor a long-standing supplemental life insurance premium reimbursement plan that has been closed to new participants for nearly a decade. Only one of our current senior officers (Mr. Goff) holds supplemental life insurance policies for which we are obligated to pay the premiums. For 2023, we reimbursed Mr. Goff a total of $10,957 for these premiums.
Perquisites
Officers are entitled to be reimbursed for the cost of an annual physical examination, plus related travel expenses.
For several years and during the majority of 2023, the Company operated a fleet of company-owned aircraft for use by our CEO and executives for business and personal travel. During this period, use of company-owned aircraft by our executives was governed by an aircraft usage policy approved by the HRCC.
During 2023, our aircraft usage policy permitted the CEO to use our aircraft for personal travel up to $200,000 per year without reimbursing us and permitted each other executive officer to use our aircraft for personal travel only if he or she paid for the cost of a flight in accordance with the terms of an Aircraft Timesharing Agreement. In all such cases, personal travel was permitted only if aircraft was available and not needed for superseding business purposes.
In late 2023, the Company sold its entire fleet of aircraft and entered into a time-share agreement with NetJets to provide business and personal travel for our CEO and executives. In light of the change to NetJets, in early 2024, the HRCC reviewed the anticipated cost associated with the personal use of aircraft for our CEO and executives and revised our aircraft usage policy to change the annual usage limit for our CEO from $200,000 to 50 flight hours.
For purposes of valuing and reporting the use of our aircraft, we determine the incremental cost of aircraft usage on an hourly basis, calculated in accordance with applicable guidelines of the SEC. The incremental cost of this usage, which may be substantially different than the cost as determined under alternative calculation methodologies, is reported in the Summary Compensation Table appearing below.

108

Compensation Discussion & Analysis
For more information on the items under this heading, see the Summary Compensation Table appearing below.
Other Employee Benefits
We maintain certain broad-based employee welfare benefit plans in which the executive officers are generally permitted to participate on terms that are either substantially similar to those provided to all other participants or which provide our executives with enhanced benefits upon their death or disability.
Section Five - HRCC Engagement and Compensation Governance
Role of Human Resources and Compensation Committee
Our highly competitive business requires attracting, developing and retaining a motivated team inspired by leadership, engaged in meaningful work, motivated by growth opportunities and thriving in a culture that embraces diversity, inclusion and belonging. Understanding and anticipating the priorities of our current and future employees is important to realizing our purpose to further human progress through technology. As described above, the HRCC is responsible for overseeing Lumen’s human resources strategies, prioritizing Lumen’s efforts to attract and retain employees and leaders with the skills and experience needed to achieve our strategic objectives in dynamic market conditions and creating an environment promoting equity and diversity. During 2023, the HRCC engaged with management on several issues impacting Lumen’s human capital strategy, including: effective employee engagement; diversity, inclusion and belonging; positive corporate culture, pay equity, executive and employee succession, recruiting and retention. In addition, as discussed elsewhere herein, the HRCC spent a considerable amount of time in 2023 engaged with management and the HRCC’s independent compensation consultant on our incentive programs and our share usage, burn rate, dilution and overhang levels.

109
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Year-round Engagement Informs Compensation Design and Awards
The HRCC’s processes to review and approve our executive compensation programs are both cyclical and ongoing.

REVIEW CURRENT PERFORMANCE OBJECTIVES
•Quarterly review of year-to-date results and projected performance during the respective performance periods (one- or three-years) to measure our projected payouts against targets and peers
•At-least annual review of realized and realizable pay and tally sheets for our senior leadership team

MARKET TRENDS AND FEEDBACK
•At-least quarterly engagement with the HRCC’s independent compensation consultant
•Review compensation trends at peer companies and market influences
•Shareholder engagement in the spring and fall, more often if the opportunity arises, to listen to feedback from shareholders regarding executive compensation and incentive design
REVIEW COMPANY STRATEGY •Annual Board meeting to set annual and long-term strategy •Board approval of annual budget and long-term plan
APPROVE CURRENT PERFORMANCE PAYOUTS AND SET PERFORMANCE OBJECTIVES FOR THE UPCOMING YEAR
•Year-end review of year-to-date results and performance during the respective performance periods (one- or three-years) to calculate and approve our payouts against targets and peers
•Implement any program design changes to our performance objectives in light of business priorities, shareholder input, corporate governance trends, best practices and regulatory developments
•The HRCC approves performance objectives and rigorous targets for the upcoming year

110

Compensation Discussion & Analysis
HRCC Executive Compensation Review Process
The HRCC’s annual process for compensation oversight, design and decisions includes

Performance objectives align with strategy
HRCC selects STI and LTI performance objectives designed to drive execution of our overall business strategy. This includes engaging an independent compensation consultant and discussing compensation trends, our performance against peers and market influences throughout the year, as well as considering feedback from shareholder engagement regarding executive compensation and incentive design.

Application of guidelines to administer
incentive awards
After the end of the performance period, initial payout projections, as adjusted under the HRCC’s long-standing Guidelines, are compared against Company performance for the entirety of the performance period. The HRCC reviews award values in light of the Guidelines and determines if positive or negative adjustments are necessary to mitigate the impact of extraordinary events.

Rigorous design and target setting process
The HRCC establishes rigorous threshold, target and maximum performance levels for the selected objectives that are rooted in our annual budget, public guidance and long-range strategic plan. The HRCC takes into consideration various factors influencing our business, including but not limited to, the decline in our legacy wireline revenues, the pace at which revenues are growing for digital services and new products, and the continuous need to adjust our cost structure.

Performance results and calculated payouts
Upon completion of each fiscal year, after our actual financial performance results are determined, including any adjustments or discretion applied under our Guidelines, the incentive payouts are calculated and reviewed by Lumen’s Internal Audit. Then, individual bonus and equity payouts are determined for our officers based on our LTI and STI programs and the related performance and relevant individual performance considerations.

Monitor interim performance On a quarterly basis, the HRCC monitors actual performance and projected payouts under our outstanding incentive awards.
Role of CEO and Management
The HRCC regularly reviews the compensation programs for our senior leadership team including our NEOs and the broader range of participating employees to ensure they achieve our compensation objectives, including aligning executive compensation with our strategies and shareholder interests. The HRCC closely monitors the compensation programs and pay levels of executives from companies of similar size and complexity, to gauge our compensation programs against market practices and trends to support our efforts to retain and incentivize our executive talent.
For each member of the senior leadership team, the HRCC discusses directly with our CEO, in executive session as appropriate, the CEO’s and HRCC’s assessment of each of their performance and the CEO’s recommendations regarding each of their compensation as compared to “market” and internal equity (including adjustments to base salary, target STI and annual LTI target opportunity). In executive session, the HRCC discusses its assessment of the performance of our CEO and recommendations regarding the compensation for our CEO (including adjustments to base salary, target STI and annual LTI target opportunity).

111
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Role of Compensation Consultants
The HRCC engages an independent compensation consultant to assist in the design and review of executive compensation programs, to determine whether the HRCC’s philosophy and practices are reasonable and compatible with prevailing practices and to provide guidance on specific compensation levels based on industry trends and practices.
Since July 2021, Semler Brossy has served as the HRCC’s independent compensation consultant and actively participated in the design and development of our 2023 executive compensation programs. During 2023, Semler Brossy supported the HRCC in developing the compensation packages for the incoming and outgoing members of our senior leadership team and partnered with management on monitoring our share usage, burn rate, dilution and overhang levels, review of industry trends and practices and evaluating changes to our 2024 LTI program.
Semler Brossy does not provide any other services to the Company and does not have a prior relationship with any of our NEOs. As required by SEC rules and NYSE listing standards, the HRCC assessed the independence of Semler Brossy and concluded that their work has not raised any conflicts of interest.
Role of Peer Companies
In the second half of each year, with assistance from its independent consultant, the HRCC reviews “peer groups” of other companies comparable to Lumen for purposes of assessing the compensation for our senior officers (Compensation Benchmarking Peer Group) and our total shareholder return performance (TSR Peer Group) which will inform decisions regarding our executive pay programs and compensation decisions for the upcoming year.
The HRCC’s deliberate approach to setting pay, as described under “Role of Peer Companies,” is intended to ensure that our executive compensation program is appropriately calibrated to achieving the complementary goals of delivering value to shareholders and attracting, rewarding and retaining the talent necessary to lead us through our ongoing corporate evolution.
Compensation Benchmarking Peer Group
Annually, with the assistance of its compensation consultant and management, the HRCC reviews and approves the Compensation Benchmarking Peer Group – a list of peer companies we use in the competitive market analyses of compensation for our NEOs and senior officers.
We believe that our Compensation Benchmarking Peer Group should reflect Lumen’s industry, organizational complexity and market for executive talent. However, we believe the list of direct peers is limited because few, if any, other communications companies are similarly sized and similarly configured in terms of their lines of business, markets and customers.
Further, as we continue to evolve into a technology-focused company, our employee base, peer group, and compensation programs are also evolving. Although in the past we had considerable success in attracting and retaining talent with fiscally prudent market-based pay packages, we now compete with software and other technology-focused companies for a more limited pool of executive talent. As a result, the individuals in that limited candidate pool, who frequently have unique talents and expertise, are able to command much higher levels of compensation than what we have paid historically, making executive recruitment and retention more challenging.
To address these challenges, the HRCC reviews and approves the list of companies that compose our Compensation Benchmarking Peer Group during a two-step process.

112

Compensation Discussion & Analysis
In the first step, we have used the framework below to capture companies that are comparable in size, have similar business strategies and financial models, recognizing that there are very few, if any direct peers. The following attributes were reviewed and screened in order of importance:

Screening Process	Analysis of Screening Process	Outcomes from Screening Process

Primary Screen
•Revenues (target between one-half and two times our revenue);
•Market capitalization (target between one-third and three times our market cap);
Secondary Screen
•Assets (target between one-third and three times our assets); and
•Enterprise value (target between one-third and three times our enterprise value).
Qualitative Screen
•Focus on companies with a growth strategy similar to Lumen as it transitions away from its traditional telecom business to its enterprise technology business.
•Disclosed peer of peers;
•Reverse peers; and
•Peer group disclosed by proxy advisors.

•There are a limited number of potential peer companies with comparable revenues, so the annual revenue for some of our peers are more or less than our targeted multiple. Our revenue is well positioned at the 47th percentile compared to the peer company revenue. Additionally, each company in our Compensation Benchmarking Peer Group is engaged in a line of business conducted by us, and are included in the peer of peers and proxy advisor peer screens, which further supports their inclusion in such group.
•There are very few peers with market capitalization similar to ours. The HRCC, in agreement from its independent consultant, believe revenue is a more appropriate, stable and common metric for sizing and selecting peer groups and is a better measure for assessing organizational complexity.
•The HRCC believes the use of the median and not the average, for competitive market data mitigates the inclusion of both larger and smaller peer companies.

2023 Compensation Benchmarking Peer Group
In August 2022, as a result of the screening process and based on input from HRCC’s independent consultant, the HRCC reviewed the 2022 Compensation Benchmarking Peer Group of 18 companies and approved the following changes and approval of the 14 peer companies in our 2023 Compensation Benchmarking Peer Group listed below.
•Remove 4 companies:
–Verizon Communications Inc. is a direct competitor in the cloud solutions business, but the other aspects of their business deviate from our business. Verizon Communications Inc. is considerably larger than us for all four financial screens.
–Comcast Corporation is a direct competitor in broadband business, but the other aspects of their business deviate from our business. Comcast Corporation lists us as one of their peers, but is considerably larger than us for all four financial screens.
–BCE Inc. is a direct competitor in the traditional fiber and telecommunications business in Canada, but the other aspects of their business deviate from our business. BCE Inc. meets our revenue, assets and enterprise value screens, but fails to meet our market cap screen.
–TELUS Corporation is a direct competitor in the traditional fiber and telecommunications business in Canada, but the other aspects their business deviate from our business. TELUS Corporation meets all four financial screens.
2024 Compensation Benchmarking Peer Group
In August 2023, as a result of the screening process and based on input from HRCC’s independent consultant, the HRCC reviewed the 2023 Compensation Benchmarking Peer Group of 14 companies and approved no changes to our 2024 Compensation Benchmarking Peer Group.

113
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Compared to the 2023 Compensation Benchmarking Peer Group, Lumen’s 2024 Compensation Benchmarking Peer Group is positioned at the 47th percentile in terms of revenue and the 2nd percentile in terms of market capitalization. These statistics represent a slight downwards shift compared to last year’s analysis, where Lumen was positioned at the 54th and 16th percentiles, respectively.
In the second step, the HRCC’s compensation consultant calculates median salaries for our senior officer positions using compensation data publicly disclosed by members of the Compensation Benchmarking Peer Group and, for executive positions with no publicly disclosed compensation data, the HRCC reviews compensation survey data for companies in the telecommunications industry and general industry that are generally similar to us in size. Then, the HRCC compares the compensation of each of our senior officers to the median compensation of comparable officers derived from such market analysis to determine if our senior officers are being paid below, at or above “market” rates.
The HRCC used median compensation data derived from its analysis of pay by members of our 2023 Compensation Benchmarking Peer Group to inform its compensation decisions and offer packages for our senior officers throughout 2023. For more information see “Section One - Executive Summary - Continued Leadership Transition” and “Section Four - Compensation, Design, Awards and Payouts for 2023” above.
Once established, we believe that a well-selected peer group for compensation benchmarking should remain fairly stable for several years to help inform reliable and consistent market positioning, longer-term pay trends and market practices. Our Compensation Benchmarking Peer Group is summarized in the table following discussion of our TSR Peer Group below.
TSR Peer Group
We separately maintain a TSR Peer Group for purposes of measuring our relative stock price performance, which impacts payouts under our most recent LTI grants. As discussed above, our Compensation Benchmarking Peer Group is somewhat constrained by the number of companies based on revenue, enterprise value and market cap size. However, our TSR Peer Group is composed of a broader universe of companies we believe investors are considering when evaluating whether to invest in Lumen or our industry because profiles of investment opportunity and risk are likely to be more important to an investor than company size.

114

Compensation Discussion & Analysis
During the second half of 2022 and early 2023, in preparation for the 2023 LTI grant, the HRCC’s independent consultant collaborated with management as part of an evaluation process to identify and screen relevant public companies to determine our TSR Peer Group, with the desired result of at least 15 to 20 peer companies, as follows:

Screening Process	Analysis of Screening Process	Outcomes from Screening Process

Primary Screen
•The primary consideration when selecting our TSR Peer Group for 2023 was the need to have peers with similar industry, business and risk profiles as ours.
•Start with a universe of potential similar industry peers with technology, telecommunications, cable and satellite services and various technology industries within our GICS industry and sub-industry;
Secondary Screen
•Conduct a historical stock price correlation between Lumen and a potential peer universe based on the industry sectors identified; and
•Perform back-testing on historical stock performance (including TSR and Beta and impacts of macroeconomic factors that would impact all companies similarly).
Qualitative Screen
•Focus on companies with a growth strategy similar to Lumen as it transitions away from its traditional Telecom business to Enterprise Technology.
•Disclosed peer of peers;
•Reverse peers; and
•Disclosed compensation peer group by proxy advisors.

•The analysis of our 2023 TSR Peer Group started with a review of our 2022 TSR Peer Group, which was comprised of:
–12 TSR peers from U.S. technology and telecom industry; and
–3 large international integrated telco companies based outside the U.S. (BT Group plc, Orange S.A. and Telefonica S.A.).
•The three non-U.S. companies were recommended for removal due to the recently completed divestitures of our Latin American and EMEA business that make their inclusion less relevant going forward.
•In the next step, management and the HRCC’s independent consultant reviewed companies in the S&P 1500 Communications Services sector and selected five additional companies to maintain a robust sample of peers (of at least 15 to 20 peer companies) and because they are large, complex and provide services similar to ours.

2023 TSR Peer Group
In January 2023, as a result of the screening process and based on input from HRCC’s independent consultant, the HRCC reviewed and approved the following changes:
•Remove 1 US and 4 non-US companies:
–BT Group, plc
–Orange S.A.
–Telefonica S.A.
–TELUS Corporation
–United States Cellular Corporation
•Add 5 companies in the Communications Services sector:
–4 of the 5 were highly correlated for historical stock price and Beta screens
◦Cable One, Inc.
◦Charter Communications, Inc.
◦Cogent Communications Holding, Inc.
◦Consolidated Communications Holding, Inc.
–Frontier Communications Parent, Inc., which recently emerged from bankruptcy
•Therefore, the HRCC approved the 15 peer companies in our 2023 TSR Peer Group listed below.
2024 TSR Peer Group
In August 2023, as a result of the screening process and based on input from HRCC’s independent consultant, the HRCC reviewed the 2023 TSR Peer Group of 15 companies and approved no changes to our 2024 TSR Peer Group.
In December 2023, DISH Network Corp was acquired by EchoStar Corporation and will be excluded from our 2024 TSR peer group and 2024 annual LTI awards.

115
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Discussion & Analysis
Compared to the 2023 TSR Peer Groups, Lumen’s 2024 TSR Peer Group is positioned at the 5th percentile in terms of three-year TSR and the 23rd percentile in terms of market cap. These statistics represent a downwards shift compared to last year’s analysis, where Lumen was positioned at the 31st and 46th percentiles, respectively.
The 2023 Compensation Benchmarking and TSR Peer Groups are summarized in the table below.

Our Compensation Benchmarking Peer Group	Common to both peer groups	Our TSR Peer Group

Cognizant Technology Solutions Corp DXC Technology Corp Hewlett Packard Enterprise Oracle Corp QUALCOMM Inc. Seagate Technology plc T-Mobile US, Inc. VMWare Western Digital Corp	Charter Communications CISCO Systems Inc. DISH Network Corp. Liberty Global plc Motorola Solutions, Inc.
AT&T, Inc.
Cable One, Inc.
Cogent Communications Holdings, Inc.
Comcast Corporation
Consolidated Communications
EchoStar Corporation
Frontier Communications Parent, Inc.
Telephone & Data Systems Inc.
Verizon Communications Inc.
Viasat, Inc.

14 Compensation Benchmarking peers		15 TSR peers
Stock Ownership Guidelines
Under our current stock ownership guidelines, our executive officers are required to beneficially own Lumen stock in market value equal to a multiple of their annual salary, as outlined in the table below and each outside director must beneficially own Lumen stock equal in market value to five times the annual cash retainer payable to outside directors.
Stock Ownership Guidelines

Party	Guideline	Value(1)(2)
CEO	6X Base Salary	$7,200,000
Other Current NEOs	3X Base Salary	$2,075,000
Outside Directors	5X Annual Cash Retainer	$500,000
(1)Value for CEO of $7.2M is based on Ms. Johnson’s annual salary as of December 31, 2023.
(2)Value for our other Current NEOs is based on the average annual salary for such officers as of December 31, 2023.
Each executive officer and outside director has three and five years, respectively, to attain these targets. For any year during which an executive or outside director does not meet his or her ownership target, the executive or director is required to hold 65% of the Lumen stock that he or she acquires through our equity compensation programs, excluding shares sold to pay related taxes.
Before the recent decline in the trading price of the Common Shares, all of our executive officers and all of our outside directors were in compliance with our stock ownership guidelines, or otherwise within their three and five year compliance window.
In November 2023, Ms. Johnson and Mr. Stansbury acquired 1,000,000 and 500,000 shares, respectively, on the open market.

116

Compensation Discussion & Analysis
As of March 21, 2024, out of our 15 executive officers and outside directors, five(1) were in compliance, six(2) were out of compliance and four(3) were within were within their respective three and five year compliance windows, against their respective stock ownership guidelines.
In accordance with the guidelines, each executive officer and outside director not in compliance with the guidelines will be required to hold 65% of the Common Shares that he or she acquires through Lumen’s equity compensation programs, excluding shares sold to pay related taxes, until they are once again in compliance.
(1)Messrs. Clontz, Glenn and Stansbury and Messes. Johnson and Haynes-Gaspar were in compliance.
(2)Messrs. Chilton, Brown, Goff and Roberts and Messes. Bejar and Siegel were out of compliance.
(3)Mr. Allen, who joined our Board on February 25, 2021, has until February 25, 2026 to comply with these guidelines. Mr. Fowler, who joined our Board on August 7, 2023, has until August 7, 2028 to comply with these guidelines. Mr. Jones, who joined our Board on January 1, 2020, has until January 1, 2025 to comply with these guidelines. Ms. Linear, who joined our Board on February 22, 2024, has until February 22, 2029 to comply with these guidelines.
Human Resources and Compensation Committee Report
The HRCC has reviewed and discussed with management the report included above under the heading “Compensation Discussion & Analysis.” Based on this review and discussion, the HRCC recommended to the Board that the Compensation Discussion & Analysis report be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Human Resources and Compensation Committee of the Board of Directors.
Laurie A. Siegel (Chair)
Martha H. Bejar
Steven T. Clontz
T. Michael Glenn
Michael J. Roberts

117
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
Summary Compensation Table
The following table sets forth the compensation paid to each of our NEOs in all capacities in which they served for fiscal years 2021, 2022 and 2023.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-equity Incentive Plan Compensation(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Current NEOs
Kate Johnson President and CEO	2023	$1,200,000	$—	$6,215,329	$1,996,800	$—	$180,834	$9,592,963
	2022	180,840	1,000,000	3,013,700	329,129	—	254,461	4,778,130
Chris Stansbury EVP and CFO	2023	$800,000	$—	$3,271,226	$915,200	$—	$10,354	$4,996,780
	2022	565,200	150,000	8,792,466	642,915	—	10,854	10,161,435
Ashley Haynes-Gaspar EVP, Customer Experience Officer	2023	$553,972	$250,000	$2,160,675	$483,950	$—	$9,000	$3,457,597
Stacey W. Goff EVP, General Counsel and Secretary	2023	$700,000	$—	$1,079,907	$698,880	$176,563	$63,999	$2,719,349
	2022	656,338	—	2,336,539	716,721	—	44,653	3,754,251
	2021	600,018	—	2,444,501	720,021	—	22,557	3,787,097
Former NEO
Scott A. Trezise(6) Former EVP, Human Resources	2023	$548,041	$—	$1,439,876	$410,372	$—	$12,200	$2,410,489
	2022	531,293	—	1,557,694	483,477	—	14,150	2,586,614
	2021	503,091	—	1,466,698	495,694	—	11,600	2,477,083
(1)Represents on-boarding bonuses paid following start date and subject to 2-year clawback if the NEO resigns or is terminated for Cause before the 2-year anniversary of their start date.
(2)For 2023, the amounts shown in this column reflect the fair value of annual grants of restricted stock or restricted stock unit awards made to our named executives under our LTI program. For additional information about these equity grants, see the section entitled, “Long-Term Incentive Compensation” in our CD&A. The fair value of the time-vested and performance-based awards presented in the table above has been determined in accordance with FASB ASC Topic 718, based on the closing trading price of our Common Shares on the day of grant, as well as certain adjustments and assumptions set forth in Note 12 titled “Stock-based Compensation” of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The aggregate value of the LTI awards granted to each named executive in 2023, assuming maximum payout of his or her performance-based award, would be as follows: Ms. Johnson, $6,927,009, Mr. Stansbury, $4,706,110, Ms. Haynes-Gaspar, $2,630,902, Mr. Goff, $1,608,913 and Mr. Trezise, $2,145,217. As noted in the Compensation Discussion and Analysis, the grant date values of the equity awards reflect significantly lower grant date values ($0.92-$2.39) as compared to the stock price used to calculate the number of time-based and performance-based equity awards granted ($3.90), which was based on a 15-day volume-weighted average closing price. As a result, the values reported in this column are significantly below the NEOs’ LTI target grant values for 2023.
(3)The amounts shown in this column reflect cash payments made under our short-term incentive program for actual performance in the respective years. For additional information, see the section entitled, “2023 STI Program” in our CD&A.
(4)Reflects the net change during each of the years reflected in the present value of Mr. Goff’s accumulated benefits under the defined benefit plan discussed below under the heading “— Pension Benefits.”
(5)For fiscal 2023, the amounts shown in this column are comprised of (i) personal use of our aircraft; (ii) Company contributions or other allocations to our defined contribution plans; (iii) payments of life insurance premiums under a legacy reimbursement plan; and (iv) personal identity theft protection service, in each case for and on behalf of the named executives as follows:

118

Compensation Tables
All Other Compensation - 2023

NEO	Aircraft Use	Contributions to Plans	Insurance Premiums	Identity Theft Protection	Total 2023 All Other Compensation
Current NEOs
Ms. Johnson(6)	$171,834	$—	$—	$9,000	$180,834
Mr. Stansbury(7)	—	1,354	—	9,000	10,354
Ms. Haynes-Gasper(8)	—	—	—	9,000	9,000
Mr. Goff	—	53,042	10,957	—	63,999
Former NEO
Mr. Trezise(9)	—	12,200	—	—	12,200
For additional information regarding perquisites, see “Compensation Discussion & Analysis.”
(6)Ms. Johnson’s employment with us began on November 7, 2022.
(7)Mr. Stansbury’s employment with us began on April 4, 2022.
(8)Ms. Haynes-Gaspar’s employment with us began on January 9, 2023.
(9)Mr. Trezise’s’ employment with Lumen will end on April 5, 2024.
Grant of Plan Based Awards
The following table presents additional information regarding all equity and non-equity incentive plan awards granted to our NEOs in fiscal 2023.
Grants of Plan-Based Awards

NEO	Type of Award and Grant Date(3)	Range of Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Share Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Unvested Shares(4) (#)	Grant Date Fair Value Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current NEOs
Ms. Johnson	Bonus	$1,200,000	$2,400,000	$4,800,000	—	—	—	—	—
	TBRS - Annual	—	—	—	—	—	—	1,459,854	$3,489,051
	PBRS - EBITDA	—	—	—	547,446	1,094,891	2,189,782	—	1,718,979
	PBRS - Relative TSR	—	—	—	547,445	1,094,890	2,189,780	—	1,007,299
Mr. Stansbury	Bonus	$500,000	$1,000,000	$2,000,000	—	—	—	—	—
	TBRS - Annual	—	—	—	—	—	—	768,344	$1,836,342
	PBRS - EBITDA	—	—	—	288,130	576,259	1,152,518	—	904,727
	PBRS - Relative TSR	—	—	—	288,129	576,258	1,152,516	—	530,157
Ms. Haynes- Gasper	Bonus	$276,986	$553,972	$1,107,944	—	—	—	—	—
	TBRS - Initial	—	—	—	—	—	—	224,022	$1,200,758
	TBRS - Annual	—	—	—	—	—	—	204,891	489,689
	PBRS - EBITDA	—	—	—	76,835	153,669	307,338	—	241,260
	PBRS - Relative TSR	—	—	—	76,835	153,669	307,338		228,967
Mr. Goff	Bonus	$420,000	$840,000	$1,680,000	—	—	—	—	—
	TBRS - Annual	—	—	—	—	—	—	230,503	$550,902
	PBRS - EBITDA	—	—	—	86,439	172,878	345,756	—	271,418
	PBRS - Relative TSR	—	—	—	86,439	172,877	345,754	—	257,587

119
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables

NEO	Type of Award and Grant Date(3)	Range of Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Share Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Unvested Shares(4) (#)	Grant Date Fair Value Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Former NEO
Mr. Trezise(6)	Bonus	$274,021	$548,041	$1,096,082	—	—	—	—	—
	TBRS - Annual	—	—	—	—	—	—	307,337	$734,535
	PBRS - EBITDA	—	—	—	115,252	230,504	461,008	—	361,891
	PBRS - Relative TSR	—	—	—	115,252	230,503	461,006	—	343,449
(1)Represents potential payouts under the annual STI bonus program for 2023 for our named executives. The actual amounts paid for 2023 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Failure to meet the “threshold” level of performance would result in no payout to the executive.
(2)Represents the performance-based portion of our annual LTI grants, which were issued on May 18, 2023 to Ms. Johnson and Mr. Stansbury, and on March 1, 2023 to all other NEOs. Payout under these awards (restricted stock or RSUs) may range between zero to 200%. For information regarding the performance metrics on which vesting is contingent, please see note 6 to the “Outstanding Equity Awards” table.
(3)Definitions of these terms and information on the grant dates appear elsewhere in these footnotes.
(4)Represents the time-based portion of our annual LTI awards granted to our NEOs on March 1, 2023 (restricted stock or RSUs). One-third of these annual LTI grants vested on March 1, 2024 and the remainder will vest on March 1 of 2025 and 2026. For Ms. Haynes-Gaspar, also includes an initial on-boarding award granted on January 9, 2023, one-third of which vested on January 9, 2024 and the remainder of which will vest in two equal installments on January 9 of 2025 and 2026, as described in more detail under “Compensation Discussion & Analysis — Part Four — Compensation Arrangements Related to Leadership Transition — Compensation for Ashley Haynes-Gaspar, our new EVP, Customer Experience Officer.” Vesting of all of the aforementioned time-based restricted stock or RSUs is subject to the executive’s continued employment through the vesting date or as otherwise provided in the executive’s award agreement.
(5)Calculated in accordance with FASB ASC Topic 718 in the manner described in Note 1 to the Summary Compensation Table above.
(6)Mr. Trezise’s employment was involuntarily terminated on April 5, 2024, and in exchange for delivering of a release of claims, the HRCC accelerated vesting of a pro-rated portion of his outstanding time-based restricted stock awards and permitted him to retain a portion of his outstanding performance-based restricted stock awards, subject to their original performance conditions and vesting dates, with the remainder of his equity grants forfeited, all as described in more detail under “Compensation Discussion & Analysis — Part Four — Compensation Arrangements Related to Leadership Transition — Severance Compensation to be Paid to Scott Trezise, our former EVP, Human Resources.”
For more information, see Compensation Discussion & Analysis—Section Four—Compensation Design, Awards and Payouts for 2023” and “—Potential Termination Payments.”

120

Compensation Tables
Outstanding Equity Awards
The following table summarizes information about all outstanding unvested equity awards held by our named executives as of December 31, 2023.
Outstanding Awards at December 31, 2023

		Stock Awards			Equity Incentive Awards(1)
Name	Grant Date	Number of Unvested Shares or Units (#)(2)		Market Value of Shares that Have Not Vested ($)	Number of Unvested Shares or Units (#)		Market Value of Unvested Shares or Units ($)
Current NEOs
Ms. Johnson	11/7/2022	234,079	(3)	$428,365	—		$—
	3/1/2023	1,459,854		2,671,533	—		—
	5/18/2023	—		—	2,189,781	(6)	4,007,299
Mr. Stansbury	4/4/2022	422,140	(4)	$772,516	236,435	(7)	$432,676
	3/1/2023	768,344		1,406,070	—		—
	5/18/2023	—		—	1,152,517	(6)	2,109,106
Ms. Haynes-Gasper	1/9/2023	224,022	(5)	$409,960	—		$—
	3/1/2023	204,891		374,951	307,338	(6)	562,429
Mr. Goff	2/24/2021	22,384		$40,963	100,728	(8)	$184,332
	2/25/2022	56,326		103,077	126,734	(7)	231,923
	3/1/2023	230,503		421,820	345,755	(6)	632,732
Former NEO
Mr. Trezise	2/24/2021	13,431		$24,579	60,437	(8)	$110,600
	2/25/2022	37,551		68,718	84,489	(7)	154,615
	3/1/2023	307,337		562,427	461,007	(6)	843,643
(1)Represents performance-based equity awards, payouts of which may range between zero to 200%. The table above assumes that, as of December 31, 2023, we would perform at “target” levels for our annual 2021, 2022 and 2023 awards, such that all performance-based shares granted to each named executive would vest at 100%. With respect to our 2021 performance-based equity awards, our actual performance was "below threshold" and no shares vested (see note 6 below).
(2)Except as otherwise provided in notes 3, 4 or 5 below, represents an annual grant of time-vested restricted stock that will vest in three equal installments on March 1 of each of the first three years following the grant date, subject to the executive’s continued employment through the applicable vesting date.
Vesting Dates

Grant Date	Vesting Date
February 24, 2021 for Messrs. Goff and Trezise	March 1, 2024
February 25, 2022 for Messrs. Goff and Trezise	Two equal installments on March 1 of 2024 & 2025
March 1, 2023 for Messes. Johnson and Haynes-Gasper and Messrs. Stansbury, Goff and Trezise	Three equal installments on March 1 of 2024, 2025, 2026
(3)Represents the unvested portion of a pro-rated annual grant of time-vested restricted stock for Ms. Johnson that was granted upon her start and will vest in two equal installments on November 7 of 2024 and 2025, subject to her continued employment through the applicable vesting date. If Ms. Johnson is terminated without Cause or she resigns with Good Reason before the third anniversary of her start date (November 7, 2022), a prorated number of outstanding awards (based on number of days from grant date to separation date) will accelerate (time-based) or remain outstanding subject to original terms (performance-based); any remaining outstanding shares will be forfeited.
(4)Mr. Stansbury was awarded two grants of time-vested restricted stock upon his start, consisting of an (1) annual grant and (2) initial grant, subject to his continued employment through the applicable vesting dates. Of the 105,082 shares of his unvested restricted stock granted in connection with his annual award, half vested on April 4, 2024 and the other half is scheduled to vest on April 4 2025, subject to his continued employment through such date. Of the 317,058 shares of his unvested restricted stock granted in connection with his initial grant, 22,647 vested on April 4, 2024, 22,647 are scheduled to vest on April 4, 2025, and two installments of 135,882 each are scheduled to vest on April 4, 2027 and April 4, 2029, subject to his continued employment through such vesting dates.
(5)One-third of Ms. Haynes-Gaspar’s time-vested restricted stock granted upon her start vested on January 9, 2024, with the remainder scheduled to vest in two equal installments on January 9, 2025 and January 9, 2026, subject to her continued employment through such vesting dates.

121
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
(6)Represents the performance-based portion of our 2023 annual restricted stock or restricted stock unit awards. The number of shares earned will range between 0 to 200% of the number granted, with the number earned determined depending on the Company’s achievement of the following two separate performance targets for the three-year period from 2023 to 2025: (1) 50% of the total target shares granted will be earned depending on the Company’s cumulative Adjusted EBITDA results and (2) 50% of the total target shares granted will be based on the Company’s relative total shareholder return against the performance of a peer group of companies in the communications industry, subject to certain limits if our TSR is negative. These awards will vest on March 1, 2026, subject to meeting such targets and the executive’s continued employment through the vesting date.
(7)Represents the performance-based portion of our 2022 annual restricted stock or restricted stock unit awards. The number of shares earned will range between 0 to 200% of the number granted, with the number earned determined depending on the Company’s achievement of the following two separate performance targets for the three-year period from 2022 to 2024: (1) 50% of the total target shares granted will be earned depending on the Company’s cumulative Adjusted EBITDA results and (2) 50% of the total target shares granted will be based on the Company’s relative total shareholder return against the performance of a peer group of companies in the communications industry, subject to certain limits if our TSR is negative. These awards will vest as follows, subject to meeting such targets and the executive’s continued employment through the vesting date.
Vesting Dates

Grant Date	Vesting Date
February 25, 2022 for Messrs. Goff and Trezise	March 1, 2025
April 4, 2022 for Mr. Stansbury	April 4, 2025
(8)Represents the performance-based portion of our 2021 annual restricted stock or restricted stock unit awards. The number of shares earned could range between 0 to 200% of the number granted, with the number earned determined depending on the Company’s achievement of the following two separate performance targets for the three-year period from 2021 to 2023: (1) 50% of the total target shares granted will be earned depending on the Company’s cumulative Adjusted EBITDA results and (2) 50% of the total target shares granted will be based on the Company’s relative total shareholder return against the performance of a peer group of companies in the communications industry, subject to certain limits if our TSR is negative. On March 1, 2024, Messrs. Goff and Trezise forfeited 100% of these shares due to our failure to attain threshold levels with respect to both our Cumulative Adjusted EBITDA and TSR over the three-year performance period.
Stock Vesting Table
The following table provides details regarding the equity awards held by our named executives that vested during 2023. Restricted stock or restricted stock units were the only equity awards held by our named executives during 2023.
Stock Vested During 2023

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Current NEOs
Ms. Johnson	264,878	$344,341
Mr. Stansbury	75,187	182,704
Mr. Haynes-Gasper	—	—
Mr. Goff	69,529	224,579
Former NEO
Mr. Trezise	41,697	134,681
(1)Represents time-vested equity awards that vested during 2023.
(2)Based on the closing trading price of the Common Shares on the applicable vesting date.
Pension Benefits
The following table and discussion summarize pension benefits payable to one of our named executives under (i) the Lumen Combined Pension Plan, a qualified retirement plan under Code Section 401(a), which permits eligible participants (including officers) who have completed at least five years of service to receive a pension benefit upon attaining early or normal retirement age and (ii) our non-qualified supplemental defined benefit plan, which is designed to pay supplemental retirement benefits to certain officers in amounts equal to the benefits such officers would otherwise forego due to Code limitations on compensation and benefits under qualified plans. We refer to these particular defined benefit plans below as our “Qualified Plan” and our “Supplemental Plan,” respectively and as our “Pension Plans,” collectively.

122

Compensation Tables
Pension Benefits

Participating NEO(1)	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit as of 12/31/23(2)	Payments During Last Fiscal Year
Mr. Goff	Qualified Plan	25	$861,841	$—
	Supplemental Plan	25	506,506	—
(1)None of Messes. Johnson or Haynes-Gaspar or Messrs. Stansbury or Trezise are eligible to participate in these plans since they joined the company after both of our Pension Plans were closed to new participants.
(2)These figures represent accumulated benefits as of December 31, 2023 based on several assumptions, including the assumption that the executive remains employed by us and begins receiving retirement benefits at the normal retirement age of 65, with such accumulated benefits being discounted from the normal retirement age to December 31, 2023 using discount rates ranging between 5.20% and 5.21%. See Note 11 titled “Employee Benefits” of the notes to our audited financial statements included in Appendix B for additional information.
PENSION PLANS. With limited exceptions specified in the Pension Plans, we “froze” our Qualified Plan and Supplemental Plan as of December 31, 2010, which means that no additional monthly pension benefits have accrued under such plans since that date (although service after that date continues to count towards vesting and benefit eligibility and a limited transitional benefit for eligible participants continued to accrue through 2015).
Prior to this freezing of benefit accruals, the aggregate amount of each senior officer’s total monthly pension benefit under the Qualified Plan and Supplemental Plan was equal to his or her years of service since 1999 (up to a maximum of 30 years) multiplied by the sum of (i) 0.5% of his or her final average pay plus (ii) 0.5% of his or her final average pay in excess of his or her Social Security covered compensation, where “final average pay” was defined as his or her average monthly compensation during the 60 consecutive month period within his or her last ten years of employment in which he received his or her highest compensation. Effective December 31, 2010, the Pension Plans were amended to cease all future benefit accruals under the above formula (except where a collective bargaining agreement provides otherwise). In lieu of additional accruals under the above-described formula, each affected participant’s accrued benefit as of December 31, 2010 were increased 4% per year, compounded annually through the earlier of December 31, 2015 or the termination of the participant’s employment.
Under both Pension Plans, “average monthly compensation” is determined based on the participant’s salary plus annual cash incentive bonus. Although the retirement benefits described above are provided through separate plans, we have in the past transferred benefits from the Supplemental Plan to the Qualified Plan and reserve the right to make further similar transfers to the extent allowed under applicable law. The value of benefits transferred to the Qualified Plan, which directly offset the value of benefits in the Supplemental Plan, will be payable to the recipients in the form of enhanced annuities or supplemental benefits and are reflected in the table above under the “Present Value of Accumulated Benefits as of 12/31/23” column.
The normal form of benefit payment under both of our Pension Plans is (i) in the case of unmarried participants, a monthly annuity payable for the life of the participant and (ii) in the case of married participants, an actuarially equivalent monthly annuity payable for the lifetime of the participant and a survivor annuity payable for the lifetime of the spouse upon the participant’s death. Participants may elect optional forms of annuity benefits under each Pension Plan and, in the case of the Qualified Plan, an annuity that guarantees ten years of benefits, all of which are actuarially equivalent in value to the normal form of benefit. The enhanced annuities described in the prior paragraph may be paid in the form of a lump sum, at the participant’s election.
The normal retirement age is 65 under both of the Pension Plans. Participants may receive benefits under both of these plans upon “early retirement,” which is defined as attaining age 55 with five years of service. Under both of these plans, the benefit payable upon early termination is calculated under formulas that pay between 60% to 100% of the base plan benefit and 48% to 92% of the excess plan benefit, in each case with the lowest percentage applying to early retirement at age 55 and proportionately higher percentages applying to early retirement after age 55. For additional information on early retirement benefits, please see the applicable early retirement provisions of the Qualified Plan, a copy of which we have filed with the SEC.

123
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
Deferred Compensation
The following table and discussion provide information on our (i) Supplemental Savings Plan, under which certain named officers may elect to defer a portion of their salary in excess of the amounts that may be deferred under our qualified 401(k) plans, and (ii) the deferred compensation arrangements we have with Mr. Goff, which is described in more detail in the text following the table below. Only Mr. Goff has elected to participate in the Supplemental Savings Plan and made contributions to the plan during 2023.
Deferred Compensation

Participating NEO	Aggregate Balance at December 31, 2022(1)	Executive Contributions in 2023(2)	Company Contributions in 2023(3)	Aggregate Earnings in 2023(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2023(1)
Mr. Goff	$2,869,692	$71,503	$40,842	$606,126	$—	$3,588,163
(1)This figure represents the aggregate balance of Mr. Goff’s Supplemental Savings Plan account.
(2)The amount in this column reflects Mr. Goff’s contributions under the Supplemental Savings Plan of salary paid in 2023 and reported as 2023 salary compensation in the Summary Compensation Table.
(3)This column includes our partial match of Mr. Goff’s contribution under the terms of the Supplemental Savings Plan, all of which was included as 2023 compensation in the column of the Summary Compensation Table labeled “All Other Compensation.”
(4)This column represents aggregate earnings in 2023 including interest, dividends and distributions earned with respect to deferred compensation invested by Mr. Goff in the manner described in the text below.
Supplemental Savings Plan
Under our Supplemental Savings Plan, certain of our senior officers may defer up to 50% of their salary in excess of the Code limit on annual contributions to a qualified 401(k) plan. For every dollar that an eligible participant contributes to this plan up to 6% of his or her excess salary, we add an amount equal to the total matching percentage then in effect for matching contributions made by us under our qualified 401(k) plan (which for 2023 equaled the sum of all of the initial 1% contributed and half of the next 5% contributed). All amounts contributed under this supplemental plan by the participants or us are allocated among deemed investments that follow the performance of the same broad array of funds offered under our qualified 401(k) plan. This is reflected in the market value of each participant’s account. Participants may change their deemed investments in these funds at any time. We reserve the right to transfer benefits from the Supplemental Savings Plan to our qualified 401(k) or retirement plans to the extent allowed under Treasury regulations and other guidance. The value of benefits transferred to our qualified plans directly offsets the value of benefits in the Supplemental Savings Plan. Participants in the Supplemental Savings Plan normally receive payment of their account balances in a lump sum once they cease working full-time for us, subject to any deferrals mandated by federal law.
Potential Termination Payments
The materials below discuss payments and benefits that our officers are eligible to receive if they: (i) resign or retire, (ii) are terminated by us, with or without cause, (iii) die or become disabled, or (iv) become entitled to termination benefits following a change of control of Lumen.
Notwithstanding the information appearing below, you should be aware that our officers have agreed to forfeit their equity compensation awards (and profits derived therefrom) if they compete with us or engage in other activity harmful to our interests while employed with us or within 18 months after termination. Certain other compensation might also be recoverable by us under certain circumstances after termination of employment. See “Compensation Discussion & Analysis—Our Governance of Executive Compensation—Forfeiture of Prior Compensation” for more information.

124

Compensation Tables
Payments Made Upon All Terminations
Regardless of the manner in which our employees’ employment terminates prior to a change of control, they are entitled to receive amounts earned during their term of employment (subject to the potential forfeitures discussed above). With respect to each such terminated employee, such amounts include his or her:
•salary through the date of termination, payable immediately following termination in cash;
•annual incentive bonus through the date of termination, but only if such employee served for at least three months during the plan year (unless this service requirement is waived, or more favorable treatment is applicable in the case of death or disability);
•equity awards that have vested;
•benefits accrued and vested under our qualified and supplemental defined benefit pension plans, with payouts generally occurring at early or normal retirement age;
•vested account balance held in our qualified and supplemental defined contribution plans, which the employee is generally free to receive at the time of termination; and
•rights to continued health care benefits to the extent required by law.
Payments Made Upon Involuntary Terminations
In addition to benefits described under the heading immediately above, employees involuntarily terminated by us without cause prior to a change of control are also entitled, subject to certain conditions, to:
•payment of their annual incentive bonus or a pro rata portion thereof, depending on their termination date;
•if approved by the HRCC in its discretion, the terminated employee will (i) receive accelerated vesting of all, or a portion of, unvested time-vested equity awards, (ii) be permitted to retain all or a portion of his or her unvested performance-based equity awards for the remainder of the applicable performance period or (iii) a combination of both; and
•a cash severance payment in the amount described under “Compensation Discussion & Analysis—Section Four—Compensation Design, Awards and Payouts for 2023—Other Benefits—Severance Benefits” plus the receipt of any short-term incentive bonus payable under their applicable bonus plan, continued health coverage for the covered executive and his/her covered dependents for the shorter of 12 months following cessation of employment and the period for which the individuals are eligible for and elect such coverage and outplacement assistance benefits.
None of the benefits listed immediately above are payable if the employee resigns or is terminated for cause.
Payments Made Upon Retirement
Employees who retire in conformity with our retirement plans and policies are entitled, subject to certain conditions, to:
•payment of their annual incentive bonus or a pro rata portion thereof, depending on their retirement date;
•post-retirement life, health and welfare benefits; and
•all of the benefits described under the heading “—Payments Made Upon All Terminations.”
In addition, the HRCC has discretion to accelerate the vesting of all, or a portion of, unvested time-vested equity awards or to permit an employee who retires from the Company to retain all or a portion of his or her unvested performance-based equity awards for the remainder of the applicable performance period.

125
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
Payments Made Upon Death or Disability
Upon death or disability, officers (or their estates) are generally entitled to (without duplication of benefits):
•payments under our disability or life insurance plans, as applicable;
•keep all of their time-vested equity awards, whether vested or unvested;
•vesting of their performance-based equity awards, with performance deemed achieved at target;
•payment of their annual incentive bonus or a pro rata portion thereof, depending on their date of death or disability;
•continued rights to receive (i) life, health and welfare benefits at early or normal retirement age, in the event of disabilities of employees with ten years of prior service, or (ii) health and welfare benefits payable to surviving eligible dependents, in the event of death of employees meeting certain age and service requirements; and
•all of the benefits described under the heading “—Payments Made Upon All Terminations,” except that (i) death benefits under our retirement plans are generally available only to surviving spouses and (ii) benefits payable to mentally disabled employees under our nonqualified defined benefit retirement plans may be paid prior to retirement age.
Equity Acceleration Provisions of Ms. Johnson’s Offer Letter
In conjunction with appointing Ms. Johnson as our CEO in 2022, our Offer Letter with her provides that certain outstanding, unvested equity awards will accelerate upon a “qualifying termination” within three years following her start date. A “qualifying termination” is defined in her Offer Letter to include termination by us without “cause” (as defined in our Executive Severance Plan) or termination by Ms. Johnson with “good reason” (as defined in her Offer Letter). Upon a qualifying termination, vesting of a pro-rated portion of unvested time-vested awards is accelerated and, with respect to performance-based awards, Ms. Johnson will be permitted to retain a pro-rated portion of such awards although they will remain subject to their original performance conditions and payout schedule (except upon her death, when the awards would pay out at target).
Payments Made Upon a Change of Control
We have entered into agreements that entitle each of our executive officers who are terminated without cause or resign under certain specified circumstances within certain specified periods following any change in control of Lumen to receive (i) a lump sum cash severance payment equal to a multiple of such officer’s annual cash compensation (defined as salary plus the average annual incentive bonus over the past three years) and (ii) the other benefits described under “Compensation Discussion and Analysis—Section Four—Compensation Design, Awards and Payouts for 2023—Other Benefits—Change of Control Arrangements.”
Under Lumen’s above-referenced agreements, a “change in control” of Lumen would be deemed to occur upon: (i) any person (as defined in the Securities Exchange Act of 1934) becoming the beneficial owner of 30% or more of the outstanding Common Shares, (ii) a majority of our directors being replaced, (iii) consummation of certain mergers, substantial asset sales or similar business combinations, or (iv) approval by the shareholders of a liquidation or dissolution of Lumen.
The above-referenced agreements provide the benefits described above if we terminate the officer’s employment without cause or the officer resigns with “good reason,” which we describe further under the heading “Compensation Discussion & Analysis—Our Compensation Program and Components of Pay—Other Benefits–Change of Control Arrangements.” We have filed copies or forms of these agreements with the SEC.
Participants in our supplemental defined benefit plan whose service is terminated within two years of the change in control of Lumen will receive a cash payment equal to the present value of their plan benefits (after providing age and service credits of up to three years if the participant is terminated by us without cause or resigns with “good reason”), determined in accordance with actuarial assumptions specified in the plan. Certain account balances under our qualified retirement plans will also fully vest upon a change of control of Lumen.

126

Compensation Tables
Under the terms of our equity incentive plans, incentives granted under those plans will not vest, accelerate, become exercisable or be deemed fully paid unless otherwise provided in a separate agreement, plan or instrument. None of our equity award agreements provide for any such accelerated recognition of benefits solely upon a change of control. Instead, our award agreements provide that any holder of incentives who is terminated by us or our successor without cause or resigns with good reason following a change of control will be entitled to receive full vesting of his or her time-vested restricted shares and continued rights under his or her performance-based restricted shares (on the same terms as if he or she had not been terminated).
We believe the above-described change of control benefits enhance shareholder value because:
•prior to a takeover, these protections help us to recruit and retain talented officers and to help maintain the productivity of our workforce by alleviating concerns over economic security and
•during or after a takeover, these protections (i) help our personnel, when evaluating a possible business combination, to focus on the best interests of Lumen and its shareholders and (ii) reduce the risk that personnel will accept job offers from competitors after the commencement of takeover discussions.
Estimated Potential Termination Payments
The table below provides estimates of the value of payments and benefits that would become payable if our named executives were terminated in the manner described below, in each case based on various assumptions, the most significant of which are described in the table’s notes.
Potential Termination Payments

		Type of Termination of Employment(1)
Name	Type of Termination Payment(2)	Involuntary Termination Without Cause(3)	Retirement(4)	Disability	Death	Termination Upon a Change of Control(5)
Ms. Johnson	Annual Bonus	$1,797,120	n/a	$2,400,000	$2,400,000	$1,996,800
	Equity Awards(6)	4,058,316	n/a	7,107,197	7,107,197	7,107,197
	Pension and Welfare(7)	64,400	n/a	—	—	64,400
	Cash Severance(8)	7,200,000	n/a	—	—	9,000,000
	Total	$13,119,836	n/a	$9,507,197	$9,507,197	$18,168,397
Mr. Stansbury	Annual Bonus	$748,800	n/a	$1,000,000	$1,000,000	$779,058
	Equity Awards(6)	—	n/a	4,720,368	4,720,368	4,720,368
	Pension and Welfare(7)	36,000	n/a	—	—	69,000
	Cash Severance(8)	1,800,000	n/a	—	—	3,600,000
	Total	$2,584,800	n/a	$5,720,368	$5,720,368	$9,168,426
Ms. Haynes-Gaspar	Annual Bonus	$414,815	n/a	$553,972	$553,972	$483,950
	Equity Awards(6)	—	n/a	1,347,339	1,347,339	1,347,339
	Pension and Welfare(7)	5,600	n/a	—	—	8,200
	Cash Severance(8)	1,150,000	n/a	—	—	2,300,000
	Total	$1,570,415	n/a	$1,901,311	$1,901,311	$4,139,489
Mr. Goff	Annual Bonus	$628,992	$628,992	$840,000	$840,000	$718,371
	Equity Awards(6)	—	—	1,614,847	1,614,847	1,614,847
	Pension and Welfare(7)	36,000	48,000	—	—	69,000
	Cash Severance(8)	1,540,000	—	—	—	3,080,000
	Total	$2,204,992	$676,992	$2,454,847	$2,454,847	$5,482,218
Mr. Trezise(9)	Annual Bonus	$410,373	$410,373	$548,041	$548,041	$489,586
	Equity Awards(6)	—	—	1,764,581	1,764,581	1,764,581
	Pension and Welfare(7)	33,000	—	—	—	33,000
	Cash Severance(8)	1,150,000	—	—	—	2,300,000
	Total	$1,593,373	$410,373	$2,312,622	$2,312,622	$4,587,167

127
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
(1)All data in the table reflects our estimates of the value of payments and benefits assuming the named officer was terminated on December 31, 2023. The closing price of the Common Shares on such date was $1.83. The table reflects only estimates of amounts earned or payable through or at such date based on various assumptions. Actual amounts can be determined only at the time of termination. If a named officer voluntarily resigns or is terminated with cause, he or she will not be entitled to any special or accelerated benefits but will be entitled to receive various payments or benefits that vested before the termination date. The table reflects potential payments based upon a physical disability; additional benefits may be payable in the event of a mental disability.
(2)As further described above, upon termination of employment, the named officers may become entitled to receive certain special, accelerated or enhanced benefits, including, subject to certain exceptions, the right to receive payment of their annual cash incentive bonus, an acceleration under certain circumstances of the vesting of their outstanding equity awards, current or enhanced pension and welfare benefits, or cash severance payments. The table excludes (i) payments or benefits made under broad-based plans or arrangements generally available to all salaried full-time employees and (ii) benefits, awards or amounts that the officer was entitled to receive prior to termination of employment.
(3)The amounts listed in this column reflect payments to which the named officer would be entitled to under our executive severance plan if involuntarily terminated by us without cause prior to a change of control. The amounts listed in this column would not be payable if the officer voluntarily resigns or is terminated for cause.
(4)The amounts listed in this column reflect payments to which Mr. Goff and Mr. Trezise would be entitled to under the provisions our STI plan. Mr. Goff is eligible to retire early under Lumen’s defined benefit pension plans described above under the heading “Executive Compensation —Pension Benefits.” The amounts reflected in this column do not reflect the amount of lifetime annuity payments payable upon early retirement, upon which Mr. Goff would have been entitled at December 31, 2023 to monthly annuity payments of approximately $8,734 over his lifetime.
(5)The information in this column assumes each named officer became entitled on December 31, 2023 to the benefits under Lumen’s agreements in existence on such date described above under “—Payments Made Upon a Change of Control” upon an involuntary termination without cause or resignation with good reason. All amounts are based on several assumptions.
(6)The information in this row reflects the benefit to the named officer arising out of the accelerated vesting of some or all of his or her restricted stock or RSUs triggered by the termination of employment. The information in this row also assumes that the HRCC would not approve the named officer receiving accelerated vesting of any portion of his or her unvested time-based equity awards or being permitted to retain any portion of his or her unvested performance-based equity awards, notwithstanding that in the past the HRCC has generally approved both with respect to equity awards granted at least one year prior to the termination date.
(7)The information in this row reflects only the incremental benefits that accrue upon an event of termination and excludes benefits that were vested on December 31, 2023. For information on the present value of the named officers’ accumulated benefits under our defined benefit pension plans, see “—Pension Benefits,” and for information on the aggregate balances of Mr. Goff’s non-qualified deferred compensation, see “—Deferred Compensation.” As indicated above, the named officer would also be entitled to receive a distribution of his or her 401(k) benefits and various other broad-based benefits.
(8)The information in this row excludes, in the case of disability or death, payments made by insurance companies.
(9)For actual amounts to be paid to Mr. Trezise in connection with his involuntary termination of employment on April 5, 2024, see “– Amounts Paid to Former Executive” immediately below.
Amounts Paid To Former Executive
As noted previously, Mr. Trezise was involuntarily terminated on April 5, 2024. For a description of amounts and benefits payable to Mr. Trezise in connection with his separation, see “Compensation Discussion & Analysis – Part Four – Compensation Arrangements Related to Leadership Transition – Severance Compensation to be Paid to Scott Trezise, our former EVP, Human Resources.”
CEO Pay Ratio Disclosure
As mandated by federal law and related SEC rules, we are required to disclose a ratio of the pay of our CEO to that of our median employee. For 2023, the total compensation of our CEO, Ms. Johnson (as reported in the Summary Compensation Table) was $9,592,963, while the annual total compensation for our median employee was $84,804. As a result, the ratio of CEO pay to median employee pay was approximately 113 to 1.
We calculated our 2023 pay ratio using the following assumptions:
•Median employee determination. The median employee was determined by reviewing the annual total target compensation (the sum of base salary, target short-term incentive and target long-term incentive awards) as of December 31, 2023 for approximately 28,000 active employees employed on that date, excluding our CEO.
•Median employee identification. The median employee was identified as a Operations Technician II, employed by us in the U.S. for 7 years.
•Median employee total compensation calculation. To determine the median pay ratio, we calculated the median employee’s pay using the same pay elements and calculation methodology as used in determining the CEO’s pay for purposes of disclosure in the Summary Compensation Table.
The SEC rules permit companies to choose between different methodologies for median pay calculations. Other public companies may calculate their pay ratio using a different methodology than ours, and you should not assume our ratio data is comparable to that of other companies.

128

Compensation Tables
Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Human Resources and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1) ($)	Compensation Actually Paid to PEO 1(1),(2),(3) ($)	Compensation Actually Paid to PEO 2(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Adjusted EBITDA(5) ($ Millions)
							TSR ($)	Peer Group TSR ($)
2023	$—	$9,592,963	$—	$7,258,427	$3,396,054	$1,846,687	$17.52	$140.75	$(10,298)	$4,146
2022	19,816,806	4,778,130	(5,200,491)	4,368,986	5,145,256	511,978	49.96	90.34	(1,548)	6,703
2021	22,654,781	—	32,390,881	—	4,057,947	5,127,580	112.34	150.28	2,033	8,424
2020	16,959,233	—	10,189,461	—	3,162,186	2,308,534	80.91	123.61	(1,232)	8,489
(1)Jeffery K. Storey was our PEO from May 24, 2018 to November 7, 2022 (“PEO 1”). Kathleen Johnson has been our PEO since November 7, 2022 (“PEO 2”). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Indraneel Dev	Indraneel Dev	Stacey W. Goff	Stacey W. Goff
Stacey W. Goff	Stacey W. Goff	Chris Stansbury	Chris Stansbury
Shaun C. Andrews	Shaun C. Andrews	Shaun C. Andrews	Ashley Haynes-Gaspar
Scott A. Trezise	Scott A. Trezise	Scott A. Trezise	Scott A. Trezise
Indraneel Dev
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)For 2023, compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts, if any, attributable to the Change in Pension Value reported in the Summary Compensation Table. There are no amounts reported in the Inclusion of Pension Service Cost because with limited exceptions specified in the Pension Plans, we “froze” our defined benefit pension plans as of December 31, 2010, as described under the heading “ – Pension Benefits”.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Change in Pension Value for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Pension Service Cost for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)
2023	$9,592,963	$—	$(6,215,329)	$—	$3,880,793	$7,258,427

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$3,396,054	$(44,141)	$(1,987,921)	$—	$482,695	$1,846,687

129
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
The amounts in the “Inclusion of Equity Values” columns in the tables above are derived from adding or deducting the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)
2023	$5,712,642	$(793,527)	$—	$(1,038,322)	$—	$3,880,793

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non- PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	$1,580,761	$(990,288)	$—	$(107,778)	$—	$482,695
(4)The Peer Group TSR set forth in this table utilizes the S&P 500 Communication Services Sector Index, which we also utilize in the stock performance graph appearing herein under the heading “Other Items-Lumen Performance History”. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 500 Communication Services Sector Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO 2 and Non-PEO NEOs in 2023. Adjusted EBITDA measures the operational performance and profitability of our businesses, and we use this measure in our compensation programs to incentivize and reward our senior officers to focus on the combination of cost savings and profitable revenue growth. Adjusted EBITDA, which is described in further detail in Appendix A – Non-GAAP Reconciliations, is a non-GAAP metric. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

130

Compensation Tables
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR and S&P 500 Communication Services Sector Index TSR over the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

131
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Compensation Tables
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid Versus Adjusted EBITDA
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO 2 and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA
Free Cash Flow
Revenue

132

Other Matters
Stock Ownership
The following table sets forth information regarding ownership of our Common Shares by the persons known to us to have beneficially owned more than 5% of the outstanding Common Shares on December 31, 2023 (the “investors”), unless otherwise noted.
Stock Ownership

Name and Address	Amount and Nature of Beneficial Ownership of Common Shares(1)		Percent of Outstanding Common Shares(1)
Blackrock, Inc. 50 Hudson Yards New York, NY 10001	152,311,260	(2)	15.1%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	118,327,820	(3)	11.7%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	53,171,627	(4)	5.3%
(1)The figures and percentages in the table above have been determined in accordance with Rule 13d-3 of the SEC based upon information furnished by the investors, except that we have calculated the percentages in the table based on the actual number of Common Shares outstanding as of the record date, as opposed to the estimated percentages set forth in the reports of such investors referred to below in such notes. In addition to Common Shares, we have outstanding Preferred Shares that vote together with the Common Shares as a single class on all matters. One or more persons beneficially own more than 5% of the Preferred Shares; however, the percentage of total voting power held by such persons is immaterial. For additional information regarding the Preferred Shares, see “Frequently Asked Questions —How many votes may I cast?”
(2)Based on information contained in a Schedule 13G/A Report dated as of January 22, 2024, that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2023, it (i) shared voting power with respect to none of these shares, (ii) held sole voting power with respect to 148,604,763 of these shares and (iii) held sole dispositive power with respect to all of the above-listed shares.
(3)Based on information contained in a Schedule 13G/A Report dated as of February 13, 2024, that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2023, it (i) held sole voting power with respect to none of these shares, (ii) shared voting power with respect to 657,954 of these shares, (iii) held sole dispositive power with respect to 116,595,555 of these shares and (iv) shared dispositive power with respect to 1.732,265 of these shares.
(4)Based on information contained in a Schedule 13G/A Report dated as of January 24, 2024, that this investor filed with the SEC. In this report, the investor indicated that, as of December 31, 2023, it (i) held sole voting power with respect to none of these shares, (ii) shared voting power with respect to 41,648,190 of these shares, (iii) held sole dispositive power with respect to none of these shares and (iv) shared dispositive power with respect to 53,171,627 of these shares.

133
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Other Matters
Ownership of Executive Officers & Directors
The following table sets forth information, as of the record date, regarding the beneficial ownership of our common stock by our executive officers and directors. It also includes any shares subject to restricted stock units that are scheduled to be issued within sixty days of our record date. Except as otherwise noted, all beneficially owned shares are held with sole voting and investment power and are not pledged to third parties.
Ownership of Executive Officers & Directors

	Components of Total Shares Beneficially Owned		Total Shares Beneficially Owned(3)(4)	Vested Deferred Stock Units(5)
	Unrestricted Shares Beneficially Owned(1)	Unvested Restricted Stock(2)
Named Executive Officers
Ms. Johnson	7,006,290	1,462,528	8,468,818	—
Mr. Stansbury	3,716,344	696,173	4,412,517	—
Ms. Haynes-Gaspar(6)	97,912	1,188,480	1,286,392	—
Mr. Goff	456,277	654,321	1,110,598	—
Former Named Executive Officer
Mr. Trezise	267,337	769,164	1,036,501	—
Outside Directors
Mr. Allen	—	—	—	118,655
Ms. Bejar	75,822	—	75,822	111,213
Mr. Brown(7)	103,118	85,605	188,723	—
Mr. Chilton	91,912	—	91,912	110,695
Mr. Clontz	340,029	85,605	425,634	—
Mr. Fowler(8)	133,500	83,038	216,538	—
Mr. Glenn(9)	199,362	—	199,362	149,800
Mr. Jones	60,989	85,605	146,594	—
Ms. Linear(10)	—	34,317	34,317	—
Mr. Roberts	98,745	85,605	184,350	14,706
Ms. Siegel(11)	138,847	85,605	224,452	—
All current executive officers and directors as a group (15 persons)(12)
Overall Total	12,519,147	4,546,882	17,066,029	505,069
(1)This column includes shares allocated to Mr. Goff’s account under one of our qualified 401(k) plans. Participants in these plans are entitled to direct the voting of their plan shares, as described in greater detail elsewhere herein.
(2)Reflects (i) for all shares listed, unvested shares of restricted stock over which the person holds sole voting power but no investment power and (ii) with respect to our performance-based restricted stock granted to our executive officers, the number of shares that will vest if we attain target levels of performance.
(3)Excludes (i) restricted stock units that do not vest and settle in shares within 60 days and (ii) “phantom units” held by Mr. Roberts that are payable in cash upon the termination of his service as a director, as described further under “Item No. 1 – Election of Directors — Director Compensation — Other Benefits.”
(4)None of the persons named in the table beneficially owns more than 1% of the outstanding Common Shares. The shares beneficially owned by all directors and executive officers as a group constituted 1.68% of the outstanding Common Shares as of the record date.
(5)This column reflects vested equity awards deferred by outside directors that will settle in shares at a future date according to the directors election, including 85,605 of deferred stock units scheduled to vest on May 17, 2024, but will not settle in shares until the director’s elected deferral date for Ms. Bejar and Messrs. Allen, Chilton and Glenn.
(6)Ms. Haynes-Gaspar joined Lumen in January 2023.
(7)Includes 24,297 shares held by a tax-exempt charitable foundation, as to which Mr. Brown has voting and dispositive powers by virtue of his control of the foundation.
(8)Mr. Fowler joined the Board in August 2023.
(9)Includes 77,143 shares held indirectly by Mr. Glenn in a trust.
(10)Ms. Linear joined the Board in February 2024.
(11)Includes 44,536 shares held indirectly by Ms. Siegel in a trust.
(12)Amounts do not include holdings for Mr. Trezise and, as described further in the notes above, include (i) 24,297 shares held beneficially through a foundation and (ii) 121,679 shares held indirectly by trust.

134

Other Matters
Transactions with Related Parties
Review Procedures. Early each year, our management distributes to the Audit and NCG Committees a written report listing payments that exceed a materiality threshold involving parties that have been identified as related parties by our officers and directors through their completion of an annual questionnaire. These transactions do not include regular compensation paid to the officers and directors but would include any payments to the officers and directors outside of regular compensation arrangements. This annual report permits the independent directors to evaluate our material related party transactions.
Recent Transactions. There were no related party transactions identified for 2023.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires Lumen’s directors, certain officers and greater than 10% shareholders to file with the SEC certain reports regarding their beneficial ownership of our common stock. To our knowledge, based solely on a review of SEC filings and written representations from our officers and directors, we believe that, between January 1, 2022, through the date of this proxy statement, all such reports were filed timely with the exception of two such reports. A report for Ms. Siegel reporting a gift of shares to a trust that occurred on August 9, 2022 was filed late on March 11, 2024 due to an administrative error. A report for Mr. Stansbury reporting one transaction that occurred on April 4, 2023 was filed one day late also due to an administrative error.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, our HRCC included Laurie Siegel, Martha H. Bejar, Steven T. “Terry” Clontz, T. Michael Glenn, and Michael Roberts. No member of the HRCC served as an officer or employee of the Company or any of our subsidiaries prior to or while serving on the HRCC.

135
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Other Matters
Lumen Performance History
The graph below compares the cumulative total shareholder return on our Common Shares with the cumulative total return of the S&P 500 Index and the S&P 500 Communication Services Sector Index for the period from December 31, 2018 to December 29, 2023, in each case assuming (i) the investment of $100 on January 1, 2019, at closing prices on December 31, 2018 and (ii) reinvestment of dividends.

	December 31,
	2018	2019	2020	2021	2022	2023
Lumen	$100.00	$95.65	$84.28	$101.85	$71.43	$55.76
S&P 500 Index	$100.00	$129.44	$151.43	$191.71	$159.39	$197.06
S&P 500 Communication Service Sector Index(1)	$100.00	$128.71	$155.67	$186.03	$118.47	$174.77
(1)As of December 31, 2023, the S&P 500 Communications Service Sector Index consisted of Omnicom Group, Inc., Verizon Communications, Inc., The Walt Disney Company, Alphabet Inc., AT&T Inc., Charter Communications Inc., Match Group Inc., Netflix Inc., Warner Bros Discovery Inc., Comcast Corp., Paramount Global, Electronic Arts Inc., Meta Platforms Inc., Take-Two Interactive Software Inc., Interpublic Group, T-Mobile US, Inc., Fox Corp., News Corp, and Live Nation Entertainment Inc.

136

Frequently Asked Questions About Voting and the Annual Meeting
Q    Why am I receiving these proxy materials?
A    Our Board of Directors is soliciting your proxy to vote at our 2024 annual meeting of shareholders because you owned shares of our stock at the close of business on March 21, 2024, the record date for the meeting and are entitled to vote those shares at the annual meeting. This proxy statement and our annual report were first made available to shareholders on or about April 5, 2024. This proxy statement is furnished in connection with the solicitation of proxies by our Board to be voted during the annual meeting for the purposes set forth in the accompanying Notice of 2024 Annual Shareholders Meeting.
Q    When and how will the meeting be held?
A Date: May 15, 2024
Time: 12:00 noon Central Time
Virtual Meeting Location: virtualshareholdermeeting.com/LUMN2024
Q    How may I access these materials?
A    We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our annual meeting. On or about April 5, 2024, we commenced mailing a Notice of Internet Availability of Proxy Materials to most of our shareholders. The Notice contains instructions about how to access our proxy materials online and submit your proxy online or by telephone. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
Q    What matters will be considered at the meeting and what vote will be required?
A    The following table summarizes the proposals being considered at the meeting, the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

137
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Frequently Asked Questions About Voting and the Annual Meeting
Items For Consideration

Item	Board Voting Recommendation	Vote Required for Approval	Effect of Abstentions	Effect of Uninstructed Shares(1)	Page Reference

ITEM 1 Elect the 11 director nominees named herein	FOR	Affirmative vote of a majority of the votes cast	Not cast	Not cast	19

ITEM 2 Ratify KPMG LLP as our independent auditor for 2024	FOR	Affirmative vote of a majority of the votes cast	Not cast	Discretionary voting	49

ITEM 3 Approval of our 2024 Equity Incentive Plan	FOR	Affirmative vote of a majority of the votes cast	Not cast	Not cast	53

ITEM 4 Ratify the Amendment and Restatement of our NOL Rights Plan	FOR	Affirmative vote of a majority of the votes cast	Not cast	Not cast	62

ITEM 5A Approve an Articles Amendment to Authorize a Reverse Stock Split of Our Common Shares	FOR	Affirmative vote of a majority of the votes entitled to be cast	Same as voting against	Discretionary voting	65

ITEM 5B Approve an Articles Amendment to Reduce the Number of Authorized Common Shares, subject to the conditions specified herein	FOR	Affirmative vote of a majority of the votes entitled to be cast	Same as voting against	Discretionary voting	72

ITEM 5C Approve an Articles Amendment to Eliminate the Par Value of our Common Shares	FOR	Affirmative vote of a majority of the votes entitled to be cast	Same as voting against	Same as voting against	73

ITEM 6 Advisory Vote on Executive Compensation – “Say-On-Pay”	FOR	Affirmative vote of a majority of the votes cast	Not cast	Not cast	76

(1)“Uninstructed Shares” refers to shares as to which a broker or custodian receives no voting instructions from the shares’ beneficial owner and which, other than as noted below for Items 2, 5A and 5B, cannot be voted under applicable NYSE standards. Because brokers will have discretionary authority to vote with respect to Items 2, 5A and 5B, there should be no uninstructed shares for those items.
Q    What vote is required to approve these matters?
A    For Items 1, 2, 3, 4 and 6, approval requires the affirmative vote of the majority of the votes cast on the proposal at the meeting. For these matters, (i) a majority of votes cast means the number of shares cast “for” a proposal exceeds the number of votes cast “against” that proposal, (ii) abstentions will not be counted as votes cast and (iii) uninstructed shares will not be counted as votes cast except with respect to Item #2, Ratifying KPMG as our Independent Auditor for 2024, for which brokers and custodians have discretion to vote.

138

Frequently Asked Questions About Voting and the Annual Meeting
For Items 5A, 5B and 5C, approval requires the affirmative vote of at least a majority of the votes entitled to be cast on the proposal. For each of these matters, abstentions and uninstructed shares will have the same impact as a vote against the proposal.
Q    How many votes may I cast?
A    You may cast one vote for every share of our Common Stock or Series L Preferred Stock that you owned on the record date, which vote together as a single class on all matters. In this proxy statement, we refer to these shares as our “Common Shares” and “Preferred Shares,” respectively and as our “Voting Shares,” collectively. As of the Record Date, we had 1,016,005,958 Common Shares and 7,018 Preferred Shares issued and outstanding.
Q    What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A    If shares are registered in your name with our transfer agent, Computershare Investor Services L.L.C., you are the “shareholder of record” of those shares and you may directly vote these shares, together with any shares credited to your account if you are a participant in our automatic dividend reinvestment and stock purchase service.
If your shares are held on your behalf in a stock brokerage account or by a bank or other nominee, you are the “beneficial owner” of shares held in “street name.” We have requested that our proxy materials be made available to you by your broker, bank or nominee, who is considered the shareholder of record of those shares.
Q    If I am a shareholder of record, how do I vote?
A    Regardless of whether you plan to join the annual meeting, please promptly submit your proxy and voting instructions via the Internet, or by phone or mail as described herein. Shareholders are encouraged to submit proxies and voting instructions in advance of the meeting as early as possible to avoid any possible delays. If you are a shareholder of record, you may vote yourself or by proxy in any of the following four ways:
•By Internet: visit proxyvote.com and follow the instructions at that site
•By phone: call 1-800-690-6903 and follow the instructions provided;
•By mail: if you have received printed proxy materials, mark, sign and date your proxy or voting instructions card and return it to Broadridge Financial Solutions Inc.; if you have not received printed proxy materials but would like to, you can request a paper copy of our proxy materials and, following receipt thereof, mark, sign and date your proxy or voting instructions card and return it to Broadridge Financial Solutions, Inc.
•By Live virtual meeting: vote electronically at the virtual annual meeting – virtualshareholdersmeeting.com/LUMN2024
Prior to the live meeting, if you need additional help with voting, please call proxy support at 866-232-3037 (Toll-free) or 720- 358-3640 (International Toll). If you encounter any difficulties accessing the virtual meeting webcast, please call the technical support number that will be posted on the annual meeting website log-in page.
Unless otherwise noted below, you may vote by telephone or the Internet up until 11:59 p.m. Eastern Time on May 14, 2024, but not thereafter.
Q    If I am a beneficial owner of shares held in street name, how do I vote?
A    As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares by using any voting instruction card supplied by them or by following their instructions for voting by telephone, the Internet, or live during the virtual meeting.
Q    If I am a benefit plan participant, how do I vote?
A    If you beneficially own any of our Common Shares by virtue of participating in our retirement plan, then you will receive separate voting instructions that will enable you to direct the voting of these shares. You are entitled, on a confidential basis, to instruct the trustees how to vote the shares allocated to your plan account. The plan requires you to act as a “named fiduciary,” which requires you to exercise your voting rights prudently and in the interests of all plan participants. Plan participants who wish to vote should instruct the trustees how to vote the shares allocated to their plan accounts in accordance with the voting instructions. If you elect not to vote the shares allocated to your accounts, your shares will be voted in the same proportion as voted shares regarding each of the items submitted to a vote at the meeting. Plan participants that wish to revoke their voting instructions must contact the trustee and follow its procedures.

139
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Frequently Asked Questions About Voting and the Annual Meeting
To be counted, your voting instructions for shares held in our retirement plan must be received by 11:59 p.m. Eastern Time on May 12, 2024, but not thereafter.
Q    How do I participate in the annual meeting?
A    This year’s annual meeting will be held in a virtual format through a live webcast.
You are entitled to participate in the annual meeting if you were a record shareholder as of the close of business on March 21, 2024, the record date, or hold a valid proxy for the meeting. To be admitted to the annual meeting at proxyvote.com, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial shareholder, you may contact the broker, bank or other institution with whom you hold your account if you have questions about obtaining your Control Number.
The question and answer session of the meeting will include questions submitted in advance of and questions submitted live during the annual meeting. You may submit a question in advance of the meeting at proxyvote.com after logging in with your Control Number. Questions may be submitted during the live virtual annual meeting by following the instructions on your log-in screen.
We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 15, 2024.
Q    What can I do if I need technical assistance during the annual meeting?
A    The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any difficulties accessing the virtual Meeting webcast, please call the technical support number that will be posted on the annual meeting website log-in page.
Q    Who sets the rules regarding conduct at the meeting?
A    Under our Bylaws, the Chairman has broad responsibility and legal authority to conduct the meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Copies of these rules will be available prior to the meeting in the “Events & Presentations” section of our website ir.lumen.com and during the meeting. The Chairman may also exercise broad discretion regarding (i) recognizing shareholders who wish to speak, (ii) determining the extent of discussion on each item of business and (iii) consolidating the Company’s response to similar questions. In light of the need to conduct all necessary business and to conclude the meeting within a reasonable period of time, we cannot assure you that each question submitted will be addressed.
Q    What is the quorum requirement for the meeting?
A    Our Bylaws provide that the presence at the meeting, including by proxy, of a majority of the outstanding Voting Shares constitutes a quorum to organize the meeting. For these purposes, abstentions and uninstructed shares are counted as being present.
Q    Can I revoke or change my voting instructions after I deliver them?
A    Shareholders of record may revoke their proxy or change their votes at any time before their proxy is voted at the meeting by timely giving a written revocation notice to our secretary before the virtual meeting, by timely delivering a proxy bearing a later date or by voting during the virtual meeting. Joining the virtual meeting will not be enough to revoke your proxy. Beneficial shareholders may revoke or change their voting instructions by contacting the broker, bank or nominee that holds their shares.
Q    Who pays the cost of soliciting proxies?
A    The Board, on behalf of the Company, is soliciting the proxy accompanying this proxy statement. Proxies may be solicited by Lumen officers, directors and employees, none of whom will receive any additional compensation for their services. Alliance Advisors, LLC may solicit proxies at a cost we anticipate will not exceed $40,000. These solicitations may be made personally or by mail, telephone, messenger, email, or other electronic transmission. Lumen will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerages, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Lumen will pay all proxy solicitation costs.

140

Frequently Asked Questions About Voting and the Annual Meeting
Q    Could other matters be considered and voted upon at the meeting?
A    Our Board does not expect to bring any matter before the meeting other than those listed in this proxy statement. Further, management has not timely received any notice that a shareholder desires to present any matter for action at the meeting in accordance with our Bylaws (which are described below under “Frequently Asked Questions — What is the deadline to propose actions for consideration at the 2025 annual meeting of shareholders or to nominate individuals to serve as directors?”) and is otherwise unaware of any matter to be considered by shareholders at the meeting other than those matters specified in the accompanying notice of the meeting. Our proxy and voting instruction cards, however, will confer discretionary voting authority with respect to any other matter that may properly come before the meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.
Q    What happens if the meeting is postponed or adjourned?
A    The Chairman may postpone or adjourn the meeting. Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted in the manner noted above.
Q    What happens if I do not indicate my voting instructions for one or more of the matters on my proxy card?
A    If you execute and return your proxy but do not give voting instructions, your shares will be voted as recommended by the Board. This means that unless your proxy is otherwise marked, properly executed proxies will be voted FOR the election of each of the director nominees and FOR each of the other proposals.
Q    What is the deadline to propose actions for consideration at the 2025 annual meeting of shareholders or to nominate individuals to serve as directors?
A    You may submit proposals, including director nominations, for consideration at future annual meetings of shareholders.
Shareholder Proposals in the Proxy Statement. To be eligible for inclusion in our 2025 proxy materials, any shareholder proposal must be received by December 7, 2024 and must comply with Rule 14a-8 under the Exchange Act.
Director Nominations in the Proxy Statement. Our Bylaws permit a shareholder or group of up to 10 shareholders who have owned at least 3% of our outstanding Common Shares continuously for at least the previous three years to submit director nominees for inclusion in our 2025 proxy materials if the nominating shareholder(s) satisfies the requirements specified in our Bylaws. The number of shareholder-nominated candidates appearing in any of our annual meeting proxy materials cannot exceed 20% of the number of directors then serving on the Board. Based on the 11 directors constituting our Board immediately following the meeting, two is the maximum number of proxy access candidates that we would be required to include in our 2025 proxy materials for the 2025 annual meeting. With respect to shareholder-nominated candidates as directors submitted for inclusion in our 2025 proxy materials, written notice of nominations must be provided by the shareholder proponent(s) to us in accordance with our Bylaws. The notice must be received by December 7, 2024.
Other Proposals and Nominations. In addition, our Bylaws require shareholders to furnish timely advance written notice of their intent to nominate a director or bring any other matter before a shareholders’ meeting, whether or not they wish to include their candidate or proposal in our proxy materials. In general, notice must be received in writing by our Secretary, addressed in the manner specified below, between November 17, 2024 and February 15, 2025 and must contain various information and comply with all applicable provisions as specified in our Bylaws. (If the date of the 2025 annual meeting is more than 30 days before or more than 60 days after May 15, 2025, please consult our Bylaws to determine the applicable deadline.)
In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our secretary at the address noted below that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.
General. All proposals and nominations must be in writing and received by the applicable deadline(s) described above at our principal executive offices at 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Stacey W. Goff, Secretary. If we do not receive a proposal or nomination by the deadline(s) described above or if any nomination or proposal fails to comply with our Bylaw procedures, we may exclude or disregard such proposal or nomination. The summaries above are qualified in their entirety by reference to the full text of Rule 14a-8, our Bylaws and Rule 14a-19. You may obtain a full copy of our Bylaws by reviewing our reports filed with the SEC, by accessing our website at lumen.com or by contacting our Secretary in the manner specified below.
Proxies granted by a shareholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to the above-described advance notice bylaw provisions, subject to applicable rules of the SEC.

141
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Other Information
Proxy Materials
As described further above, shareholders will receive only a written notice of how to access our proxy materials and will not receive printed copies of the proxy materials unless requested. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting the materials in the notice.
The full set of our materials include:
•the notice and proxy statement for the meeting,
•a proxy or voting instruction card, and
•our 2023 annual report furnished in the following two parts: (1) our 2023 Annual Financial Report, which constitutes Appendix B to this proxy statement and (2) our CEO’s letter appearing at the beginning of this document.
Annual Financial Report
Appendix B includes our 2023 Annual Financial Report, which is excerpted from portions of our Annual Report on Form 10-K for the year ended December 31, 2023, that we filed with the SEC on February 22, 2024. In addition, we have provided you with a copy of or access to our CEO’s letter, which precedes this proxy statement at the beginning of this document. Neither of these documents is a part of our proxy soliciting materials.
You may obtain a copy of our Form 10-K report without charge by writing to Stacey W. Goff, Secretary, Lumen Technologies, Inc., 100 CenturyLink Drive, Monroe, Louisiana 71203, or by visiting our website at lumen.com.
You may view online this proxy statement and related materials at proxyvote.com.
By Order of the Board of Directors
Stacey W. Goff Secretary
April 5, 2024

142

Appendix A
Non-GAAP Reconciliations
Description of Non-GAAP Metrics
Pursuant to Regulation G, the company is hereby providing (i) definitions of non-GAAP financial metrics that are used in the sections of the proxy statement under the headings “About Lumen,” “Compensation Discussion & Analysis — Section One — Executive Summary” and “Compensation Discussion & Analysis — Section Four — Compensation Design, Awards and Payouts for 2023” and (ii) reconciliations of these metrics to the most directly comparable GAAP measures.
The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP.
We use the term Special Items as a non-GAAP measure to describe items that impacted a period’s statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not call these items non-recurring because, while some are infrequent, others may recur in future periods.
In connection with setting performance targets for purposes of executive compensation, the company from time to time uses modified versions of the non-GAAP metrics referred to below. For further information of such modifications, see “Compensation Discussion & Analysis — Section Two — Compensation Philosophy and Oversight — Incentive Program Guidelines.”
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Operations before income tax (expense) benefit, total other income (expense), depreciation and amortization, stock-based compensation expense and impairments.
Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.
Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of our internal reporting and are key measures used by management to evaluate profitability and operating performance of Lumen and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding Special Items) to compare our performance to that of our competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period our ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense and impairments because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA further excludes the gain (or loss) on extinguishment and modification of debt and other income (expense), net, because these items are not related to the primary business operations of Lumen.
There are material limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from our calculations. Additionally, by excluding the above-listed items, Adjusted EBITDA may exclude items

A-1
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix A
that investors believe are important components of our performance. Adjusted EBITDA and Adjusted EBITDA Margin (either with or without Special Items) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of our ability to generate cash to service our debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.
There are material limitations to using Free Cash Flow to measure our performance as it excludes certain material items that investors may believe are important components of our cash flows. Comparisons of our Free Cash Flow to that of some of our competitors may be of limited usefulness since until recently we did not pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generated higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable, accounts payable, payroll and capital expenditures. Free Cash Flow (either with or without Special Items) should not be used as a substitute for net change in cash, cash equivalents and restricted cash on the Consolidated Statements of Cash Flows.
Net Debt is defined as total long-term debt, excluding unamortized discounts, premiums, net and unamortized debt issuance costs, minus cash and cash equivalents.
Net Debt-to-Adjusted EBITDA Ratio is defined as Net Debt, divided by Adjusted EBITDA.
Non-GAAP Special Items
(Unaudited; $ in millions)

Special Items Impacting Adjusted EBITDA	2023	2022
Consumer and other litigation	$(3)	(3)
Severance	74	12
Transaction and separation costs(1)	108	219
Real estate transactions(2)	109	—
Net loss (gain) on sale of businesses(3)	121	(113)
Loss on disposal group held for sale	—	40
Net loss on sale of select CDN contracts	73	—
Total Special Items impacting Adjusted EBITDA	$482	155
Additional Special Items Impacting Net Loss
Goodwill impairment	$10,693	3,271
Net gain on early retirement of debt(4)	(618)	(214)
Income from transition and separation services(5)	(128)	(152)
Tax effect of Special Items impacting Net Loss(6)	62	52
Total Special Items Impacting Net Loss	$10,491	3,112
(1)Transaction and separation costs associated with (i) the sale of our Latin American business on August 1, 2022, (ii) the sale of our 20-state ILEC business on October 3, 2022, (iii) the sale of our EMEA business on November 1, 2023 and (iv) our evaluation of other potential transactions.
(2)Real estate transactions include the Q2 2023 and Q4 2023 loss on donation of real estate and Q3 2021 (gain) on sale of real estate, net of impairment charges or acceleration of costs associated with our real estate rationalization program.
(3)Reflects primarily (i) the pre-tax gain of $597 million recorded in operating income as a result of our Latin American business divestiture completed August 1, 2022, (ii) the pre-tax gain of $176 million recorded in operating income as a result of our 20-state ILEC business divestiture completed October 3, 2022 and (iii) the net loss of $102 million recorded for the year ended 2023 operating income and $660 million recorded for the year ended 2022 operating income as a result of our EMEA business divestiture completed November 1, 2023.
(4) Reflects a gain as a result of (i) $19 million of debt exchanges in Q2 2023, (ii) $1.5 billion of debt exchanges in Q1 2023, (iii) $4.4 billion in early debt retirement in Q4 2022 and (iv) $2.3 billion in early debt retirement in Q3 2022
(5)Income from transition and separation services includes charges we billed for transition services and IT professional services provided to the purchasers in connection with our 2022 and 2023 divestitures.
(6)Tax effect calculated using the annualized statutory tax rate, excluding any non-recurring discrete items.

A-2

Appendix A
Adjusted EBITDA Non-GAAP Reconciliation
(Unaudited; $ in millions)

	2023	2022
Net loss	$(10,298)	(1,548)
Income tax expense	61	557
Total other expense, net	653	1,086
Depreciation and amortization expense	2,985	3,239
Stock-based compensation expense	52	98
Goodwill impairment	10,693	3,271
Adjusted EBITDA	$4,146	6,703
Add back: Severance(1)	$74	12
Add back: Consumer and other litigation(1)	(3)	(3)
Add back: Transaction and separation costs(1)	108	219
Add back: Real estate transactions(1)	109	—
Add back: Net loss on sale of select CDN contracts(1)	73	—
Add back: Net loss (gain) on sale of businesses(1)	121	(113)
Add back: Loss on disposal group held for sale(1)	—	40
Adjusted EBITDA excluding Special Items	$4,628	6,858
Net income excluding Special Items(1)	$193	1,564
Total revenue	$14,557	17,478
Net loss margin	(70.7)%	(8.9)%
Net income margin, excluding Special Items	1.3%	8.9%
Adjusted EBITDA margin	28.5%	38.4%
Adjusted EBITDA margin excluding Special Items	31.8%	39.2%
(1)Refer to Non-GAAP Special Items table for details of the Special Items included above.
Free Cash Flow Reconciliation
(Unaudited; $ in millions)

	2023	2022
Net cash provided by operating activities	$2,160	4,735
Capital expenditures	(3,100)	(3,016)
Free Cash Flow	(940)	1,719
Add back: Severance(1)	67	37
Add back: Consumer and other litigation(1)	(3)	—
Add back: Transaction and separation costs(1)	147	282
Add back: Pension contributions(2)	—	319
Remove: Income from transition and separation services(3)	(149)	(97)
Free Cash Flow excluding cash Special Items	$(878)	2,260
(1)Refer to Non-GAAP Special Items table for details of the Special Items impacting cash flow included above.
(2)Reflects cash pension contribution following a revaluation of the pension obligation and pension assets for the Lumen Pension Plan, in connection with the closing of the sale of the 20-state ILEC business on October 3, 2022.
(3)Reflects income from transition and separation services including charges we billed for transition services and IT professional services provided to the purchasers in connection with our 2022 and 2023 divestitures.

A-3
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix A
Net Debt-to-Adjusted EBITDA Ratio Calculation
(Unaudited; $ in millions)

	2023	2022
Total long-term debt	$19,988	20,576
Exclude: unamortized discounts, premiums and other, net and unamortized debt issuance costs	149	176
Minus: cash and cash equivalents	(2,234)	(1,294)
Net debt	17,903	19,458
Adjusted EBITDA excluding Special Items	4,628	6,858
Net Debt-to-Adjusted EBITDA Ratio	3.9	2.8
Broadband Engagement Data
Statistical data regarding broadband-enabled locations refers to the total number of units capable of receiving the Company’s broadband services at period end. Other companies may use different methodologies to count their broadband enabled units.

A-4

Appendix B
Lumen Technologies, Inc.
Annual Financial Report
December 31, 2023
Index to Annual Financial Report
December 31, 2023
The materials included in this Appendix B are excerpted from Items 5, 7 and 8 of our Annual Report on
Form 10-K for the year ended December 31, 2023. We filed the Form 10-K with the Securities and Exchange Commission on February 22, 2024, and have not updated any of the following excerpted materials for any changes or developments since such date. Please see the Form 10-K for additional information about our business and operations.
*    All references to “Notes” in this Appendix B refer to these Notes.

B-1
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
ITEM 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Our common stock is listed on the New York Stock Exchange ("NYSE") and the Berlin Stock Exchange and is traded under the symbol LUMN and CYTH, respectively.
At February 20, 2024, there were approximately 78,000 stockholders of record, although there were significantly more beneficial holders of our common stock.
Issuer Purchases of Equity Securities
During the fourth quarter of 2022, our Board of Directors authorized a two-year program to repurchase up to an aggregate of $1.5 billion of our outstanding common stock. During the three months ended December 31, 2022, we repurchased and retired 33 million shares of our outstanding common stock in the open market for an aggregate market price of $200 million, or an average purchase price of $6.07 per share. Since then, we have not repurchased any shares of our outstanding common stock under this program. For additional information, see Note 20—Repurchases of Lumen Common Stock to our consolidated financial statements included in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
The following table contains information about shares of our previously-issued common stock that we withheld from employees upon vesting of their stock-based awards during the fourth quarter of 2023 to satisfy the related tax withholding obligations:

	Total Number of Shares Withheld for Taxes	Average Price Paid Per Share
Period
October 2023	28,853	$1.29
November 2023	95,290	1.37
December 2023	117,524	1.55
Total	241,667
Equity Compensation Plan Information
See Item 12 of our Annual Report on Form 10-K for the year ended December 31, 2023.
ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
All references to "Notes" in this Item 7 refer to the Notes to Consolidated Financial Statements included in Item 8 below. Certain statements in our Annual Report on Form 10-K for the year ended December 31, 2023 constitute forward-looking statements. See "Special Note Regarding Forward-Looking Statements" immediately prior to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 for factors relating to these statements and "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of certain risk factors applicable to our business, financial condition, results of operations, liquidity or prospects.
Overview
We are a facilities-based technology and communications company that provides a broad array of integrated products and services to our domestic and global business customers and our domestic mass markets customers. We operate one of the world's most interconnected networks. Our platform empowers our customers to swiftly adjust digital programs to meet immediate demands, create efficiencies, accelerate market access and reduce costs, which allows our customers to rapidly evolve their IT programs to address dynamic changes. With approximately 170,000 on-net buildings and 350,000 route miles of fiber optic cable globally, we are among the largest providers of communications services to domestic and global enterprise customers. Our long-haul network throughout North America and Asia Pacific connects to metropolitan fiber networks that we operate.

B-2

Appendix B
Divestitures of the Latin American, ILEC and EMEA Businesses
On August 1, 2022, affiliates of Level 3 Parent, LLC, an indirect wholly-owned subsidiary of Lumen Technologies, Inc., sold Lumen’s Latin American business for pre-tax cash proceeds of approximately $2.7 billion.
On October 3, 2022, we and certain of our affiliates sold the portion of our ILEC business conducted primarily within 20 Midwestern and Southeastern states. In exchange, we received $7.5 billion of consideration, which was reduced by approximately $0.4 billion of closing adjustments and partially paid through purchaser's assumption of approximately $1.5 billion of our long-term consolidated indebtedness, resulting in pre-tax cash proceeds of approximately $5.6 billion.
On November 1, 2023, we and certain of our affiliates sold Lumen's operations in Europe, the Middle East and Africa (the "EMEA business") to Colt Technology Services Group Limited, a portfolio company of Fidelity Investments, for pre-tax cash proceeds of $1.7 billion after certain closing adjustments and transaction costs. This consideration is further subject to certain other post-closing adjustments and indemnities set forth in the Purchase Agreement, as amended and supplemented to date.
For more information, see (i) Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) the risk factors included in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023.
Changes in the Macroeconomic, Industry and Work Environments
Societal, governmental and macroeconomic changes have impacted us, our customers and our business in several ways since the onset of the COVID-19 pandemic in the U.S. in March 2020. Beginning in the second half of 2020 and continuing into 2023, we rationalized our lease footprint and ceased using 42 underutilized leased property locations. These lease cancellations resulted in accelerated lease costs, including $35 million and $8 million of such costs recognized during the years ended December 31, 2021 and 2023, respectively, but will lower our future operating costs. We did not incur material accelerated lease costs during the year ended December 31, 2022. During the second quarter of 2023, we also donated our Monroe, Louisiana campus and leased back a portion thereof. This donation resulted in a loss recognized during the second and fourth quarters, as discussed further below. In conjunction with our plans to continue to reduce costs, we expect to continue our real estate rationalization efforts and expect to incur additional accelerated real estate costs in future periods.
Additionally, as discussed further elsewhere herein, the pandemic and macroeconomic changes arising therefrom have resulted in (i) increases in certain revenue streams and decreases in others, (ii) operational challenges resulting from inflation and, to a lesser extent, shortages of certain components and other supplies that we use in our business, (iii) delays in our cost transformation initiatives and (iv) delayed decision-making by certain of our customers. None of these effects, individually or in the aggregate, have to date materially impacted our financial performance or financial position.
Industry developments over the past couple years have increased fiber construction demand. The resulting increase in construction labor rates increased the cost of enabling units to be capable of receiving our fiber broadband services. In 2022 and 2021, we believe these factors contributed to a delay in attaining our Quantum Fiber buildout targets.
Continued inflationary pressures, supply constraints or business uncertainty could materially impact our financial results in a variety of ways, including by increasing our expenses, decreasing our revenues, further delaying our network expansion plans or otherwise interfering with our ability to deliver products and services. For additional information on the impacts of the pandemic and the macroeconomic changes arising therefrom, see (i) the remainder of this item, including "—Liquidity and Capital Resources—Overview of Sources and Uses of Cash" and (ii) Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023.
Reporting Segments
Our reporting segments are currently organized as follows, by customer focus:
•Business Segment: Under our Business segment, we provide our products and services under four sales channels:

B-3
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
–Large Enterprise: Under our large enterprise sales channel, we provide our products and services to large enterprises, including multinational and global enterprise customers and carriers.
–Mid-Market Enterprise: Under our mid-market enterprise sales channel, we provide our products and services to medium-sized enterprises directly and through our indirect channel partners.
–Public Sector: Under our public sector sales channel, we provide our products and services to the public sector, including the U.S. Federal government, state and local governments and research and education institutions.
–Wholesale: Under our wholesale sales channel, we provide our products and services to a wide range of other communication companies providing wireline, wireless, cable, voice and data center services.
•Mass Markets Segment. Under our Mass Markets segment, we provide products and services to residential and small business customers. At December 31, 2023, we served 2.8 million broadband subscribers under our Mass Markets segment.
See Note 17—Segment Information to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.
We categorize our Business segment revenue among the following products and services categories:
•Grow, which includes products and services that we anticipate will grow, including our dark fiber, Edge Cloud services, IP, managed security, software-defined wide area networks ("SD WAN"), secure access service edge ("SASE"), Unified Communications and Collaboration ("UC&C") and wavelengths services;
•Nurture, which includes our more mature offerings, including ethernet and VPN data networks services;
•Harvest, which includes our legacy services managed for cash flow, including Time Division Multiplexing ("TDM") voice, private line and other legacy services; and
•Other, which includes equipment sales, IT solutions and other services.
We categorize our Mass Markets products and services revenue among the following categories:
•Fiber Broadband, under which we provide high speed broadband services to residential and small business customers utilizing our fiber-based network infrastructure;
•Other Broadband, under which we provide primarily lower speed broadband services to residential and small business customers utilizing our copper-based network infrastructure; and
•Voice and Other, under which we derive revenues from (i) providing local and long-distance voice services, professional services, and other ancillary services, and (ii) federal broadband and state support programs.
Trends Impacting Our Operations
In addition to the above-described impact of the pandemic and its aftermath, our consolidated operations have been, and will continue to be, impacted by the following company-wide trends:
•Customers’ demand for automated products and services and competitive pressures will require that we continue to invest in new technologies and automated processes to improve the customer experience and reduce our operating expenses.
•The increased use of digital applications, online video, gaming and artificial intelligence has substantially increased demand for robust, scalable network services. We are continuing to enhance our product capabilities and simplify our product portfolio based on demand and profitability to enable customers to have access to greater bandwidth.
•Businesses continue to adopt distributed, global operating models. We are expanding and enhancing our fiber network, connecting more buildings to our network to generate revenue opportunities and reducing our reliance upon other carriers.
•Changes in customer preferences and in the regulatory, technological and competitive environment are (i) significantly reducing demand for our more mature service offerings, commoditizing certain of our other offerings, or resulting in volume or rate reductions for other of our offerings and (ii) also creating certain opportunities for us arising out of increased demand for lower latency provided by Edge computing and for faster and more secure data transmissions.

B-4

Appendix B
•The operating margins of several of our newer, more technologically advanced services, some of which may connect to customers through other carriers, are lower than the operating margins on our traditional, on-net wireline services.
•Uncertainties regarding our financial performance, leverage and debt covenant compliance have caused, and may continue to cause, certain of our customers and other third parties to reduce or cease transacting business with us.
•Our expenses will be impacted by higher vendor costs, reduced economies of scale and other dis-synergies due to our completed 2022 and 2023 divestitures and any future divestitures.
•Declines in our traditional wireline services and other more mature offerings have necessitated right-sizing our cost structures to remain competitive.
Inflation has placed downward pressure on our margins and macroeconomic uncertainties have likely contributed to delayed decision-making by certain of our customers, which are trends that will likely continue to impact us as long as inflation rates remain elevated. These and other developments and trends impacting our operations are discussed elsewhere in this Item 7.
Results of Operations
In this section, we discuss our overall results of operations and highlight special items that are not included in our segment results. In "Segment Results" we review the performance of our two reporting segments in more detail. Results in this section include the results of our Latin American, ILEC and EMEA businesses prior to their sale on August 1, 2022, October 3, 2022 and November 1, 2023 respectively.
Revenue
The following table summarizes our consolidated operating revenue recorded under each of our two segments and in our four revenue sales channels within the Business segment described above:

	Years Ended December 31,			2023 vs 2022 % Change	2022 vs 2021 % Change
	2023	2022	2021
	(Dollars in millions)
Business Segment:
Large Enterprise	$4,616	5,377	5,918	(14)%	(9)%
Mid-Market Enterprise	2,011	2,212	2,398	(9)%	(8)%
Public Sector	1,783	1,861	2,111	(4)%	(12)%
Wholesale	3,125	3,591	3,692	(13)%	(3)%
Business Segment Revenue	11,535	13,041	14,119	(12)%	(8)%
Mass Markets Segment Revenue	3,022	4,437	5,568	(32)%	(20)%
Total operating revenue	$14,557	17,478	19,687	(17)%	(11)%
Our consolidated operating revenue decreased by $2.9 billion for the year ended December 31, 2023 as compared to the year ended December 31, 2022, $2.1 billion of which is attributable to the sale of our Latin American and ILEC businesses in the second half of 2022, and the sale of our EMEA business on November 1, 2023. Our consolidated revenue decreased by $2.2 billion for the year ended December 31, 2022 compared to the year ended December 31, 2021 due to revenue declines in all of our revenue categories listed above, in addition to an approximately $1.0 billion decrease attributable to the sale of our Latin American and ILEC businesses in the second half of 2022. See our segment results below for additional information.
Operating Expenses
The following table summarizes our operating expenses for the years ended December 31, 2023 and 2022. For information regarding expenses for the year ended December 31, 2021, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of Part II of our Annual Report Form 10-K for the year ended December 31, 2022.

B-5
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

	Years Ended December 31,		% Change
	2023	2022
	(Dollars in millions)
Cost of services and products (exclusive of depreciation and amortization)	$7,144	7,868	(9)%
Selling, general and administrative	3,198	3,078	4%
Net loss (gain) on sale of businesses	121	(113)	nm
Loss on disposal group held for sale	—	40	nm
Depreciation and amortization	2,985	3,239	(8)%
Goodwill impairment	10,693	3,271	nm
Total operating expenses	$24,141	17,383	39%
nm    Percentages greater than 200% and comparisons between positive and negative values or to/from zero values are considered not meaningful.
Cost of Services and Products (exclusive of depreciation and amortization)
Cost of services and products (exclusive of depreciation and amortization) decreased by $724 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022. This decrease was primarily due to a decrease of $718 million due to the sale of the Latin American and ILEC businesses in the second half of 2022 and the sale of the EMEA business on November 1, 2023, as well as reduction of $108 million in employee-related expense from lower headcount. These decreases were partially offset by higher network and maintenance expense of $130 million.
Selling, General and Administrative
Selling, general and administrative expenses increased by $120 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022. This increase in selling, general and administrative expenses was primarily driven by a $101 million loss incurred as a result of our donation of our Monroe, Louisiana campus and a $73 million net loss as a result of the sale of select CDN contracts. Additionally, employee-related expense increased $97 million and marketing and advertising expense increased $50 million. A portion of these and other expense increases were driven by our ongoing growth and optimization initiatives. These increases were partially offset by a $185 million decrease due to the sale of the Latin American and ILEC businesses in the second half of 2022 as well as the sale of the EMEA business on November 1, 2023 and $21 million from gains on the sale of property and assets.
Loss (Gain) on Sale of Businesses
For a discussion of the loss on the sale of the EMEA business and gain on the sales of the Latin American and ILEC businesses that we recognized for the years ended December 31, 2023 and December 31, 2022, see Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses.
Depreciation and Amortization
The following table provides detail of our depreciation and amortization expense:

	Years Ended December 31,		% Change
	2023	2022
	(Dollars in millions)
Depreciation	$1,932	2,133	(9)%
Amortization	1,053	1,106	(5)%
Total depreciation and amortization	$2,985	3,239	(8)%
Depreciation expense decreased by $201 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022 primarily due to the discontinuation during the fourth quarter of 2022 of the depreciation of the tangible EMEA assets we divested, resulting in a decrease of $152 million of depreciation expense during the year ended December 31, 2023 compared to the year ended December 31, 2022. In addition, for the year ended December 31, 2023 as compared to the year ended December 31, 2022, depreciation expense decreased $137 million due to the impact of annual rate depreciable life changes, The decreases were partially offset by higher depreciation expense of $92 million associated with net growth in depreciable assets.

B-6

Appendix B
Amortization expense decreased by $53 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022. The decrease was primarily due to the discontinuation during the fourth quarter of 2022 of the amortization of the intangible EMEA assets we divested, resulting in a decrease of $30 million of amortization expense during the year ended December 31, 2023 compared to the year ended December 31, 2022. In addition, for the year ended December 31, 2023, as compared to the year ended December 31, 2022, amortization expense decreased $18 million resulting from certain customer relationship intangible assets becoming fully amortized in the second quarter of 2023.
Further analysis of our segment operating expenses by segment is provided below in "Segment Results."
Goodwill Impairments
We are required to perform impairment tests related to our goodwill annually, which we perform as of October 31, or sooner if an indicator of impairment occurs. We considered the sustained decline in our share price during the second quarter of 2023 an event or change in circumstance requiring evaluation of goodwill impairment.
We report under two segments: Business and Mass Markets. As of December 31, 2023, we had three reporting units for goodwill impairment testing, which are (i) Mass Markets, (ii) North America Business ("NA Business") and (iii) Asia Pacific ("APAC") region. Prior to the divestiture of the EMEA business, the EMEA region was also a reporting unit and was tested for impairment in the pre-classification test as of October 31, 2022 discussed elsewhere herein. Prior to its August 1, 2022 divestiture, the Latin American ("LATAM") region was also a reporting unit.
During the second and fourth quarters of 2023, we determined circumstances existed indicating it was more likely than not that the carrying value of one or more of our reporting units exceeded its fair value. When we performed an impairment test, we concluded that the estimated fair value of certain of our reporting units was less than their carrying value of equity as of our testing date. As a result, we recorded non-cash, non-tax-deductible goodwill impairment charges aggregating to $10.7 billion for the year ended December 31, 2023. When we performed our impairment tests during the fourth quarter of 2022, we concluded that the estimated fair value of certain of our reporting units was less than our carrying value of equity as of our testing date. As a result, we recorded non-cash, non-tax-deductible goodwill impairment charges aggregating to $3.3 billion in the fourth quarter of 2022. When we performed our annual impairment test in the fourth quarter of 2021, we concluded it was more likely than not that the fair value of each of our reporting units exceeded the carrying value of equity of our reporting units. Therefore, we concluded no impairment existed as of our annual assessment date in the fourth quarter of 2021.
We are currently experiencing competitive, macroeconomic and financial pressures, including dis-synergies resulting from our 2022 and 2023 divestitures and concerns about our ability to refinance debt in the future. In 2023, we also experienced a sustained decline in our share price. These and other factors contributed to us recognizing the above-described goodwill impairments. If these pressures continue, we may experience additional deterioration in our projected cash flows or market capitalization, or make significant changes to our assumptions of discount rates and market multiples. Any of these could result in additional goodwill impairments in future quarters.
See Note 3—Goodwill, Customer Relationships and Other Intangible Assets to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 for further details on these tests and impairment charges.
Other Consolidated Results
The following tables summarize our total other expense, net and income tax expense:

	Years Ended December 31,		% Change
	2023	2022
	(Dollars in millions)
Interest expense	$(1,158)	(1,332)	(13)%
Net gain on early retirement of debt	618	214	189%
Other (expense) income, net	(113)	32	nm
Total other expense, net	$(653)	(1,086)	(40)%
Income tax expense	$61	557	(89)%
nm    Percentages greater than 200% and comparisons between positive and negative values or to/from zero values are considered not meaningful.

B-7
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Interest Expense
Interest expense decreased by $174 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022. The decline was primarily due to a $4.5 billion decrease in average outstanding long-term debt (inclusive of debt classified as held for sale), which was partially offset by an increase in the average interest rate from 5.14% to 5.9%.
Net Gain on Early Retirement of Debt
For a discussion of the exchange offers that resulted in the net gain on debt that we recognized for the years ended December 31, 2023 and 2022, see Note 7—Long-Term Debt and Credit Facilities.
Other (Expense) Income, Net
Other (expense) income, net reflects certain items not directly related to our core operations, including (i) components of net periodic pension and post-retirement benefit costs, (ii) foreign currency gains and losses, (iii) our share of income from partnerships we do not control, (iv) interest income, (v) gains and losses from non-operating asset dispositions, (vi) income from transition and separation services provided by us to the purchasers of our divested businesses and (vii) other non-core items.

	Years Ended December 31,
	2023	2022
	(Dollars in millions)
Pension and post-retirement net periodic (expense) income	$(158)	1
Foreign currency (loss) gain	(10)	12
Loss on investment in limited partnership	(75)	(83)
Loss on investment in equity securities	(22)	(109)
Transition and separation services	186	152
Interest income	41	24
Other	(75)	35
Other (expense) income, net	$(113)	32
See Note 14—Fair Value of Financial Instruments for more information regarding the losses recognized on our investments in equity securities and a limited partnership.
Income Tax Expense
For the years ended December 31, 2023 and 2022, our effective income tax rate was (0.6)% and (56.2)%, respectively. The effective tax rate for the year ended December 31, 2023 includes a $2.2 billion unfavorable aggregate impact of non-deductible goodwill impairments and a $137 million favorable impact as a result of utilizing available capital losses generated by the sale of our Latin American business in 2022. The effective tax rate for the year ended December 31, 2022 includes a $682 million unfavorable impact of non-deductible goodwill impairments and $128 million unfavorable impact as a result of the sale of our Latin American business. For additional information, see Note 16—Income Taxes to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 and "Critical Accounting Policies and Estimates—Income Taxes".

B-8

Appendix B
Segment Results
General
Reconciliation of segment revenue to total operating revenue is below. The results presented in this section include results of our Latin American, ILEC and EMEA businesses prior to their sale on August 1, 2022, October 3, 2022 and November 1, 2023 respectively:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Operating revenue
Business	$11,535	13,041	14,119
Mass Markets	3,022	4,437	5,568
Total operating revenue	$14,557	17,478	19,687
Reconciliation of segment EBITDA to total adjusted EBITDA is below:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Net (loss) income	$(10,298)	(1,548)	2,033
Income tax expense	61	557	668
Total other expense, net	653	1,086	1,584
Depreciation and amortization expense	2,985	3,239	4,019
Goodwill impairment	10,693	3,271	—
Stock-based compensation expense	52	98	120
Total adjusted EBITDA	$4,146	6,703	8,424
Business segment adjusted EBITDA	$7,165	8,569	9,358
Mass Markets segment adjusted EBITDA	1,589	2,690	3,730
Other unallocated expense	(4,608)	(4,556)	(4,664)
For additional information on our reportable segments and product and services categories, see Note 4—Revenue Recognition and Note 17—Segment Information to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
Business Segment

	Years Ended December 31,			Percent Change
	2023	2022	2021	2023 vs 2022	2022 vs 2021
	(Dollars in millions)
Business Segment Product Categories:
Grow	$4,469	4,595	4,687	(3)%	(2)%
Nurture	3,465	4,094	4,540	(15)%	(10)%
Harvest	2,785	3,557	4,069	(22)%	(13)%
Other	816	795	823	3%	(3)%
Total Business Segment Revenue	11,535	13,041	14,119	(12)%	(8)%
Expenses:
Total expense	4,370	4,472	4,761	(2)%	(6)%
Total adjusted EBITDA	$7,165	8,569	9,358	(16)%	(8)%
Year ended December 31, 2023 compared to the years ended December 31, 2022 and December 31, 2021

B-9
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Business segment revenue decreased $1.5 billion for the year ended December 31, 2023 compared to December 31, 2022 and decreased $1.1 billion for the year ended December 31, 2022 compared to December 31, 2021. Approximately $1.0 billion of the decrease for the year ended December 31, 2023 compared to December 31, 2022 was due to the sale of the Latin American, ILEC and EMEA businesses in late 2022 and 2023. For the year ended December 31, 2022 compared to December 31, 2021, the sale of the Latin American and ILEC businesses in the second half of 2022 caused a decrease of $511 million. More specifically, within each product category for the year ended December 31, 2023 compared to December 31, 2022 and for the year ended December 31, 2022 compared to December 31, 2021:
•Grow decreased $126 million and $92 million, reflecting decreases of approximately $370 million and $176 million associated with the sale of the divested businesses. This was offset by increases of approximately $244 million primarily in our IP, wavelengths, dark fiber, enterprise broadband and colocation products for the year ended December 31, 2023 compared to December 31, 2022 and approximately $84 million primarily in our IP, enterprise broadband, and wavelengths products for the year ended December 31, 2022 compared to December 31, 2021;
•Nurture decreased $629 million and $446 million, approximately $262 million and $119 million of which was attributable to the sale of the divested businesses. The remainder of these declines are principally attributable to declines in traditional VPN networks services of $261 million and $245 million and declines in Ethernet services of $112 million and $87 million;
•Harvest decreased by $772 million and $512 million, approximately $370 million and $209 million of which was attributable to the sale of the divested businesses. The remainder of the decline is principally attributable to a $265 million and $211 million decline in legacy voice services;
•Other increased by $21 million for the year ended December 31, 2023 compared to December 31, 2022 and decreased $28 million for the year ended December 31, 2022 compared to December 31, 2021. Equipment revenue drove both the increase for the year ended December 31, 2023 and the decrease for the year ended December 31, 2022 with an increase of $35 million and a decrease of $20 million, respectively.
The decrease in Business segment revenue for the year ended December 31, 2023 was also driven by $31 million of unfavorable foreign currency adjustments as compared to December 31, 2022. The decrease in Business segment revenue for the year ended December 31, 2022 was also driven by $54 million of unfavorable foreign currency adjustments for the year ended December 31, 2022 as compared to December 31, 2021.
Business segment expense decreased by $102 million for the year ended December 31, 2023 compared to December 31, 2022 primarily due to the sale of the divested businesses of $230 million. This decrease was partially offset by an increase of $80 million in cost of sales and $48 million in selling, general and administrative expenses, primarily $31 million of increased professional fees and $17 million of increased employee-related costs. A portion of these and other expense increases were driven by our ongoing growth and optimization initiatives. Business segment expenses decreased by $289 million for the year ended December 31, 2022 compared to December 31, 2021, primarily due to a $138 million decrease in expenses from the divested businesses, as well as decreases in cost of sales of $105 million and $46 million in selling, general and administrative expenses, primarily in reduced employee-related costs of $38 million.
Business segment adjusted EBITDA as a percentage of revenue was 62%, 66% and 66% for the years ended December 31, 2023, 2022 and 2021.

B-10

Appendix B
Mass Markets Segment

	Years Ended December 31,			Percent Change
	2023	2022	2021	2023 vs 2022	2022 vs 2021
	(Dollars in millions)
Mass Markets Product Categories:
Fiber Broadband	$636	604	524	5%	15%
Other Broadband	1,394	2,164	2,507	(36)%	(14)%
Voice and Other	992	1,669	2,537	(41)%	(34)%
Total Mass Markets Segment Revenue	3,022	4,437	5,568	(32)%	(20)%
Expenses:
Total expense	1,433	1,747	1,838	(18)%	(5)%
Total adjusted EBITDA	$1,589	2,690	3,730	(41)%	(28)%
Year ended December 31, 2023 compared to the years ended December 31, 2022 and December 31, 2021
Mass Markets segment revenue decreased by $1.4 billion for the year ended December 31, 2023 compared to December 31, 2022 and decreased $1.1 billion for the year ended December 31, 2022 compared to December 31, 2021. Approximately $1.1 billion and $448 million of these decreases are due to the sale of our ILEC business in the fourth quarter of 2022. More specifically, within each product category for the year ended December 31, 2023 compared to December 31, 2022 and for the year ended December 31, 2022 compared to December 31, 2021:
•Fiber Broadband revenue increased $32 million and $80 million, primarily driven by $73 million and $83 million of increases driven by growth in the number of fiber customers associated with our continued increase in enabled locations from our Quantum Fiber buildout, which was partially offset by respective decreases of $41 million and $3 million due to the sale of the ILEC business relating to such periods;
•Other Broadband revenue decreased $770 million and $343 million. Approximately $563 million and $230 million of this decrease was due to the ILEC divestiture and $207 million and $113 million was due to fewer customers for our lower speed copper-based broadband services;
•Voice and Other decreased $677 million and $868 million. These declines were principally due to (i) a $472 million and $215 million decrease due to the sale of the ILEC business, (ii) a $146 million and $222 million decrease due to the continued loss of copper-based voice customers and (iii) for the year ended December 31, 2023 compared to December 31, 2022, the recognition in the first quarter of 2022 of $59 million of previously deferred revenue related to the CAF II program, which lapsed on December 31, 2021. The decrease for the year ended December 31, 2022 compared to December 31, 2021 was additionally driven by the net reduction in CAF II revenue of $431 million.
Mass Markets segment expense decreased by $314 million for the year ended December 31, 2023 compared to December 31, 2022 primarily due to a $295 million decrease due to the ILEC divestiture and a $37 million decrease in professional fees, partially offset by an increase of $42 million in employee-related costs and $27 million in marketing and advertising costs. Mass Markets segment expense decreased $91 million for the year ended December 31, 2022 compared to December 31, 2021 primarily due to a $176 million decrease due to the divestiture of the ILEC business, partially offset by $107 million of increased bad debt expense, network expense and professional fees.
Mass Markets segment adjusted EBITDA as a percentage of revenue was 53%, 61% and 67% for the years ended December 31, 2023, 2022 and 2021, respectively.

B-11
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of our assets, liabilities, revenue and expenses. We have identified certain policies and estimates as critical to our business operations and the understanding of our past or present results of operations related to (i) goodwill, customer relationships and other intangible assets; (ii) pension and post-retirement benefits; (iii) loss contingencies and litigation reserves and (iv) income taxes. These policies and estimates are considered critical because they had a material impact, or they have the potential to have a material impact, on our consolidated financial statements and because they require us to make significant judgments, assumptions or estimates. We believe that our estimates, judgments and assumptions made when accounting for the items described below were reasonable, based on information available at the time they were made. However, actual results may differ from those estimates, and these differences may be material.
Goodwill, Customer Relationships and Other Intangible Assets
We have a significant amount of goodwill and indefinite-lived intangible assets that are assessed at least annually for impairment. At December 31, 2023, goodwill and intangible assets totaled $7.4 billion, or 22%, of our total assets. The impairment analyses of these assets are considered critical because of their significance to us and our segments and the subjective nature of certain assumptions used to estimate fair value.
We have assigned our goodwill balance to our segments at December 31, 2023 as follows:

	Business	Mass Markets	Total
	(Dollars in millions)
As of December 31, 2023	$—	1,964	1,964
Intangible assets arising from business combinations, such as goodwill, customer relationships, capitalized software, trademarks and tradenames, are initially recorded at estimated fair value. We amortize customer relationships primarily over an estimated life of 7 to 14 years, using the straight-line method, depending on the customer. Certain customer relationship intangible assets became fully amortized at the end of the first quarter 2021 using the sum-of-years-digits method, which we no longer use for any of our remaining intangible assets. We amortize capitalized software using the straight-line method primarily over estimated lives ranging up to 7 years. We amortize our other intangible assets using the straight-line method over an estimated life of 9 to 20 years. Other intangible assets not arising from business combinations are initially recorded at cost. Where there are no legal, regulatory, contractual or other factors that would reasonably limit the useful life of an intangible asset, we classify them as indefinite-lived intangible assets and such intangible assets are not amortized.
We assess our long-lived intangible assets, other than goodwill, with indefinite lives for impairment annually, or, under certain circumstances, more frequently, such as when events or changes in circumstances indicate there may be an impairment. These assets are carried at the estimated fair value at the time of acquisition and assets not acquired in acquisitions are recorded at historical cost. However, if their estimated fair value is less than their carrying amount, we recognize an impairment charge for the amount by which the carrying amount of these assets exceeds their estimated fair value. For the year ended December 31, 2023 and 2022, we concluded it was more likely than not that our indefinite-lived intangible assets were not impaired; thus we recorded no impairment charge for these assets.
We are required to assess our goodwill for impairment annually, or more frequently if an event occurs or circumstances change that indicates it is more likely than not the fair values of any of our reporting units were less than their carrying values. In assessing goodwill for impairment, we may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value.
Our annual impairment assessment date for goodwill is October 31, at which date we assess our reporting units. We report two segments: Business and Mass Markets. At October 31, 2023, we had three reporting units for goodwill impairment testing, which are (i) Mass Markets (ii) North America Business ("NA Business") and (iii) Asia Pacific ("APAC") region. Prior to their divestitures in 2023 and 2022, the EMEA and Latin American ("LATAM") regions were also each considered their own reporting unit.

B-12

Appendix B
Our reporting units are not discrete legal entities with discrete full financial statements. Our assets and liabilities are employed in and relate to the operations of multiple reporting units and are allocated to individual reporting units based on their relative revenue or earnings before interest, taxes depreciation and amortization ("EBITDA"). For each reporting unit, we compare its estimated fair value of equity to its carrying value of equity that we assign to the reporting unit. If the estimated fair value of the reporting unit is greater than its carrying value, we conclude that no impairment exists. If the estimated fair value of the reporting unit is less than the carrying value, we record a non-cash impairment charge equal to the excess amount. Depending on the facts and circumstances, we typically estimate the fair value of our reporting units by considering either or both of (i) a discounted cash flow method, which is based on the present value of projected cash flows over a discrete projection period and a terminal value, which is based on the expected normalized cash flows of the reporting units following the discrete projection period, and (ii) a market approach, which includes the use of multiples of publicly-traded companies whose services are comparable to ours. With respect to our analysis using the discounted cash flow method, the timing and amount of projected cash flows under these forecasts require estimates developed from our long-range plan, which is informed by wireline industry trends, the competitive landscape, product lifecycles, operational initiatives, capital allocation plans and other company-specific and external factors that influence our business. These projected cash flows consider recent historical results and are consistent with our short-term financial forecasts and long-term business strategies. The development of these projected cash flows, and the discount rate applied to such cash flows, is subject to inherent uncertainties, and actual results could vary significantly from such estimates. Our determination of the discount rate is based on a weighted average cost of capital approach, which uses a market participant’s cost of equity and after-tax cost of debt and reflects certain risks inherent in the projected cash flows. With respect to our analysis using the market approach, we estimate the fair value of a reporting unit based upon a market multiple applied to the reporting unit’s revenue and EBITDA, adjusted for an appropriate control premium based on recent market transactions. We weigh these revenue and EBITDA market multiples depending on the characteristics of the individual reporting unit. We also reconcile the estimated fair values of the reporting units to our market capitalization to conclude whether the indicated control premium is reasonable in comparison to recent transactions in the marketplace.
Declines in our stock price have in the past caused an impairment of our goodwill, and future declines in our stock price could potentially cause additional impairments of our goodwill. Changes in the underlying assumptions that we use in allocating the assets and liabilities to reporting units under either the discounted cash flow or market approach method can result in materially different determinations of fair value. We perform sensitivity analyses that consider a range of discount rates and a range of EBITDA market multiples and we believe the estimates, judgments, assumptions and allocation methods used by us are reasonable. Nonetheless, changes in any of them can significantly affect whether we must incur impairment charges, as well as the size of such charges.
For additional information on our goodwill balances by segment and results of our impairment analyses, see Note 3—Goodwill, Customer Relationships and Other Intangible Assets to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
Pension and Post-retirement Benefits
We sponsor a noncontributory qualified defined benefit pension plan (referred to herein as our qualified pension plan, the "Lumen Combined Pension Plan" or the "Combined Pension Plan") for a substantial portion of our current and former employees in the United States. As of January 1, 2022, we spun off a new pension plan (the "Lumen Pension Plan") from the Combined Pension Plan in anticipation of the sale of a portion of our ILEC business on October 3, 2022. We recognized pension costs related to both plans through the sale of the ILEC business, at which time balances related to the Lumen Pension Plan were reflected in the calculation of our gain on the sale of the ILEC business and the pension obligation and assets of the Lumen Pension Plan were transferred to the purchaser.
In addition to the Lumen Combined Pension Plan, we also maintain several non-qualified pension plans for certain eligible highly compensated employees. Due to the insignificant impact of these non-qualified plans on our consolidated financial statements, we have excluded them from the following pension and post-retirement benefits disclosures for 2023, 2022 and 2021. See Note 11—Employee Benefits for additional information.
We also maintain post-retirement benefit plans that provide health care and life insurance benefits primarily for certain eligible retirees.

B-13
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
In 2023, approximately 62% of the Combined Pension Plan's January 1, 2023 net actuarial loss balance of $1.4 billion was subject to amortization as a component of net periodic expense over the average remaining service period of 14 years for participating employees expected to receive benefits under the plan. We treated the other 38% of the Combined Pension Plan's beginning net actuarial loss balance as indefinitely deferred during 2023. In 2023, approximately 56% of the beginning net actuarial gain of $371 million at January 1, 2023 for the post-retirement benefit plans was subject to amortization as a component of net periodic expense, with the other 44% of the beginning net actuarial gain balance for the post-retirement benefit plans treated as indefinitely deferred.
In 2022, approximately 62% of the Combined Pension Plan's January 1, 2022 net actuarial loss balance of $2.2 billion was subject to amortization as a component of net periodic expense over the average remaining service period of 14 years for participating employees expected to receive benefits under the plan. We treated the other 38% of the Combined Pension Plan's beginning net actuarial loss balance as indefinitely deferred during 2022. Additionally, upon the sale of the ILEC business on October 3, 2022, we recognized $564 million of net actuarial loss, pre-tax, related to the Lumen Pension Plan, which partially offset our gain on the sale of the business. We treated the entire beginning net actuarial loss of $217 million at January 1, 2022 for the post-retirement benefit plans as indefinitely deferred during 2022.
As of January 1, 2021, our qualified pension plan had a net actuarial loss balance of approximately $3.0 billion. A portion of this balance was subject to amortization as a component of net periodic expense over the average remaining service period for participating employees expected to receive benefits under the plan. During 2021, our lump sum pension settlement payments exceeded the settlement threshold and as a result we recognized a non-cash settlement charge of $383 million, accelerating previously unrecognized actuarial losses from our net actuarial loss balance. For our post-retirement benefit plans, the majority of the beginning net actuarial loss balance of $346 million at January 1, 2021 continued to be deferred during 2021.
In computing our pension and post-retirement health care and life insurance benefit obligations, our most significant assumptions are the discount rate and mortality rates. In computing our periodic pension expense, our most significant assumptions are the discount rate and the expected rate of return on plan assets. In computing our post-retirement benefit expense, our most significant assumption is the discount rate.
The discount rate for each plan is the rate at which we believe we could effectively settle the plan's benefit obligations as of the end of the year. We selected each plan's discount rate based on a cash flow matching analysis using hypothetical yield curves from high-quality U.S. corporate bonds and projections of the future benefit payments that constitute the projected benefit obligation for the plans. This process establishes the uniform discount rate that produces the same present value of the estimated future benefit payments as is generated by discounting each year's benefit payments by a spot rate applicable to that year. The spot rates used in this process were derived from a yield curve created from yields on the 60th to 90th percentile of U.S. high quality bonds.
The table below illustrates hypothetical changes in our benefit obligation for the qualified pension plan and the post-retirement benefit plans obligation if we had selected a higher or lower discount rate.

	Percentage point change	Increase/(decrease) at December 31, 2023
		(Dollars in millions)
Combined Pension Plan discount rate	1%	$(451)
	(1)%	373
Post-retirement benefit plans discount rate	1%	(158)
	(1)%	158
Published mortality rates help predict the expected life of plan participants and are based on historical demographic studies by the Society of Actuaries ("SOA"). The SOA publishes new mortality tables and projection scales on a regular basis which reflect updates to projected life expectancies in North America. Historically, we have adopted the new projection tables immediately after publication. The SOA did not release any revised mortality tables or projection scales in 2022 or 2023.
The expected rate of return on plan assets is the long-term rate of return we expect to earn on the plans' assets in the future, net of administrative expenses paid from plan assets. The rate of return is determined by the strategic allocation of plan assets and the long-term risk and return forecast for each asset class. The forecasts for each asset class are generated primarily from an analysis of the long-term expectations of various third-party investment management organizations, to which we then add a factor of 50 basis points to reflect the benefit we expect to result from our active management of the assets. The expected rate of return on plan assets is reviewed annually by management and our Board of Directors and is revised, as necessary, to reflect changes in the financial markets and our investment strategy.

B-14

Appendix B
Changes in any of the above factors could significantly impact operating expenses in our consolidated statements of operations and other comprehensive loss in our consolidated statements of comprehensive income (loss), as well as the amount of the liability and accumulated other comprehensive loss of stockholders' equity on our consolidated balance sheets.
Loss Contingencies and Litigation Reserves
We are involved in several potentially material legal proceedings, as described in more detail in Note 18—Commitments, Contingencies and Other Items. On a quarterly basis, we assess potential losses in relation to these and other pending or threatened tax and legal matters. For matters not related to income taxes, if a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. To the extent these estimates are more or less than the actual liability incurred upon resolving these matters, our earnings will be increased or decreased accordingly. If the differences are material, our consolidated financial statements could be materially impacted.
For matters related to income taxes, if we determine in our judgment that the impact of an uncertain tax position is more likely than not to be sustained upon audit by the relevant taxing authority, then we recognize in our financial statements a benefit for the largest amount that is more likely than not to be sustained. We do not recognize any portion of an uncertain tax position if we determine in our judgment that the position has less than a 50% likelihood of being sustained. Though the validity of any tax position is a matter of tax law, the body of statutory, regulatory and interpretive guidance on the application of the law is complex and often ambiguous, particularly in certain of the non-U.S. jurisdictions in which we operate. As such, our tax positions may not be sustained, which could materially impact our consolidated financial statements.
Income Taxes
Our provision for income taxes includes amounts for tax consequences deferred to future periods. We record deferred income tax assets and liabilities reflecting future tax consequences attributable to (i) tax credit carryforwards, (ii) differences between the financial statement carrying value of assets and liabilities and the tax basis of those assets and liabilities and (iii) tax NOLs. Deferred taxes are computed using enacted tax rates expected to apply in the year in which the differences are expected to affect taxable income. The effect of a change in tax rate on deferred income tax assets and liabilities is recognized in earnings in the period that includes the enactment date.
The measurement of deferred taxes often involves the exercise of considerable judgment related to the realization of tax basis. Our deferred tax assets and liabilities reflect our assessment that tax positions taken in filed tax returns and the resulting tax basis are more likely than not to be sustained if they are audited by taxing authorities. Assessing tax rates that we expect to apply and determining the years when the temporary differences are expected to affect taxable income requires judgment about the future apportionment of our income among the states in which we operate. Any changes in our practices or judgments involved in the measurement of deferred tax assets and liabilities could materially impact our financial condition or results of operations.
In connection with recording deferred income tax assets and liabilities, we establish valuation allowances when necessary to reduce deferred income tax assets to amounts that we believe are more likely than not to be realized. We evaluate our deferred tax assets quarterly to determine whether adjustments to our valuation allowances are appropriate in light of changes in facts or circumstances, such as changes in tax law, interactions with taxing authorities and developments in case law. In making this evaluation, we rely on our recent history of pre-tax earnings. We also rely on our forecasts of future earnings and the nature and timing of future deductions and benefits represented by the deferred tax assets, all of which involve the exercise of significant judgment. At December 31, 2023, we established a valuation allowance of $399 million primarily related to state NOLs, based on our determination that it was more likely than not that this amount of these NOLs would expire unused. If forecasts of future earnings and the nature and estimated timing of future deductions and benefits change in the future, we may determine that existing valuation allowances must be revised or eliminated or new valuation allowances created, any of which could materially impact our financial condition or results of operations. See Note 16—Income Taxes to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.

B-15
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Market Risk
As of December 31, 2023, we were exposed to market risk from changes in interest rates on our variable rate long-term debt obligations and fluctuations in certain foreign currencies.
Management periodically reviews our exposure to interest rate fluctuations and periodically implements strategies to manage the exposure. From time to time, we have used derivative instruments to swap our exposure to variable interest rates for fixed interest rates. We have established policies and procedures for risk assessment and the approval, reporting and monitoring of derivative instrument activities. As of December 31, 2023, we did not hold or issue derivative financial instruments for trading or speculative purposes.
As of December 31, 2023, we had approximately $7.9 billion of unhedged floating rate debt based on the secured overnight financing rate ("SOFR"). A hypothetical increase of 100 basis points in SOFR relating to our $7.9 billion of unhedged floating rate debt would, among other things, decrease our annual pre-tax earnings by approximately $79 million.
We conduct a portion of our business in currencies other than the U.S. dollar, the currency in which our consolidated financial statements are reported. Prior to the November 1, 2023 divestiture of our EMEA business, certain of our former European subsidiaries used the local currency as their functional currency, as the majority of their sales and purchases were transacted in their local currencies. Although we continue to evaluate strategies to mitigate risks related to the effect of fluctuations in currency exchange rates, we will likely recognize gains or losses from international transactions. Accordingly, changes in foreign currency rates relative to the U.S. dollar could positively or negatively impact our operating results.
Certain shortcomings are inherent in the method of analysis presented in the computation of exposures to market risks. Actual values may differ materially from those disclosed by us from time to time if market conditions vary from the assumptions used in the analyses performed. These analyses only incorporate the risk exposures that existed at December 31, 2023.
Liquidity and Capital Resources
Overview of Sources and Uses of Cash
We are a holding company that is dependent on the capital resources of our subsidiaries to satisfy our parent company liquidity requirements. Several of our significant operating subsidiaries have borrowed funds either on a standalone basis or as part of a separate restricted group with certain of its subsidiaries or affiliates. The terms of the instruments governing the indebtedness of these borrowers or borrowing groups may restrict our ability to access their accumulated cash. In addition, our ability to access the liquidity of these and other subsidiaries may be constrained by tax, legal and other limitations.
At December 31, 2023, we held cash and cash equivalents of $2.2 billion. As of December 31, 2023, we had approximately $1.8 billion of borrowing capacity available under our $2.2 billion revolving credit facility, net of undrawn letters of credit and borrowings issued to us thereunder. We typically use our revolving credit facility as a source of liquidity for operating activities and our other cash requirements. We had approximately $61 million of cash and cash equivalents outside the United States at December 31, 2023. We currently believe that there are no material restrictions on our ability to repatriate cash and cash equivalents into the United States, and that we may do so without paying or accruing U.S. taxes. We do not currently intend to repatriate to the United States any of our foreign cash and cash equivalents from operating entities.
Our executive officers and our Board of Directors review our sources and potential uses of cash in connection with our annual budgeting process and throughout the year as circumstances warrant. Generally speaking, our principal funding source is cash from operating activities, and our principal cash requirements include operating expenses, capital expenditures, income taxes, debt repayments, periodic securities repurchases, periodic pension contributions and other benefits payments. The impact of the sales of our Latin American, ILEC and EMEA businesses is further described below.
Based on our current capital allocation objectives, during 2024 we project expending approximately $2.7 billion to $2.9 billion of capital expenditures.
For the 12-month period ending December 31, 2024, we project our fixed commitments will include (i) $125 million of scheduled term loan amortization payments and (ii) $32 million of finance lease and other fixed payments.

B-16

Appendix B
In January 2024, we received a cash federal income tax refund of $729 million, including interest. For additional information, see Note 24—Subsequent Events, to our consolidated financial statements included under Item 8 of Part II of this annual report.
As discussed elsewhere herein, we recorded an aggregate of $14.0 billion of non-cash, non tax-deductible goodwill impairment charges in 2023 and 2022, which has substantially reduced our total stockholders’ equity. See "Results of Operations—Goodwill Impairments" discussing the potential for additional goodwill impairments in future quarters.
We will continue to monitor our future sources and uses of cash, and anticipate that we will make adjustments to our capital allocation strategies when, as and if determined by our Board of Directors. We may also draw on our revolving credit facility as a source of liquidity for operating activities and to give us additional flexibility to finance our capital investments, repayments of debt, pension contributions and other cash requirements.
For additional information, see "Risk Factors—Financial Risks" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023.
Impact of the Divestitures of the Latin American, ILEC and EMEA Businesses
As discussed in Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023, we sold our Latin American, ILEC and EMEA businesses on August 1, 2022, October 3, 2022 and November 1, 2023, respectively. As further described elsewhere herein, these transactions have provided us with a substantial amount of cash proceeds but have also reduced our base of income-generating assets that generate our recurring cash from operating activities. For a discussion of the impact of our divestitures upon our federal income taxes, see "Liquidity and Capital Resources–Federal Income Tax Obligations.”
Capital Expenditures
We incur capital expenditures on an ongoing basis to expand and improve our service offerings, enhance and modernize our networks and compete effectively in our markets. We evaluate capital expenditure projects based on a variety of factors, including expected strategic impacts (such as forecasted impact on revenue growth, productivity, expenses, service levels and customer retention) and our expected return on investment. The amount of capital investment is influenced by, among other things, current and projected demand for our services and products, our network requirements, cash flow generated by operating activities, cash required for debt services and other purposes, regulatory considerations (such as governmentally-mandated infrastructure buildout requirements) and the availability of requisite supplies, labor and permits.
Our capital expenditures continue to be focused on enhancing network operating efficiencies, supporting new service developments, and expanding our fiber network, including our Quantum Fiber buildout plan. A portion of our 2023 capital expenditures will also be focused on restoring network assets destroyed or damaged by Hurricane Ian in Florida during 2022 or replacing aged network assets. For more information on our capital spending, see (i) "—Overview of Sources and Uses of Cash" above, (ii) "Cash Flow Activities—Investing Activities" below and (iii) Item 1 of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2023.
Debt Instruments and Financing Arrangements
Debt Instruments
On January 22, 2024, Lumen entered into an amended and restated transaction support agreement with a group of creditors representing over $12.5 billion of the outstanding indebtedness of the Company and its subsidiaries to, among other things, extend maturities of the debt instruments of the Company and Level 3 Financing, Inc. and provide access to a new revolving credit facility in an amount expected to be approximately $1.0 billion. In addition, the creditors have committed to provide $1.325 billion of financing to the Company through new long-term debt. The consummation of the transactions contemplated by the amended and restated transaction support agreement is subject to the satisfaction of various closing conditions. For more information, see Note 24—Subsequent Events, to our consolidated financial statements included under Item 8 of Part II of this annual report.
Pursuant to exchange offers commenced on March 16, 2023 (the "Exchange Offers"), (i) on March 31, 2023, Level 3 Financing, Inc. issued $915 million of its 10.500% Senior Secured Notes due 2030 in exchange for $1.535 billion of Lumen’s outstanding senior unsecured notes and (ii) on April 17, 2023, Level 3 Financing, Inc. issued an additional $9 million of its 10.500% Notes in exchange for $19 million of Lumen's outstanding senior unsecured notes. All exchanged notes were concurrently cancelled. These transactions resulted in a net reduction in the aggregate principal amount of Lumen’s consolidated indebtedness of approximately $630 million and, along with a repurchase of notes in the first quarter of 2023, a gain of $618 million during the year ended December 31, 2023.

B-17
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
At December 31, 2023, we had $11.4 billion of outstanding consolidated secured indebtedness, $8.5 billion of outstanding consolidated unsecured indebtedness (excluding (i) finance lease obligations, (ii) unamortized premiums, net and (iii) unamortized debt issuance costs) and approximately $1.8 billion of unused borrowing capacity under our revolving credit facility, as discussed further below.
Under our amended and restated credit agreement dated as of January 31, 2020 (the “Amended Credit Agreement”), we maintained at December 31, 2023 (i) a $2.2 billion senior secured revolving credit facility, under which we owed $200 million and had $218 million of letters of credit issued and undrawn as of such date, and (ii) $5.1 billion of senior secured term loan facilities. For additional information, see (i) "—Overview of Sources and Uses of Cash," and (ii) Note 7—Long-Term Debt and Credit Facilities to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
At December 31, 2023, we had $260 million undrawn letters of credit outstanding, $218 million of which were issued under our revolving line of credit, $40 million of letters of credit outstanding under our $225 million uncommitted letter of credit facility and $2 million of which were issued under a separate facility maintained by one of our subsidiaries (the full amount of which is collateralized by cash that is reflected on our consolidated balance sheets as restricted cash within other assets).
In addition to its indebtedness under our Amended Credit Agreement, Lumen Technologies is indebted under its outstanding senior notes, and several of its subsidiaries are indebted under separate credit facilities or senior notes.
For additional information on the terms and conditions of other debt instruments of ours and our subsidiaries, including financial and operating covenants, see (i) Note 7—Long-Term Debt and Credit Facilities to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) "—Other Matters" below.
Future Financings and Debt Reduction Transactions
Subject to market conditions, we plan to continue to issue debt securities from time to time in the future to refinance a substantial portion of our maturing debt, including issuing debt securities of certain of our subsidiaries to refinance their maturing debt to the extent permitted under our debt covenants and consistent with our capital allocation strategies. The availability, interest rate and other terms of any new borrowings will depend on the ratings assigned by credit rating agencies, among other factors.
As of the filing date of our Annual Report on Form 10-K for the year ended December 31, 2023, the credit ratings for the senior secured and unsecured debt of Lumen Technologies, Inc., Level 3 Financing, Inc. and Qwest Corporation were as follows:

Borrower	Moody's Investors Service, Inc.	Standard & Poor's	Fitch Ratings
Lumen Technologies, Inc.:
Unsecured	Ca	CCC-/C	CCC-
Secured	Caa3	B/CC	B-
Level 3 Financing, Inc.:
Unsecured	Caa2	CC	CCC+
Secured	B3	B	B-
Qwest Corporation:
Unsecured	Caa3	B	B+
Our credit ratings are reviewed and adjusted from time to time by the rating agencies. Any future changes in the senior unsecured or secured debt ratings of us or our subsidiaries could impact our access to capital or borrowing costs. We cannot provide any assurances that we will be able to borrow additional funds on favorable terms, or at all. See "Risk Factors—Financial Risks" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023.
From time to time over the past couple of years, we have engaged in various refinancings, redemptions, tender offers, open market purchases and other transactions designed to reduce our consolidated indebtedness, improve our financial flexibility or otherwise enhance our debt profile. Subject to market conditions, restrictions under our debt covenants, and other limitations, we may pursue similar transactions in the future to the extent feasible. See Note 7—Long-Term Debt and Credit Facilities to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.

B-18

Appendix B
Federal Income Tax Obligations
As of December 31, 2023, Lumen Technologies had approximately $800 million of federal NOLs which, for U.S. federal income tax purposes, may be used to offset future taxable income. These NOLs are primarily related to federal NOLs we acquired through the Level 3 acquisition on November 1, 2017 and are subject to limitations under Section 382. We maintain a Section 382 rights agreement designed to safeguard through late 2026 our ability to use those NOLs. We utilized a substantial portion of our previously available NOLs to offset taxable gains generated by the completion of our 2022 divestitures. As a result, we anticipate that our cash income tax liability will increase in future periods. The amounts of our near-term future tax payments will depend upon many factors, including our future earnings and tax circumstances and the impact of any corporate tax reform or taxable transactions.
Although we expect to use substantially all of our remaining NOLs in future periods in accordance with Section 382's annual limitations, we cannot assure this. See "Risk Factors—Financial Risks—We may not be able to fully utilize our NOLs" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023.
Stock Repurchases
Effective November 2, 2022, our Board of Directors authorized a new two-year program to repurchase up to an aggregate of $1.5 billion of our outstanding common stock (the "November 2022 stock repurchase program"). During the year ended December 31, 2023, we did not repurchase any shares of our outstanding common stock under this program. As of December 31, 2023, we were authorized to purchase up to an aggregate of $1.3 billion of our outstanding common stock under this program. We currently do not plan to purchase any shares of our outstanding common stock under this program in the near term.
Pension and Post-retirement Benefit Obligations
We are subject to material obligations under our existing defined benefit pension plans and post-retirement benefit plans. At December 31, 2023, the accounting unfunded status of our qualified and non-qualified defined benefit pension plans and our qualified post-retirement benefit plans was $769 million and $1.9 billion, respectively. For additional information about our pension and post-retirement benefit arrangements, see "Critical Accounting Policies and Estimates—Pension and Post-retirement Benefits" in Item 7 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 and Note 11—Employee Benefits to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
On October 19, 2021, we, as sponsor of the Lumen Combined Pension Plan ("Combined Pension Plan"), along with the Plan’s independent fiduciary, entered into an agreement committing the Plan to use a portion of its plan assets to purchase an annuity from an insurance company (the "Insurer") to transfer $1.4 billion of the Plan’s pension liabilities. This agreement irrevocably transferred to the Insurer future Plan benefit obligations for approximately 22,600 U.S. Lumen participants ("Transferred Participants") effective on December 31, 2021. This annuity transaction was funded entirely by existing Plan assets and was intended to provide equivalent benefits to the Transferred Participants. The Insurer is committed to assume responsibility for administrative and customer service support, including distribution of payments to the Transferred Participants.
As of January 1, 2022, we spun off the Lumen Pension Plan from the Combined Pension Plan in anticipation of the sale of the ILEC business, as described further in Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses to our consolidated financial statements in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023. At the time of the spin-off we transferred $2.5 billion of pension benefit obligation and $2.2 billion of plan assets to the Lumen Pension Plan. Following a revaluation of the pension obligation and pension assets for the Lumen Pension Plan in preparation for the closing of the ILEC business divestiture, we contributed approximately $319 million of cash in September 2022 to satisfy our contractual obligations to the purchaser of the divested business. This plan was subsequently assumed by the purchaser as part of our ILEC business divestiture on October 3, 2022. Upon sale of the ILEC business, we recognized $403 million of net actuarial loss and prior service cost, net of tax impact, related to the Lumen Pension Plan, which partially offset our gain on sale of the business.
Benefits paid by our Combined Pension Plan are paid through the trust that holds the Combined Pension Plan's assets. Based on current laws and circumstances, we do not expect any contributions to be required for our Combined Pension Plan during 2024. The amount of required contributions to our Combined Pension Plan in 2025 and beyond will depend on a variety of factors, most of which are beyond our control, including earnings on plan investments, prevailing interest rates, demographic experience, changes in plan benefits and changes in funding laws and regulations. We occasionally make voluntary contributions to our plans in addition to required contributions and reserve the right to do so in the future. We last made a voluntary contribution to the trust for our Combined Pension Plan during 2018. We currently do not expect to make a voluntary contribution in 2024.

B-19
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Substantially all of our post-retirement health care and life insurance benefits plans are unfunded and are paid by us with available cash. As described further in Note 11—Employee Benefits, aggregate benefits paid by us under these plans (net of participant contributions and direct subsidy receipts) were $194 million, $210 million and $203 million for the years ended December 31, 2023, 2022 and 2021, respectively. For additional information on our expected future benefits payments for our post-retirement benefit plans, see Note 11—Employee Benefits to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
For 2023, our expected annual long-term rate of return on the pension plan assets, net of administrative expenses, was 6.5%. For 2024, our expected annual long-term rate of return on these assets is 6.5%. However, actual returns could be substantially different.
Our pension plan contains provisions that allow us, from time to time, to offer lump sum payment options to certain former employees in settlement of their future retirement benefits. We record an accounting settlement charge, consisting of the recognition of certain deferred costs of the pension plan, associated with these lump sum payments only if, in the aggregate, they exceed the sum of the annual service and interest costs for the plan’s net periodic pension benefit cost, which represents the settlement accounting threshold. As of December 31, 2021, lump sum pension settlement payments exceeded the settlement threshold. As a result, for the year ended December 31, 2021 we recognized a non-cash settlement charge of $383 million to accelerate the recognition of a portion of the previously unrecognized actuarial losses in the qualified pension plan, which was allocated and reflected in other (expense) income, net in our consolidated statement of operations for the year ended December 31, 2021. The settlement threshold was not exceeded for the years ended December 31, 2023 or December 31, 2022. The amount of any future non-cash settlement charges will be dependent on several factors, including the total amount of our future lump sum benefit payments.
Future Contractual Obligations
Our estimated future obligations as of December 31, 2023 include both current and long term obligations. At December 31, 2023, we had a current obligation of $157 million and a long-term obligation of $20 billion of long-term debt (excluding unamortized premiums, net and unamortized debt issuance costs). Under our operating leases, at December 31, 2023 we had a current obligation of $350 million and a long-term obligation of $1.5 billion. As of such date, we had current obligations related to right-of-way agreements and purchase commitments of $587 million and a long-term obligation of $1.5 billion. Additionally, as of such date we had a current obligation for asset retirement obligation of $26 million and a long-term obligation of $131 million. Finally, at December 31, 2023 our pension and post-retirement benefit plans had an unfunded benefit obligation, of which $197 million is classified as current and $2.5 billion is classified as long-term. For additional information, see Note 7—Long-Term Debt and Credit Facilities, Note 5—Leases, Note 18—Commitments, Contingencies and Other Items, Note 9—Property, Plant and Equipment and Note 11—Employee Benefits, respectively.
Federal Broadband Support Programs
In January 2020, the FCC created the Rural Digital Opportunity Fund (“RDOF”) program, a federal support program designed to fund broadband deployment in rural America. For the first phase of this program, RDOF Phase I, the FCC ultimately awarded $6.4 billion in support payments to be paid in equal monthly installments over 10 years. We were awarded RDOF funding in several of the states in which we operate and began receiving monthly support payments during the second quarter of 2022. We received approximately $17 million in annual RDOF Phase I support payments during 2023 and 2022 and expect to receive this same amount each year thereafter during the program period.
For additional information on these programs, see (i) Note 4—Revenue Recognition to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023, (ii) "Business—Regulation of Our Business" in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 and (iii) "Risk Factors—Legal and Regulatory Risks" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023.
Federal officials have proposed changes to current programs and laws that could impact us, including proposals designed to increase broadband access, increase competition among broadband providers, lower broadband costs and re-adopt "net neutrality" rules similar to those adopted under a prior administration. In late 2021, the U.S. Congress enacted legislation that appropriated $65 billion to improve broadband affordability and access, primarily through federally funded state grants. As of the date of our Annual Report on Form 10-K for the year ended December 31, 2023, various state and federal agencies are continuing to take steps to make this funding available to eligible applicants, including us. Although it remains premature to speculate on the ultimate impact of this legislation on us, we anticipate that the release of this funding would increase competition for broadband customers in newly-served areas.

B-20

Appendix B
Cash Flow Activities
The following table summarizes our consolidated cash flow activities for the years ended December 31, 2023 and 2022. For information regarding cash flow activities for the year ended December 31, 2021, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of Part II of our Annual Report Form 10-K for the year ended December 31, 2022.

	Years Ended December 31,		(Decrease) / Increase
	2023	2022
	(Dollars in millions)
Net cash provided by operating activities	$2,160	4,735	(2,575)
Net cash (used in) provided by investing activities	(1,201)	5,476	(6,677)
Net cash used in financing activities	(18)	(9,313)	(9,295)
Operating Activities
Net cash provided by operating activities decreased by $2.6 billion for the year ended December 31, 2023 as compared to the year ended December 31, 2022 primarily due to lower net income adjusted for non-cash expenses and gains, largely due to the impacts of the 2022 and 2023 divestitures discussed elsewhere herein. Cash provided by operating activities is subject to variability period over period as a result of timing differences, including with respect to the collection of receivables and payments of interest expense, accounts payable, income taxes and bonuses.
For additional information about our operating results, see "Results of Operations" above.
Investing Activities
Net cash (used in) provided by investing activities changed by $6.7 billion for the year ended December 31, 2023 as compared to the year ended December 31, 2022 primarily due to substantial pre-tax cash proceeds from the sales of our Latin American and ILEC businesses in 2022, partially offset by pre-tax cash proceeds from the sale of the EMEA business in 2023.
Financing Activities
Net cash used in financing activities decreased by $9.3 billion for the year ended December 31, 2023 as compared to the year ended December 31, 2022 primarily due to substantially higher debt repayments and dividends paid in 2022.
See Note 7—Long-Term Debt and Credit Facilities to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information on our outstanding debt securities.
Other Matters
We have cash management and loan arrangements with a majority of our income-generating subsidiaries, in which a substantial portion of the aggregate cash of those subsidiaries' is periodically advanced or loaned to us or our service company affiliate. Although we periodically repay these advances to fund the subsidiaries' cash requirements throughout the year, at any given point in time we may owe a substantial sum to our subsidiaries under these arrangements. In accordance with generally accepted accounting principles, these arrangements are reflected in the balance sheets of our subsidiaries, but are eliminated in consolidation and therefore not recognized on our consolidated balance sheets.
Our network includes some residual lead-sheathed copper cables installed years ago. These lead-sheathed cables constitute a small portion of our network. Due to recent media coverage of potential health and environmental risks associated with these cables, we anticipate incurring certain investigative costs. We also may incur other costs from related proceedings, including litigation, regulatory initiatives, and remediation. As of December 31, 2023, we had not accrued for any such potential costs and will only accrue when such costs are probable and reasonably estimable. For additional information about related litigation and potential risks, see Note 18—Commitments, Contingencies and Other Items to our consolidated financial statements in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, and the risk factor disclosures incorporated by reference herein under “Risk Factors” in Item 1A of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023.
We are also involved in various legal proceedings that could substantially impact our financial position. See Note 18—Commitments, Contingencies and Other Items to our consolidated financial statements in Item 8 of Part II of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.

B-21
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
ITEM 8. Consolidated Financial Statements and Supplementary Data
Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors
Lumen Technologies, Inc.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Lumen Technologies, Inc. and subsidiaries (the Company) as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive (loss) income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2023, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2023, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 22, 2024 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Testing of revenue
As discussed in Note 4 to the consolidated financial statements, the Company recorded $14.6 billion of operating revenues for the year ended December 31, 2023. The processing and recording of revenue are reliant upon multiple information technology (IT) systems.

B-22

Appendix B
We identified the evaluation of the sufficiency of audit evidence over revenue as a critical audit matter. Complex auditor judgment was required in evaluating the sufficiency of audit evidence over revenue due to the large volume of data and the number and complexity of the revenue accounting systems. Specialized skills and knowledge were needed to test the IT systems used for the processing and recording of revenue.
The following are the primary procedures we performed to address this critical audit matter. We applied auditor judgment to determine the nature and extent of procedures to be performed over the processing and recording of revenue, including the IT systems tested. We evaluated the design and tested the operating effectiveness of certain internal controls related to the processing and recording of revenue. This included manual and automated controls over the IT systems used for the processing and recording of revenue. For a selection of transactions, we compared the amount of revenue recorded to a combination of Company internal data, executed contracts, and other relevant third-party data. In addition, we involved IT professionals with specialized skills and knowledge who assisted in the design and performance of audit procedures related to certain IT systems used by the Company for the processing and recording of revenue. We evaluated the sufficiency of audit evidence obtained by assessing the results of procedures performed, including the relevance and reliability of evidence obtained.
Goodwill impairments for the North America Business and Mass Markets reporting units
As discussed in Note 3 to the consolidated financial statements, the goodwill balance at December 31, 2023 was $2.0 billion. The Company assesses goodwill for impairment at least annually, or more frequently, if events or circumstances indicate the carrying value of a reporting unit likely exceeds its fair value. During the second quarter of 2023, the Company determined circumstances related to the sustained decline in the Company's share price indicated it was more likely than not that the carrying value of their reporting units exceeded their fair value. Also, as of October 31, 2023, the Company performed their annual goodwill impairment test. For both the second quarter and annual impairment tests, the Company estimated the fair value of its reporting units using a market approach. The second quarter and annual impairment tests each determined the carrying value of the North America Business and Mass Markets reporting units exceeded their estimated fair value. As a result, the Company recorded non-cash impairment charges of $7.9 billion and $2.8 billion, respectively, reducing the carrying value of goodwill for the North America Business and Mass Markets reporting units.
We identified the assessment of the Company’s impairment testing of the goodwill of the North America Business and Mass Markets reporting units as a critical audit matter. Subjective auditor judgment was required in evaluating the earnings before interest, taxes, depreciation, and amortization (“EBITDA”) market multiple assumptions used to estimate the fair value of the reporting units. The evaluation of these assumptions was challenging as differences in judgment used to determine these assumptions could have had a significant effect on each reporting unit’s estimated fair value. Specialized skills and knowledge were required in the assessment of the EBITDA market multiple assumptions.
The following are the primary procedures we performed to address this critical audit matter. We evaluated the design and tested the operating effectiveness of certain internal controls related to the goodwill impairment tests. This included controls related to the Company’s determination of the EBITDA market multiple assumptions. We involved valuation professionals with specialized skills and knowledge, who assisted in evaluating the EBITDA market multiple assumptions by:
•comparing to EBITDA market multiple ranges developed using publicly available market data for comparable entities
•performing sensitivity analyses that considered a range of EBITDA market multiples.
/s/ KPMG LLP
We have served as the Company’s auditor since 1977.
Denver, Colorado
February 22, 2024

B-23
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors Lumen Technologies, Inc.:
Opinion on Internal Control Over Financial Reporting
We have audited Lumen Technologies, Inc. and subsidiaries' (the Company) internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive (loss) income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2023, and the related notes (collectively, the consolidated financial statements), and our report dated February 22, 2024 expressed an unqualified opinion on those consolidated financial statements.
Basis for Opinion
The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
Definition and Limitations of Internal Control Over Financial Reporting
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ KPMG LLP
Denver, Colorado
February 22, 2024

B-24

Appendix B
Lumen Technologies, Inc.
Consolidated Statements Of Operations

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions, except per share amounts, and shares in thousands)
OPERATING REVENUE	$14,557	17,478	19,687
OPERATING EXPENSES
Cost of services and products (exclusive of depreciation and amortization)	7,144	7,868	8,488
Selling, general and administrative	3,198	3,078	2,895
Net loss (gain) on sale of businesses	121	(113)	—
Loss on disposal groups held for sale	—	40	—
Depreciation and amortization	2,985	3,239	4,019
Goodwill impairment	10,693	3,271	—
Total operating expenses	24,141	17,383	15,402
OPERATING (LOSS) INCOME	(9,584)	95	4,285
OTHER EXPENSE
Interest expense	(1,158)	(1,332)	(1,522)
Net gain on early retirement of debt (Note 7)	618	214	8
Other (expense) income, net	(113)	32	(70)
Total other expense, net	(653)	(1,086)	(1,584)
(LOSS) INCOME BEFORE INCOME TAXES	(10,237)	(991)	2,701
Income tax expense	61	557	668
NET (LOSS) INCOME	$(10,298)	(1,548)	2,033
BASIC AND DILUTED (LOSS) EARNINGS PER COMMON SHARE
BASIC	$(10.48)	(1.54)	1.92
DILUTED	$(10.48)	(1.54)	1.91
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	983,081	1,007,517	1,059,541
DILUTED	983,081	1,007,517	1,066,778
See accompanying notes to consolidated financial statements.

B-25
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Lumen Technologies, Inc.
Consolidated Statements Of Comprehensive (Loss) Income

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
NET (LOSS) INCOME	$(10,298)	(1,548)	2,033
OTHER COMPREHENSIVE INCOME:
Items related to employee benefit plans:
Change in net actuarial loss, net of $20, $(205) and $(134) tax	(59)	631	424
Reclassification of net actuarial loss to (loss) gain on the sale of businesses, net of $—, $(142) and $— tax	(22)	422	—
Settlement charges recognized in net (loss) income, net of $—, $— and $(93) tax	—	—	290
Change in net prior service cost, net of $4, $(9) and $(5) tax	(11)	30	14
Reclassification of prior service credit to (loss) gain on the sale of businesses, net of $—, $6 and $— tax	—	(19)	—
Reclassification of realized loss on interest rate swaps to net (loss) income, net of $—, $(5) and $(20) tax	—	17	63
Unrealized holding loss on interest rate swaps, net of $—, $— and $— tax	—	—	(1)
Reclassification of realized loss on foreign currency translation to (loss) gain on the sale of businesses, net of $—, $— and $— tax	382	112	—
Foreign currency translation adjustment, net of $(3), $58 and $30 tax	(1)	(134)	(135)
Other comprehensive income	289	1,059	655
COMPREHENSIVE (LOSS) INCOME	$(10,009)	(489)	2,688
See accompanying notes to consolidated financial statements.

B-26

Appendix B
Lumen Technologies, Inc.
Consolidated Balance Sheets

	As of December 31,
	2023	2022
	(Dollars in millions and shares in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,234	1,251
Accounts receivable, less allowance of $67 and $85	1,318	1,508
Assets held for sale	104	1,889
Other	1,119	803
Total current assets	4,775	5,451
Property, plant and equipment, net of accumulated depreciation of $21,318 and $19,886	19,758	19,166
GOODWILL AND OTHER ASSETS
Goodwill	1,964	12,657
Other intangible assets, net	5,470	6,166
Other, net	2,051	2,172
Total goodwill and other assets	9,485	20,995
TOTAL ASSETS	$34,018	45,612
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$157	154
Accounts payable	1,134	1,044
Accrued expenses and other liabilities
Salaries and benefits	696	692
Income and other taxes	251	1,158
Current operating lease liabilities	268	344
Interest	168	181
Other	209	277
Liabilities held for sale	4	451
Current portion of deferred revenue	647	596
Total current liabilities	3,534	4,897
LONG-TERM DEBT	19,831	20,418
DEFERRED CREDITS AND OTHER LIABILITIES
Deferred income taxes, net	3,127	3,163
Benefit plan obligations, net	2,490	2,391
Deferred revenue	1,969	1,758
Other	2,650	2,611
Total deferred credits and other liabilities	10,236	9,923
COMMITMENTS AND CONTINGENCIES (Note 18)
STOCKHOLDERS' EQUITY
Preferred stock — non-redeemable, $25.00 par value, authorized 2,000 and 2,000 shares, issued and outstanding 7 and 7 shares	—	—
Common stock, $1.00 par value, authorized 2,200,000 and 2,200,000 shares, issued and outstanding 1,008,486 and 1,001,688 shares	1,008	1,002
Additional paid-in capital	18,126	18,080
Accumulated other comprehensive loss	(810)	(1,099)
Accumulated deficit	(17,907)	(7,609)
Total stockholders' equity	417	10,374
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,018	45,612
See accompanying notes to consolidated financial statements.

B-27
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Lumen Technologies, Inc.
Consolidated Statements Of Cash Flows

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
OPERATING ACTIVITIES
Net (loss) income	$(10,298)	(1,548)	2,033
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,985	3,239	4,019
Net loss (gain) on sale of businesses	121	(113)	—
Loss on disposal groups held for sale	—	40	—
Goodwill impairment	10,693	3,271	—
Deferred income taxes	8	(1,230)	598
Provision for uncollectible accounts	100	133	105
Net gain on early retirement and modification of debt	(618)	(214)	(8)
Unrealized loss (gain) on investments	97	191	(138)
Stock-based compensation	52	98	120
Changes in current assets and liabilities:
Accounts receivable	102	(158)	(8)
Accounts payable	(97)	98	(261)
Accrued income and other taxes	(1,185)	972	(69)
Other current assets and liabilities, net	(549)	(372)	(353)
Retirement benefits	(1)	46	163
Changes in other noncurrent assets and liabilities, net	730	258	283
Other, net	20	24	17
Net cash provided by operating activities	2,160	4,735	6,501
INVESTING ACTIVITIES
Capital expenditures	(3,100)	(3,016)	(2,900)
Proceeds from sale of businesses	1,746	8,369	—
Proceeds from sale of property, plant and equipment, and other assets	165	120	135
Other, net	(12)	3	53
Net cash (used in) provided by investing activities	(1,201)	5,476	(2,712)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	—	1,881
Payments of long-term debt	(185)	(8,093)	(3,598)
Net proceeds from (payments on) revolving line of credit	200	(200)	50
Dividends paid	(11)	(780)	(1,087)
Repurchases of common stock	—	(200)	(1,000)
Other, net	(22)	(40)	(53)
Net cash used in financing activities	(18)	(9,313)	(3,807)
Net increase (decrease) in cash, cash equivalents and restricted cash	941	898	(18)
Cash, cash equivalents and restricted cash at beginning of period	1,307	409	427
Cash, cash equivalents and restricted cash at end of period	$2,248	1,307	409
Supplemental cash flow information:
Income taxes paid, net	$(1,303)	(76)	(112)
Interest paid (net of capitalized interest of $111, $66 and $53)	$(1,138)	(1,365)	(1,487)
Supplemental non-cash information regarding investing activities:
Sale of property, plant and equipment in exchange for note receivable	$—	—	56
Supplemental non-cash information regarding financing activities:
Purchase of software subscription in exchange for installment debt	$—	—	77
Cancellation of senior unsecured notes as part of exchange offers (Note 7)	$(1,554)	—	—
Issuance of senior secured notes as part of exchange offers (Note 7)	$924	—	—
Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$2,234	1,251	354
Cash and cash equivalents and restricted cash included in Assets held for sale	—	44	40
Restricted cash included in Other current assets	4	—	2
Restricted cash included in Other, net noncurrent assets	10	12	13
Total	$2,248	1,307	409
See accompanying notes to consolidated financial statements.

B-28

Appendix B
Lumen Technologies, Inc.
Consolidated Statements Of Stockholders' Equity

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions except per share amounts)
COMMON STOCK
Balance at beginning of period	$1,002	1,024	1,097
Issuance of common stock through dividend reinvestment, incentive and benefit plans	6	11	8
Repurchases of common stock	—	(33)	(81)
Balance at end of period	1,008	1,002	1,024
ADDITIONAL PAID-IN CAPITAL
Balance at beginning of period	18,080	18,972	20,909
Repurchases of common stock	—	(167)	(919)
Shares withheld to satisfy tax withholdings	(5)	(30)	(45)
Stock-based compensation and other, net	50	96	122
Dividends declared	1	(791)	(1,095)
Balance at end of period	18,126	18,080	18,972
ACCUMULATED OTHER COMPREHENSIVE LOSS
Balance at beginning of period	(1,099)	(2,158)	(2,813)
Other comprehensive income	289	1,059	655
Balance at end of period	(810)	(1,099)	(2,158)
ACCUMULATED DEFICIT
Balance at beginning of period	(7,609)	(6,061)	(8,094)
Net (loss) income	(10,298)	(1,548)	2,033
Balance at end of period	(17,907)	(7,609)	(6,061)
TOTAL STOCKHOLDERS' EQUITY	$417	10,374	11,777
DIVIDENDS DECLARED PER COMMON SHARE	$—	0.75	1.00
See accompanying notes to consolidated financial statements.
Lumen Technologies, Inc.
Notes To Consolidated Financial Statements
References in the Notes to "Lumen Technologies" or "Lumen," "we," "us," the "Company," and "our" refer to Lumen Technologies, Inc. and its consolidated subsidiaries, unless the context otherwise requires. References in the Notes to "Level 3" refer to Level 3 Parent, LLC and its predecessor, Level 3 Communications, Inc., which we acquired on November 1, 2017.
(1) Background and Summary of Significant Accounting Policies
General
We are a facilities-based technology and communications company that provides a broad array of integrated products and services to our domestic and global business customers and our domestic mass markets customers. We operate one of the world’s most interconnected networks. Our platform empowers our customers to swiftly adjust digital programs to meet immediate demands, create efficiencies, accelerate market access and reduce costs, which allows our customers to rapidly evolve their IT programs to address dynamic changes. Our specific products and services are detailed in Note 4—Revenue Recognition.
Basis of Presentation
The accompanying consolidated financial statements include our accounts and the accounts of our subsidiaries in which we have a controlling interest. Intercompany amounts and transactions with our consolidated subsidiaries have been eliminated.

B-29
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
To simplify the overall presentation of our consolidated financial statements, we report immaterial amounts attributable to noncontrolling interests in certain of our subsidiaries as follows: (i) income attributable to noncontrolling interests in other (expense) income, net, (ii) equity attributable to noncontrolling interests in additional paid-in capital and (iii) cash flows attributable to noncontrolling interests in other, net financing activities.
We reclassified certain prior period amounts to conform to the current period presentation, including the recategorization of our Business revenue by product category and sales channel in our segment reporting for 2022 and 2021. See Note 17—Segment Information for additional information. These changes had no impact on total operating revenue, total operating expenses or net (loss) income for any period.
Operating Expenses
Our current definitions of operating expenses are as follows:
•Cost of services and products (exclusive of depreciation and amortization) are expenses incurred in providing products and services to our customers. These expenses include: employee-related expenses directly attributable to operating and maintaining our network (such as salaries, wages, benefits and professional fees); facilities expenses (which include third-party telecommunications expenses we incur for using other carriers' networks to provide services to our customers); rents and utilities expenses; equipment sales expenses (such as data integration and modem expenses); and other expenses directly related to our operations; and
•Selling, general and administrative expenses are corporate overhead and other operating expenses. These expenses include: employee-related expenses (such as salaries, wages, internal commissions, benefits and professional fees) directly attributable to selling products or services and employee-related expenses for administrative functions; marketing and advertising; property and other operating taxes and fees; external commissions; litigation expenses associated with general matters; bad debt expense; and other selling, general and administrative expenses.
These expense classifications may not be comparable to those of other companies.
Summary of Significant Accounting Policies
Use of Estimates
Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions we make when accounting for specific items and matters are reasonable, based on information available at the time they are made. These estimates, judgments and assumptions can materially affect the reported amounts of assets, liabilities and components of stockholders' equity as of the dates of the consolidated balance sheets, as well as the reported amounts of revenue, expenses and components of cash flows during the periods presented in our other consolidated financial statements. We also make estimates in our assessments of potential losses in relation to threatened or pending tax and legal matters. See Note 16—Income Taxes and Note 18—Commitments, Contingencies and Other Items for additional information.
For matters not related to income taxes, if a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.
For matters related to income taxes, if we determine the impact of an uncertain tax position is more likely than not to be sustained upon audit by the relevant taxing authority, then we recognize a benefit for the largest amount that is more likely than not to be sustained. We do not recognize any portion of an uncertain tax position if the position has less than a 50% likelihood of being sustained. We recognize interest on the amount of unrecognized benefit from uncertain tax positions.
For all of these and other matters, actual results could differ materially from our estimates.
Assets Held for Sale
We classify assets and related liabilities as held for sale when: (i) management has committed to a plan to sell the assets, (ii) the net assets are available for immediate sale, (iii) there is an active program to locate a buyer and (iv) the sale and transfer of the net assets is probable within one year. Assets and liabilities held for sale are presented separately on our consolidated balance sheets with a valuation allowance, if necessary, to recognize the net carrying amount at the lower of cost or fair value, less costs to sell. Depreciation of property, plant and equipment and amortization of finite-lived intangible assets and right-of-use assets are not recorded while these assets are classified as held for sale. For each period that assets are classified as being held for sale, they are tested for recoverability. Unless otherwise specified, the amounts and information presented in the notes do not include assets and liabilities that were classified as held for sale as of December 31, 2023 and December 31, 2022. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses for additional information.

B-30

Appendix B
Revenue Recognition
We earn most of our consolidated revenue from contracts with customers, primarily through the provision of communications and other services. Revenue from contracts with customers is accounted for under Accounting Standards Codification ("ASC") 606. We also earn revenue from leasing arrangements (primarily fiber capacity and colocation agreements) and governmental subsidy payments, which are not accounted for under ASC 606.
Revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to receive in exchange for those goods or services. Revenue is recognized based on the following five-step model:
•Identification of the contract with a customer;
•Identification of the performance obligations in the contract;
•Determination of the transaction price;
•Allocation of the transaction price to the performance obligations in the contract; and
•Recognition of revenue when, or as, we satisfy a performance obligation.
We provide an array of communications services to business and residential customers, including local voice, VPN, Ethernet, data, broadband, private line (including special access), network access, transport, voice, information technology, video and other ancillary services. We provide these services to a wide range of businesses, including global, enterprise, wholesale, government, and small and medium business customers. Certain contracts also include the sale of equipment, which is not significant to our business.
We recognize revenue for services when we provide the applicable service or when control of a product is transferred. Recognition of certain payments received in advance of services being provided is deferred. These advance payments may include certain activation and certain installation charges. If the activation and installation charges are not separate performance obligations, we recognize them as revenue over the actual or expected contract term using historical experience, which typically ranges from one to five years depending on the service. In most cases, termination fees or other fees on existing contracts that are negotiated in conjunction with new contracts are deferred and recognized over the new contract term.
For access services, we generally bill fixed monthly charges one month in advance to customers and recognize revenue as service is provided over the contract term in alignment with the customer's receipt of service. For usage and other ancillary services, we generally bill in arrears and recognize revenue as usage or delivery occurs. In most cases, the amount invoiced for our service offerings constitutes the price that would be billed on a standalone basis.
In certain cases, customers may be permitted to modify their contracts. We evaluate the change in scope or price to identify whether the modification should be treated as a separate contract, as a termination of the existing contract and creation of a new contract, or as a change to the existing contract.
Customer contracts are evaluated to determine whether the performance obligations are separable. If the performance obligations are deemed separable and separate earnings processes exist, the total transaction price that we expect to receive with the customer is allocated to each performance obligation based on its relative standalone selling price. The revenue associated with each performance obligation is then recognized as earned.
We periodically sell transmission capacity on our network. These transactions are generally structured as indefeasible rights of use, commonly referred to as IRUs, which are the exclusive right to use a specified amount of capacity or fiber for a specified term, typically 20 years. In most cases, we account for the cash consideration received on transfers of transmission capacity as ASC 606 revenue which is adjusted for the time value of money and is recognized ratably over the term of the agreement. Cash consideration received on transfers of dark fiber is accounted for as non-ASC 606 lease revenue, which we also recognize ratably over the term of the agreement. We do not recognize revenue on any contemporaneous exchanges of our transmission capacity assets for other non-owned transmission capacity assets.
In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In assessing whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligations associated with the transaction.

B-31
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
We have service level commitments pursuant to contracts with certain of our customers. To the extent that we determine that such service levels were not achieved or may not have been achieved, we estimate the amount of credits to be issued and record a corresponding reduction to revenue in the period that the service level commitment was not met or may not be met.
Customer payments are made based on billing schedules included in our customer contracts, which is typically on a monthly basis.
We defer (or capitalize) incremental contract acquisition and fulfillment costs and recognize (or amortize) such costs over the average contract life. Our deferred contract costs for our customers have average amortization periods of approximately 36 months for mass markets customers and 33 months for business customers. These deferred costs are periodically monitored to reflect any significant change in assumptions.
See Note 4—Revenue Recognition for additional information.
Advertising Costs
Costs related to advertising are expensed as incurred and recorded as selling, general and administrative expenses in our consolidated statements of operations. Our advertising expense was $87 million, $62 million and $56 million for the years ended December 31, 2023, 2022 and 2021, respectively.
Legal Costs
In the normal course of our business, we incur costs to hire and retain external legal counsel to advise us on finance, regulatory, litigation and other matters. Subject to certain exceptions, we expense these costs as the related services are received.
Income Taxes
We file a consolidated federal income tax return with our eligible subsidiaries. The provision for income taxes reflects taxes currently payable, tax consequences deferred to future periods and adjustments to our liabilities for uncertain tax positions. We record deferred income tax assets and liabilities reflecting future tax consequences attributable to tax NOLs, tax credit carryforwards and differences between the financial statement carrying value of assets and liabilities and the tax basis of those assets and liabilities. Deferred taxes are computed using enacted tax rates expected to apply in the year in which the differences are expected to affect taxable income. The effect on deferred income tax assets and liabilities of a change in tax rate is recognized in earnings in the period that includes the enactment date.
We establish valuation allowances when necessary to reduce deferred income tax assets to the amounts that we believe are more likely than not to be recovered. Each quarter we evaluate the need to retain or adjust each valuation allowance on our deferred tax assets. See Note 16—Income Taxes for additional information.
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments that are readily convertible into cash and are not subject to significant risk from fluctuations in interest rates. As a result, the value at which cash and cash equivalents are reported in our consolidated financial statements approximates their fair value. In evaluating investments for classification as cash equivalents, we require that individual securities have original maturities of ninety days or less and that individual investment funds have dollar-weighted average maturities of ninety days or less. To preserve capital and maintain liquidity, we invest with financial institutions we deem to be of sound financial condition and in high quality and relatively risk-free investment products. Our cash investment policy limits the concentration of investments with specific financial institutions or among certain products and includes criteria related to credit worthiness of any particular financial institution.
Book overdrafts occur when we have issued checks but they have not yet been presented to our controlled disbursement bank accounts for payment. Disbursement bank accounts allow us to delay funding of issued checks until the checks are presented for payment. Until the issued checks are presented for payment, the book overdrafts are included in accounts payable on our consolidated balance sheets. This activity is included in the operating activities section in our consolidated statements of cash flows. There were no book overdrafts included in accounts payable at December 31, 2023 or 2022.

B-32

Appendix B
Restricted Cash
Restricted cash consists primarily of cash and investments that collateralize our outstanding letters of credit and certain performance and operating obligations. Restricted cash and securities are recorded as current or non-current assets in the consolidated balance sheets depending on the duration of the restriction and the purpose for which the restriction exists. Restricted securities are stated at cost which approximated their fair value as of December 31, 2023 and 2022.
Accounts Receivable and Allowance for Credit Losses
Accounts receivable are recognized based upon the amount due from customers for the services provided or at cost for purchased and other receivables, less an allowance for credit losses. We use a loss rate method to estimate our allowance for credit losses. For more information on our methodology for estimating our allowance for credit losses, see Note 6—Credit Losses on Financial Instruments.
We generally consider our accounts past due if they are outstanding over 30 days. Our past due accounts are written off against our allowance for credit losses when collection is considered to be not probable. Any recoveries of accounts previously written off are generally recognized as a reduction in bad debt expense in the period received. The carrying value of accounts receivable net of the allowance for credit losses approximates fair value. Accounts receivable balances acquired in a business combination are recorded at fair value for all balances receivable at the acquisition date and at the invoiced amount for those amounts invoiced after the acquisition date.
Property, Plant and Equipment
We record property, plant and equipment acquired in connection with our acquisitions based on its estimated fair value as of its acquisition date plus the estimated value of any associated legally or contractually required retirement obligations. We record purchased and constructed property, plant and equipment at cost, plus the estimated value of any associated legally or contractually required retirement obligations. We depreciate the majority of our property, plant and equipment using the straight-line group method over the estimated useful lives of groups of assets, but depreciate certain of our assets using the straight-line method over the estimated useful lives of the specific asset. Under the straight-line group method, assets dedicated to providing telecommunications services (which comprise the majority of our property, plant and equipment) that have similar physical characteristics, use and expected useful lives are pooled for purposes of depreciation and tracking. We use the equal life group procedure to establish each pool's average remaining useful life. Generally, under the straight-line group method, when an asset is sold or retired in the course of normal business activities, the cost is deducted from property, plant and equipment and charged to accumulated depreciation without recognition of a gain or loss. A gain or loss is recognized in our consolidated statements of operations only if a disposal is unusual. Leasehold improvements are amortized over the shorter of the useful lives of the assets or the expected lease term. Expenditures for maintenance and repairs are expensed as incurred. During the construction phase of network and other internal-use capital projects, we capitalize related employee and interest costs. Property, plant and equipment supplies used internally are carried at average cost, except for significant individual items which are carried at actual cost.
We perform annual internal reviews to evaluate the reasonableness of the depreciable lives for our property, plant and equipment. Our reviews utilize models that take into account actual usage, physical wear and tear, replacement history, assumptions about technology evolution and, in certain instances, actuarially determined probabilities to estimate the remaining useful life of our asset base. Our remaining useful life assessments evaluate the possible loss in service value of assets that may precede the physical retirement. Assets shared among many customers may lose service value as those customers reduce their use of the asset. However, the asset is not retired until all customers no longer utilize the asset and we determine there is no alternative use for the asset.
We have asset retirement obligations associated with the legally or contractually required removal of a limited group of property, plant and equipment assets from leased properties and the disposal of certain hazardous materials present in our owned properties. When an asset retirement obligation is identified, usually in association with the acquisition of the asset, we record the fair value of the obligation as a liability. The fair value of the obligation is also capitalized as property, plant and equipment and then amortized over the estimated remaining useful life of the associated asset. Where the removal obligation is not legally binding, we expense the net cost to remove assets in the period in which the costs are actually incurred.

B-33
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
We review long-lived tangible assets for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. For assessment purposes, long-lived assets are grouped with other assets and liabilities at the lowest identifiable level for which we generate cash flows independently of other groups of assets and liabilities, absent a material change in operations. An impairment loss is recognized only if the carrying amount of the asset group is not recoverable and exceeds its estimated fair value. Recoverability of the asset group to be held and used is assessed by comparing the carrying amount of the asset group to the estimated undiscounted future net cash flows expected to be generated by the asset group. If the asset group's carrying value is not recoverable, we recognize an impairment charge for the amount by which the carrying amount of the asset group exceeds its estimated fair value.
Goodwill, Customer Relationships and Other Intangible Assets
We initially record intangible assets arising from business combinations, such as goodwill, customer relationships, capitalized software, trademarks and trade names, at estimated fair value. We amortize customer relationships primarily over an estimated life of 7 to 14 years, using the straight-line method, depending on the type of customer. Certain customer relationship intangible assets became fully amortized at the end of the first quarter 2021 using the sum-of-years-digits method, which we no longer use for any of our remaining intangible assets. We amortize capitalized software using the straight-line method primarily over estimated lives ranging up to 7 years. We amortize our other intangible assets using the straight-line method over an estimated life of 9 to 20 years. Other intangible assets not arising from business combinations are initially recorded at cost. Where there are no legal, regulatory, contractual or other factors that would reasonably limit the useful life of an intangible asset, we classify them as indefinite-lived intangible assets and such intangible assets are not amortized.
Internally used software, whether purchased or developed by us, is capitalized and amortized using the straight-line method over its estimated useful life. We have capitalized certain costs associated with software such as costs of employees devoted to software development and external direct costs for materials and services. Costs associated with software to be used for internal purposes are expensed until the point at which the project has reached the development stage. Subsequent additions, modifications or upgrades to internal-use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance, data conversion and training costs are expensed in the period in which they are incurred. We review the remaining economic lives of our capitalized software annually. Capitalized software is included in other intangible assets, net, in our consolidated balance sheets.
Our long-lived intangible assets, other than goodwill, with indefinite lives are assessed for impairment annually, or, under certain circumstances, more frequently, such as when events or changes in circumstances indicate there may be an impairment. These assets are carried at the estimated fair value at the time of acquisition and assets not acquired in acquisitions are recorded at historical cost. However, if their estimated fair value is less than the carrying amount, we recognize an impairment charge for the amount by which the carrying amount of these assets exceeds their estimated fair value.
We are required to assess our goodwill for impairment annually, or more frequently if an event occurs or circumstances change that indicates it is more likely than not the fair values of any of our reporting units were less than their carrying values. We are required to write-down the value of goodwill of our reporting units in periods in which the recorded carrying value of any such unit exceeds its fair value of equity. Our reporting units are not discrete legal entities with discrete full financial statements. Therefore, we assess the equity carrying value and future cash flows each time we perform a goodwill impairment assessment on a reporting unit. To do so, we assign our assets, liabilities and cash flows to reporting units using allocation methodologies which we believe are reasonable and consistent. This process entails various estimates, judgments and assumptions.
We are required to reassign goodwill to reporting units whenever reorganizations of our internal reporting structure changes the composition of our reporting units. Goodwill is reassigned to the reporting units using a relative fair value approach. When the fair value of a reporting unit is available, we allocate goodwill based on the relative fair value of the reporting units. When fair value is not available, we utilize an alternative allocation methodology that we believe represents a reasonable approximation of the fair value of the operations being reorganized.
For more information, see Note 3—Goodwill, Customer Relationships and Other Intangible Assets.

B-34

Appendix B
Derivatives and Hedging
From time to time we have used derivative instruments to hedge exposure to interest rate risks arising from fluctuation in interest rates. We account for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments. We do not use derivative financial instruments for speculative purposes.
Derivatives are recognized in the consolidated balance sheets at their fair values. When we become a party to a derivative instrument and intend to apply hedge accounting, we formally document the hedge relationship and the risk management objective for undertaking the hedge, which includes designating the instrument for financial reporting purposes as a fair value hedge, a cash flow hedge, or a net investment hedge.
As of December 31, 2023, we were not party to any swap agreements. All of our variable-to-fixed interest rate swap agreements in place at the beginning of 2022 expired during the first half of 2022. While we held these agreements, we evaluated the effectiveness as described in Note 15—Derivative Financial Instruments (designated as cash-flow hedges) qualitatively on a quarterly basis. We reflected the change in the fair value of the interest rate swaps in accumulated other comprehensive loss and subsequently reclassified into earnings in the period the hedged transaction affects earnings, by virtue of qualifying as effective cash flow hedges. For more information see Note 15—Derivative Financial Instruments.
Pension and Post-Retirement Benefits
We recognize the funded status of our defined benefit and post-retirement plans as an asset or a liability on our consolidated balance sheets. Each year's actuarial gains or losses are a component of our other comprehensive income (loss), which is then included in our accumulated other comprehensive loss on our consolidated balance sheets. Pension and post-retirement benefit expenses are recognized over the period in which the employee renders service and becomes eligible to receive benefits. We make significant assumptions (including the discount rate, expected rate of return on plan assets, mortality and health care trend rates) in computing the pension and post-retirement benefits expense and obligations. See Note 11—Employee Benefits for additional information.
Foreign Currency
Local currencies of our foreign subsidiaries are the functional currencies for financial reporting purposes except for certain foreign subsidiaries, primarily in Latin America prior to the August 1, 2022 sale of our Latin American business. For operations outside the United States that have functional currencies other than the U.S. dollar, assets and liabilities are translated to U.S. dollars at period-end exchange rates, and revenue, expenses and cash flows are translated using average monthly exchange rates. Prior to the November 1, 2023 sale of our EMEA business and the August 1, 2022 sale of our Latin American business, a significant portion of our non-United States subsidiaries used the British pound, the Euro, or the Brazilian Real, as their functional currency, each of which experienced significant fluctuations against the U.S. dollar during the years ended December 31, 2023, 2022 and 2021. We recognize foreign currency translation gains and losses as a component of accumulated other comprehensive loss in stockholders' equity in our consolidated balance sheet and in our consolidated statements of comprehensive (loss) income in accordance with accounting guidance for foreign currency translation. Prior to the announcement of our divestitures as discussed in Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses, we considered the majority of our investments in our foreign subsidiaries to be long-term in nature. Our foreign currency transaction gains (losses), including where transactions with our non-United States subsidiaries are not considered to be long-term in nature, are included within other (expense) income, net on our consolidated statements of operations.
Common Stock
As of December 31, 2023, we had 11 million shares authorized for future issuance under our equity incentive plans.
Preferred Stock
Holders of outstanding Lumen Technologies preferred stock are entitled to receive cumulative dividends, receive preferential distributions equal to $25 per share plus unpaid dividends upon Lumen's liquidation and vote as a single class with the holders of common stock.
Section 382 Rights Plan
We maintain a Section 382 Rights Plan to protect our U.S. federal net operating loss carryforwards from certain Internal Revenue Code Section 382 limitations. Under the plan, one preferred stock purchase right was distributed for each share of our outstanding common stock as of the close of business on February 25, 2019, and those rights currently trade in tandem with the common stock until they expire or detach under the plan. This plan was designed to deter trading that would result in a change of control (as defined in Code Section 382), and therefore protect our ability to use our historical federal NOLs in the future. The plan is scheduled to lapse in late 2026.

B-35
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Dividends
The declaration and payment of dividends is at the discretion of our Board of Directors. On November 2, 2022, we announced that our Board had terminated our quarterly cash dividend program.
Correction of Immaterial Errors
During 2023, we identified errors in our previously reported consolidated financial statements related to accounts receivable and accounts payable. The errors are the result of understated revenues from one of our legacy mainframe billing systems and understated network expenses for periods prior to 2021. We have completed a quantitative and qualitative evaluation of the errors individually and in aggregate, and concluded the errors are immaterial to our previously issued consolidated financial statements. Notwithstanding this evaluation, we have revised certain line items on our December 31, 2022 consolidated balance sheet for these errors. The net effect of these adjustments was an increase in accounts receivable and total assets of $31 million and an increase of accounts payable and total liabilities of $94 million on our December 31, 2022 consolidated balance sheet. In addition, we recorded an adjustment to increase our January 1, 2021 accumulated deficit by $63 million, which represents the cumulative correction of the immaterial errors prior to January 1, 2021. The errors did not have an impact on our previously issued consolidated statements of operations, comprehensive (loss) income, or cash flows for the years ended December 31, 2022 or 2021, and did not, and are not expected to, have an impact on the economics of the Company's existing or future commercial arrangements.
Recently Adopted Accounting Pronouncements
Supplier Finance Programs
On January 1, 2023, we adopted Accounting Standards Update ("ASU") 2022-04, “Liabilities-Supplier Finance Program (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations” (“ASU 2022-04”).These amendments require that a company that uses a supplier finance program in connection with the purchase of goods or services disclose sufficient information about the program to allow a user of financial statements to understand the program’s nature, program activity during the period, changes from period to period and the potential magnitude of program transactions. The adoption of ASU 2022-04 did not have a material impact to our consolidated financial statements.
Credit Losses
On January 1, 2023, we adopted ASU 2022-02, “Financial Instruments-Credit Losses (Topic 326): Troubled Debt Restructurings (“TDR”) and Vintage Disclosures” (“ASU 2022-02”). The ASU eliminates the TDR recognition and measurement guidance, enhances existing disclosure requirements and introduces new requirements related to certain modifications of receivables made to borrowers experiencing financial difficulty. The adoption of ASU 2022-02 did not have a material impact to our consolidated financial statements.
Government Assistance
On January 1, 2022, we adopted ASU 2021-10 "Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance” (“ASU 2021-10”) ASU 2021-10. This ASU requires business entities to disclose information about certain types of government assistance they receive. Please refer to Note 4—Revenue Recognition for more information.
Leases
On January 1, 2022, we adopted ASU 2021-05, “Leases (Topic 842): Lessors—Certain Leases with Variable Lease Payments” (“ASU 2021-05”). This ASU (i) amends the lease classification requirements for lessors to align them with practice under ASC Topic 840, (ii) provides criteria for lessors to classify and account for a lease with variable lease payments that do not depend on a reference index or a rate as an operating lease; and (iii) provides guidance with respect to net investments by lessors under operating leases and other related topics. The adoption of ASU 2021-05 did not have a material impact to our consolidated financial statements.
Debt
On January 1, 2021, we adopted ASU 2020-09, "Debt (Topic 470) Amendments to SEC Paragraphs Pursuant to SEC Release No. 33-10762" ("ASU 2020-09"). This ASU amends and supersedes various SEC guidance to reflect SEC Release No. 33-10762, which includes amendments to the financial disclosure requirements applicable to registered debt offerings that include credit enhancements, such as subsidiary guarantees. The adoption of ASU 2020-09 did not have a material impact to our consolidated financial statements.

B-36

Appendix B
Investments
On January 1, 2021, we adopted ASU 2020-01, "Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) - Clarifying the Interactions between Topic 321, Topic 323, and Topic 815)" ("ASU 2020-01"). This ASU, among other things, clarifies that a company should consider observable transactions that require a company to either apply or discontinue the equity method of accounting under Topic 323, Investments - Equity Method and Joint Ventures, for the purposes of applying the measurement alternative in accordance with Topic 321 immediately before applying or upon discontinuing the equity method. As of December 31, 2023, we determined there was no application or discontinuation of the equity method during the reporting periods covered in our Annual Report on Form 10-K for the year ended December 31, 2023. The adoption of ASU 2020-01 did not have an impact to our consolidated financial statements.
Income Taxes
On January 1, 2021, we adopted ASU 2019-12, "Simplifying the Accounting for Income Taxes (Topic 740)" ("ASU 2019-12"). This ASU removes certain exceptions for investments, intra-period allocations and interim calculations, and adds guidance to reduce complexity in accounting for income taxes. The adoption of ASU 2019-12 did not have a material impact to our consolidated financial statements.
Recently Issued Accounting Pronouncements
In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). This ASU requires that public business entities must annually “(1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income or loss by the applicable statutory income tax rate).” ASU 2023-09 will become effective for us in the annual period of fiscal 2025 and early adoption is permitted. We have chosen not to early adopt this ASU.
In December 2023, the FASB issued ASU 2023-08, “Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets” (“ASU 2023-08”). This ASU is intended to improve the accounting for certain crypto assets by requiring an entity to measure those crypto assets at fair value each reporting period with changes in fair value recognized in net income. The amendments also improve the information provided to investors about an entity’s crypto asset holdings by requiring disclosure about significant holdings, contractual sale restrictions, and changes during the reporting period. This ASU will become effective for us in the first quarter of fiscal 2025 and early adoption is permitted. As of December 31, 2023, we do not hold crypto assets and do not expect ASU 2023-08 will have any impact to our consolidated financial statements.
In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). This ASU is intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU will become effective for us in annual period fiscal 2024 and early adoption is permitted. As of December 31, 2023, we are evaluating its impact on our consolidated financial statements.
In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“Codification”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of Codification Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the Codification with the SEC’s regulations. ASU 2023-06 will become effective for each amendment on the effective date of the SEC's corresponding disclosure rule changes. As of December 31, 2023, we do not expect ASU 2023-06 will have any impact to our consolidated financial statements.
In August 2023, the FASB issued ASU 2023-05, “Business Combinations – Joint Venture Formations (Subtopic 805-60): Recognition and initial Measurement” (“ASU 2023-05”). This ASU applies to the formation of entities that meet the definition of a joint venture (or a corporate joint venture). The amendments in the ASU require that a joint venture apply a new basis of accounting upon formation. ASU 2023-05 will become effective for us in the first quarter of fiscal 2025 and early adoption is permitted. As of December 31, 2023, we do not expect ASU 2023-05 will have any impact to our consolidated financial statements.

B-37
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
In August 2023, the FASB issued ASU 2023-04, “Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 121” (“ASU 2023-04”). This ASU amends and adds various SEC paragraphs to the FASB Codification to reflect guidance regarding the accounting for obligations to safeguard crypto assets an entity holds for platform users. This ASU does not provide any new guidance. ASU 2023-04 became effective for us once the addition to the FASB Codification was made available. As of December 31, 2023, we do not expect ASU 2023-04 will have any impact to our consolidated financial statements.
In July 2023, the FASB issued ASU 2023-03, “Presentation of Financial Statements (Topic 205), Income Statement—Reporting Comprehensive Income (Topic 220), Distinguishing Liabilities from Equity (Topic 480), Equity (Topic 505), and Compensation—Stock Compensation (Topic 718): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 120, SEC Staff Announcement at the March 24, 2022 EITF Meeting, and Staff Accounting Bulletin Topic 6.B, Accounting Series Release 280—General Revision of Regulation S-X: Income or Loss Applicable to Common Stock” (“ASU 2023-03”). This ASU amends or supersedes various SEC paragraphs within the applicable codification to conform to past SEC staff announcements. This ASU does not provide any new guidance. ASU 2023-03 became effective for us once the addition to the FASB Codification was made available. As of December 31, 2023, we do not expect ASU 2023-03 will have any impact to our consolidated financial statements.
In March 2023, the FASB issued ASU 2023-02, “Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method” (“ASU 2023-02”). These amendments allow reporting entities to elect to account for qualifying tax equity investments using the proportional amortization method, regardless of the program giving rise to the related income tax credits. ASU 2023-02 will become effective for us in the first quarter of fiscal 2024 and early adoption is permitted. As of December 31, 2023, we do not expect ASU 2023-02 will have any impact to our consolidated financial statements.
In March 2023, the FASB issued ASU 2023-01, “Leases (Topic 842): Common Control Arrangements” (“ASU 2023-01”). These amendments require all entities to amortize leasehold improvements associated with common control leases over the useful life to the common control group. ASU 2023-01 will become effective for us in the first quarter of fiscal 2024 and early adoption is permitted. As of December 31, 2023, we do not expect ASU 2023-01 will have any impact to our consolidated financial statements.
In December 2022, the Financial Accounting Standards Board (“FASB”) issued ASU 2022-06, “Reference Rate Reform (Topic 848) – Deferral of the Sunset Date of Topic 848" ("ASU 2022-06"). These amendments extend the period of time preparers can utilize the reference rate reform relief guidance in Topic 848, which defers the sunset date from December 31, 2022, to December 31, 2024, after which entities will no longer be permitted to apply the relief in Topic 848. ASU 2022-06 is effective upon issuance. Based on our review of our key material contracts through December 31, 2023, ASU 2022-06 does not have a material impact to our consolidated financial statements.
In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions” (“ASU 2022-03”). These amendments clarify that a contractual restriction on the sales of an investment in an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. ASU 2022-03 will become effective for us in the first quarter of fiscal 2024 and early adoption is permitted. As of December 31, 2023, we do not expect ASU 2022-03 will have any impact to our consolidated financial statements.
In January 2021, the FASB issued ASU 2021-01, "Reference Rate Reform (Topic 848): Scope" ("ASU 2021-01"), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. ASU 2021-01 also amends the expedients and exceptions in Topic 848 to capture the incremental consequences of the scope clarification and to tailor the existing guidance to derivative instruments affected by the discounting transition. These amendments may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. ASU 2021-01 provides optional expedients for a limited time to ease the potential burden in accounting for reference rate reform. Based on our review of our key material contracts through December 31, 2023, ASU 2021-01 will not have a material impact to our consolidated financial statements.

B-38

Appendix B
(2) Divestitures of the Latin American, ILEC and EMEA Businesses
Latin American Business
On August 1, 2022, affiliates of Level 3 Parent, LLC, an indirect wholly-owned subsidiary of Lumen Technologies, Inc., sold Lumen’s Latin American business pursuant to a definitive agreement dated July 25, 2021, for pre-tax cash proceeds of approximately $2.7 billion.
For the year ended December 31, 2022, we recorded a $597 million net pre-tax gain on disposal associated with the sale of our Latin American business. This gain is reflected as operating income within the consolidated statements of operations.
In connection with the sale, we entered into a transition services agreement under which we provide the purchaser various support services. In addition, Lumen and the purchaser entered into commercial agreements whereby they provide each other various network and other commercial services. In addition, we agreed to indemnify the purchaser for certain matters for which future cash payments by Lumen could be required. Lumen has estimated the fair value of these indemnifications to be $86 million, which is included in other long-term liabilities in our consolidated balance sheet and has reduced our gain on the sale accordingly.
The Latin American business was included in our continuing operations and classified as assets and liabilities held for sale on our consolidated balance sheets through the closing of the transaction on August 1, 2022. As a result of closing the transaction, we derecognized net assets of $1.9 billion, primarily made up of (i) property, plant and equipment, net of accumulated depreciation, of $1.7 billion, (ii) goodwill of $245 million, (iii) other intangible assets, net of accumulated amortization, of $140 million, and (iv) deferred income tax liabilities, net, of $154 million. In addition, we reclassified $112 million of realized loss on foreign currency translation, net of tax, to partially offset the gain on sale of our Latin American business.
ILEC Business
On October 3, 2022, we and certain of our affiliates sold the portion of our incumbent local exchange ("ILEC") business primarily conducted within 20 Midwestern and Southeastern states to affiliates of funds advised by Apollo Global Management, Inc. In exchange, we received $7.5 billion of consideration, which was reduced by approximately $0.4 billion of closing adjustments and partially paid through purchaser's assumption of approximately $1.5 billion of our long-term consolidated indebtedness, resulting in pre-tax cash proceeds of approximately $5.6 billion.
For the year ended December 31, 2022, we recorded a $176 million net pre-tax gain on disposal associated with the sale of our ILEC business. This gain is reflected as operating income within the consolidated statements of operations.
In connection with the sale, we entered into a transition services agreement under which we provide the purchaser various support services. In addition, Lumen and the purchaser entered into commercial agreements whereby they provide each other various network and other commercial services. Under these agreements, we committed to ordering services of approximately $373 million from the purchaser over a period of three years and the purchaser has committed to ordering services of approximately $67 million from us over a period of three years. We indemnified the purchaser for certain matters for which, at the time of closing, future cash payments by Lumen were expected. Lumen had estimated the fair value of these indemnifications to be $89 million, which was included in other current liabilities in our consolidated balance sheet as of December 31, 2022 and increased our income tax expense accordingly as of December 31, 2022. As of the first quarter of 2023, the full $89 million payments had been made.
The ILEC business was included in our continuing operations and classified as assets and liabilities held for sale on our consolidated balance sheets through the closing of the transaction on October 3, 2022. As a result of closing the transaction, we derecognized net assets of $4.8 billion, primarily made up of (i) property, plant and equipment, net of accumulated depreciation, of $3.6 billion, (ii) goodwill of $2.6 billion and (iii) long-term debt, net of discounts, of $1.4 billion. In addition, we reclassified $403 million of net actuarial loss and prior service credit related to the Lumen Pension Plan, net of tax, conveyed to the purchaser to partially offset the gain on the sale of our ILEC business.

B-39
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
EMEA Business
On November 1, 2023, affiliates of Level 3 Parent, LLC, sold Lumen's operations in Europe, the Middle East and Africa (the "EMEA business") to Colt Technology Services Group Limited, a portfolio company of Fidelity Investments, for pre-tax cash proceeds of $1.7 billion after certain closing adjustments and transaction costs. This consideration is further subject to other post-closing adjustments and indemnities set forth in the purchase agreement, as amended and supplemented to date. In connection with the sale, we entered into a transition services agreement under which we provide the purchaser various support services. In addition, Lumen and the purchaser entered into commercial agreements whereby they provide each other various network and other commercial services.
The classification of the EMEA business as held for sale was considered an event or change in circumstance which requires an assessment of the goodwill of the disposal group for impairment each reporting period until disposal. We performed a pre-classification and post-classification goodwill impairment test of the disposal group as described further in Note 3—Goodwill, Customer Relationships and Other Intangible Assets. As a result of our impairment tests, we determined the EMEA business disposal group was impaired, resulting in a non-cash, non-tax-deductible goodwill impairment charge of $43 million in the fourth quarter of 2022. We evaluated the recoverability of the carrying value of the assets and liabilities held for sale relative to the agreed upon sales price, adjusted for costs to sell, and recorded an estimated loss on disposal of $660 million during the year ended December 31, 2022 in the consolidated statement of operations and a valuation allowance included in assets held for sale on the consolidated balance sheet as of December 31, 2022. For the year ended December 31, 2023, we recorded a $102 million net loss on disposal associated with the sale of our EMEA business. This loss is reflected as operating expense within the consolidated statements of operations.
The EMEA business was included in our continuing operations and classified as assets and liabilities held for sale on our consolidated balance sheets through the closing of the transaction on November 1, 2023. As a result of closing the transaction, we derecognized net assets of $2.1 billion, primarily made up of (i) property, plant and equipment, net of accumulated depreciation, of $2.0 billion and (ii) customer relationships and other intangible assets, net of accumulated amortization of $107 million. In addition, we reclassified $382 million of realized loss on foreign currency translation, net of tax, with an offset to the valuation allowance and loss on sale of the EMEA business.
Other Information
We do not believe these divestiture transactions represented a strategic shift for Lumen. Therefore, the divested businesses discussed above did not meet the criteria to be classified as discontinued operations. As a result, we continued to report our operating results for the Latin American, ILEC and EMEA businesses in our consolidated operating results through their respective disposal dates of August 1, 2022, October 3, 2022, and November 1, 2023, respectively.
(3) Goodwill, Customer Relationships and Other Intangible Assets
Goodwill, customer relationships and other intangible assets consisted of the following:

	As of December 31,
	2023	2022(1)
	(Dollars in millions)
Goodwill(2)	$1,964	12,657
Indefinite-lived intangible assets	$9	9
Other intangible assets subject to amortization:
Customer relationships(3), less accumulated amortization of $4,248 and $3,606	3,811	4,574
Capitalized software, less accumulated amortization of $4,045(4) and $3,895	1,564	1,482
Trade names, patents and other, less accumulated amortization of $72(4) and $188	86	101
Total other intangible assets, net	$5,470	6,166
(1)These values exclude assets classified as held for sale.
(2)We recorded cumulative non-cash, non-tax-deductible goodwill impairment charges of $10.7 billion during the year ended December 31, 2023.
(3)For the year ended December 31, 2023, customer relationships decreased $121 million in conjunction with the sale of select CDN customer contracts in the fourth quarter of 2023 that resulted in a net loss of $73 million included in selling, general and administrative expenses in our consolidated statements of operations.
(4)Certain capitalized software with a gross carrying value of $183 million and trade names with a gross carrying value of $130 million became fully amortized during 2022 and were retired during the first quarter of 2023.

B-40

Appendix B
As of December 31, 2023, the gross carrying amount of goodwill, customer relationships, indefinite-lived and other intangible assets was $15.8 billion.
Our goodwill was derived from numerous acquisitions where the purchase price exceeded the fair value of the net assets acquired.
We are required to assess our goodwill and other indefinite-lived intangible assets for impairment annually, or, under certain circumstances, more frequently, such as when events or changes in circumstances indicate there may be impairment. Our annual impairment assessment date for indefinite-lived intangible assets other than goodwill is December 31. We completed our qualitative assessment of our indefinite-lived intangible assets other than goodwill as of December 31, 2023, 2022 and 2021 and concluded it is more likely than not that our indefinite-lived intangible assets are not impaired; thus, no impairment charge for these assets was recorded in 2023, 2022 or 2021. We are required to write down the value of goodwill only when our assessment determines the carrying value of equity of any of our reporting units exceeds its fair value. Our annual impairment assessment date for goodwill is October 31, at which date we assess our reporting units.
We report our results within two segments: Business and Mass Markets. See Note 17—Segment Information for more information on these segments and the underlying sales channels. As of December 31, 2023, we had three reporting units for goodwill impairment testing, which are (i) Mass Markets, (ii) North America Business ("NA Business") and (iii) Asia Pacific ("APAC") region. Prior to the divestiture of the EMEA business, the EMEA region was also a reporting unit and was tested for impairment in the pre-classification test as of October 31, 2022 discussed below. Prior to its August 1, 2022 divestiture, the Latin American ("LATAM") region was also a reporting unit.
Our reporting units are not discrete legal entities with discrete full financial statements. Our assets and liabilities are employed in and relate to the operations of multiple reporting units. For each reporting unit, we compare its estimated fair value of equity to its carrying value of equity that we assign to it. If the estimated fair value of the reporting unit is greater than the carrying value, we conclude that no impairment exists. If the estimated fair value of the reporting unit is less than its carrying value, we record a non-cash impairment charge equal to the excess amount. Depending on the facts and circumstances, we typically estimate the fair value of our reporting units by considering either or both of (i) a discounted cash flow method, which is based on the present value of projected cash flows over a discrete projection period and a terminal value, which is based on the expected normalized cash flows of the reporting units following the discrete projection period, and (ii) a market approach, which includes the use of market multiples of publicly-traded companies whose services and markets are comparable to ours.
2023 Goodwill Impairment Analyses
At October 31, 2023, we performed our annual impairment analysis of the goodwill of our three above-mentioned reporting units. Given the continued erosion in our market capitalization, we determined our quantitative impairment analysis would estimate the fair value of our reporting units using only the market approach. Applying this approach, we utilized company comparisons and analyst reports within the telecommunications industry which supported a range of fair values derived from annualized revenue and Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA") multiples between 1.5x and 3.5x and 4.8x and 8.4x, respectively. In determining the fair value of each reporting unit, we used revenue and EBITDA multiples below these comparable market multiples. We reconciled the estimated fair values of the reporting units to our market capitalization as of October 31, 2023 and concluded that the indicated control premium of approximately 2% was reasonable based on recent market transactions. Based on our assessments performed with respect to the reporting units as described above, we concluded the estimated fair value of certain of our reporting units was less than their carrying value of equity. As a result, we recorded a non-cash, non-tax-deductible goodwill impairment charge of $1.9 billion on October 31, 2023.
During the second quarter of 2023, we determined circumstances existed indicating it was more likely than not that the carrying value of our reporting units exceed their fair value. Given the continued erosion in our market capitalization, we determined our quantitative impairment analysis would estimate the fair value of our reporting units using only the market approach. Applying this approach, we utilized company comparisons and analyst reports within the telecommunications industry which supported a range of fair values derived from annualized revenue and EBITDA multiples between 1.5x and 4.3x and 4.6x and 10.5x, respectively. In determining the fair value of each reporting unit, we used revenue and EBITDA multiples below these comparable market multiples. The estimated fair values of the reporting units determined in connection with our impairment analysis in the second quarter of 2023 resulted in no control premium, which we determined to be reasonable based on our market capitalization relative to recent transactions. For the three months ended June 30, 2023, based on our assessments performed with respect to the reporting units as described above, we concluded the estimated fair value of certain of our reporting units was less than their carrying value of equity. As a result, we recorded a non-cash, non-tax-deductible goodwill impairment charge of $8.8 billion for the three months ended June 30, 2023.

B-41
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
The market approach that we used in the quarter ended June 30, 2023 and October 31, 2023 tests incorporated estimates and assumptions related to the forecasted results for the remainder of the year, including revenues, expenses, and the achievement of certain strategic initiatives. In developing the market multiples applicable to each reporting unit, we considered observed trends of our industry participants. Our assessment included many factors that required significant judgment. Alternative interpretations of these factors could have resulted in different conclusions regarding the size of our impairments.
2022 Goodwill Impairment Analyses
As of October 31, 2022, we estimated the fair value of our four above-mentioned reporting units by considering both a market approach and a discounted cash flow method. We discounted the projected cash flows for our Mass Markets, NA Business, EMEA and APAC reporting units using a rate that represented their weighted average cost of capital as of the assessment date, which comprised an after-tax cost of debt and a cost of equity, as disclosed in the table below. We utilized company comparisons and analyst reports within the telecommunications industry which at the time of assessment supported a range of fair values derived from annualized revenue and EBITDA multiples between 1.8x and 4.6x and 4.7x and 10.8x, respectively. We selected a revenue and EBITDA multiple for each of our reporting units, resulting in an overall company revenue and EBITDA multiple of 2.5x and 5.5x, respectively. We also reconciled the estimated fair values of the reporting units to our market capitalization as of October 31, 2022 and concluded that the indicated control premium of approximately 59% was reasonable based on recent market transactions, including our divestitures, and our depressed stock price. Due to the depressed trading price of our stock at October 31, 2022, and our assessment performed with respect to the reporting units described above, we concluded that the estimated fair value of our NA Business reporting unit was less than our carrying value of equity for that reporting unit, resulting in a non-cash, non-tax-deductible goodwill impairment charge of approximately $3.2 billion. See the goodwill rollforward by segment table below for the impairment charges by segment. As of October 31, 2022, the estimated fair value of equity exceeded the carrying value of equity for our Mass Markets, EMEA and APAC reporting units by 97%, 171% and 101%, respectively. Based on our assessments performed, we concluded that the goodwill assigned to our Mass Markets, EMEA and APAC reporting units was not impaired at October 31, 2022.

	As of October 31, 2022
	Reporting Units
	Mass Markets	NA Business	EMEA	APAC
Weighted average cost of capital	9.4%	9.4%	9.8%	11.3%
After-tax cost of debt	4.7%	4.7%	5.1%	6.3%
Cost of equity	14.0%	14.0%	14.4%	16.2%
Our classification of the EMEA Business as being held for sale as described in Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses was considered an event or change in circumstance which required an assessment of our goodwill for impairment as of October 31, 2022. We performed a pre-announcement goodwill impairment test described above to determine whether there was an impairment prior to the classification of these assets as held for sale and to determine the November 2, 2022, fair values to be utilized for goodwill allocation regarding the disposal group to be classified as assets held for sale. We also performed a post-announcement goodwill impairment test using our estimated post-divestiture cash flows and carrying value of equity to evaluate whether the fair value of our NA Business, Mass Markets and APAC reporting units that will remain following the divestiture exceeds the carrying value of the equity of such reporting units after classification of assets held for sale. We concluded no impairment existed regarding our post-divestiture reporting units.
Separate from the annual, pre-announcement and post-announcement goodwill assessments discussed above, we performed an assessment of our EMEA business disposal group for impairment using the purchase price compared to the carrying value of the EMEA business net assets. As a result, the EMEA business disposal group was impaired, resulting in a non-cash, non-tax-deductible goodwill impairment charge of $43 million. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses for additional information regarding the purchase price, carrying value, and impairment for goodwill of the EMEA business. See the goodwill rollforward by segment table below for the impairment charges by segment.

B-42

Appendix B
2021 Goodwill Impairment Analyses
At October 31, 2021, we estimated the fair value of our five above-mentioned reporting units by considering both a market approach and a discounted cash flow method. As of October 31, 2021, we determined that the estimated fair value of equity exceeded the carrying value of equity for our Mass Markets, NA Business, EMEA, LATAM and APAC reporting units by 277%, 8%, 57%, 100% and 125%, respectively. Based on our assessments performed, we concluded it was more likely than not that the fair value of each of our reporting units exceeded the carrying value of equity of those reporting units at October 31, 2021. Therefore, we concluded no impairment existed as of our assessment date.
Our third quarter 2021 classification of held for sale assets related to the divestitures of the Latin American and ILEC businesses as described in Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses, was considered an event or change in circumstance which required an assessment of our goodwill for impairment as of July 31, 2021. We performed a pre-classification goodwill impairment test to determine whether there was an impairment prior to the classification of these assets and to determine the July 31, 2021 fair values to be utilized for goodwill allocation regarding the Latin American and ILEC businesses classified as assets held for sale. We concluded it was more likely than not that the fair value of each of our reporting units exceeded the carrying value of equity of those reporting units at July 31, 2021. We also performed a post-classification goodwill impairment test using our estimated post-divestiture cash flows and carrying value of equity to evaluate whether the fair value of our reporting units that would remain following the divestitures exceeded the carrying value of the equity of such reporting units after classification of assets held for sale. At July 31, 2021, we estimated the fair value of our five above-mentioned reporting units as of such date by considering both a market approach and a discounted cash flow method. As of July 31, 2021, we determined that the estimated fair value of equity exceeded the carrying value of equity for our Mass Markets, NA Business, EMEA, LATAM and APAC reporting units by 150%, 24%, 58%,100% and 134%, respectively. Based on our assessments performed, we concluded it was more likely than not that the fair value of each of our reporting units exceeded the carrying value of equity of our reporting units at July 31, 2021. Therefore, we concluded no impairment existed as of our assessment date.
The January 2021 internal reorganization of our reporting structure was considered an event or change in circumstance which required an assessment of our goodwill for impairment. We performed a qualitative impairment assessment in the first quarter of 2021 and concluded it was more likely than not that the fair value of each of our reporting units exceeded the carrying value of equity of those reporting units at January 31, 2021. Therefore, we concluded no impairment existed as of our assessment date.
The following table shows the rollforward of goodwill assigned to our reportable segments from December 31, 2021 through December 31, 2023.

	Business	Mass Markets	Total
	(Dollars in millions)
As of December 31, 2021	$11,235	4,751	15,986
Effect of foreign currency exchange rate change and other	$(58)	—	(58)
Impairment	$(3,271)	—	(3,271)
As of December 31, 2022(1)	$7,906	4,751	12,657
Impairment	(7,906)	(2,787)	(10,693)
As of December 31, 2023(1)	$—	1,964	1,964
(1)Goodwill at December 31, 2023, December 31, 2022 and December 31, 2021 is net of accumulated impairment losses of $21.7 billion, $11.0 billion and $7.7 billion, respectively.
For additional information on our segments, see Note 17—Segment Information.
As of December 31, 2023, the weighted average remaining useful lives of our finite-lived intangible assets were approximately 6 years in total, approximately 7 years for customer relationships and 4 years for capitalized software.
Total amortization expense for finite-lived intangible assets for the years ended December 31, 2023, 2022 and 2021 was $1.1 billion, $1.1 billion and $1.3 billion, respectively.

B-43
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
We estimate that total amortization expense for finite-lived intangible assets for the years ending December 31, 2024 through 2028 will be as provided in the table below.

(Dollars in millions)
2024	$922
2025	847
2026	803
2027	722
2028	657
(4) Revenue Recognition
Product and Service Categories
We categorize our products and services revenue among the following categories for the Business segment:
•Grow, which includes products and services that we anticipate will grow, including our dark fiber, Edge Cloud services, IP, managed security, software-defined wide area networks ("SD WAN"), secure access service edge ("SASE"), Unified Communications and Collaboration ("UC&C") and wavelengths services;
•Nurture, which includes our more mature offerings, including ethernet and VPN data networks services;
•Harvest, which includes our legacy services managed for cash flow, including Time Division Multiplexing ("TDM") voice, private line and other legacy services; and
•Other, which includes equipment sales, IT solutions and other services.
We categorize our products and services revenue among the following categories for the Mass Markets segment:
•Fiber Broadband, under which we provide high speed broadband services to residential and small business customers utilizing our fiber-based network infrastructure;
•Other Broadband, under which we provide primarily lower speed broadband services to residential and small business customers utilizing our copper-based network infrastructure; and
•Voice and Other, under which we derive revenues from (i) providing local and long-distance voice services, professional services, and other ancillary services, and (ii) federal broadband and state support programs.

B-44

Appendix B
Reconciliation of Total Revenue to Revenue from Contracts with Customers
The following tables provide total revenue by segment, sales channel and product category. They also provide the amount of revenue that is not subject to ASC 606, "Revenue from Contracts with Customers" ("ASC 606"), but is instead governed by other accounting standards. The amounts in the tables below include revenue for the Latin American, ILEC and EMEA businesses prior to their sales on August 1, 2022, October 3, 2022 and November 1, 2023, respectively:

	Year Ended December 31, 2023
	Total Revenue	Adjustments for Non-ASC 606 Revenue(1)	Total Revenue from Contracts with Customers
	(Dollars in millions)
Business Segment by Sales Channel and Product Category
Large Enterprise
Grow	$2,167	(294)	1,873
Nurture	1,450	—	1,450
Harvest	760	—	760
Other	239	(5)	234
Total Large Enterprise Revenue	4,616	(299)	4,317
Mid-Market Enterprise
Grow	803	(28)	775
Nurture	797	—	797
Harvest	378	(4)	374
Other	33	(4)	29
Total Mid-Market Enterprise Revenue	2,011	(36)	1,975
Public Sector
Grow	469	(81)	388
Nurture	398	—	398
Harvest	383	(1)	382
Other	533	—	533
Total Public Sector Revenue	1,783	(82)	1,701
Wholesale
Grow	1,030	(251)	779
Nurture	820	(25)	795
Harvest	1,264	(165)	1,099
Other	11	—	11
Total Wholesale Revenue	3,125	(441)	2,684
Business Segment by Product Category
Grow	4,469	(654)	3,815
Nurture	3,465	(25)	3,440
Harvest	2,785	(170)	2,615
Other	816	(9)	807
Total Business Segment Revenue	11,535	(858)	10,677
Mass Markets Segment by Product Category
Fiber Broadband	636	(16)	620
Other Broadband	1,394	(126)	1,268
Voice and Other	992	(36)	956
Total Mass Markets Revenue	3,022	(178)	2,844
Total Revenue	$14,557	(1,036)	13,521
Timing of revenue
Goods and services transferred at a point in time			$178
Services performed over time			13,343
Total revenue from contracts with customers			$13,521

B-45
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

	Year Ended December 31, 2022
	Total Revenue	Adjustments for Non-ASC 606 Revenue(1)	Total Revenue from Contracts with Customers
	(Dollars in millions)
Business Segment by Sales Channel and Product Category
Large Enterprise
Grow	$2,415	(352)	2,063
Nurture	1,685	—	1,685
Harvest	1,022	—	1,022
Other	255	(8)	247
Total Large Enterprise Revenue	5,377	(360)	5,017
Mid-Market Enterprise
Grow	757	(32)	725
Nurture	915	—	915
Harvest	510	(7)	503
Other	30	(1)	29
Total Mid-Market Enterprise Revenue	2,212	(40)	2,172
Public Sector
Grow	444	(103)	341
Nurture	490	—	490
Harvest	468	(4)	464
Other	459	(2)	457
Total Public Sector Revenue	1,861	(109)	1,752
Wholesale
Grow	979	(271)	708
Nurture	1,004	(23)	981
Harvest	1,557	(215)	1,342
Other	51	—	51
Total Wholesale Revenue	3,591	(509)	3,082
Business Segment by Product Category
Grow	4,595	(758)	3,837
Nurture	4,094	(23)	4,071
Harvest	3,557	(226)	3,331
Other	795	(11)	784
Total Business Segment Revenue	13,041	(1,018)	12,023
Mass Markets Segment by Product Category
Fiber Broadband	604	(18)	586
Other Broadband	2,164	(200)	1,964
Voice and Other	1,669	(134)	1,535
Total Mass Markets Revenue	4,437	(352)	4,085
Total Revenue	$17,478	(1,370)	16,108
Timing of revenue
Goods and services transferred at a point in time			$154
Services performed over time			15,954
Total revenue from contracts with customers			$16,108

B-46

Appendix B

	Year Ended December 31, 2021
	Total Revenue	Adjustments for Non-ASC 606 Revenue(1)	Total Revenue from Contracts with Customers
	(Dollars in millions)
Business Segment by Sales Channel and Product Category
Large Enterprise
Grow	$2,552	(427)	2,125
Nurture	1,906	—	1,906
Harvest	1,205	(2)	1,203
Other	255	(5)	250
Total Large Enterprise Revenue	5,918	(434)	5,484
Mid-Market Enterprise
Grow	724	(29)	695
Nurture	1,026	—	1,026
Harvest	613	(7)	606
Other	35	(4)	31
Total Mid-Market Enterprise Revenue	2,398	(40)	2,358
Public Sector
Grow	481	(84)	397
Nurture	528	—	528
Harvest	569	(3)	566
Other	533	(2)	531
Total Public Sector Revenue	2,111	(89)	2,022
Wholesale
Grow	930	(279)	651
Nurture	1,080	(25)	1,055
Harvest	1,682	(228)	1,454
Other	—	—	—
Total Wholesale Revenue	3,692	(532)	3,160
Business Segment by Product Category
Grow	4,687	(819)	3,868
Nurture	4,540	(25)	4,515
Harvest	4,069	(240)	3,829
Other	823	(11)	812
Total Business Segment Revenue	14,119	(1,095)	13,024
Mass Markets Segment by Product Category
Fiber Broadband	524	—	524
Other Broadband	2,507	(227)	2,280
Voice and Other	2,537	(570)	1,967
Total Mass Markets Revenue	5,568	(797)	4,771
Total Revenue	$19,687	(1,892)	17,795
Timing of revenue
Goods and services transferred at a point in time			$138
Services performed over time			17,657
Total revenue from contracts with customers			$17,795
(1)Includes regulatory revenue and lease revenue not within the scope of ASC 606.

B-47
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Customer Receivables and Contract Balances
The following table provides balances of customer receivables, contract assets and contract liabilities, net of amounts classified as held for sale, as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
	(Dollars in millions)
Customer receivables(1)	$1,256	1,424
Contract assets(2)	29	34
Contract liabilities(3)	698	656
(1)Reflects gross customer receivables of $1.3 billion and $1.5 billion, net of allowance for credit losses of $60 million and $73 million, at December 31, 2023 and December 31, 2022, respectively. At December 31, 2022 amounts exclude customer receivables, net, classified as held for sale of $76 million, related to the EMEA business which was sold November 1, 2023.
(2)At December 31, 2022 these amounts exclude contract assets classified as held for sale of $16 million, related to the EMEA business which was sold November 1, 2023.
(3)At December 31, 2022 these amounts exclude contract liabilities classified as held for sale of $59 million, related to the EMEA business which was sold November 1, 2023.
Contract liabilities are consideration we have received from our customers or billed in advance of providing goods or services promised in the future. We defer recognizing this consideration as revenue until we have satisfied the related performance obligation to the customer. Contract liabilities include recurring services billed one month in advance and installation and maintenance charges that are deferred and recognized over the actual or expected contract term, which typically ranges from 1 to 5 years depending on the service. Contract liabilities are included within deferred revenue in our consolidated balance sheets. During the years ended December 31, 2023 and December 31, 2022, we recognized $434 million and $539 million, respectively, of revenue that was included in contract liabilities of $715 million and $841 million as of January 1, 2023 and 2022, respectively, including contract liabilities that were classified as held for sale.
Performance Obligations
As of December 31, 2023, we expect to recognize approximately $6.8 billion of revenue in the future related to performance obligations associated with existing customer contracts that are partially or wholly unsatisfied. As of December 31, 2023, the transaction price related to unsatisfied performance obligation that are expected to be recognized in 2024, 2025 and thereafter was $2.8 billion, $1.7 billion and $2.3 billion, respectively.
These amounts exclude (i) the value of unsatisfied performance obligations for contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed (for example, uncommitted usage or non-recurring charges associated with professional or technical services to be completed) and (ii) contracts that are classified as leasing arrangements or government assistance that are not subject to ASC 606.
Contract Costs
The following tables provide changes in our contract acquisition costs and fulfillment costs:

	Year Ended December 31, 2023
	Acquisition Costs	Fulfillment Costs
	(Dollars in millions)
Beginning of period balance	$202	192
Costs incurred	136	157
Amortization	(152)	(140)
Change in contract costs held for sale	(4)	(25)
End of period balance	$182	184

B-48

Appendix B

	Year Ended December 31, 2022
	Acquisition Costs	Fulfillment Costs
	(Dollars in millions)
Beginning of period balance	$222	186
Costs incurred	172	158
Amortization	(192)	(149)
Classified as held for sale(1)	—	(3)
End of period balance	$202	192
(1)Represents changes in amounts classified as held for sale related to the divestitures of our Latin American and ILEC businesses on August 1, 2022 and October 3, 2022, respectively, as well as changes of $6 million acquisition costs and no fulfillment costs classified as held for sale as of December 31, 2022 related to the divestiture of the EMEA business, held for sale as of December 31, 2022 and completed November 1, 2023. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses.
Acquisition costs include commission fees paid to employees as a result of obtaining contracts. Fulfillment costs include third party and internal costs associated with the provision, installation and activation of services to customers, including labor and materials consumed for these activities.
We amortize deferred acquisition and fulfillment costs based on the transfer of services on a straight-line basis over the average contract life of approximately 36 months for mass markets customers and 33 months for business customers. We include amortized fulfillment costs in cost of services and products and amortized acquisition costs are included in selling, general and administrative expenses in our consolidated statements of operations. We include the amount of these deferred costs that are anticipated to be amortized in the next 12 months in other current assets on our consolidated balance sheets. We include the amount of deferred costs expected to be amortized beyond the next twelve months in other non-current assets on our consolidated balance sheets. We assess deferred acquisition and fulfillment costs for impairment on a quarterly basis.
Governmental Funding
Lumen participates in various U.S. federal and state programs under which government support payments are received to offset costs associated with providing services in targeted locations such as unserved or underserved high-cost or rural areas, or for certain types of customers, including non-profit organizations, educational institutions and local governmental bodies. In certain instances, support payments are conditioned on specified infrastructure buildouts by milestone deadlines or provision of services at specified locations and speed requirements. Commitments may be made annually, on a multi-year basis ranging from one to ten years or be on-going subject to periodic change or termination. Consistent with customary practice and as referenced in ASC 832 Government Assistance, Lumen applies a grant model of accounting by which it accounts for these transactions as non-ASC 606 revenue over the periods in which the costs for which the funding is intended to compensate are incurred. This non-ASC 606 revenue is included in operating revenue in our consolidated statements of operations. Corresponding receivables are recorded when services have been provided to the customers and costs incurred, but the cash has not been received. These amounts are included in our accounts receivable, less allowance in our consolidated balance sheets. Certain programs are subject to audits of compliance with program commitments and, subject to the outcomes of those assessments, Lumen may be required to reimburse the government entity for cash previously received, or, in some cases, pay a penalty. Lumen evaluates each program and establishes a liability under the principles of ASC 450 if it is probable support payments will be recaptured or a penalty will be imposed.
For the years ended December 31, 2023 and 2022, Lumen recorded non-customer revenue of $85 million and $190 million, respectively, under government assistance programs, of which 17% and 31%, respectively, was associated with state universal service fund support programs.
Between 2015 and 2021, we received approximately $500 million annually through the Federal Communications Commission (the "FCC")'s Connect America Fund II ("CAF II"), a federal multi-year recurring subsidy program for more extensive broadband deployment in price-cap ILEC territories. For this program, which ended on December 31, 2021, we were required to meet certain specified infrastructure buildout requirements in 33 states by the end of 2021, which required substantial capital expenditures. In the first quarter of 2022, we recognized $59 million of previously deferred revenue related to the conclusion of the CAF II program based upon our final buildout and filing submissions. The government has the right to audit our compliance with the CAF II program and the ultimate outcome of any remaining examinations is unknown, but could result in a liability to us in excess of our reserve accruals established for these matters.

B-49
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
In early 2020, the FCC created the Rural Digital Opportunity Fund (the “RDOF”) program, a federal support program designed to fund broadband deployment in rural America. For the first phase of this program, RDOF Phase I, the FCC ultimately awarded $6.4 billion support payments to be paid in equal monthly installments over 10 years. We were awarded RDOF funding in several of the states in which we operate and began receiving monthly support payments during the second quarter of 2022. We received approximately $17 million in annual RDOF Phase I support payments for the years ended December 31, 2023 and 2022 and expect to receive this same amount each year thereafter during the program period.
Lumen participates in multiple state sponsored programs for broadband deployment in unserved and underserved areas for which the states have state universal service funds sourced from fees levied on telecommunications providers and passed on to consumers. During the years ending December 31, 2023 and 2022, Lumen participated in these types of programs primarily in the states of Nebraska, North Carolina, New Mexico, Minnesota, Virginia and Wisconsin.
(5) Leases
We primarily lease to or from third parties various office facilities, colocation facilities, equipment and transmission capacity. Leases with an initial term of 12 months or less are not recorded on our consolidated balance sheets; we recognize lease expense for these leases on a straight-line basis over the lease term.
We determine if an arrangement is a lease at inception and whether that lease meets the classification criteria of a finance or operating lease. Lease-related assets, or right-of-use assets, are recognized at the lease commencement date at amounts equal to the respective lease liabilities. Lease-related liabilities are recognized at the present value of the remaining contractual fixed lease payments, discounted using our incremental borrowing rates. As part of the present value calculation for the lease liabilities, we use an incremental borrowing rate as the rates implicit in the leases are not readily determinable. The incremental borrowing rates used for lease accounting are based on our unsecured rates, adjusted to approximate the rates at which we could borrow on a collateralized basis over a term similar to the recognized lease term. We apply the incremental borrowing rates to lease components using a portfolio approach based upon the length of the lease term and the reporting entity in which the lease resides. Operating lease expense is recognized on a straight-line basis over the lease term, while variable lease payments are expensed as incurred. Operating lease assets are included in other, net under goodwill and other assets on our consolidated balance sheets. Noncurrent operating lease liabilities are included in other under deferred credits and other liabilities on our consolidated balance sheets.
Some of our lease arrangements contain lease components, non-lease components (including common-area maintenance costs) and executory costs (including real estate taxes and insurance costs). We generally account for each component separately based on the estimated standalone price of each component. For colocation leases, we account for the lease and non-lease components as a single lease component.
Many of our lease agreements contain renewal options; however, we do not recognize right-of-use assets or lease liabilities for renewal periods unless we determine that we are reasonably certain of renewing the lease. Certain leases also include options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain to be exercised. Our lease agreements do not generally contain any material residual value guarantees or material restrictive covenants.
Lease expense consisted of the following:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Operating and short-term lease cost	$459	451	535
Finance lease cost:
Amortization of right-of-use assets	32	37	37
Interest on lease liability	12	15	16
Total finance lease cost	44	52	53
Total lease cost	$503	503	588

B-50

Appendix B
We primarily lease from third parties various equipment, office facilities, retail outlets, switching facilities and other network sites or components. These leases, with few exceptions, provide for renewal options and rent escalations that are either fixed or based on the consumer price index. Any rent abatements, along with rent escalations, are included in the computation of rent expense calculated on a straight-line basis over the lease term. The lease term for most leases includes the initial non-cancelable term plus any term under renewal options that we believe are reasonably assured.
Beginning in the second half of 2020 and continuing into 2023, we rationalized our lease footprint and ceased using 42 underutilized leased property locations. We determined that we no longer needed the leased space and, due to the limited remaining term on the contracts, concluded that we had neither the intent nor ability to sublease the properties. For the years ended December 31, 2023 and 2021, we incurred accelerated lease costs of approximately $8 million and $35 million, respectively. We did not incur material accelerated lease costs during 2022. Additionally, during the second quarter of 2023, we also donated our Monroe, Louisiana campus and leased back a portion thereof. This donation resulted in a $101 million loss recognized for the year ended December 31, 2023. In conjunction with our plans to continue to reduce costs, we expect to continue our real estate rationalization efforts and expect to incur additional accelerated real estate costs in future periods.
For the years ended December 31, 2023, 2022 and 2021, our gross rental expense, including the accelerated lease costs discussed above, was $503 million, $503 million and $588 million, respectively. We also received sublease rental income of $25 million for each of the years ended December 31, 2023, 2022 and 2021.
Supplemental consolidated balance sheet information and other information related to leases is included below:

		As of December 31,
Leases (Dollars in millions)	Classification on the Balance Sheet	2023	2022
Assets
Operating lease assets	Other, net	$1,230	1,340
Finance lease assets	Property, plant and equipment, net of accumulated depreciation	260	317
Total leased assets		$1,490	1,657
Liabilities
Current
Operating	Current operating lease liabilities	$268	344
Finance	Current maturities of long-term debt	16	16
Noncurrent
Operating	Other	1,040	1,088
Finance	Long-term debt	215	234
Total lease liabilities		$1,539	1,682
Weighted-average remaining lease term (years)
Operating leases		8.2	7.7
Finance leases		11.3	12.0
Weighted-average discount rate
Operating leases		7.59%	5.98%
Finance leases		4.98%	4.96%
At December 31, 2022, we classified certain operating and finance lease assets and liabilities related to the EMEA business, which was sold as of November 1, 2023, as held for sale and discontinued recording amortization on the related right-of-use assets upon this classification. These operating and finance lease assets and liabilities held for sale are not reflected in the above or throughout the disclosures within this note. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses for more information.

B-51
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Supplemental consolidated cash flow statement information related to leases is included below:

	Years Ended December 31,
	2023	2022
	(Dollars in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$461	462
Operating cash flows for finance leases	12	15
Financing cash flows for finance leases	25	89
Supplemental lease cash flow disclosures:
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities	$143	381
Right-of-use assets obtained in exchange for new finance lease liabilities	10	94
As of December 31, 2023, maturities of lease liabilities were as follows:

	Operating Leases	Finance Leases
	(Dollars in millions)
2024	$350	26
2025	257	27
2026	204	28
2027	163	28
2028	130	28
Thereafter	698	166
Total lease payments	1,802	303
Less: interest	(494)	(72)
Total	1,308	231
Less: current portion	(268)	(16)
Long-term portion	$1,040	215
As of December 31, 2023, we had no material operating or finance leases that had not yet commenced.
Operating Lease Income
Lumen Technologies leases various dark fiber, office facilities, colocation facilities, switching facilities, other network sites and service equipment to third parties under operating leases. Lease and sublease income are included in operating revenue in the consolidated statements of operations. See "Revenue Recognition" in Note 1—Background and Summary of Significant Accounting Policies.
For the years ended December 31, 2023, 2022 and 2021, our gross rental income was $1.0 billion, $1.2 billion and $1.2 billion, respectively, which represents 7%, 7% and 6% respectively, of our operating revenue for the years ended December 31, 2023, 2022 and 2021.
(6) Credit Losses on Financial Instruments
To assess our expected credit losses on financial instruments, we aggregate financial assets with similar risk characteristics to monitor their credit quality or deterioration over the life of such assets. We periodically monitor certain risk characteristics within our aggregated financial assets and revise their composition accordingly, to the extent internal and external risk factors change. We separately evaluate financial assets that do not share risk characteristics with other financial assets. Our financial assets measured at amortized cost primarily consist of accounts receivable.
We use a loss rate method to estimate our allowance for credit losses. Our determination of the current expected credit loss rate begins with our review of historical loss experience as a percentage of accounts receivable. We measure our historical loss period based on the average days to recognize accounts receivable as credit losses. When asset specific characteristics and current conditions change from those in the historical period, due to changes in our credit and collections strategy, certain classes of aged balances, or credit loss and recovery policies, we perform a qualitative and quantitative assessment to adjust our historical loss rate. We use regression analysis to develop an expected loss rate using historical experience and economic data over a

B-52

Appendix B
forecast period. We measure our forecast period based on the average days to collect payment on billed accounts receivable. To determine our current allowance for credit losses, we combine the historical and expected credit loss rates and apply them to our period end accounts receivable.
If there is an unexpected deterioration of a customer's financial condition or an unexpected change in economic conditions, including macroeconomic events, we assess the need to adjust the allowance for credit losses. Any such resulting adjustments would affect earnings in the period that adjustments are made.
The assessment of the correlation between historical observed default rates, current conditions and forecasted economic conditions requires judgment. Alternative interpretations of these factors could have resulted in different conclusions regarding our allowance for credit losses. The amount of credit loss is sensitive to changes in circumstances and forecasted economic conditions. Our historical credit loss experience, current conditions and forecast of economic conditions may also not be representative of the customers' actual default experience in the future, and we may use methodologies that differ from those used by other companies.
The following table presents the activity of our allowance for credit losses by accounts receivable portfolio for the years ended December 31, 2023 and December 31, 2022:

	Business	Mass Markets	Total
	(Dollars in millions)
Beginning balance at January 1, 2021	$109	82	191
Provision for expected losses	50	55	105
Write-offs charged against the allowance	(76)	(101)	(177)
Recoveries collected	13	6	19
Classified as assets held for sale(1)	(8)	(16)	(24)
Balance at December 31, 2021	$88	26	114
Provision for expected losses	25	108	133
Write-offs charged against the allowance	(61)	(114)	(175)
Recoveries collected	10	6	16
Change in allowance in assets held for sale(2)	(5)	2	(3)
Balance at December 31, 2022	$57	28	85
Provision for expected losses	35	65	100
Write-offs charged against the allowance	(62)	(65)	(127)
Recoveries collected	6	3	9
Balance at December 31, 2023	$36	31	67
(1)Represents the amounts classified as held for sale related to the divestitures of our Latin American and ILEC businesses on August 1, 2022 and October 3, 2022, respectively. See Note 2—Divestitures of the Latin American and ILEC Businesses and Planned Divestiture of the EMEA Business.
(2)Represents changes in amounts classified as held for sale related to the divestitures of our Latin American and ILEC businesses on August 1, 2022 and October 3, 2022, respectively, and the inclusion of a $5 million allowance for credit losses classified as held for sale as of December 31, 2022 related to the divestiture of the EMEA business. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses.

B-53
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
(7) Long-Term Debt and Credit Facilities
The following table reflects the consolidated long-term debt of Lumen Technologies, Inc. and its subsidiaries as of the dates indicated below, including unamortized discounts and premiums and unamortized debt issuance costs:

			As of December 31,
	Interest Rates(1)	Maturities(1)	2023	2022
			(Dollars in millions)
Senior Secured Debt: (2)
Lumen Technologies, Inc.
Revolving Credit Facility(3)	SOFR + 2.00%	2025	$200	—
Term Loan A(4)	SOFR + 2.00%	2025	933	991
Term Loan A-1(4)	SOFR + 2.00%	2025	266	283
Term Loan B(5)	SOFR + 2.25%	2027	3,891	3,941
Senior notes	4.000%	2027	1,250	1,250
Subsidiaries:
Level 3 Financing, Inc.
Tranche B 2027 Term Loan(6)	SOFR + 1.75%	2027	2,411	2,411
Senior notes	3.400% - 10.500%	2027 - 2030	2,425	1,500
Senior Notes and Other Debt:
Lumen Technologies, Inc.
Senior notes	4.500% - 7.650%	2025 - 2042	2,143	3,722
Subsidiaries:
Level 3 Financing, Inc.
Senior notes	3.625% - 4.625%	2027 - 2029	3,940	3,940
Qwest Corporation
Senior notes	6.500% - 7.750%	2025 - 2057	1,986	1,986
Term loan(7)	SOFR + 2.50%	2027	215	215
Qwest Capital Funding, Inc.
Senior notes	6.875% - 7.750%	2028 - 2031	192	192
Finance lease and other obligations(8)	Various	Various	285	317
Unamortized discounts, net			(4)	(7)
Unamortized debt issuance costs			(145)	(169)
Total long-term debt			19,988	20,572
Less current maturities			(157)	(154)
Long-term debt, excluding current maturities			$19,831	20,418
(1)As of December 31, 2023.
(2)See the remainder of this Note for a description of certain parent or subsidiary guarantees and liens securing this debt.
(3)Revolving Credit Facility had an interest rate of 7.464% as of December 31, 2023.
(4)Term Loans A and A-1 had interest rates of 7.470% and 6.384% as of December 31, 2023 and December 31, 2022, respectively.
(5)Term Loan B had interest rates of 7.720% and 6.634% as of December 31, 2023 and December 31, 2022, respectively.
(6)The Level 3 Tranche B 2027 Term Loan had interest rates of 7.220% and 6.134% as of December 31, 2023 and December 31, 2022, respectively.
(7)The Qwest Corporation Term Loan had interest rates of 7.970% and 6.640% as of December 31, 2023 and December 31, 2022, respectively.
(8)December 31, 2022 excludes finance lease obligations of our EMEA business that were classified as held for sale as of December 31, 2022 and sold on November 1, 2023. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses.

B-54

Appendix B
Long-Term Debt Maturities
Set forth below is the aggregate principal amount of our long-term debt as of December 31, 2023 (excluding unamortized discounts, net, and unamortized debt issuance costs) maturing during the following years.

(Dollars in millions)
2024	$157
2025	1,864
2026	498
2027	9,386
2028	1,539
2029 and thereafter	6,693
Total long-term debt	$20,137
Debt of Lumen Technologies, Inc. and its Subsidiaries
At December 31, 2023, most of our outstanding consolidated debt had been incurred by Lumen Technologies, Inc. or one of the following three other primary borrowers or “borrowing groups,” each of which has borrowed funds either on a standalone basis or as part of a separate restricted group with certain of its subsidiaries:
•Level 3 Financing, Inc., including its parent guarantor Level 3 Parent, LLC, and one or more subsidiary guarantors;
•Qwest Corporation; and
•Qwest Capital Funding, Inc., including its parent guarantor, Qwest Communications International Inc.
Each of these borrowers or borrowing groups has entered into one or more credit agreements with certain financial institutions or other institutional lenders, or issued senior notes. Certain of these debt instruments are described further below.
Amended and Restated Credit Agreement
On January 31, 2020, we amended and restated our credit agreement dated June 19, 2017 (as so amended and restated, the "Amended Credit Agreement"). At December 31, 2023, the Amended Credit Agreement consisted of the following facilities:
•a $2.2 billion senior secured revolving credit facility (“the Revolving Credit Facility”), against which $200 million of borrowings and $218 million of undrawn letters of credit were issued under this facility as of December 31, 2023, discussed further below;
•a $933 million senior secured Term Loan A credit facility;
•a $266 million senior secured Term Loan A-1 credit facility with CoBank, ACB; and
•a $3.9 billion senior secured Term Loan B credit facility (the term loan facilities and the Revolving Credit Facility being referred to collectively as the "Amended Secured Credit Facilities").
Loans under the Term Loan A and A-1 facilities and the Revolving Credit Facility bear interest at a rate equal to, at our option, the Secured Overnight Financing Rate ("SOFR") or the alternative base rate (each as defined in the Amended Credit Agreement) plus an applicable margin between 1.50% to 2.25% per annum for SOFR loans and 0.50% to 1.25% per annum for alternative base rate loans, depending on our then current total leverage ratio. Loans under the Term Loan B facility bear interest at SOFR plus 2.25% per annum or the alternative base rate plus 1.25% per annum. Loans under each of the term loan facilities require certain specified quarterly amortization payments and certain specified mandatory prepayments in connection with certain asset sales and debt issuances and out of excess cash flow, among other things, subject in each case to certain significant exceptions.
Borrowings under the Revolving Credit Facility and the Term Loan A and A-1 facilities mature on January 31, 2025. Borrowings under the Term Loan B facility mature on March 15, 2027.
All of Lumen's obligations under the Amended Secured Credit Facilities are guaranteed by certain of its subsidiaries. The guarantees by certain of those guarantors are secured by a first priority security interest in substantially all assets (including certain subsidiaries stock) directly owned by them, subject to certain exceptions and limitations.

B-55
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
A portion of the revolving credit facility in an amount not to exceed $250 million is available for swingline loans, and a portion in an amount not to exceed $800 million is available for the issuance of letters of credit. During the year ended December 31, 2023, we issued approximately $218 million of letters of credit under our revolving credit facility, which reduced our borrowing capacity available thereunder by the same amount. As of December 31, 2023, these issued letters of credit were undrawn.
Lumen Technologies is permitted under the Amended Credit Agreement to request certain incremental borrowings subject to the satisfaction of various conditions and to certain other limitations. Any incremental borrowings would be subject to the same terms and conditions under the Amended Credit Agreement.
Term Loans and Certain Other Debt of Subsidiaries
Qwest Corporation
On October 23, 2020, Qwest Corporation borrowed $215 million under a variable-rate term loan with CoBank ACB. The outstanding unpaid principal amount of this term loan plus any accrued and unpaid interest is due on October 23, 2027. Interest is paid at least quarterly based upon either SOFR or the base rate (as defined in the credit agreement) plus an applicable margin between 1.50% to 2.50% per annum for SOFR loans and 0.50% to 1.50% per annum for base rate loans depending on Qwest Corporation's then current senior unsecured long-term debt rating.
Level 3 Financing, Inc.
At December 31, 2023, Level 3 Financing, Inc. owed $2.4 billion under a senior secured Tranche B 2027 Term Loan, which matures on March 1, 2027. The Tranche B 2027 Term Loan carries an interest rate, in the case of base rate borrowings, equal to (i) the greater of the Prime Rate, the Federal Funds Effective Rate plus 50 basis points, or SOFR plus 100 basis points (with all such terms and calculations as defined or further specified in the credit agreement) plus (ii) 0.75% per annum. Any Eurodollar borrowings under the Tranche B 2027 Term Loan bear interest at SOFR plus 1.75% per annum.
The Tranche B 2027 Term Loan requires certain specified mandatory prepayments in connection with certain asset sales and other transactions, subject to certain significant exceptions. The obligations of Level 3 Financing, Inc. under the Tranche B 2027 Term Loan are, subject to certain exceptions, secured by certain assets of Level 3 Parent, LLC and certain of its material domestic telecommunication subsidiaries. Also, Level 3 Parent, LLC and certain of its subsidiaries have guaranteed the obligations of Level 3 Financing, Inc. under the Tranche B 2027 Term Loan.
Revolving Letters of Credit
We use various financial instruments in the normal course of business. These instruments include letters of credit, which are conditional commitments issued on our behalf in accordance with specified terms and conditions. Lumen Technologies maintains an uncommitted $225 million revolving letter of credit facility separate from the letter of credit facility included in the revolving credit facility noted above. Letters of credit issued under this uncommitted facility are backed by credit enhancements in the form of secured guarantees issued by certain of our subsidiaries. As of December 31, 2023 and 2022, we had (i) $40 million and $94 million, respectively, of letters of credit outstanding under our committed facility and various other facilities and (ii) $218 million and no letters of credit outstanding, respectively, under our revolving credit facility. As of December 31, 2023, these issued letters of credit were undrawn.
Senior Notes
Lumen's consolidated indebtedness at December 31, 2023 included (i) senior secured notes issued by Lumen Technologies, Inc. and Level 3 Financing, Inc. and (ii) senior unsecured notes issued by Lumen Technologies, Inc., Level 3 Financing, Inc., Qwest Corporation, and Qwest Capital Funding, Inc. All of these notes carry fixed interest rates and all principal is due on the notes’ respective maturity dates, which rates and maturity dates are summarized in the table above. The Lumen Technologies, Inc. secured senior notes are guaranteed by the same domestic subsidiaries that guarantee the Amended Credit Agreement on substantially the same terms and conditions that govern the guarantees of the Amended Credit Agreement. The Level 3 Financing, Inc. secured senior notes are secured by a pledge of substantially all of its assets and guaranteed on a secured basis by the same domestic subsidiaries that guarantee its Term B 2027 Term Loan. The remaining senior notes issued by Level 3 Financing, Inc. are guaranteed on an unsecured basis by its parent, Level 3 Parent, LLC, and one of its subsidiaries. The senior notes issued by Qwest Capital Funding, Inc. are guaranteed by its parent, Qwest Communications International Inc.

B-56

Appendix B
Except for a limited number of senior notes issued by Qwest Corporation, the issuer generally can redeem the notes, at its option, in whole or in part, (i) pursuant to a fixed schedule of pre-established redemption prices, (ii) pursuant to a “make whole” redemption price or (iii) under certain other specified limited conditions. Under certain circumstances in connection with a “change of control” of Lumen Technologies, it will be required to make an offer to repurchase each series of these senior notes (other than two of its older series of notes) at a price of 101% of the principal amount redeemed, plus accrued and unpaid interest. Also, under certain circumstances in connection with a "change of control" of Level 3 Parent, LLC or Level 3 Financing, Inc., Level 3 Financing will be required to make an offer to repurchase each series of its outstanding senior notes at a price of 101% of the principal amount redeemed, plus accrued and unpaid interest.
2023 Borrowings and Repayments
During 2023, Lumen borrowed $925 million from, and made repayments of $725 million to, its revolving credit facility.
2023 Exchange Offers and Repurchases
Pursuant to exchange offers that commenced on March 16, 2023 (the “Exchange Offers”), on March 31, 2023, Level 3 Financing, Inc. issued $915 million of its 10.500% Senior Secured Notes due 2030 (the “10.500% Notes”) in exchange for $1.535 billion of Lumen’s outstanding senior unsecured notes. On April 17, 2023, in connection with the Exchange Offers, Level 3 Financing, Inc. issued an additional $9 million of its 10.500% Notes in exchange for $19 million of Lumen's outstanding senior unsecured notes. All exchanged notes were concurrently cancelled. These transactions resulted in a $630 million net reduction in the aggregate principal amount of Lumen’s consolidated indebtedness. In addition to the above described exchange offers, we repurchased $24 million aggregate principal amount of Lumen's outstanding senior unsecured notes during the first quarter of 2023. These above-described transactions resulted in an aggregate net gain of $618 million for the year ended December 31, 2023.
The following table sets forth the aggregate principal amount of each series of Lumen’s senior unsecured notes retired during the year ended December 31, 2023, in connection with the above-described exchange transactions:

Debt	Period of Reduction	Aggregate principal (amounts in millions)
5.625% Senior Notes, Series X, due 2025	Q1 2023	$48
7.200% Senior Notes, Series D, due 2025	Q1 2023	21
5.125% Senior Notes due 2026	Q1 2023	291
6.875% Debentures, Series G, due 2028	Q1 2023	52
5.375% Senior Notes due 2029	Q1 2023	275
4.500% Senior Notes due 2029	Q1 2023	556
7.600% Senior Notes, Series P, due 2039	Q1 2023	161
7.650% Senior Notes, Series U, due 2042	Q1 2023	131
5.625% Senior Notes, Series X, due 2025	Q2 2023	1
4.500% Senior Notes due 2029	Q2 2023	2
7.600% Senior Notes, Series P, due 2039	Q2 2023	3
7.650% Senior Notes, Series U, due 2042	Q2 2023	13
Total		$1,554
2022 Borrowings and Repayments
During 2022, Lumen borrowed $2.4 billion from, and made repayments of $2.6 billion to, its revolving credit facility. We used our net revolving credit draws and available cash to repay the following aggregate principal amounts of indebtedness through a combination of tender offers, redemptions, prepayments, amortization payments and payments at maturity. These transactions resulted in a net gain on the extinguishment of debt of $214 million.

B-57
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

Debt	Period of Repayment	(Dollars in millions)
Lumen Technologies, Inc.
5.800% Senior Notes due 2022 (at maturity)	Q1 2022	$1,400
6.750% Senior Notes, Series W, due 2023	Q4 2022	750
7.500% Senior Notes, Series Y, due 2024	Q4 2022	982
7.500% Senior Notes, Series Y, due 2024	Q3 2022	18
5.625% Senior Notes, Series X, due 2025	Q4 2022	286
7.200% Senior Notes, Series D, due 2025	Q4 2022	34
5.125% Senior Notes due 2026	Q4 2022	520
5.125% Senior Notes due 2026	Q3 2022	11
6.875% Debentures, Series G, due 2028	Q4 2022	130
5.375% Senior Notes due 2029	Q4 2022	494
Term Loan B prepayment	Q4 2022	909
Scheduled term loan payments	Multiple	125
Level 3 Financing, Inc.
Tranche B 2027 Term Loan	Q3 2022	700
5.375% Senior Notes due 2025	Q3 2022	800
5.250% Senior Notes due 2026	Q3 2022	775
Embarq Corporation Subsidiaries
First Mortgage Bonds	Q4 2022	137
Qwest Capital Funding, Inc.
Senior Notes	Q4 2022	63
Other	Q4 2022	68
Total debt repayments		$8,202
Interest Expense
Interest expense includes interest on total long-term debt. The following table presents the amount of gross interest expense, net of capitalized interest:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Interest expense:
Gross interest expense	$1,269	1,398	1,575
Capitalized interest	(111)	(66)	(53)
Total interest expense	$1,158	1,332	1,522
Covenants
Lumen Technologies, Inc.
With respect to the Term Loan A and A-1 facilities and the Revolving Credit Facility, the Amended Credit Agreement requires us to maintain (i) a maximum total leverage ratio of not more than 4.75 to 1.00 and (ii) a minimum consolidated interest coverage ratio of at least 2.00 to 1.00, with such ratios being determined and calculated in the manner described in the Amended Credit Agreement.
The Amended Secured Credit Facilities contain various representations and warranties and extensive affirmative and negative covenants. Such covenants include, among other things and subject to certain significant exceptions, restrictions on our ability to declare or pay dividends, repurchase stock, repay certain other indebtedness, create liens, incur additional indebtedness, make investments, engage in transactions with our affiliates, dispose of assets and merge or consolidate with any other person.

B-58

Appendix B
The senior unsecured notes of Lumen Technologies, Inc. were issued under four separate indentures. These indentures restrict our ability to (i) incur, issue or create liens upon the property of Lumen Technologies, Inc. and (ii) consolidate with or merge into, or transfer or lease all or substantially all of our assets to any other party. These indentures do not contain any provisions that restrict the incurrence of additional indebtedness. The senior secured notes of Lumen Technologies, Inc. were issued under a separate indenture that contains a more restrictive set of covenants. As indicated above under "Senior Notes", Lumen Technologies, Inc. will be required to offer to purchase certain of its long-term debt securities issued under its indentures under certain circumstances in connection with a "change of control" of Lumen Technologies, Inc.
Level 3 Companies
The term loan, senior secured notes and senior unsecured notes of Level 3 Financing, Inc. contain various representations and extensive affirmative and negative covenants. Such covenants include, among other things and subject to certain significant exceptions, restrictions on their ability to declare or pay dividends, repay certain other indebtedness, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. Also, as indicated above under "Senior Notes", Level 3 Financing, Inc. will be required to offer to repurchase or repay certain of its long-term debt under certain circumstances in connection with a "change of control" of Level 3 Financing or Level 3 Parent, LLC.
Qwest Companies
Under its term loan, Qwest Corporation must maintain a debt to EBITDA ratio of not more than 2.85 to 1.00, as determined and calculated in the manner described in the applicable term loan documentation. The term loan also contains a negative pledge covenant, which generally requires Qwest Corporation to secure equally and ratably any advances under the term loan if it pledges assets or permits liens on its property for the benefit of other debtholders.
The senior notes of Qwest Corporation were issued under indentures dated April 15, 1990 and October 15, 1999. These indentures contain restrictions on the incurrence of liens and the consummation of certain transactions substantially similar to the above-described covenants in Lumen's indentures (but contain no mandatory repurchase provisions). The senior notes of Qwest Capital Funding, Inc. were issued under an indenture dated June 29, 1998 containing terms substantially similar to those set forth in Qwest Corporation's indentures.
Impact of Covenants
The debt covenants applicable to Lumen Technologies, Inc. and its subsidiaries could have a material adverse impact on their ability to operate or expand their respective businesses, to pursue strategic transactions, or to otherwise pursue their plans and strategies. The covenants of the Level 3 companies may significantly restrict the ability of Lumen Technologies, Inc. to receive cash from the Level 3 companies, to distribute cash from the Level 3 companies to other of Lumen’s affiliated entities, or to enter into other transactions among Lumen’s wholly-owned entities.
Certain of the debt instruments of Lumen Technologies, Inc. and its subsidiaries contain cross payment default or cross acceleration provisions. When present, these provisions could have a wider impact on liquidity than might otherwise arise from a default or acceleration of a single debt instrument.
The ability of Lumen Technologies, Inc. and its subsidiaries to comply with the financial covenants in their respective debt instruments could be adversely impacted by a wide variety of events, including unforeseen contingencies, many of which are beyond their control.
Compliance
As of December 31, 2023, Lumen Technologies, Inc. believes it and its subsidiaries were in compliance with the provisions and financial covenants in their respective material debt agreements in all material respects.
Guarantees
Lumen Technologies does not guarantee the debt of any unaffiliated parties, but, as noted above, as of December 31, 2023 certain of its largest subsidiaries guaranteed (i) its debt outstanding under its Amended Secured Credit Facilities, its senior secured notes and its $225 million letter of credit facility and (ii) the outstanding term loans or senior notes issued by certain other subsidiaries. As further noted above, several of the subsidiaries guaranteeing these obligations have pledged substantially all of their assets to secure certain of their respective guarantees.

B-59
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Subsequent Event
See Note 24—Subsequent Events, for information regarding certain debt restructuring transactions contemplated under our amended and restated transaction support agreement dated as of January 22, 2024.
(8) Accounts Receivable
The following table presents details of our accounts receivable balances:

	As of December 31,
	2023	2022(1)
	(Dollars in millions)
Trade and purchased receivables	$1,181	1,319
Earned and unbilled receivables	165	209
Other	39	65
Total accounts receivable	1,385	1,593
Less: allowance for credit losses	(67)	(85)
Accounts receivable, less allowance	$1,318	1,508
(1)Amounts have been adjusted to reflect the immaterial correction of accounts receivable. See Note 1—Background and Summary of Significant Accounting Policies under the header Correction of Immaterial Errors.
We are exposed to concentrations of credit risk from our customers. We generally do not require collateral to secure our receivable balances. We have agreements with other communications service providers whereby we agree to bill and collect on their behalf for services rendered by those providers to our customers within our local service area. We purchase accounts receivable from other communications service providers primarily on a recourse basis and include these amounts in our accounts receivable balance. We have not experienced any significant loss associated with these purchased receivables.
(9) Property, Plant and Equipment
Net property, plant and equipment is composed of the following:

	Depreciable Lives	As of December 31,
		2023	2022(5)
		(Dollars in millions)
Land	N/A	$646	651
Fiber, conduit and other outside plant(1)	15-45 years	15,217	14,451
Central office and other network electronics(2)	3-10 years	15,741	15,077
Support assets(3)	3-30 years	6,714	6,863
Construction in progress(4)	N/A	2,758	2,010
Gross property, plant and equipment		41,076	39,052
Accumulated depreciation		(21,318)	(19,886)
Net property, plant and equipment		$19,758	19,166
(1)Fiber, conduit and other outside plant consists of fiber and metallic cable, conduit, poles and other supporting structures.
(2)Central office and other network electronics consists of circuit and packet switches, routers, transmission electronics and electronics providing service to customers.
(3)Support assets consist of buildings, data centers, computers and other administrative and support equipment.
(4)Construction in progress includes inventory held for construction and property of the aforementioned categories that has not been placed in service as it is still under construction.
(5)At December 31, 2022, we had $1.9 billion of certain property, plant and equipment, net related to our EMEA business which was classified as held for sale at this date and which was sold on November 1, 2023. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses for more information.
We recorded depreciation expense of $1.9 billion, $2.1 billion and $2.7 billion for the years ended December 31, 2023, 2022 and 2021, respectively.

B-60

Appendix B
Asset Retirement Obligations
As of December 31, 2023 and 2022, our asset retirement obligations balance was primarily related to estimated future costs of removing equipment from leased properties and estimated future costs of properly disposing of asbestos and other hazardous materials upon remodeling or demolishing buildings. Asset retirement obligations are included in other long-term liabilities on our consolidated balance sheets.
Our fair value estimates were determined using the discounted cash flow method.
The following table provides asset retirement obligation activity:

	Years Ended December 31,
	2023	2022
	(Dollars in millions)
Balance at beginning of year	$156	182
Accretion expense	6	10
Liabilities settled	(9)	(10)
Change in estimate	4	4
Classified as held for sale(1)	—	(30)
Balance at end of year	$157	156
(1)Represents the amounts classified as held for sale related to our EMEA business. See Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses.
The changes in estimate referred to in the table above were offset against gross property, plant and equipment.
(10) Severance
Periodically, we reduce our workforce and accrue liabilities for the related severance costs. These workforce reductions result primarily from the progression or completion of our post-acquisition integration plans, increased competitive pressures, cost reduction initiatives, process improvements through automation and reduced workloads due to reduced demand for certain services.
During the fourth quarter of 2023 we reduced our global workforce by approximately 4% as part of our ongoing efforts to reorganize Lumen for growth by right-sizing our operations to improve our profitability. As a result of this plan, we incurred severance and related costs of approximately $53 million. We do not expect to incur any material impairment or exit costs related to this plan.
We report severance liabilities within accrued expenses and other liabilities - salaries and benefits in our consolidated balance sheets and report severance expenses in selling, general and administrative expenses in our consolidated statements of operations. As described in Note 17—Segment Information, we do not allocate these severance expenses to our segments.
Changes in our accrued liabilities for severance expenses were as follows:

Severance
(Dollars in millions)
Balance at December 31, 2021	$36
Accrued to expense	12
Payments, net	(37)
Balance at December 31, 2022	11
Accrued to expense	74
Payments, net	(67)
Balance at December 31, 2023	$18

B-61
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
(11) Employee Benefits
Pension, Post-Retirement and Other Post-Employment Benefits
We sponsor various defined benefit pension plans (qualified and non-qualified) which, in the aggregate, cover a substantial portion of our employees. Pension benefits for participants of the Lumen Combined Pension Plan ("Combined Pension Plan") and, through the October 3, 2022 sale of the ILEC business, the Lumen Pension Plan, who are represented by a collective bargaining agreement are based on negotiated schedules. All other participants' pension benefits are based on each individual participant's years of service and compensation. We also maintain non-qualified pension plans for certain current and former highly compensated employees. We maintain post-retirement benefit plans that provide health care and life insurance benefits for certain eligible retirees. We also provide other post-employment benefits for certain eligible former employees. We use a December 31 measurement date for all our plans.
On October 19, 2021, we, as sponsor of the Combined Pension Plan, along with the Plan’s independent fiduciary, entered into an agreement committing the Plan to use a portion of its plan assets to purchase an annuity from an insurance company (the "Insurer") to transfer approximately $1.4 billion of the Plan’s pension liabilities. This agreement irrevocably transferred to the Insurer future Plan benefit obligations for approximately 22,600 U.S. Lumen participants (“Transferred Participants”) effective on December 31, 2021. This annuity transaction was funded entirely by existing Plan assets. The Insurer assumed responsibility for administrative and customer service support, including distribution of payments to the Transferred Participants. Transferred Participants’ benefits were not reduced as a result of this transaction.
As of January 1, 2022, we spun off the Lumen Pension Plan from the Lumen Combined Pension Plan in anticipation of the sale of the ILEC business, as described further in Note 2—Divestitures of the Latin American, ILEC and EMEA Businesses. At the time of the spin-off, the Lumen Pension Plan covered approximately 2,500 active plan participants along with 19,000 other participants. At the time of the spin-off, the Lumen Pension Plan had a pension benefit obligation of $2.5 billion and assets of $2.2 billion. In addition, the December 31, 2021 actuarial (loss) gain and prior service cost included in accumulated other comprehensive loss was allocated between the Lumen Pension Plan and the Lumen Combined Pension Plan. Following a revaluation of the pension obligation and pension assets for the Lumen Pension Plan, in preparation for the closing of the sale of the ILEC business, we contributed approximately $319 million of Lumen's cash to the Lumen Pension Plan trust to fully fund the pension plan in September 2022. The amounts allocated to the Lumen Pension Plan were subject to adjustment up to the closing of the sale of the ILEC business on October 3, 2022, at which time the plan was transferred along with the rest of the assets and liabilities of the ILEC business. We recognized pension costs related to both plans through the sale of the ILEC business, at which time balances related to the Lumen Pension Plan were reflected in the calculation of our gain on the sale of the business.
Pension Benefits
United States funding laws require a company with a pension shortfall to fund the annual cost of benefits earned in addition to a seven-year amortization of the shortfall. Our funding policy for our Combined Pension Plan is to make contributions with the objective of accumulating ample assets to pay all qualified pension benefits when due under the terms of the plan. The accounting unfunded status of the Combined Pension Plan was $736 million and $580 million as of December 31, 2023 and 2022, respectively.
We made no voluntary cash contributions to the Combined Pension Plan in 2023 or 2022. As discussed above, we contributed approximately $319 million of cash to the Lumen Pension Plan trust to fully fund the pension plan in September 2022 in preparation for the closing of the sale of the ILEC business. We paid $5 million of benefits directly to participants of our non-qualified pension plans in both 2023 and 2022.
Benefits paid by the Combined Pension Plan are paid through a trust that holds all of the Plan's assets. The amount of required contributions to the Combined Pension Plan in 2024 and beyond will depend on a variety of factors, most of which are beyond our control, including earnings on plan investments, prevailing interest rates, demographic experience, changes in plan benefits and changes in funding laws and regulations. Based on current laws and circumstances, we do not believe we are required to make any contributions to the Combined Pension Plan in 2024 and we do not expect to make voluntary contributions to the trust for the Combined Pension Plan in 2024. We estimate that in 2024 we will pay $4 million of benefits directly to participants of our non-qualified pension plans.

B-62

Appendix B
We recognize in our consolidated balance sheets the funded status of the legacy Level 3 defined benefit post-retirement plans. These plans were fully funded as of December 31, 2023 and 2022. Additionally, as previously mentioned, we sponsor unfunded non-qualified pension plans for certain current and former highly-compensated employees. The net unfunded status of our non-qualified pension plans was $33 million and $35 million for the years ended December 31, 2023 and 2022, respectively. Due to the insignificant impact of these pension plans on our consolidated financial statements, we have predominantly excluded them from the remaining employee benefit disclosures in this Note, unless otherwise specifically stated.
Post-Retirement Benefits
Our post-retirement benefit plans provide post-retirement benefits to qualified retirees and allow (i) eligible employees retiring before certain dates to receive benefits at no or reduced cost and (ii) eligible employees retiring after certain dates to receive benefits on a shared cost basis. The post-retirement benefits not paid by the trusts are funded by us and we expect to continue funding these post-retirement obligations as benefits are paid. The accounting unfunded status of our qualified post-retirement benefit plan was $1.9 billion and $2.0 billion as of December 31, 2023 and 2022, respectively.
Assets in the post-retirement trusts were substantially depleted as of December 31, 2016; as of December 31, 2019 the Company ceased to pay certain post-retirement benefits through the trusts. No contributions were made to the post-retirement trusts in 2023, nor 2022. Benefits are paid directly by us with available cash. In 2023, we paid $194 million of post-retirement benefits, net of participant contributions and direct subsidies. In 2024, we currently expect to pay directly $193 million of post-retirement benefits, net of participant contributions and direct subsidies.
We expect our expected health care cost trend to range from 5.4% to 7.50% in 2024 and grading to 4.50% by 2031. Our post-retirement benefit cost, for certain eligible legacy Qwest retirees and certain eligible legacy CenturyLink retirees, is capped at a set dollar amount. Therefore, those health care benefit obligations are not subject to increasing health care trends after the effective date of the caps.
Expected Cash Flows
The Combined Pension Plan payments, post-retirement health care benefit payments and premiums, and life insurance premium payments are either distributed from plan assets or paid by us. The estimated benefit payments provided below are based on actuarial assumptions using the demographics of the employee and retiree populations and have been reduced by estimated participant contributions.

	Combined Pension Plan	Post-Retirement Benefit Plans	Medicare Part D Subsidy Receipts
	(Dollars in millions)
Estimated future benefit payments:
2024	$574	195	(2)
2025	493	191	(2)
2026	475	186	(2)
2027	458	181	(2)
2028	440	174	(2)
2029 - 2033	1,974	762	(6)
Net Periodic Benefit Expense
We utilize a full yield curve approach in connection with estimating the service and interest components of net periodic benefit expense by applying the specific spot rates along the yield curve used in the determination of the benefit obligation to the relevant projected cash flow.
The actuarial assumptions used to compute the net periodic benefit expense for our Combined Pension Plan and post-retirement benefit plans are based upon information available as of the beginning of the year, as presented in the following table.

B-63
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

	Combined Pension Plan			Post-Retirement Benefit Plans
	2023	2022	2021	2023	2022	2021
Actuarial assumptions at beginning of year:
Discount rate	5.45% - 5.69%	2.29% - 3.12%	1.70% - 2.88%	5.43% - 5.75%	2.19% - 5.78%	1.58% - 2.60%
Rate of compensation increase	3.25%	3.25%	3.25%	N/A	N/A	N/A
Expected long-term rate of return on plan assets(1)	6.50%	5.50%	5.50%	3.00%	4.00%	4.00%
Initial health care cost trend rate	N/A	N/A	N/A	7.20% / 5.00%	5.00% / 5.75%	6.25% / 5.00%
Ultimate health care cost trend rate	N/A	N/A	N/A	4.50%	4.50%	4.50%
Year ultimate trend rate is reached	N/A	N/A	N/A	2030	2025	2025
N/A - Not applicable
(1)Rates are presented net of projected fees and administrative costs.
Prior to the sale of the ILEC business on October 3, 2022, we realized pension costs related to the Lumen Pension Plan. Net periodic benefit expense (income) for our Combined Pension Plan and the Lumen Pension Plan (through October 3, 2022, together the "Pension Plans") includes the following components:

	Pension Plans Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Service cost	$25	44	56
Interest cost	270	194	201
Expected return on plan assets	(287)	(385)	(535)
Settlement charges	—	—	383
Realized to gain on sale of businesses	—	546	—
Special termination benefits charge	2	—	6
Recognition of prior service credit	(7)	(10)	(9)
Recognition of actuarial loss	104	122	184
Net periodic pension expense	$107	511	286
Net periodic benefit expense for our post-retirement benefit plans includes the following components:

	Post-Retirement Plans Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Service cost	$5	10	14
Interest cost	103	72	47
Realized to gain on sale of businesses	—	(32)	—
Recognition of prior service cost	(8)	8	15
Recognition of actuarial loss	(20)	(4)	4
Net periodic post-retirement benefit expense	$80	54	80
Service costs for our Combined Pension Plan and post-retirement benefit plans are included in the cost of services and products and selling, general and administrative line items on our consolidated statements of operations and all other costs listed above, except for amounts realized as part of the net gain on sale of businesses, are included in other (expense) income, net on our consolidated statements of operations for the years ended December 31, 2023, 2022 and 2021. Additionally, a portion of the service cost is also allocated to certain assets under construction, which are capitalized and reflected as part of property, plant and equipment in our consolidated balance sheets. As a result of ongoing efforts to reduce our workforce, we recognized a one-time charge in 2023 and in 2021 of $2 million and $6 million, respectively, for special termination benefit enhancements paid to certain eligible employees upon voluntary retirement.

B-64

Appendix B
Our pension plan contains provisions that allow us, from time to time, to offer lump sum payment options to certain former employees in settlement of their future retirement benefits. We record an accounting settlement charge, consisting of the recognition of certain deferred costs of the pension plan associated with these lump sum payments only if, in the aggregate, they exceed or are probable to exceed the sum of the annual service and interest costs for the plan’s net periodic pension benefit cost, which represents the settlement accounting threshold. The lump sum pension settlement payments for 2021 exceeded the settlement threshold. In addition, during the fourth quarter of 2021, we executed an annuity purchase contract with a third party insurer that triggered additional settlement activity (see discussion above for further information). As a result, we recognized a non-cash settlement charge of $383 million as of December 31, 2021 to accelerate the recognition of a portion of the previously unrecognized actuarial losses in the qualified pension plan, which is reflected in other (expense) income, net in our consolidated statement of operations for the year ended December 31, 2021. This non-cash charge increased our recorded net loss and increased our recorded accumulated deficit, with an offset to accumulated other comprehensive loss in shareholders' equity for the year ended December 31, 2021. The amount of any future non-cash settlement charges will be dependent on several factors, including the total amount of our future lump sum benefit payments.
Benefit Obligations
The actuarial assumptions used to compute the funded status for the plans are based upon information available as of December 31, 2023 and 2022 and are as follows:

	Combined Pension Plan		Post-Retirement Benefit Plans
	December 31,		December 31,
	2023	2022	2023	2022
Actuarial assumptions at end of year:
Discount rate	5.21%	5.56%	5.20%	5.55%
Rate of compensation increase	3.25%	3.25%	N/A	N/A
Initial health care cost trend rate	N/A	N/A	7.50% / 5.40%	7.20% / 5.00%
Ultimate health care cost trend rate	N/A	N/A	4.50%	4.50%
Year ultimate trend rate is reached	N/A	N/A	2031	2030
N/A - Not applicable
In 2021, we adopted the revised mortality tables and projection scales released by the Society of Actuaries, which increased the projected benefit obligation of our benefit plans by $37 million for 2021. The Society of Actuaries did not release any revised mortality tables or projection scales in 2022 or 2023.
The short-term and long-term interest crediting rates during 2023 for cash balance components of the Combined Pension Plan were 4.0% and 3.5%, respectively.
The following tables summarize the change in the benefit obligations for the Combined Pension Plan and post-retirement benefit plans:

	Combined Pension Plan Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Change in benefit obligation
Benefit obligation at beginning of year	$5,295	9,678	12,202
Plan spin-off	—	(2,552)	—
Service cost	25	37	56
Interest cost	270	154	201
Plan amendments	—	—	(13)
Special termination benefits charge	2	—	6
Actuarial loss (gain)	114	(1,432)	(337)
Benefits paid from plan assets	(494)	(590)	(766)
Settlement payments and annuity purchase	—	—	(1,671)
Benefit obligation at end of year	$5,212	5,295	9,678

B-65
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

	Post-Retirement Benefit Plans Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Change in benefit obligation
Benefit obligation at beginning of year	$1,995	2,781	3,048
Benefit obligation transferred to purchaser upon sale of business	—	(26)	—
Service cost	5	10	14
Interest cost	103	72	47
Participant contributions	32	37	41
Direct subsidy receipts	2	2	3
Plan amendments	—	(41)	—
Actuarial loss (gain)	14	(591)	(125)
Benefits paid by company	(228)	(249)	(247)
Benefits paid from plan assets	(4)	—	—
Benefit obligation at end of year	$1,919	1,995	2,781
Plan Assets
We maintain plan assets for our Combined Pension Plan and certain post-retirement benefit plans. As previously noted, assets in the post-retirement benefit plan trusts were substantially depleted as of December 31, 2016. The fair value of post-retirement benefit plan assets was $1 million, $5 million and $5 million at December 31, 2023, 2022 and 2021, respectively. Due to the insignificance of these assets on our consolidated financial statements, we have predominantly excluded them from the disclosures of plan assets in this Note, unless otherwise indicated.
The following table summarizes the change in the fair value of plan assets for the Combined Pension Plan:

	Combined Pension Plan Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Change in plan assets
Fair value of plan assets at beginning of year	$4,715	8,531	10,546
Plan spin-off	—	(2,239)	—
Return on plan assets	255	(987)	422
Benefits paid from plan assets	(494)	(590)	(766)
Settlement payments and annuity purchase	—	—	(1,671)
Fair value of plan assets at end of year	$4,476	4,715	8,531
The expected rate of return on plan assets is the long-term rate of return we expect to earn on the plan's assets, net of administrative expenses paid from plan assets. It is determined annually based on the strategic asset allocation and the long-term risk and return forecast for each asset class.
Our investment objective for the Combined Pension Plan assets is to achieve an attractive risk-adjusted return over time that will provide for the payment of benefits and minimize the risk of large losses. We employ a liability-aware investment strategy designed to reduce the volatility of pension assets relative to pension liabilities. This strategy is evaluated frequently and is expected to evolve over time with changes in the funded status and other factors. Approximately 50% of plan assets is targeted to long-duration investment grade bonds and interest rate sensitive derivatives and 50% is targeted to diversified equity, fixed income and private market investments that are expected to outperform the liability with moderate funded status risk. At the beginning of 2024, our expected annual long-term rate of return on pension assets before consideration of administrative expenses is assumed to be 7.0%. Administrative expenses, including projected PBGC (Pension Benefit Guaranty Corporation) premiums, reduce the annual long-term expected return, net of administrative expenses, to 6.5%.
Permitted investments: Plan assets are managed consistent with the restrictions set forth by the Employee Retirement Income Security Act of 1974, as amended.

B-66

Appendix B
Fair Value Measurements: Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between independent and knowledgeable parties who are willing and able to transact for an asset or liability at the measurement date. We use valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value and then we rank the estimated values based on the reliability of the inputs used following the fair value hierarchy set forth by the FASB. For additional information on the fair value hierarchy, see Note 14—Fair Value of Financial Instruments.
At December 31, 2023, we used the following valuation techniques to measure fair value for assets. There were no changes to these methodologies during 2023:
•Level 1—Assets were valued using the closing price reported in the active market in which the individual security was traded. U.S. Treasury securities are valued at the bid price reported in an active market in which the security is traded. Variation margin due from/(to) brokers is valued at the expected next day cash settlement amount.
•Level 2—Assets were valued using quoted prices in markets that are not active, broker dealer quotations, and other methods by which all significant inputs were observable at the measurement date. Fixed income securities primarily utilize observable market information and are based on a spread to U.S. Treasury securities and consider yields available on comparable securities of issuers with similar credit ratings, the new issue market for similar securities, secondary trading markets and dealer quotes. Option adjusted spread models are utilized to evaluate fixed income securities that have early redemption features. Derivative securities traded over the counter are valued based on gains or losses due to fluctuations in indices, interest rates, foreign currency exchange rates, security prices or other underlying factors. Repurchase agreements are valued based on expected settlement per the contract terms.
•Level 3—Assets were valued using unobservable inputs in which little or no market data exists as reported by the respective institutions at the measurement date. Valuation methods may consider a range of factors, including estimates based on the assumptions of the investment entity.
The Combined Pension Plan's assets are invested in various asset categories utilizing multiple strategies and investment managers. Interests in commingled funds are fair valued using a practical expedient to the net asset value ("NAV") per unit (or its equivalent) of each fund. The NAV reported by the fund manager is based on the market value of the underlying investments owned by each fund, minus its liabilities, divided by the number of shares outstanding. Commingled funds can be redeemed at NAV, with a frequency that includes daily, monthly, quarterly, semi-annually and annually. These commingled funds include redemption notice periods between same day and 180 days. Investments in private funds, primarily limited partnerships, represent long-term commitments with a fixed maturity date and are also valued at NAV. The plan has unfunded commitments related to certain private fund investments, which in aggregate are not material to the plan. Valuation inputs for these private fund interests are generally based on assumptions and other information not observable in the market. Underlying investments held in funds are aggregated and are classified based on the fund mandate. Investments held in separate accounts are individually classified.
The table below presents the fair value of plan assets by category and the input levels used to determine those fair values at December 31, 2023. It is important to note that the asset allocations do not include market exposures that are gained with derivatives. Investments include dividend and interest receivables, pending trades and accrued expenses.

B-67
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

	Fair Value of Combined Pension Plan Assets at December 31, 2023
	Level 1	Level 2	Level 3	Total
	(Dollars in millions)
Assets
Investment grade bonds(a)	$390	1,838	—	2,228
High yield bonds(b)	—	32	4	36
Emerging market bonds(c)	57	57	—	114
U.S. stocks(d)	247	—	1	248
Non-U.S. stocks(e)	6	—	—	6
Multi-asset strategies(l)	28	—	—	28
Total investments, excluding investments valued at NAV	$728	1,927	5	2,660
Liabilities
Repurchase agreements & other obligations(n)	$—	(375)	—	(375)
Derivatives(m)	(1)	—	—	(1)
Investments valued at NAV				2,192
Total pension plan assets				$4,476
The table below presents the fair value of plan assets by category and the input levels used to determine those fair values at December 31, 2022. It is important to note that the asset allocations do not include market exposures that are gained with derivatives. Investments include dividend and interest receivable, pending trades and accrued expenses.

	Fair Value of Combined Pension Plan Assets at December 31, 2022
	Level 1	Level 2	Level 3	Total
	(Dollars in millions)
Assets
Investment grade bonds(a)	$446	1,720	—	2,166
High yield bonds(b)	—	48	4	52
Emerging market bonds(c)	49	78	—	127
U.S. stocks(d)	214	—	1	215
Non-U.S. stocks(e)	149	1	—	150
Multi-asset strategies(l)	25	—	—	25
Cash equivalents and short-term investments(o)	—	1	—	1
Total investments, excluding investments valued at NAV	$883	1,848	5	2,736
Liabilities
Repurchase agreements(n)	$—	(269)	—	(269)
Derivatives(m)	(1)	(10)	—	(11)
Investments valued at NAV				2,259
Total pension plan assets				$4,715

B-68

Appendix B
The table below presents the fair value of plan assets valued at NAV by category for our Combined Pension Plan at December 31, 2023 and 2022.

	Fair Value of Plan Assets Valued at NAV
	Combined Pension Plan at December 31,
	2023	2022
	(Dollars in millions)
Investment grade bonds(a)	$105	99
High yield bonds(b)	110	81
U.S. stocks(d)	51	79
Non-U.S. stocks(e)	412	270
Emerging market stocks(f)	10	15
Private equity(g)	272	326
Private debt(h)	421	438
Market neutral hedge funds(i)	77	135
Directional hedge funds(j)	124	166
Real estate(k)	265	333
Multi-asset strategies(l)	27	24
Cash equivalents and short-term investments(o)	318	293
Total investments valued at NAV	$2,192	2,259
Below is an overview of the asset categories and the underlying strategies used in the preceding tables:
(a)Investment grade bonds represent investments in U.S. Treasury securities, agencies, corporate bonds, mortgage-backed securities, asset-backed securities and commercial mortgage-backed securities.
(b)High yield bonds represent investments in below investment grade fixed income securities.
(c)Emerging market bonds represent investments issued by governments and other entities located in emerging countries.
(d)U.S. stocks represent investments in stocks of U.S. based companies.
(e)Non-U.S. stocks represent investments in companies based in developed countries outside the U.S.
(f)Emerging market stocks represent investments in stocks of companies located in emerging markets.
(g)Private equity represents non-public investments in domestic and foreign buy out and venture capital funds. Private equity funds are primarily structured as limited partnerships and are valued according to the valuation policy of each partnership, subject to prevailing accounting and other regulatory guidelines.
(h)Private debt represents non-public investments in distressed or mezzanine debt.
(i)Market neutral hedge funds hold investments in a diversified mix of instruments that are intended in combination to exhibit low correlations to market fluctuations. These investments are typically combined with futures to achieve uncorrelated excess returns over various markets.
(j)Directional hedge funds—This asset category represents investments that may exhibit somewhat higher correlations to market fluctuations than the market neutral hedge funds.
(k)Real estate represents investments in a diversified portfolio of real estate properties.
(l)Multi-asset strategies represent broadly diversified strategies that have the flexibility to tactically adjust exposures to different asset classes through time.
(m)Derivatives include exchange traded futures contracts as well as privately negotiated over the counter contracts. The market values represent gains or losses that occur due to differences between stated contract terms and fluctuations in underlying market instruments.
(n)Repurchase agreements and other obligations includes contracts where the security owner sells a security with the agreement to buy it back at a future date and price. Other obligations include obligations to repay cash collateral held by a plan, net liability for investment purchases pending settlement, and accrued plan expenses.
(o)Cash equivalents and short-term investments represent investments that are used in conjunction with derivatives positions or are used to provide liquidity for the payment of benefits or other purposes.
Derivative instruments: Derivative instruments are used to reduce risk as well as provide return. The gross notional exposure of the derivative instruments directly held by the Combined Pension Plan is shown below. The notional amount of the derivatives corresponds to market exposure but does not represent an actual cash investment.

B-69
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

	Gross Notional Exposure
	Combined Pension Plan Years Ended December 31,
	2023	2022
	(Dollars in millions)
Derivative instruments:
Exchange-traded U.S. equity futures	$60	70
Exchange-traded Treasury and other interest rate futures	1,136	1,256
Exchange-traded Foreign currency futures	1	2
Interest rate swaps	214	82
Credit default swaps	72	139
Index swaps	94	90
Foreign exchange forwards	57	50
Options	32	251
Concentrations of Risk: Investments, in general, are exposed to various risks, such as significant world events, interest rate, credit, foreign currency and overall market volatility risk. These risks are managed by broadly diversifying assets across numerous asset classes and strategies with differing expected returns, volatilities and correlations. Risk is also broadly diversified across numerous market sectors and individual companies. Financial instruments that potentially subject the plans to concentrations of counterparty risk consist principally of investment contracts with high quality financial institutions. These investment contracts are typically collateralized obligations and/or are actively managed, limiting the amount of counterparty exposure to any one financial institution. Although the investments are well diversified, the value of plan assets could change materially depending upon the overall market volatility, which could affect the funded status of the plan.
The table below presents a rollforward of the Combined Pension Plan assets valued using Level 3 inputs:

	Combined Pension Plan Assets Valued Using Level 3 Inputs
	High Yield Bonds	U.S. Stocks	Total
	(Dollars in millions)
Balance at December 31, 2021	$6	5	11
Dispositions	(1)	(4)	(5)
Actual return on plan assets	(1)	—	(1)
Balance at December 31, 2022	4	1	5
(Dispositions) acquisitions	(2)	—	(2)
Actual return on plan assets	2	—	2
Balance at December 31, 2023	$4	1	5
Certain gains and losses are allocated between assets sold during the year and assets still held at year-end based on transactions and changes in valuations that occurred during the year. These allocations also impact our calculation of net acquisitions and dispositions.
For the year ended December 31, 2023, the investment program produced actual gains on Combined Pension Plan assets of $255 million as compared to expected returns of $287 million, for a difference of $32 million. For the year ended December 31, 2022, the investment program produced actual losses on Combined Pension Plan assets of $987 million as compared to the expected returns of $329 million, for a difference of $1.3 billion. The short-term annual returns on plan assets will almost always be different from the expected long-term returns and the plans could experience net gains or losses, due primarily to the volatility occurring in the financial markets during any given year.

B-70

Appendix B
Unfunded Status
The following table presents the unfunded status of the Combined Pension Plan and post-retirement benefit plans:

	Combined Pension Plan		Post-Retirement Benefit Plans
	Years Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(Dollars in millions)
Benefit obligation	$(5,212)	(5,295)	(1,919)	(1,995)
Fair value of plan assets	4,476	4,715	1	5
Unfunded status	(736)	(580)	(1,918)	(1,990)
Current portion of unfunded status	—	—	(193)	(210)
Non-current portion of unfunded status	$(736)	(580)	(1,725)	(1,780)
The current portion of our post-retirement benefit obligations is recorded on our consolidated balance sheets in accrued expenses and other current liabilities-salaries and benefits.
Accumulated Other Comprehensive Loss-Recognition and Deferrals
The following table presents cumulative items not recognized as a component of net periodic benefits expense as of December 31, 2022, items recognized as a component of net periodic benefits expense in 2023, additional items deferred during 2023 and cumulative items not recognized as a component of net periodic benefits expense as of December 31, 2023. The items not recognized as a component of net periodic benefits expense have been recorded on our consolidated balance sheets in accumulated other comprehensive loss:

	As of and for the Years Ended December 31,
	2022	Recognition of Net Periodic Benefits Expense	Deferrals	Net Change in AOCL	2023
	(Dollars in millions)
Accumulated other comprehensive (loss) income
Pension plans:
Net actuarial (loss) gain	$(1,752)	80	(147)	(67)	(1,819)
Settlement charge	383	—	—	—	383
Prior service benefit (cost)	17	(7)	—	(7)	10
Deferred income tax benefit (expense)	367	(23)	37	14	381
Total pension plans	(985)	50	(110)	(60)	(1,045)
Post-retirement benefit plans:
Net actuarial gain (loss)	371	(20)	(14)	(34)	337
Prior service benefit (cost)	37	(8)	—	(8)	29
Curtailment loss	4	—	—	—	4
Deferred income tax (expense) benefit	(104)	7	3	10	(94)
Total post-retirement benefit plans	308	(21)	(11)	(32)	276
Total accumulated other comprehensive (loss) income	$(677)	29	(121)	(92)	(769)

B-71
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
The following table presents cumulative items not recognized as a component of net periodic benefits expense as of December 31, 2021, items recognized as a component of net periodic benefits expense in 2022, additional items deferred during 2022 and cumulative items not recognized as a component of net periodic benefits expense as of December 31, 2022. The items not recognized as a component of net periodic benefits expense have been recorded on our consolidated balance sheets in accumulated other comprehensive loss:

	As of and for the Years Ended December 31,
	2021	Recognition of Net Periodic Benefits Expense	Deferrals	Net Change in AOCL	2022
	(Dollars in millions)
Accumulated other comprehensive (loss) income
Pension plans:
Net actuarial (loss) gain	$(2,564)	688	124	812	(1,752)
Settlement charge	383	—	—	—	383
Prior service benefit (cost)	45	(28)	—	(28)	17
Deferred income tax benefit (expense)	559	(166)	(26)	(192)	367
Total pension plans	(1,577)	494	98	592	(985)
Post-retirement benefit plans:
Net actuarial (loss) gain	(217)	(3)	591	588	371
Prior service (cost) benefit	(5)	1	41	42	37
Curtailment loss	4	—	—	—	4
Deferred income tax benefit (expense)	54	1	(159)	(158)	(104)
Total post-retirement benefit plans	(164)	(1)	473	472	308
Total accumulated other comprehensive (loss) income	$(1,741)	493	571	1,064	(677)
Medicare Prescription Drug, Improvement and Modernization Act of 2003
We sponsor post-retirement health care plans with several benefit options that provide prescription drug benefits that we deem actuarially equivalent to or exceeding Medicare Part D. We recognize the impact of the federal subsidy received under the Medicare Prescription Drug, Improvement and Modernization Act of 2003 in the calculation of our post-retirement benefit obligation and net periodic post-retirement benefit expense.
Other Benefit Plans
Health Care and Life Insurance
We provide health care and life insurance benefits to essentially all of our active employees. We are largely self-funded for the cost of the health care plan. Our health care benefit expense for current employees was $288 million, $296 million and $309 million for the years ended December 31, 2023, 2022 and 2021, respectively. Union-represented employee benefits are based on negotiated collective bargaining agreements. Employees contributed $89 million, $101 million, $120 million for the years ended December 31, 2023, 2022 and 2021, respectively. Our group basic life insurance plans are fully insured and the premiums are paid by us.
401(k) Plans
We sponsor a qualified defined contribution plan covering substantially all of our U.S. employees. Under this plan, employees may contribute a percentage of their annual compensation up to certain maximums, as defined by the plan and by the Internal Revenue Service. Currently, we match a percentage of employee contributions in cash. At December 31, 2023 and 2022, the assets of the plan included approximately 9 million and 10 million shares of our common stock, all of which were the result of the combination of previous employer match and participant directed contributions. We recognized expenses related to this plan of $87 million, $91 million and $96 million for the years ended December 31, 2023, 2022 and 2021, respectively.
Deferred Compensation Plans
We sponsor non-qualified deferred compensation plans for various groups that included certain of our current and former highly compensated employees. The value of liabilities related to these plans was not significant.

B-72

Appendix B
(12) Stock-based Compensation
We maintain an equity incentive program that allows our Board of Directors (through its Compensation Committee or a senior officer acting under delegated authority) to grant incentives to certain employees and outside directors in one or more forms, including: incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units and market and performance shares.
Restricted Stock Awards and Restricted Stock Unit Awards
We grant equity based restricted stock and restricted stock units that contain service only conditions for vesting (“Service Awards”), awards that contain both service and market conditions for vesting (“Market Awards”) and awards that contain both service and performance conditions for vesting (“Performance Awards”). The fair value of Service Awards is based upon the closing stock price on the accounting grant date and the awards generally vest over periods ranging from one to three years. The fair value of Market Awards is determined using Monte-Carlo simulations and the awards vest over periods up to three years. The number of shares ultimately earned for Market Awards is typically based upon our total shareholder return as compared to the return of selected peer companies and can range between 0% and 200% of the target number of shares for the award. The fair value of Performance Awards is based upon the closing stock price on the accounting grant date; however, the award value may increase, or decrease based upon the outcome of the performance conditions. Performance Awards vest over periods of up to three-years and specify a target number of shares for the award. The recipient ultimately can receive between 0% and 200% of the target number of shares depending upon the outcome of the performance conditions.
The following table summarizes activity involving restricted stock and restricted stock unit awards for the year ended December 31, 2023:

	Number of Shares	Weighted- Average Grant Date Fair Value
	(in thousands)
Non-vested at December 31, 2022	27,279	$12.13
Granted	14,787	1.85
Vested	(7,170)	10.10
Forfeited	(6,844)	13.79
Non-vested at December 31, 2023	28,052	6.82
During 2023, we granted 14.8 million shares of restricted stock and restricted stock unit awards at a weighted-average price of $1.85. During 2022, we granted 18.8 million shares of restricted stock and restricted stock unit awards at a weighted-average price of $11.47. During 2021, we granted 13.9 million shares of restricted stock and restricted stock unit awards at a weighted-average price of $13.95. The total fair value of restricted stock and restricted stock unit awards that vested during 2023, 2022 and 2021, was $21 million, $98 million and $139 million, respectively. We do not estimate forfeitures but recognize them as they occur.
Compensation Expense and Tax Benefit
For Service Awards that vest ratably over the service period, we recognize compensation expense on a straight-line basis over the requisite service period for the entire award. For Service Awards that vest at the end of the service period and for Market Awards, we recognize compensation expense over the service period. For our Performance Awards, we recognize compensation expense over the service period and based upon the expected performance outcome, until the final performance outcome is determined. Total compensation expense for all stock-based payment arrangements for the years ended December 31, 2023, 2022 and 2021, was $52 million, $98 million and $120 million, respectively. Our tax benefit recognized in the consolidated statements of operations for our stock-based payment arrangements for the years ended December 31, 2023, 2022 and 2021, was $12 million, $25 million and $29 million, respectively. At December 31, 2023, there was $65 million of total unrecognized compensation expense related to our stock-based payment arrangements, which we expect to recognize over a weighted-average period of 1.5 years.

B-73
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
(13) (Loss) Earnings Per Common Share
Basic and diluted (loss) earnings per common share for the years ended December 31, 2023, 2022 and 2021 were calculated as follows:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions, except per share amounts, shares in thousands)
(Loss) income (numerator)
Net (loss) income	$(10,298)	(1,548)	2,033
Net (loss) income applicable to common stock for computing basic (loss) earnings per common share	(10,298)	(1,548)	2,033
Net (loss) income as adjusted for purposes of computing diluted (loss) earnings per common share	$(10,298)	(1,548)	2,033
Shares (denominator):
Weighted average number of shares:
Outstanding during period	1,006,787	1,028,069	1,077,393
Non-vested restricted stock	(23,706)	(20,552)	(17,852)
Weighted average shares outstanding for computing basic (loss) earnings per common share	983,081	1,007,517	1,059,541
Incremental common shares attributable to dilutive securities:
Shares issuable under convertible securities	—	—	10
Shares issuable under incentive compensation plans	—	—	7,227
Number of shares as adjusted for purposes of computing diluted (loss) earnings per common share	983,081	1,007,517	1,066,778
Basic (loss) earnings per common share	$(10.48)	(1.54)	1.92
Diluted (loss) earnings per common share(1)	$(10.48)	(1.54)	1.91
(1)For the years ended December 31, 2023 and December 31, 2022, we excluded from the calculation of diluted loss per share 0.3 million and 3.8 million shares, respectively, potentially issuable under incentive compensation plans or convertible securities, as their effect, if included, would have been anti-dilutive.
Our calculation of diluted (loss) earnings per common share excludes shares of common stock that are issuable upon exercise of stock options when the exercise price is greater than the average market price of our common stock. We also exclude unvested restricted stock awards that are antidilutive as a result of unrecognized compensation cost. Such shares were 22.5 million, 13.8 million and 3.2 million for 2023, 2022 and 2021, respectively.
(14) Fair Value of Financial Instruments
Our financial instruments consist of cash, cash equivalents, restricted cash, accounts receivable, accounts payable, long-term debt (excluding finance lease and other obligations), interest rate swap contracts, certain equity investments and certain indemnification obligations. Due primarily to their short-term nature, the carrying amounts of our cash, cash equivalents, restricted cash, accounts receivable and accounts payable approximate their fair values.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between independent and knowledgeable parties who are willing and able to transact for an asset or liability at the measurement date. We use valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value and then we rank the estimated values based on the reliability of the inputs using the below-described fair value hierarchy.
We determined the fair values of our long-term debt, including the current portion, based on quoted market prices where available or, if not available, based on inputs other than quoted market prices in active markets that are either directly or indirectly observable such as discounted future cash flows using current market interest rates.

B-74

Appendix B
The three input levels in the hierarchy of fair value measurements are defined by the FASB generally as follows:

Input Level	Description of Input
Level 1	Observable inputs such as quoted market prices in active markets.
Level 2	Inputs other than quoted prices in active markets that are either directly or indirectly observable.
Level 3	Unobservable inputs in which little or no market data exists.
The following table presents the carrying amounts and estimated fair values of our following financial assets and liabilities as of December 31, 2023 and 2022:

	As of December 31, 2023			As of December 31, 2022
	Input Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in millions)
Equity securities(1)	1	$—	—	22	22
Long-term debt, excluding finance lease and other obligations	2	19,703	13,304	20,255	17,309
Indemnifications related to the sale of the Latin American business(2)	3	86	86	86	86
(1)For the years ended December 31, 2023 and 2022, we recognized a $22 million and a $109 million of loss on equity securities in other (expense) income, net in our consolidated statements of operations.
(2)Nonrecurring fair value is measured as of August 1, 2022.
Investment Held at Net Asset Value
We hold an investment in a limited partnership created as a holding company for various investments. The limited partnership has sole discretion as to the amount and timing of distributions of the underlying assets. As of December 31, 2023, the underlying investments held by the limited partnership were traded in active markets and as such, we account for our investment in the limited partnership using net asset value ("NAV"). Subject to restrictions imposed by law and other provisions of the limited partnership agreement, the general partner has the sole discretion as to the amounts and timing of distributions of partnership assets to partners. The following table summarizes the net asset value of our investment in this limited partnership.

	As of December 31, 2023	As of December 31, 2022
	Net Asset Value
	(Dollars in millions)
Investment in limited partnership(1)	$10	85
(1)For the years ended December 31, 2023 and December 31, 2022, we recognized $75 million and $83 million of loss on investment, respectively, reflected in other (expense) income, net in our consolidated statement of operations.
(15) Derivative Financial Instruments
From time to time, we use derivative financial instruments, primarily interest rate swaps, to manage our exposure to fluctuations in interest rates. Our primary objective in managing interest rate risk is to decrease the volatility of our earnings and cash flows affected by changes in the underlying rates. We have floating rate long-term debt (see Note 7—Long-Term Debt and Credit Facilities). These obligations expose us to variability in interest payments due to changes in interest rates. If interest rates increase, our interest expense increases. Conversely, if interest rates decrease, our interest expense also decreases. Through their expiration on June 30, 2022, we designated the interest rate swap agreements described below as cash flow hedges. Under these hedges, we received variable-rate amounts from a counterparty in exchange for us making fixed-rate payments over the lives of the agreements without exchange of the underlying notional amount. The change in the fair value of the interest rate swap agreements was reflected in accumulated other comprehensive loss and was subsequently reclassified into earnings in the period that the hedged transaction affected earnings by virtue of qualifying as effective cash flow hedges. We do not use derivative financial instruments for speculative purposes.
In 2019, we entered into variable-to-fixed interest rate swap agreements to hedge the interest on $4.0 billion notional amount of floating rate debt. As of December 31, 2021, we evaluated the effectiveness of our remaining hedges quantitatively and determined that hedges in effect on such dates qualified as effective hedge relationships. All remaining hedges were expired as of December 31, 2022.

B-75
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Amounts accumulated in accumulated other comprehensive loss related to derivatives were indirectly recognized in earnings as periodic settlement payments were made throughout the term of the swaps.
The amount of unrealized losses recognized in accumulated other comprehensive loss consists of the following (in millions):

Derivatives designated as hedging instruments
Cash flow hedging contracts
Year Ended December 31, 2021	$1
The amount of realized losses reclassified from accumulated other comprehensive loss to the statement of operations consists of the following (in millions):

Derivatives designated as hedging instruments	2022	2021
Cash flow hedging contracts
Years Ended December 31,	$22	83
For the year ended December 31, 2022, amounts included in accumulated other comprehensive loss at the beginning of the period were reclassified into earnings upon the settlement of the cash flow hedging contracts on March 31, 2022 and June 30, 2022. During the year ended December 31, 2022, $19 million of net losses on the interest rate swaps have been reflected in our consolidated statements of operations upon settlement of the agreements in the first half of 2022.
(16) Income Taxes
The components of the income tax expense are as follows:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Income tax expense:
Federal
Current	$7	838	5
Deferred	(2)	(332)	514
State
Current	(6)	283	42
Deferred	55	(191)	72
Foreign
Current	—	32	23
Deferred	7	(73)	12
Total income tax expense	$61	557	668

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Income tax expense was allocated as follows:
Income tax expense in the consolidated statements of operations:
Attributable to income	$61	557	668
Stockholders' equity:
Tax effect of the change in accumulated other comprehensive loss	$(21)	297	222

B-76

Appendix B
The following is a reconciliation from the statutory federal income tax rate to our effective income tax rate:

	Years Ended December 31,
	2023	2022	2021
	(Percentage of pre-tax (loss) income)
Statutory federal income tax rate	21.0%	21.0%	21.0%
State income taxes, net of federal income tax benefit	(0.2)%	(8.8)%	3.3%
Goodwill impairment	(21.9)%	(68.9)%	—%
Change in liability for unrecognized tax position	(0.1)%	(0.2)%	0.1%
Nondeductible executive stock compensation	—%	(0.1)%	0.2%
Change in valuation allowance	1.3%	0.9%	—%
Net foreign income taxes	—%	3.0%	0.6%
Research and development credits	0.1%	1.1%	(0.5)%
Divestitures of businesses(1)	(0.4)%	(4.0)%	—%
Other, net	(0.4)%	(0.2)%	—%
Effective income tax rate	(0.6)%	(56.2)%	24.7%
(1)Includes GILTI (as defined below) incurred as a result of the sale of our Latin American business.
The effective tax rate for the year ended December 31, 2023 includes a $2.2 billion unfavorable impact of a non-deductible goodwill impairment and a $137 million favorable impact as a result of utilizing available capital losses generated by the sale of our Latin American business in 2022. The effective tax rate for the year ended December 31, 2022 includes a $682 million unfavorable impact of non-deductible goodwill impairments and $128 million unfavorable impact related to incurring tax on Global Intangible Low-Tax Income ("GILTI") as a result of the sale of our Latin American business.
The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

	As of December 31,
	2023	2022(1)
	(Dollars in millions)
Deferred tax assets
Post-retirement and pension benefit costs	$659	725
Net operating loss carryforwards	794	871
Other employee benefits	23	85
Other	511	519
Gross deferred tax assets	1,987	2,200
Less valuation allowance	(399)	(550)
Net deferred tax assets	1,588	1,650
Deferred tax liabilities
Property, plant and equipment, primarily due to depreciation differences	(3,332)	(3,046)
Goodwill and other intangible assets	(1,271)	(1,634)
Gross deferred tax liabilities	(4,603)	(4,680)
Net deferred tax liability	$(3,015)	(3,030)
(1)Excludes $138 million of deferred tax assets and $38 million of deferred tax liabilities related to the EMEA business sold November 1, 2023, that were classified as held for sale as of December 31, 2022.
Of the $3.0 billion net deferred tax liability at December 31, 2023 and 2022, respectively, $3.1 billion and $3.2 billion is reflected as a long-term liability and $112 million and $133 million is reflected as a net noncurrent deferred tax asset, in other, net on our consolidated balance sheets at December 31, 2023 and 2022, respectively.
Income taxes receivable as of December 31, 2023 was $273 million and income taxes payable as of December 31, 2022 was $943 million.

B-77
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
At December 31, 2023, we had federal NOLs of approximately $800 million, net of expirations from Section 382 limitations and uncertain tax positions, for U.S. federal income tax purposes. We expect to use substantially all of these tax attributes to reduce our future federal tax liabilities, although the timing of that use will depend upon our future earnings and future tax circumstances. Our ability to use these NOLs is subject to annual limits imposed by Section 382. As a result, we anticipate that our cash income tax liabilities will increase in future periods. If unused, the NOLs will expire between 2026 and 2029.
At December 31, 2023 we had state net operating loss carryforwards of $13 billion (net of uncertain tax positions). Our ability to use these NOLs is subject to annual limits imposed by Section 382.
We establish valuation allowances when necessary to reduce the deferred tax assets to amounts we expect to realize. As of December 31, 2023, we established a valuation allowance of $399 million as it is more likely than not that this amount of net operating loss will not be utilized prior to expiration. Our valuation allowance at December 31, 2023 and 2022 is primarily related to NOL carryforwards. This valuation allowance decreased by $151 million during 2023, primarily due to the impact of utilization of available capital losses.
A reconciliation of the change in our gross unrecognized tax benefits (excluding both interest and any related federal benefit) from January 1 to December 31 for 2023 and 2022 is as follows:

	2023	2022
	(Dollars in millions)
Unrecognized tax benefits at beginning of year	$1,318	1,375
Decrease in tax positions of prior periods netted against deferred tax assets	(411)	(661)
(Decrease) increase in tax positions taken in the current year	(73)	634
Increase (decrease) in tax positions taken in the prior year	752	(3)
Decrease due to payments/settlements	(1)	—
Decrease from the lapse of statute of limitations	(52)	—
Decrease related to divestitures of businesses	(109)	(27)
Unrecognized tax benefits at end of year	$1,424	1,318
As of December 31, 2023 the total amount of unrecognized tax benefits that, if recognized, would impact the effective income tax rate was $280 million. The unrecognized tax benefits also includes tax positions that, if recognized, would result in adjustments to other tax accounts, primarily deferred taxes, that would not impact the effective tax rate but could impact cash tax amounts payable to taxing authorities.
Our policy is to reflect interest expense associated with unrecognized tax benefits in income tax expense. We had accrued interest (presented before related tax benefits) of approximately $100 million and $26 million at December 31, 2023 and 2022, respectively.
We, or at least one of our subsidiaries, file income tax returns in the U.S. federal jurisdiction and various states and foreign jurisdictions. With few exceptions, we are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2004. The Internal Revenue Service and state and local taxing authorities reserve the right to audit any period where net operating loss carryforwards are available.
Based on our current assessment of various factors, including (i) the potential outcomes of these ongoing examinations, (ii) the expiration of statute of limitations for specific jurisdictions, (iii) the negotiated settlement of certain disputed issues, and (iv) the administrative practices of applicable taxing jurisdictions, it is reasonably possible that the related unrecognized tax benefits for uncertain tax positions previously taken may decrease by up to $676 million within the next 12 months. The actual amount of such decrease, if any, will depend on several future developments and events, many of which are outside our control.
In August 2022, the Inflation Reduction Act was signed into law and which, among other things, implemented a corporate alternative minimum tax (“CAMT”) on adjusted financial statement income effective for tax periods occurring after December 31, 2022. The CAMT had no material impact on our financial results as of December 31, 2023. In addition, the Organization for Economic Co-operation and Development has issued Pillar Two model rules introducing a new global minimum tax of 15% intended to be effective on January 1, 2024. While the US has not yet adopted the Pillar Two rules, various other governments around the world are enacting legislation, some of which are effective for tax periods after December 31, 2023. While the global minimum tax will increase our administrative and compliance burdens, it is expected to have an immaterial impact to our financial statements.

B-78

Appendix B
(17) Segment Information
We report our results within two segments: Business and Mass Markets.
Under our Business segment we provide products and services to meet the needs of our enterprise and wholesale customers under four distinct sales channels: Large Enterprise, Mid-Market Enterprise, Public Sector and Wholesale. For Business segment revenue, we report the following product categories: Grow, Nurture, Harvest and Other, in each case through the sales channels outlined above. The Business segment included the results of our Latin American, ILEC and EMEA businesses prior to their sales on August 1, 2022, October 3, 2022 and November 1, 2023, respectively.
Under our Mass Markets Segment, we provide products and services to residential and small business customers. We report the following product categories: Fiber Broadband, Other Broadband and Voice and Other. The Mass Markets segment included the results of our ILEC business prior to its sale on October 3, 2022.
See detailed descriptions of these product and service categories in Note 4—Revenue Recognition.
As described in more detail below, our segments are managed based on the direct costs of providing services to their customers and directly associated selling, general and administrative costs (primarily salaries and commissions). Shared costs are managed separately and included in "other unallocated expense" in the table included below "—Revenue and Expenses". As referenced above, we reclassified certain prior period amounts to conform to the current period presentation. See Note 1—Background and Summary of Significant Accounting Policies for additional detail on these changes.
The following tables summarize our segment results for 2023, 2022 and 2021 based on the segment categorization we were operating under at December 31, 2023.

	Year Ended December 31, 2023
	Business	Mass Markets
	(Dollars in millions)
Segment revenue	$11,535	3,022
Segment expense
Cost of services and products	3,138	92
Selling, general and administrative	1,232	1,341
Total expense	4,370	1,433
Total segment adjusted EBITDA	$7,165	1,589

	Year Ended December 31, 2022
	Business	Mass Markets
	(Dollars in millions)
Segment revenue	$13,041	4,437
Segment expense
Cost of services and products	3,257	124
Selling, general and administrative	1,215	1,623
Total expense	4,472	1,747
Total segment adjusted EBITDA	$8,569	2,690

	Year Ended December 31, 2021
	Business	Mass Markets
	(Dollars in millions)
Segment revenue	$14,119	5,568
Segment expense
Cost of services and products	3,488	153
Selling, general and administrative	1,273	1,685
Total expense	4,761	1,838
Total segment adjusted EBITDA	$9,358	3,730

B-79
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Revenue and Expenses
Our segment revenue includes all revenue from our two segments as described in more detail above. Our segment revenue is based upon each customer's classification. We report our segment revenue based upon all services provided to that segment's customers. Our segment expenses include specific cost of service expenses incurred as a direct result of providing services and products to segment customers, along with selling, general and administrative expenses that are directly associated with specific segment customers or activities. We have not allocated assets or debt to specific segments.
The following items are excluded from our segment results, because they are centrally managed and not monitored by or reported to our chief operating decision maker by segment:
•network expenses not incurred as a direct result of providing services and products to segment customers and centrally managed expenses such as Finance, Human Resources, Legal, Marketing, Product Management and IT, all of which are reported as "other unallocated expense" in the table below;
•depreciation and amortization expense;
•goodwill or other impairments;
•interest expense;
•stock-based compensation; and
•other income and expense items.
The following table reconciles total segment adjusted EBITDA to net (loss) income for the years ended December 31, 2023, 2022 and 2021:

	Years Ended December 31,
	2023	2022	2021
	(Dollars in millions)
Total segment adjusted EBITDA	$8,754	11,259	13,088
Depreciation and amortization	(2,985)	(3,239)	(4,019)
Goodwill impairment	(10,693)	(3,271)	—
Other unallocated expense	(4,608)	(4,556)	(4,664)
Stock-based compensation	(52)	(98)	(120)
Operating (loss) income	(9,584)	95	4,285
Total other expense, net	(653)	(1,086)	(1,584)
(Loss) income before income taxes	(10,237)	(991)	2,701
Income tax expense	61	557	668
Net (loss) income	$(10,298)	(1,548)	2,033
We do not have any single customer that comprises more than 10% of our consolidated total operating revenue.
The assets we hold outside of the U.S. represent less than 10% of our total assets. Revenue from sources outside of the U.S. comprises less than 10% of our total operating revenue.
(18) Commitments, Contingencies and Other Items
We are subject to various claims, legal proceedings and other contingent liabilities, including the matters described below, which individually or in the aggregate could materially affect our financial condition, future results of operations or cash flows. As a matter of course, we are prepared to both litigate these matters to judgment as needed, as well as to evaluate and consider reasonable settlement opportunities.
We review our litigation accrual liabilities on a quarterly basis, but in accordance with applicable accounting guidelines only establish accrual liabilities when losses are deemed probable and reasonably estimable and only revise previously-established accrual liabilities when warranted by changes in circumstances, in each case based on then-available information. As such, as of any given date we could have exposure to losses under proceedings as to which no liability has been accrued or as to which the accrued liability is inadequate. Subject to these limitations, at December 31, 2023 and December 31, 2022, we had accrued $84 million and $88 million, respectively, in the aggregate for our litigation and non-income tax contingencies, which is included in other current liabilities or other liabilities in our consolidated balance sheet as of such date. We cannot at this time estimate the reasonably possible loss or range of loss in excess of this $84 million accrual due to the inherent

B-80

Appendix B
uncertainties and speculative nature of contested proceedings. The establishment of an accrual does not mean that actual funds have been set aside to satisfy a given contingency. Thus, the resolution of a particular contingency for the amount accrued could have no effect on our results of operations but nonetheless could have an adverse effect on our cash flows.
In this Note, when we refer to a class action as "putative" it is because a class has been alleged, but not certified, in that matter.
Principal Proceedings
Shareholder Class Action Suits
Lumen and certain Lumen Board of Directors members and officers were named as defendants in a putative shareholder class action lawsuit filed on June 12, 2018 in the Boulder County District Court of the state of Colorado, captioned Houser et al. v. CenturyLink, et al. The complaint asserted claims on behalf of a putative class of former Level 3 shareholders who became CenturyLink, Inc. shareholders as a result of our acquisition of Level 3. It alleged that the proxy statement provided to the Level 3 shareholders failed to disclose various material information of several kinds, including information about strategic revenue, customer loss rates, and customer account issues, among other items. The complaint seeks damages, costs and fees, rescission, rescissory damages, and other equitable relief. In May 2020, the court dismissed the complaint. Plaintiffs appealed that decision, and in March 2022, the appellate court affirmed the district court's order in part and reversed it in part. It then remanded the case to the district court for further proceedings. Plaintiff filed an amended complaint, and we filed a motion to dismiss. The court granted our motion to dismiss and the plaintiffs have appealed that dismissal.
On March 3, 2023, a purported shareholder of Lumen filed a putative class action complaint captioned Voigt v. Lumen Technologies, Inc., et al., Case 3:23-cv-00286-TAD-KDM, in the U.S. District Court for the Western District of Louisiana. The complaint alleges that Lumen and certain of its current or former officers violated the federal securities laws by omitting or misstating material information related to Lumen’s expansion of its Quantum Fiber business. The complaint seeks money damages, attorneys’ fees and costs, and other relief.
On September 15, 2023, a purported shareholder of Lumen filed a putative class action complaint captioned McLemore v. Lumen Technologies, Inc., et al., Case 3:23-cv-01290, in the U.S. District Court for the Western District of Louisiana. The complaint alleges that Lumen and certain of its current or former officers violated the federal securities laws by omitting or misstating material information related to Lumen’s responsibility for environmental degradation allegedly caused by the lead sheathing of certain telecommunications cables. The complaint seeks money damages, attorneys’ fees and costs, and other relief.
State Tax Suits
Since 2012, a number of Missouri municipalities have asserted claims in the Circuit Court of St. Louis County, Missouri, alleging that we and several of our subsidiaries have underpaid taxes. These municipalities are seeking, among other things, declaratory relief regarding the application of business license and gross receipts taxes and back taxes from 2007 to the present, plus penalties and interest. In a February 2017 ruling in connection with one of these pending cases, the court entered an order awarding the plaintiffs $4 million and broadening the tax base on a going-forward basis. We appealed that decision to the Missouri Supreme Court. In December 2019, it affirmed the circuit court's order in some respects and reversed it in others, remanding the case to the circuit court for further proceedings. The Missouri Supreme Court's decision reduced our exposure in the case. In a June 2021 ruling in one of the pending cases, another trial court awarded the cities of Columbia and Joplin approximately $55 million, plus statutory interest. On appeal, the Missouri Court of Appeals affirmed in part and reversed in part, vacated the judgment and remanded the case to the trial court with instructions for further proceedings consistent with the Missouri Supreme Court's decision. We continue to vigorously defend against these claims.
Billing Practices Suits
In June 2017, a former employee filed an employment lawsuit against us claiming that she was wrongfully terminated for alleging that we charged some of our retail customers for products and services they did not authorize. Thereafter, based in part on the allegations made by the former employee, several legal proceedings were filed, including consumer class actions in federal and state courts, a series of securities investor class actions in federal courts and several shareholder derivative actions in federal and Louisiana state courts. The derivative cases were brought on behalf of CenturyLink, Inc. against certain current and former officers and directors of the Company and seek damages for alleged breaches of fiduciary duties.

B-81
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
The consumer class actions, the securities investor class actions, and the federal derivative actions were transferred to the U.S. District Court for the District of Minnesota for coordinated and consolidated pretrial proceedings as In Re: CenturyLink Sales Practices and Securities Litigation. We have settled the consumer and securities investor class actions and the derivative actions.
We have engaged in discussions regarding related claims with a number of state attorneys general, and have entered into agreements settling certain of the consumer practices claims asserted by state attorneys general. While we do not agree with allegations raised in these matters, we have been willing to consider reasonable settlements where appropriate.
December 2018 Outage Proceedings
We experienced an outage on one of our transport networks that impacted voice, IP, 911, and transport services for some of our customers between the 27th and 29th of December 2018. We believe that the outage was caused by a faulty network management card from a third-party equipment vendor.
The FCC and four states (both Washington Utilities and Transportation Commission ("WUTC") and the Washington Attorney General; the Montana Public Service Commission; the Nebraska Public Service Commission; and the Wyoming Public Service Commission) initiated formal investigations. In November 2020, following the FCC's release of a public report on the outage, we negotiated a settlement which was released by the FCC in December 2020. The amount of the settlement was not material to our financial statements.
In December 2020, the Staff of the WUTC filed a complaint against us based on the December 2018 outage, seeking penalties of approximately $7 million for alleged violations of Washington regulations and laws. The Washington Attorney General's office sought penalties of $27 million. Following trial before the WUTC, it issued an order in June 2023 penalizing us for approximately $1 million. We and the Washington Attorney General's office have both filed for reconsideration. Those motions are pending.
Latin American Tax Litigation and Claims
In connection with the 2022 divestiture of our Latin American business, the purchaser assumed responsibility for the Peruvian tax litigation and Brazilian tax claims described in our prior periodic reports filed with the SEC. We agreed to indemnify the purchaser for amounts paid in respect of the Brazilian tax claims. The value of this indemnification is included in the indemnification amount as disclosed in Note 14—Fair Value of Financial Instruments.
Huawei Network Deployment Investigations
Lumen has received requests from the following federal agencies for information relating to the use of equipment manufactured by Huawei Technologies Company ("Huawei") in Lumen’s networks.
•DOJ. Lumen has received a civil investigative demand from the U.S. Department of Justice in the course of a False Claims Act investigation alleging that Lumen Technologies, Inc. and Lumen Technologies Government Solutions, Inc. failed to comply with the requirements in federal contracts concerning their use of Huawei equipment.
•FCC. The FCC’s Enforcement Bureau issued a Letter of Inquiry to Lumen Technologies, Inc. regarding its written certifications to the FCC that Lumen has complied with FCC rules governing the use of resources derived from the High Cost Program, Lifeline Program, Rural Health Care Program, E-Rate Program, Emergency Broadband Benefit Program, and the Affordable Connectivity Program. Under these programs, federal funds may not be used to facilitate the deployment or maintenance of equipment or services provided by Huawei, a company that the FCC has determined poses a national security threat to the integrity of communications networks or the communications supply chain.
•Team Telecom. The Committee for the Assessment of Foreign Participation in the United States Telecommunications Service Sector (comprised of the U.S. Attorney General, and the Secretaries of the Department of Homeland Security, and the Department of Defense), commonly referred to as Team Telecom, issued questions and requests for information relating to Lumen’s FCC licenses and its use of Huawei equipment.
We are cooperating with the investigations.

B-82

Appendix B
Marshall Fire Litigation
On December 30, 2021, a wildfire referred to as the Marshall Fire ignited near Boulder, Colorado. The Marshall Fire killed two people, and it burned thousands of acres, including entire neighborhoods. Approximately 300 lawsuits naming various defendants and asserting various claims for relief have been filed. To date, three of those name our affiliate Qwest Corporation as being at fault: Allstate Fire and Casualty Insurance Company, et al., v. Qwest Corp., et al., Case No. 2023-cv-3048, and Wallace, et al. v, Qwest Corp., et al, Case No. 2023-cv-30488, both of which have been consolidated with Kupfner et al v Public Service Company of Colorado, et al. Case No. 2022-cv-30195. The consolidated proceeding is pending in Colorado District Court, Boulder, Colorado, Preliminary estimates of potential damage claims exceed $2 billion. Qwest is vigorously defending the claims.
911 Surcharge
In June 2021, the Company was served with a complaint filed in the Santa Fe County District Court by Phone Recovery Services, LLC (“PRS”), acting on behalf of the State of New Mexico. The complaint claims Qwest Corporation and CenturyTel of the Southwest have violated the New Mexico Fraud Against Taxpayers Act since 2004 by failing to bill, collect and remit certain 911 surcharges from customers. Through pre-trial proceedings, the Court has narrowed the issues to be resolved by jury, ruling that Lumen bears the burden of proving that its actions were reasonable or known and approved by the State. Qwest is defending the New Mexico claims vigorously, as it has done successfully with other 911 claims involving PRS in other states.
Other Proceedings, Disputes and Contingencies
From time to time, we are involved in other proceedings incidental to our business, including patent infringement allegations, regulatory hearings relating primarily to our rates or services, actions relating to employee claims, various tax issues, environmental law issues, grievance hearings before labor regulatory agencies and miscellaneous third-party tort actions or commercial disputes.
We are currently defending several patent infringement lawsuits asserted against us by non-practicing entities, many of which are seeking substantial recoveries. These cases have progressed to various stages and one or more may go to trial within the next twelve months if they are not otherwise resolved. Where applicable, we are seeking full or partial indemnification from our vendors and suppliers. As with all litigation, we are vigorously defending these actions and, as a matter of course, are prepared to litigate these matters to judgment, as well as to evaluate and consider all reasonable settlement opportunities.
We are subject to various foreign, federal, state and local environmental protection and health and safety laws. From time to time, we are subject to judicial and administrative proceedings brought by various governmental authorities under these laws. Several such proceedings are currently pending, but none is reasonably expected to exceed $300,000 in fines and penalties. In addition, in the past we acquired companies that had installed lead-sheathed cables several decades earlier, or had operated certain manufacturing companies in the first part of the 1900s. Under applicable environmental laws, we could be named as a potentially responsible party for a share of the remediation of environmental conditions arising from the historical operations of our predecessors.
The outcome of these other proceedings described under this heading is not predictable. However, based on current circumstances, we do not believe that the ultimate resolution of these other proceedings, after considering available defenses and any insurance coverage or indemnification rights, will have a material adverse effect on us.
The matters listed in this Note do not reflect all of our contingencies. The ultimate outcome of the above-described matters may differ materially from the outcomes anticipated, estimated, projected or implied by us in certain of our statements appearing above in this Note, and proceedings currently viewed as immaterial by us may ultimately materially impact us.

B-83
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
Right-of-Way
At December 31, 2023, our future rental commitments and Right-of-Way ("ROW") agreements were as follows:

Future Rental Commitments and ROW Agreements
(Dollars in millions)
2024	$184
2025	64
2026	60
2027	59
2028	51
2029 and thereafter	676
Total future minimum payments	$1,094
Purchase Commitments
We have several commitments primarily for marketing activities and support services from a variety of vendors to be used in the ordinary course of business totaling $1.0 billion at December 31, 2023. Of this amount, we expect to purchase $403 million in 2024, $378 million in 2025 through 2026, $78 million in 2027 through 2028 and $127 million in 2029 and thereafter. These amounts do not represent our entire anticipated purchases in the future, but represent only those items for which we were contractually committed as of December 31, 2023.
(19) Other Financial Information
Other Current Assets
The following table presents details of other current assets reflected in our consolidated balance sheets:

	As of December 31,
	2023	2022(1)
	(Dollars in millions)
Prepaid expenses	$395	319
Income tax receivable	273	—
Materials, supplies and inventory	209	236
Contract assets	19	20
Contract acquisition costs	107	123
Contract fulfillment costs	102	100
Other	14	5
Total other current assets	$1,119	803
(1)Excludes $59 million of other current assets related to the EMEA business sold on November 1, 2023 that were classified as held for sale as of December 31, 2022.
Included in accounts payable at December 31, 2023 and 2022 were $274 million and $265 million, respectively, associated with capital expenditures.
(20) Repurchases of Lumen Common Stock
During the fourth quarter of 2022, our Board of Directors authorized a two-year program to repurchase up to an aggregate of $1.5 billion of our outstanding common stock. During the year ended December 31, 2023, we did not repurchase any shares of our outstanding common stock under this program. During the year ended December 31, 2022, we repurchased under this program 33 million shares of our outstanding common stock in the open market for an aggregate market price of $200 million, or an average purchase price of $6.07 per share. All repurchased common stock has been retired. As a result, common stock and additional paid-in capital were reduced as of December 31, 2022 by $33 million and $167 million, respectively.

B-84

Appendix B
On August 3, 2021, our Board of Directors authorized a 24-month program to repurchase up to an aggregate of $1.0 billion of our outstanding common stock. During the year ended December 31, 2021, we repurchased under this program 80.9 million shares of our outstanding common stock in the open market for an aggregate market price of $1.0 billion, or an average purchase price of $12.36 per share, thereby fully exhausting the program. All repurchased common stock has been retired. As a result, common stock and additional paid-in capital were reduced as of December 31, 2021 by $81 million and $919 million, respectively.
Any repurchases made in 2024 or thereafter will be subject to a non-deductible 1% excise tax on the fair market value of the stock under the Inflation Reduction Act of 2022.
(21) Accumulated Other Comprehensive Loss
Information Relating to 2023
The table below summarizes changes in accumulated other comprehensive loss recorded on our consolidated balance sheet by component for the year ended December 31, 2023:

	Pension Plans	Post- Retirement Benefit Plans	Foreign Currency Translation Adjustment and Other	Total
	(Dollars in millions)
Balance at December 31, 2022	$(985)	308	(422)	(1,099)
Other comprehensive loss before reclassifications	(110)	(11)	(1)	(122)
Amounts reclassified from accumulated other comprehensive loss	50	(21)	382	411
Net current-period other comprehensive (loss) income	(60)	(32)	381	289
Balance at December 31, 2023	$(1,045)	276	(41)	(810)
The table below presents further information about our reclassifications out of accumulated other comprehensive loss by component for the year ended December 31, 2023:

	(Decrease) Increase in Net Loss	Affected Line Item in Consolidated Statement of Operations
Year Ended December 31, 2023	(Dollars in millions)
Amortization of pension & post-retirement plans(1)
Net actuarial loss	$82	Other (expense) income, net
Prior service cost	(15)	Other (expense) income, net
Total before tax	67
Income tax benefit	(16)	Income tax expense
Net of tax	$51

B-85
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B

Year Ended December 31, 2023	Reclassification out of Accumulated Other Comprehensive Loss	Affected line item in Consolidated Balance Sheets and Consolidated Statement of Operations
Reclassification of realized loss on foreign currency translation to valuation allowance within assets held for sale(2)	$389	Assets held for sale
Reclassification of realized loss on foreign currency translation to loss on sale of business(3)	(7)	Net loss (gain) on sale of businesses
Subtotal reclassification of realized loss on foreign currency	382
Reclassification of net actuarial loss to valuation allowance within assets held for sale(2)	(24)	Assets held for sale
Reclassification of net actuarial gain to loss on sale of business(3)	2	Net loss (gain) on sale of businesses
Subtotal reclassification of net actuarial loss	(22)
Income tax benefit	—	Income tax expense
Net of tax	$360
(1)See Note 11—Employee Benefits for additional information on our net periodic benefit (expense) income related to our pension and post-retirement plans.
(2)Recognized in net income through net loss (gain) on sale of business for the year ended December 31, 2022 and included in our valuation allowance in assets held for sale as of December 31, 2022.
(3)(Decrease) increase to net loss for the year ended December 31, 2023.
Information Relating to 2022
The table below summarizes changes in accumulated other comprehensive loss recorded on our consolidated balance sheet by component for the year ended December 31, 2022:

	Pension Plans	Post- Retirement Benefit Plans	Foreign Currency Translation Adjustment and Other	Interest Rate Swap	Total
	(Dollars in millions)
Balance at December 31, 2021	$(1,577)	(164)	(400)	(17)	(2,158)
Other comprehensive income (loss) before reclassifications	98	473	(134)	—	437
Amounts reclassified from accumulated other comprehensive loss	494	(1)	112	17	622
Net current-period other comprehensive income (loss)	592	472	(22)	17	1,059
Balance at December 31, 2022	$(985)	308	(422)	—	(1,099)

B-86

Appendix B
The table below presents further information about our reclassifications out of accumulated other comprehensive loss by component for the year ended December 31, 2022:

	(Decrease) Increase in Net Loss	Affected Line Item in Consolidated Statement of Operations
Year Ended December 31, 2022	(Dollars in millions)
Interest rate swap	$22	Interest expense
Income tax benefit	(5)	Income tax expense
Net of tax	$17

Amortization of pension & post-retirement plans(1)
Net actuarial loss	$121	Other (expense) income, net
Settlement charge	(2)	Other (expense) income, net
Reclassification of net actuarial loss and prior service credit to gain on the sale of business	539	Net loss (gain) on sale of businesses
Total before tax	658
Income tax benefit	(165)	Income tax expense
Net of tax	$493

Reclassification of realized loss on foreign currency translation to loss (gain) on sale of businesses	$112	Net loss (gain) on sale of businesses
Income tax benefit	—	Income tax expense
Net of tax	$112
(1)See Note 11—Employee Benefits for additional information on our net periodic benefit (expense) income related to our pension and post-retirement plans.
(22) Labor Union Contracts
As of December 31, 2023, approximately 21% of our employees were represented by the Communications Workers of America ("CWA") or the International Brotherhood of Electrical Workers ("IBEW"). None of our collective bargaining agreements were in expired status as of December 31, 2023. Approximately 2% of our represented employees are subject to collective bargaining agreements that are scheduled to expire over the 12 month period ending December 31, 2024.
(23) Dividends
On November 2, 2022, we announced that our Board had terminated our quarterly cash dividend program; as a result no dividends were declared and paid in 2023.
Our Board of Directors declared the following dividends payable in 2022:

	Record Date	Dividend Per Share	Total Amount	Payment Date
Date Declared		(in millions)
August 18, 2022	8/30/2022	$0.25	$253	9/9/2022
May 19, 2022	5/31/2022	0.25	253	6/10/2022
February 24, 2022	3/8/2022	0.25	253	3/18/2022
The declaration of dividends is solely at the discretion of our Board of Directors.

B-87
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix B
(24) Subsequent Events
Transaction Support Agreement
On January 22, 2024, the Company, Level 3, Qwest and a group of creditors holding a majority of our consolidated debt (the "TSA Parties") amended and restated the transaction support agreement that we originally entered into with a subset of the TSA Parties on October 31, 2023 (as amended and restated, the “Transaction Support Agreement”).
The Transaction Support Agreement defines the parties’ commitments to effect a series of transactions (the “TSA Transactions”) set forth in the term sheet attached thereto (the “Term Sheet”). Among other things and subject to the terms and conditions set forth therein, the Transaction Support Agreement, including the Term Sheet, contemplates:
•the incurrence by Level 3 of $1.325 billion in new money long term senior secured first lien indebtedness, which indebtedness will be backstopped by certain of the consenting lenders;
•a new revolving credit facility at Lumen in an amount expected to be approximately $1 billion;
•the extension of maturities, covenant modifications and rate increases of certain secured and unsecured indebtedness at the Company and Level 3 through a series of exchanges and other debt transactions with certain consenting lenders as set forth in the Term Sheet; and
•the repayment of certain indebtedness of the Company and Qwest.
The outside date for completion of the TSA Transactions under the Transaction Support Agreement is February 29, 2024, which the Company may unilaterally extend at its discretion to March 31, 2024. The Company expects to consummate the TSA Transactions in the first quarter of 2024, subject to the satisfaction of remaining closing conditions.
Following consummation of the TSA Transactions, the Company may assess potential follow-on transactions with respect to non-participating creditors.
Additional information about the Transaction Support Agreement and the TSA Transactions is available in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2024, and Exhibit 10.16 to this annual report.
Tax Refund
During the year ended December 31, 2023 we requested a U.S. Federal income tax refund of approximately $900 million. We applied approximately $200 million of that refund to pay our 2023 estimated taxes and, in January 2024, we received a cash refund of approximately $729 million, including interest.

B-88

Appendix C
2024 Equity Incentive Plan
of
Lumen Technologies, Inc.
1. Purpose. The purpose of the 2024 Equity Incentive Plan (the “Plan”) of Lumen Technologies, Inc. (“Lumen”) is to increase shareholder value and to advance the interests of Lumen and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward, and motivate the Company’s key employees, officers, directors, consultants, and advisors and to strengthen the mutuality of interests between such persons and Lumen’s shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, $1.00 par value per share, of Lumen (the “Common Stock”) or cash valued in relation to Common Stock, on terms determined under this Plan. As used in this Plan, the term “subsidiary” means any corporation, limited liability company, or other entity of which Lumen owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests, or other equity interests issued thereby.
2. Administration.
2.1 Composition. This Plan shall generally be administered by the Human Resources and Compensation Committee of the Board of Directors of Lumen (the “Board”) or by a subcommittee thereof (such administrator, as used in this Plan, the “Committee”). The Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule.
2.2 Authority. The Committee shall have plenary authority to award Incentives under this Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (collectively, the “Incentive Agreements”). The Committee shall have the general authority to interpret this Plan, to establish any rules or regulations relating to this Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of this Plan. Committee decisions regarding matters relating to this Plan shall be final, conclusive, and binding on the Company, participants, and all other interested persons. The Committee may delegate its authority hereunder to the extent provided in Section 3.2.
3. Eligible Participants.
3.1 Eligibility. Key employees, officers, and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee.
3.2 Delegation of Authority. With respect to participants not subject to Section 16 of the 1934 Act, the Committee may delegate to Lumen’s chief executive officer and/or one or more of the Company’s executive officers (collectively, the “Executive Officers”), its authority to designate participants, to determine the size and type of Incentives to be received by those participants, to determine any performance objectives for these participants, and to approve or authorize the form of Incentive Agreement governing such Incentives. Following any grants of Incentives pursuant to such delegated authority, the Executive Officers or any Company officer designated by the Executive Officers may exercise any powers of the Committee under this Plan to accelerate vesting or exercise periods, to terminate restricted periods, to waive compliance with specified provisions, or to otherwise make determinations contemplated hereunder with respect to those participants; provided, however, that (a) the Executive Officers may only grant options at a per share exercise price equal to or greater than the Fair Market Value (as defined in Section 12.10) of a share of Common Stock on the later of the date the officer approves such grant or the date the participant commences employment and (b) the Committee retains sole authority to make any of the determinations set forth in Section 5.4, 12.10 or Section 11 of this Plan.

C-1
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix C
4. Types of Incentives. Incentives may be granted under this Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights (“SARs”), (d) restricted stock, (e) restricted stock units (“RSUs”), and (f) Other Stock-Based Awards (as defined in Section 10).
5. Shares Subject to the Plan.
5.1 Number of Shares. Subject to the provisions of Section 5.2 and adjustment as provided in Section 5.4, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under this Plan shall be 43,000,000. Upon approval of this Plan by the Company’s shareholders, the Company will cease granting Incentives under the Company’s Second Amended and Restated 2018 Equity Incentive Plan (the “Prior Plan”) and any shares of Common Stock remaining available for grant under the Prior Plan may not be used for Incentives under this Plan.
5.2 Share Counting. Subject to adjustment as provided in Section 5.4:
(a) All of the shares of Common Stock authorized and reserved under the Plan may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code.
(b) Any shares of Common Stock subject to an Incentive granted under this Plan that is subsequently canceled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available again for issuance or delivery under the Plan. Any shares of Common Stock subject to an Incentive granted under the Prior Plan (including Incentives granted under the Lumen Technologies, Inc. 2018 Equity Incentive Plan and the first amendment and restatement thereof) that, after the date this Plan is first approved by shareholders, is cancelled, forfeited, or expires prior to exercise or realization, whether in full or in part, shall be available for issuance or delivery under this Plan. Notwithstanding the foregoing, shares subject to an Incentive shall not be available again for issuance or delivery under this Plan if such shares were (a) tendered in payment of the exercise or base price of a stock option or stock-settled SAR; (b) covered by, but not issued upon settlement of, stock-settled SARs; or (c) delivered or withheld by the Company to satisfy any tax withholding obligation related to a stock option or stock-settled SAR.
(c) If an Incentive, by its terms, may be settled only in cash, then the grant, vesting, payout, settlement, or forfeiture of such Incentive shall have no impact on the number of shares available for grant under the Plan.
5.3 Participant Limits. Subject to adjustment as provided in Section 5.4, a limit of $1,000,000 per calendar year applies to the sum of all cash and Incentives and other compensation granted to a non-management director of Lumen, although the maximum value of the Incentives that may be granted under the Plan during any single calendar year may not exceed $500,000 of such annual limit. Incentives shall be valued at the Fair Market Value on the date of grant for purposes of this Section 5.3.
5.4 Adjustment.
(a) In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other comparable change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Section 5 and the number of shares of Common Stock subject to outstanding Incentives shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including adjustments to the exercise price of any option or the Base Price (defined in Section 7.5) of any SAR and any per share performance objectives of any Incentive in order to provide participants with the same relative rights before and after such adjustment.
(b) If the Company merges, consolidates, sells substantially all of its assets, or dissolves, and such transaction is not a Change of Control as defined in Section 11 (each of the foregoing, a “Fundamental Change”), then thereafter, upon any exercise or payout of an Incentive granted prior to the Fundamental Change, the participant shall be entitled to receive (i) in lieu of shares of Common Stock previously issuable thereunder, the number and class of shares of stock or securities to which the participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the participant had been the holder of record of the number of shares of Common Stock subject to such Incentive or (ii) in lieu of payments based on the Common

C-2

Appendix C
Stock previously payable thereunder, payments based on any formula that the Committee determines to be equitable in order to provide participants with substantially equivalent rights before and after the Fundamental Change. In the event any such Fundamental Change causes a change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee in its sole discretion, whose determination shall be conclusive.
5.5 Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.
5.6 Minimum Vesting Requirements. Except for any Incentives that are issued in payment of cash amounts earned under the Company’s short-term incentive program, Incentives under the Plan must be granted with a minimum vesting period of at least one year without providing for incremental vesting during such one-year period, except that up to 5% of the shares of Common Stock reserved for issuance under the Plan may have a vesting period or restricted period, as applicable, of less than one year.
5.7 Dividends and Dividend Equivalent Rights. Incentives granted under this Plan in the form of stock options and SARs may not be granted with dividend or dividend equivalent rights. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividends or dividend equivalents, as applicable, on Incentives granted under this Plan in the form of restricted stock, RSUs, or Other Stock Based Awards. In the event that the Committee grants dividend equivalent rights, the Company shall establish an account for the participant and reflect in that account any securities, cash, or other property comprising any dividend or property distribution with respect to each share of Common Stock underlying each Incentive. For any Incentives granted under this Plan with dividend or dividend equivalent rights, such dividends or dividend equivalent rights shall vest and pay out or be forfeited in tandem with underlying Incentives rather than during the vesting period.
6. Stock Options. A stock option is a right to purchase shares of Common Stock from Lumen. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
6.1 Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 5.4; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.10) of a share of Common Stock as of the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. In the event that an option grant is approved by the Committee, but is to take effect on a later date, such as when employment or service commences, such later date shall be the date of grant.
6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5, including, but not limited to, any adjustment as provided in Section 5.4.
6.3 Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Subject to Section 5.6, each stock option shall become exercisable at such time or times during its term as determined by the Committee and provided for in the Incentive Agreement. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time.
6.4 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery to the Company of currently-owned shares of Common Stock (including through any attestation of ownership that effectively transfers title), which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the

C-3
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix C
aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option; (f) in such other manner as may be authorized from time to time by the Committee; or (g) through any combination of the foregoing methods.
6.5 Limitations on Repricing. Except for adjustments pursuant to Section 5.4 or actions permitted to be taken by the Committee under Section 11 in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the exercise price for any outstanding option granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option that has been granted under this Plan may not, as of any date that such option has a per share exercise price that is greater than the then-current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment, or Common Stock.
6.6 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):
(a) Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.
(b) All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board.
(c) No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Lumen.
(d) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Lumen or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.
7. Stock Appreciation Rights.
7.1 Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash, or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 7.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions of the Plan and the applicable Incentive Agreement.
7.2 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 5.4.
7.3 Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Subject to Section 5.6, each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee and provided for in the Incentive Agreement. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion.
7.4 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 7.5 or cash or both, as provided in the Incentive Agreement.

C-4

Appendix C
7.5 Payment.
(a) The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:
(i) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value (as defined in Section 12.10) of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 5.4); by
(ii) the Fair Market Value of a share of Common Stock on the Exercise Date.
(b) No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.
(c) If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under Section 7.5(a), if the exercise had been for Common Stock.
7.6 Limitations on Repricing. Except for adjustments pursuant to Section 5.4 or actions permitted to be taken by the Committee under Section 11 in the event of a Change of Control, unless approved by the shareholders of the Company, (a) the Base Price for any outstanding SAR granted under this Plan may not be decreased after the date of grant; and (b) an outstanding SAR that has been granted under this Plan may not, as of any date that such SAR has a Base Price that is greater than the then-current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment, or Common Stock.
8. Restricted Stock.
8.1 Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as determined pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan.
8.2 The Restricted Period. Subject to Section 5.6, at the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period.
8.3 Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:
The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Lumen Technologies, Inc. 2024 Equity Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Lumen Technologies, Inc. (the “Company”) thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.
Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.
8.4 Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered, any certificates shall be cancelled, and any related accrued but unpaid cash dividends will be

C-5
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix C
forfeited. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 5.4 due to a recapitalization or other change in capitalization.
8.5 Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse, and the Company shall cause to be delivered to the participant or the participant’s estate, as the case may be, the number of shares of restricted stock with respect to which the restrictions have lapsed, free of all such restrictions and legends, except any that may be imposed by law. The Company, in its discretion, may elect to deliver such shares through issuance of a stock certificate or by book entry.
8.6 Rights as a Shareholder. Subject to the terms and conditions of the Plan (including, but not limited to, Section 5.7) and the applicable Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.
9. Restricted Stock Units.
9.1 Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan.
9.2 Vesting Period. Subject to Section 5.6, at the time an award of RSUs is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of RSUs may have a different Vesting Period.
9.3 Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a shareholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.
10. Other Stock-Based Awards. The Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, SARs, restricted stock, or RSUs, described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. Subject to Section 5.6, the Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a shareholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan.
11. Change of Control.
(a) A Change of Control shall mean:
(i) the acquisition by any person of beneficial ownership of 30% or more of the outstanding shares of the Common Stock or 30% or more of the combined voting power of Lumen’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
(A) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 11(a)(iii) hereof) of Common Stock directly from the Company,
(B) any acquisition of Common Stock by the Company,

C-6

Appendix C
(C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(D) any acquisition of Common Stock by any corporation pursuant to a Business Combination that does not constitute a Change of Control under Section 11(a)(iii) hereof; or
(ii) individuals who, as of May 15, 2024, constituted the Board of Directors of Lumen (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Lumen’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or
(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Lumen) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:
(A) the individuals and entities who were the beneficial owners of Lumen’s outstanding Common Stock and Lumen’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and
(B) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Lumen, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities of such corporation, and
(C) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(iv) approval by the shareholders of Lumen of a complete liquidation or dissolution of Lumen.
For purposes of this Section 11, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.
(b) Except with respect to Incentives granted to non-management directors, no Incentive Agreement shall provide for (1) the acceleration of the vesting of time-based Incentives upon the occurrence of a Change of Control without a contemporaneous or subsequent actual or constructive involuntary termination of the participant’s employment or service relationship or (2) the payout of any performance-based Incentives upon a Change of Control in an amount exceeds the greater of (i) the payout of a pro-rata portion of such Incentive, based on the portion of the performance period that has elapsed and assuming target performance and (ii) payout of such Incentive based on actual performance. Notwithstanding the foregoing, no later than 30 days after a Change of Control of the type described in subsections (a)(i) or (a)(ii) of this Section 11 and no later than 30 days after the

C-7
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix C
approval by the Board of a Change of Control of the type described in subsections (a)(iii) or (a)(iv) of this Section 11, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant; provided, however, that no such action may be taken if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result thereof:
(i) require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards and all rights of participants thereunder would terminate,
(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control and provide participants with substantially equivalent rights before and after such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),
(iii) provide for mandatory conversion or exchange of some or all of the outstanding options, SARs, restricted stock units or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Incentives would be deemed automatically cancelled and the Company would pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the per share exercise price or Base Price of such Incentive or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or
(iv) provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive, in lieu of the number of shares of Common Stock then covered by such Incentive, the number and class of shares of stock or other securities or property (including cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.
(c) For the purposes of conversions or exchanges under paragraph (iii) of Section 11(c), the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:
(i) the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,
(ii) the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or
(iii) in all other events, the fair market value of a share of Common Stock, as determined by the Committee as of the time determined by the Committee to be immediately prior to the effective time of the conversion or exchange.
(d) In the event that the consideration offered to shareholders of Lumen in any transaction described in this Section 11 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.
12. General.
12.1 Duration. No Incentives may be granted under the Plan after May 15, 2034; provided, however, that subject to Section 12.8, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

C-8

Appendix C
12.2 Transferability.
(a) No Incentives granted hereunder may be transferred, pledged, assigned, or otherwise encumbered by a participant except:
(i) by will;
(ii) by the laws of descent and distribution;
(iii) if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, pursuant to a domestic relations order, as defined in the Code; or
(iv) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members (as defined in Section 12.2(b)); (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members, or beneficiaries, as appropriate, are the sole partners; (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members, or beneficiaries, as appropriate, are the sole members; or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members.
(b) “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.
12.3 Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee or as provided in the Incentive Agreement.
12.4 Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
12.5 Withholding.
(a) The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld (up to the maximum permissible withholding rate). At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive (each such date, a “Tax Date”), the participant may, subject to Section 12.5(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the maximum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the Tax Date.

C-9
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix C
(b) Each Election must be made prior to the Tax Date. For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.
12.6 No Continued Employment. No participant under the Plan shall have any right, solely based on his or her participation in the Plan, to continue to serve as an employee, officer, director, consultant, or advisor of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.
12.7 Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.
12.8 Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:
(a) amend Section 6.5 or Section 7.6 to permit repricing of options or SARs without the approval of shareholders;
(b) materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 11; or
(c) materially revise the Plan without the approval of the shareholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan.
12.9 Repurchase. Upon approval of the Committee, the Company may repurchase all or a portion of a previously granted Incentive from a participant by mutual agreement by payment to the participant of cash or Common Stock or a combination thereof with a value equal to the value of the Incentive determined in good faith by the Committee; provided, however, that in no event will this section be construed to grant the Committee the power to take any action in violation of Section 6.5, 7.6, or 12.13.
12.10 Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price. Notwithstanding the foregoing, if so determined by the Committee, “Fair Market Value” may be determined as an average selling price during a period specified by the Committee that is within 30 days before or 30 days after the date of grant, provided that the commitment to grant the stock right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of stock rights under the same and substantially similar programs during any particular calendar year.
12.11 Liability.
(a) Neither Lumen, its affiliates or any of their respective directors or officers shall be liable to any participant relating to the participant’s failure to (i) realize any anticipated benefit under an Incentive due to the failure to satisfy any applicable conditions to vesting, payment or settlement, or

C-10

Appendix C
(ii) realize any anticipated tax benefit or consequence due to changes in applicable law, the particular circumstances of the participant, or any other reason.
(b) No member of the Committee (or officer of the Company exercising delegated authority of the Committee under Section 3 thereof) will be liable for any action or determination made in good faith with respect to this Plan or any Incentive.
12.12 Interpretation.
(a) Unless the context otherwise requires, (i) all references to Sections are to Sections of this Plan, (ii) the term “including” means including without limitation, (iii) all references to any particular Incentive Agreement shall be deemed to include any amendments thereto or restatements thereof, and (iv) all references to any particular statute shall be deemed to include any amendment, restatement or re-enactment thereof or any statute or regulation substituted therefore.
(b) The titles and subtitles used in this Plan or any Incentive Agreement are used for convenience only and are not to be considered in construing or interpreting this Plan or the Incentive Agreement.
(c) All pronouns contained in this Plan or any Incentive Agreement, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identities of the parties may require.
(d) Whenever any provision of this Plan authorizes the Committee to take action or make determinations with respect to outstanding Incentives that have been granted or awarded by the chief executive officer of Lumen under Section 3.2 hereof, each such reference to “Committee” shall be deemed to include a reference to any officer of the Company that has delegated administrative authority under Section 3.2 of this Plan (subject to the limitations of such section).
12.13 Compliance with Section 409A. It is the intent of the Company that this Plan comply with the requirements of Section 409A of the Code with respect to any Incentives that constitute non-qualified deferred compensation under Section 409A, and the Company intends to operate the Plan in compliance with Section 409A and the Department of Treasury’s guidance or regulations promulgated thereunder. If the Committee grants any Incentives or takes any other action that would, either immediately or upon vesting or payment of the Incentive, inadvertently result in the imposition of a penalty on a participant under Section 409A of the Code, then the Company, in its discretion, may, to the maximum extent permitted by law, unilaterally rescind ab initio, sever, amend or otherwise modify the grant or action (or any provision of the Incentive) in such manner necessary for the penalty to be inapplicable or reduced.
12.14 Data Privacy. As a condition of receipt of any Incentive, each participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Incentives and such participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its affiliates may hold certain personal information about a participant, including, but not limited to, the participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its affiliates, and details of all Incentives (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Incentives and the participant’s participation in the Plan, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Incentives and such participant’s participation in the Plan. Recipients of the Data may be located in the participant’s country or elsewhere, and the participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Incentive, each participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Incentives and such participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the participant may elect to deposit any shares of Common Stock. The Data related to a participant will be held only as long as is necessary to implement, administer, and manage the Plan and Incentives and the participant’s participation in the Plan. A participant may, at any time, view the Data held by the Company with respect to such Participant, request additional

C-11
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix C
information about the storage and processing of the Data with respect to such participant, recommend any necessary corrections to the Data with respect to the participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. However, if a participant refuses or withdraws the consents described herein, the Company may cancel the participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the participant may forfeit any outstanding Incentive. For more information on the consequences of refusal to consent or withdrawal of consent, participants may contact their local human resources representative.
12.15 Participants Outside of the United States. The Committee may modify the terms of any Incentive under the Plan made to or held by a participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Incentive shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Incentive to such participant, as affected by non-United States tax laws and other restrictions applicable as a result of the participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Incentive to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Incentive may be modified under this Section 12.15 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the 1934 Act for the participant whose Incentive is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.
12.16 Clawback. Incentives granted to a participant (including any proceeds, gains or other economic benefit the participant actually or constructively receives upon receipt or exercise of any Incentive or the receipt or resale of any shares of Common Stock underlying the Incentive) will be subject to any Company clawback policy applicable to the participant, including its Policy for the Recovery of Erroneously Awarded Compensation adopted in accordance with Section 303A.14 of the Listed Company Manual of the New York Stock Exchange and Section 10D and Rule 10D-1 of the 1934 Act, as it may be amended from time to time.

C-12

Appendix D
NOL Rights Plan
Second Amended and Restated Section 382 Rights Agreement
by and between
Lumen Technologies, Inc.
and
Computershare Trust Company, N.A.
(amended and restated on November 15, 2023 and effective as of December 1, 2023)

D-1
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
*    The exhibits to the Restated Plan have been intentionally omitted from this Appendix D, but are available in the Company’s other filings with the SEC.

D-2

Appendix D
This Second Amended and Restated Section 382 Rights Agreement (this “Agreement”), by and between Lumen Technologies, Inc., a Louisiana corporation (the “Company”), and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), is entered into on November 15, 2023, effective as of December 1, 2023.
RECITALS
WHEREAS, the Company and the Rights Agent entered into that certain Section 382 Rights Agreement, dated as of February 13, 2019, which was amended and restated by that certain Amended and Restated Section 382 Rights Agreement, dated as of May 9, 2019, and further amended by that certain First Amendment to Amended and Restated Rights Agreement, effective as of December 1, 2020 (collectively referred to as the “Original Agreement”).
WHEREAS, the Company has generated net operating loss carryovers and tax credit carryovers for United States federal income tax purposes (“NOLs”), which are expected to provide valuable tax benefits to the Company. The ability to use the NOLs may be impaired or destroyed by an “ownership change” within the meaning of Section 382 (as such term is hereinafter defined). The Company desires to avoid such an “ownership change” and thereby preserve the ability to use the NOLs without limitation.
WHEREAS, in connection with the adoption of the Original Agreement, the Board of Directors of the Company (the “Board”) authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on February 25, 2019 (the “Record Date”), each Right representing the right to purchase one ten-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and authorized and directed the issuance of one Right with respect to each Common Share that become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date and the Final Expiration Date (as such terms are hereinafter defined);
WHEREAS, Section 27 of the Original Agreement provides that prior to the Distribution Date, the Company may supplement or amend any provision of the Original Agreement without the approval of any holders of Rights;
WHEREAS, no Distribution Date has occurred on or prior to the date hereof;
WHEREAS, the Board deems it advisable and in the best interests of the Company and its shareholders to amend the terms of the Original Agreement as set forth herein; and
WHEREAS, on November 15, 2023, the Board authorized and approved this Agreement.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree to amend, restate and supersede the Original Agreement in its entirety as follows:
Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a) “5 Percent Shareholder” shall mean a “5% shareholder” of the Company within the meaning of Section 382(k)(7) of the Internal Revenue Code of 1986, as amended.
(b) “Acquiring Person” shall mean any Person (other than any Exempt Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 4.9% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that (i) any Person who or which would otherwise be an Acquiring Person as of February 13, 2019 by virtue of being a 5 Percent Shareholder will not be deemed to be an Acquiring Person for any purpose of this Agreement prior to or after February 13, 2019 unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes, individually or in the aggregate, by reason of a transaction or transactions after February 13, 2019 the Beneficial Owner of additional Common Shares representing one-half of one percent (0.5%) or more of the Common Shares outstanding at the time of such acquisition, other than (1) pursuant to any agreement or

D-3
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
regular-way purchase order for Common Shares that is in effect on or prior to February 13, 2019 and consummated in accordance with its terms after February 13, 2019, or (2) as a result of a stock dividend, rights dividend, subdivision of the Common Shares (such as a forward stock split) or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person after February 13, 2019; provided, further, that the foregoing exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, Beneficially Owns less than 4.9% of the then-outstanding Common Shares; (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, subdivision, consolidation or combination of the Common Shares (by reclassification or otherwise) or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares becomes an Affiliate or Associate of such Person after February 13, 2019; and (iii) a Person will not be deemed to have become an Acquiring Person solely as a result of an Exempted Transaction, provided, however, that the foregoing exclusion in this clause (iii) shall cease to apply with respect to any Person at such time as such Person (or any Affiliates or Associates of such Person) acquires any additional Common Shares.
In addition, notwithstanding the foregoing, and notwithstanding anything to the contrary provided in this Agreement, a Person shall not be an “Acquiring Person” if the Board determines at any time prior to the Distribution Date that a Person who would otherwise be an “Acquiring Person,” has become such inadvertently or without intending to become an “Acquiring Person,” and such Person divests as promptly as practicable (or within such period of time as the Board determines is reasonable) a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing.
(c) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on December 1, 2023 and, to the extent not included within the foregoing, will also include, with respect to any Person, any other Person (other than an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person pursuant to the provisions of Section 382; provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.
(d) “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on December 1, 2023.
(e) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
which such Person or any of such Person’s Affiliates or Associates has the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any securities if the agreement, arrangement or understanding to vote such securities (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

D-4

Appendix D
which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(e)(iii) hereof) or disposing of any securities of the Company; or
which such Person would be deemed to own (whether constructively, indirectly or otherwise) or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382.
Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.
(f) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.
(g) “Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.
(h) “Common Shares” when used with reference to the Company shall mean the shares of common stock of the Company, which currently have a par value of $1.00 per share, but also shall mean such shares if such par value is hereafter reduced or eliminated in accordance with applicable law. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
(i) “Common Share Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.
(j) [Reserved]
(k) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(l) “Early Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(n) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(o) “Exempt Person” shall mean any Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares (1) will not jeopardize or endanger the availability to the Company of any income tax benefit or (2) is otherwise in the best interests of the Company, in each case as determined by the Board in its sole discretion prior to the Distribution Date; provided, however, that such a Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) in its sole discretion prior to the Distribution Date regardless of the reason therefor.
(p) “Exempted Transaction” means any transaction that the Board, in its sole discretion, has declared exempt pursuant to Section 35, which determination shall be irrevocable with respect to such transaction.
(q) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(r) [Reserved]
(s) [Reserved]
(t) “NOLs” shall have the meaning set forth in the second recital hereof.
(u) “NYSE” shall mean the New York Stock Exchange.
(v) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other entity, or a group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and any successor (by merger or otherwise) of such individual or entity, but shall not include a Public Group (as such term is defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

D-5
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
(w) “Preferred Shares” shall mean shares of Series CC Junior Participating Preferred Shares, par value $25.00 per share, of the Company.
(x) “Purchase Price” shall have the meaning set forth in Section 4 hereof.
(y) “Record Date” shall have the meaning set forth in the third recital hereof.
(z) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
(aa) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(bb) “Right” shall have the meaning set forth in the third recital hereof.
(cc) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
(dd) “Section 382” shall mean Section 382 of the Internal Revenue Code of 1986, as amended, and any successor provision or replacement provision.
(ee) [Reserved]
(ff) [Reserved]
(gg) “Shares Acquisition Date” shall mean the date of the first public announcement by the Company that an Acquiring Person has become such, which announcement shall follow a determination by the Board to such effect, which is made and reflected in a Board resolution prior to the earliest of the Redemption Date, the Early Expiration Date and the Final Expiration Date.
(hh) [Reserved]
(ii) “Shareholder Approval” shall mean the approval of this Second Amended and Restated Rights Agreement, effective as of December 1, 2023, between the Company and the Rights Agent, by the affirmative vote of a majority of the votes cast at the meeting of shareholders of the Company duly held in accordance with the Company’s articles of incorporation (as amended) and applicable law.
(jj) [Reserved]
(kk) [Reserved]
(ll) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
(mm) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(nn) [Reserved]
(oo) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(pp) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Internal Revenue Code of 1986, as amended, including any amendments thereto.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable; provided that the Company shall notify the Rights Agent in writing ten (10) Business Days prior to such appointment. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company reasonably determines; provided that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents.
Section 3. Issue of Right Certificates.
(a) Until the tenth Business Day after the Shares Acquisition Date (including any such Shares Acquisition Date which is after February 13, 2019 and prior to the issuance of the Rights) (or such later day, if any, as the Board determines in its sole discretion to be no longer than a fifteen (15) Business Day extension) (as may be extended, the “Distribution Date”), (i) the Rights will be evidenced (subject to the provisions of

D-6

Appendix D
Section 3(b) and 3(c) hereof) by the certificates for Common Shares of the Company or book entry Common Shares of the Company registered in the names of the holders thereof (which certificates or book entry shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the Rights will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested to do so by the Company and provided with all necessary information and documentation, in form and substance reasonably satisfactory to the Rights Agent, send) to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or registrar for Common Shares, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held (other than with respect to Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights Certificates and the Rights shall be transferable separately from the transfer of Common Shares. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.
(b) After the Record Date, the Company will send (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is directed by the Company and provided with all necessary information and documents) a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), to each record holder of Common Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or registrar for Common Shares.
(c) Certificates for Common Shares (or confirmation or account statements sent to holders of Common Shares in book-entry form) which become outstanding (including, without limitation, reacquired Common Shares referred to in this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date shall bear the following legend:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Second Amended and Restated Section 382 Rights Agreement between Lumen Technologies, Inc. (the “Company”) and Computershare Trust Company, N.A., or any successor rights agent, effective as of December 1, 2023, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void and are no longer transferable.
With respect to such certificates bearing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.
With respect to Common Shares in book-entry form for which there has been sent a confirmation or account statement containing the foregoing legend in substantially similar form, until the earliest of the Distribution Date, the Redemption Date, the Early Expiration Date or the Final Expiration Date, the Rights associated with the Common Shares shall be evidenced by such Common Shares alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

D-7
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.
Notwithstanding this paragraph (c), the omission of the legend or the failure to send, deliver or provide the registered owner of Common Shares a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.
Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto if the Company elects to issue physical certificates, and may have such changes or marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the price per one ten-thousandth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one ten-thousandths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein. Notwithstanding anything contrary provided herein, the Company may elect to maintain the Rights in book-entry form rather than issuing Rights Certificates.
Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, General Counsel, Corporate Secretary, any of its Executive or Senior Vice Presidents or its Treasurer, either manually or by electronic signature (e.g., PDF). The Right Certificates shall be countersigned manually or by facsimile or by other electronic means (e.g., PDF) by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.
Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office(s) designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earliest of the Redemption Date, the Early Expiration Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof, that have been redeemed pursuant to Section 23, or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one ten-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office(s) of the Rights Agent designated for such purpose, along with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and such other and further documentation as the

D-8

Appendix D
Company or the Rights Agent may reasonably request. The Rights Certificates are transferable only on the books and records of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate until the registered holder has properly completed and duly executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate accompanied by a Signature Guarantee and such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate as the Company or the Rights Agent may reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment by the holder of the Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. If and to the extent the Company does require payment of any such taxes or governmental charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment of applicable taxes and/or governmental charges unless and until it is satisfied that all such taxes and/or governmental charges have been paid.
Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, along with such other and further documentation as the Company or the Rights Agent may reasonably request and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Notwithstanding any other provision hereof, the Company and the Rights Agent may (i) agree to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Right Certificates, in which case all terms and conditions set forth herein governing Rights Certificates shall be deemed to be modified as necessary or appropriate to reflect uncertificated or book-entry ownership of Rights, and (ii) amend this Agreement, to the extent they deem it necessary or appropriate, to give effect to the foregoing.
Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price for each one ten-thousandth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) December 1, 2026 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the time at which the Board determines that the NOLs are utilized in all material respects or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (v) December 1, 2024 if Shareholder Approval has not been obtained prior to such date, or (vi) a determination by the Board, prior to the Distribution Date, that this Agreement and the Rights are no longer in the best interests of the Company and its shareholders (the earliest of the dates set forth in clauses (iv), (v) and (vi), the “Early Expiration Date”).

D-9
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
(b) The Purchase Price for each one ten-thousandth of a Preferred Share purchasable pursuant to the exercise of a Right shall be $9.00, and shall be subject to adjustment from time to time as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash or by certified check, cashier’s check or money order payable to the order of the Rights Agent, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company shall direct such depositary agent to comply with such request; (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.
(d) In case the registered holder of any Right Certificate shall properly exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.
(e) Notwithstanding anything in this Agreement or any Right Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 by such registered holder unless such registered holder has (i) properly completed and duly executed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate as the Company or the Rights Agent reasonably requests.
(f) Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate upon the earlier of the Redemption Date, Early Expiration Date or Final Expiration Date and such time as all outstanding Rights have been exercised, redeemed or exchanged hereunder.
Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent. At the expense of the Company, the Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof, executed by the Rights Agent, to the Company.
Section 9. Availability of Preferred Shares. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

D-10

Appendix D
The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after February 13, 2019 (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, consolidation or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.
(ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person after February 13, 2019 (including becoming such prior to the Record Date), each holder of a Right (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights, other than those expressly permitted hereunder.

D-11
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.
(iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall, to the extent permitted by applicable law and any agreements or instruments then in effect to which the Company is a party, make adequate provision to substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, upon exercise of a Right and payment of the applicable Purchase Price, (1) cash; (2) Preferred Shares or fractions of Preferred Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of Preferred Shares which the Board has determined to have the same value as the Common Shares) (such shares of equity securities being herein called “Common Share Equivalents”); (3) debt securities of the Company; (4) other assets; or (5) any combination of the foregoing, in each case having an aggregate value, as determined by the Board based upon the advice of a financial advisor selected by the Board, equal to the current per share market price of the Common Shares as of the Shares Acquisition Date.
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

D-12

Appendix D
(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d) (i) For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination, consolidation or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported on the NYSE or NASDAQ or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by the OTC Bulletin Board or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board shall be used.
The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). However, if the Preferred Shares are not publicly traded, the “current per share market price” of each one ten-thousandth of a Preferred Share shall be conclusively deemed to be the current per share market price of a Common Share as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock dividend, subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise), or similar transaction occurring after the date hereof). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

D-13
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
(f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9 and 10 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one ten-thousandths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one ten-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with simultaneous written notice to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the Purchase Price or in the number of one ten-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

D-14

Appendix D
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such election has occurred) until the occurrence of such event issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such shareholders.
(n) In the event that, at any time after February 13, 2019 and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one ten-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one ten-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustments or statements therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any such adjustment or event unless and until it shall have received such certificate.
Section 13. [Reserved].
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

D-15
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one ten-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one ten-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one ten-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(c) Following the occurrence of one of the events specified in Section 11 hereof giving rise to the right to receive Common Shares or other securities upon the exercise of a Right, the Company will not be required to issue fractions of Common Shares or other securities upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or other securities. In lieu of fractional Common Shares or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Shares or other securities. For purposes of this Section 14(c), the current market value of one share of Common Shares is the closing price of one share of a Common Share for the Trading Day immediately prior to the date of such exercise.
(d) The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.
Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company, and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations by the Company of its obligations hereunder.
Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Shares registered in the names of the holders of Common Shares (which Common Shares shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Shares;

D-16

Appendix D
(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office(s) of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request;
(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated balance indicated in the book-entry account system of the transfer agent for the Common Shares, or in the case of certificated shares, by the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated balance indicated in the book-entry account system of the transfer agent for the Common Shares. or in the case of certificated shares, by the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and
(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent has any liability to any holder of a Right or any other Person (without limiting any of the rights of the Rights Agent under Section 18) as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.
Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent.
(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable and documented expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and its Affiliates, employees, officers, directors, representatives and advisors for, and to hold it harmless against, any loss, liability, damage, demand, judgment, fine, penalty, claim, settlement, cost or expense (including the reasonable and documented fees and expenses of legal counsel) for any action taken, suffered or omitted to be taken by the Rights Agent pursuant to or arising from this Agreement or in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable and documented costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The reasonable costs and expenses incurred in enforcing this right of indemnification shall also be paid by the Company.
(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or book-entry for Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statements or other paper or document believed by it to be genuine and to be executed and shall not be obligated to verify the accuracy or completeness of such instrument, power of attorney, endorsement, affidavit, letter, notice,

D-17
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
direction, consent, certificate, statements or other paper or document and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or upon any written instructions or statements from the Company with respect to any matter relating to its acting as Rights Agent hereunder without further inquiry or examination on its part, or otherwise upon the advice or opinion of counsel as set forth in Section 20(a) hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.
(c) Notwithstanding anything in this Agreement to the contrary, in no case shall the Company be liable with respect to any action, proceeding, suit or claim against the Rights Agent unless the Rights Agent shall have notified the Company hereof of the assertion of such action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided that the failure to provide such notice promptly shall not affect the rights of the Rights Agent hereunder and shall not relieve the Company of any liability to the Rights Agent, except to the extent that such failure actually prejudices the Company. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. The Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed.
(d) The provisions of this Section 18 and Section 20 hereof shall survive the termination or expiration of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination or expiration of the Rights. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its affiliates, directors, employees, representatives and advisors and hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever. Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees (but not including any reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.
Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent is merged or with which the Rights Agent or any successor Rights Agent is consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

D-18

Appendix D
Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will have no liability for or in respect of, any action taken or omitted by it in the absence of bad faith and in accordance with such advice or opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, Chief Financial Officer, the President, General Counsel, any Senior Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken or suffered or omitted to be taken by it in the absence of bad faith under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate from an officer of the Company as set forth in the preceding sentence.
(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a court of competent jurisdiction in a final non-appealable order, judgment, decree or ruling). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company agrees to indemnify the Rights Agent and its Affiliates, directors, employees, representatives and advisors and to hold them harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of claims for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not have any liability nor be under any responsibility in respect of the legality or validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates subject to the terms and conditions hereof after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under application regulation or law.
(g) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

D-19
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
(h) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(i) The Rights Agent is hereby authorized and directed to accept verbal or written instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Chief Executive Officer, Chief Financial Officer, the President, General Counsel, any Senior Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall have no duty to independently verify the accuracy or completeness of such advice or such instructions and it shall not be liable for any action taken or suffered by it in the absence of bad faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent will not be held to have notice of any change of authority of any person until its receipt of written notice thereof from the Company in accordance with this Agreement. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent verbal or written instructions received from any such officer, and shall not be liable for any action taken, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken.
(j) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
(k) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and/or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.
(l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if the Rights Agent has reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(m) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company, and the Rights Agent shall not be liable for any delays arising from the duties under this Section 20(m).
(n) In the event that the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent may (upon notice to the Company of such ambiguity or uncertainty), in its sole discretion, refrain from taking any action, and will be fully protected and will not be liable or responsible in any way to the Company or other Person or entity for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent.

D-20

Appendix D
(o) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of Common Shares for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.
(p) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.
(q) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act or regulation of the same.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon at least thirty (30) days’ notice in writing to the Company in accordance with Section 26 hereof, and in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares in which case the Company will give or cause to be given written notice to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon at least thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any State, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers and is subject to supervision or examination by federal or state authority and which at the time of its appointment as Rights Agent has, along with its Affiliates, a combined capital and surplus of at least $50 million, or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any conveyance, act or deed necessary for the purpose (but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing), in each case at the sole expense of the Company. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

D-21
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
Section 22 Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date (other than upon exercise of a Right) and prior to the earlier of the Redemption Date, Early Expiration Date or Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate may be issued if, and to the extent that, the Company, in its sole discretion, determines that such issuance would jeopardize or endanger the value or availability to the Company of the NOLs or otherwise create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate may be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23 Redemption.
(a) The Board may, at its option, at any time prior to the Distribution Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock dividend, subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise) or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.
(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give (i) written notice to the Rights Agent of any such redemption (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemptions have occurred); and (ii) public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
Section 24. Exchange.
(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).
(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give (i) written notice to the Rights Agent of any such exchange, and (ii) public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange (and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such exchange has occurred). The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the

D-22

Appendix D
registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of one ten-thousandths of a Preferred Share that would have been purchasable assuming exercise of a Right immediately before the Shares Acquisition Date.
(d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
Section 25. Notice of Certain Events.
(a) In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such subdivision, combination or consolidation (by way of reclassification or otherwise), merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.
(b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

D-23
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if by electronic transmission or sent by first-class or express United States mail, or recognized overnight delivery, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Lumen Technologies, Inc.
100 CenturyLink Drive
Monroe, LA 71203
Attention: Company Secretary
Email: stacey.goff@lumen.com
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if in writing by or sent by first-class mail or express United States mail, or recognized overnight delivery, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission (with receipt confirmation) as follows:
Computershare Trust Company, N.A.
150 Royall Street
Canton, MA 02021
Attention: Client Services
Facsimile: (781) 575-4210
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or the Company’s transfer agent prior to the Distribution Date); provided that prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given.
Section 27. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder, or to amend or make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after the Distribution Date, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from any appropriate officer of the Company authorized to executed Right Certificates (or specified in Section 5 hereof) that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company.
Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement.

D-24

Appendix D
Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, null and void or unenforceable and the Board determines in good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board; provided, further, that if any such severed term, provision, covenant or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, then the Rights Agent shall be entitled to resign immediately.
Section 31. Governing Law. This Agreement, each Right, and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such state.
Section 32. Counterparts. This Agreement may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other customary means of electronic transmission (e.g., PDF) shall be effective as delivery of a manually executed counterpart hereof.
Section 33. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect in any way the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.
Section 34. Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as the Board deems to be applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382. The Board will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 23, Section 24, Section 27, this Section 34, Section 35 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(b) and 1(o) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject any member of the Board to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.
Section 35. Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Shares that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially own 4.9% or more of the then outstanding Common Shares (or, in the case of a Person excluded from the definition of “Acquiring Person” in clause (i) of such definition, such applicable percentage) (a “Requesting Person”) may, prior to the Shares Acquisition Date, and in accordance with this Section 35, request that the Board grants an exemption with respect to such acquisition under this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person,

D-25
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix D
(b) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Shares aggregating 4.9% or more of the then outstanding Common Shares (or, in the case of a person excluded from the definition of “Acquiring Person” in clause (i) of such definition, such applicable percentage) and the maximum number and percentage of Common Shares that the Requesting Person proposes to acquire and (d) a reasonably detailed statement of the benefits such Requesting Person expects to be received by the Company and the other shareholders of the Company were the exemption to be granted. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Board may deny an Exemption Request if the Board determines, in its sole discretion, that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person could jeopardize or endanger the availability to the Company of the NOLs or for whatever other reason the Board deems reasonable, desirable or appropriate. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board or that it will not make another Exemption Request), in each case as and to the extent the Board shall determine necessary, desirable or appropriate.
Section 36. Tax Compliance and Withholding. The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to Sections 1441, 1442, 1445, 1471 through 1474, and 3406 of the Internal Revenue Code of 1986, as amended, or by any federal or state statutes subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no duties with respect to tax withholding, reporting, or payment except as specifically instructed by the Company to be performed in accordance with applicable law.
Section 37. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, any act of God, epidemics, pandemics, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties with information, labor dispute, accident or failure or malfunction of any utilities, communication or computer (software or hardware) services or similar occurrence).
Section 38. [Reserved].
[Remainder of this page intentionally left blank.]

D-26

Appendix D
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Lumen Technologies, Inc.
By	/s/ Stacey W. Goff
	Name:	Stacey W. Goff
	Title:	Executive Vice President, General Counsel and Secretary

Computershare Trust Company, N.A.
By	/s/ Kerri Altig
	Name:	Kerri Altig
	Title:	Manager, Client Management
[Signature Page to Second Amended and Restated Section 382 Rights Agreement]

D-27
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Appendix E
Proposed Amendments to Our Articles of Incorporation
If the proposals to amend our articles of incorporation are approved and the Board elects to implement a Reverse Stock Split, Section A of Article III of our restated articles of incorporation would be amended and restated as follows (with language to be removed being shown as a strikethrough and language to be added being shown in boldface underscored text):
ARTICLE III
Capital
A. Authorized Stock. The Corporation shall be authorized to issue an aggregate of ~~2,202,000,000~~ 202,000,000 shares of capital stock, of which ~~2,200,000,000~~ 200,000,000 shares shall be Common Stock, ~~$1.00~~ no* par value per share, and 2,000,000 shares shall be Preferred Stock, $25.00 par value per share.
As of the Effective Time (as defined below), pursuant to the Louisiana Business Corporation Act and these Articles of Amendment to the Articles of Incorporation of the Corporation, each [__] shares of the Corporation’s Common Stock issued and outstanding at such time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one validly issued, fully-paid and non-assessable share of the Corporation’s Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any shareholder who would otherwise be entitled to receive in connection therewith a fractional interest in a share of Common Stock shall instead be entitled to receive a cash payment equal to the product determined by multiplying such fraction by the average of the closing sales prices per share of the Common Stock for the five consecutive trading days immediately preceding the Effective Date (as defined below) as reported on the New York Stock Exchange (with such average closing sales price being multiplied by [___]), without interest. For purposes of the foregoing paragraph, “Effective Date” means [_______ __], 2024 and “Effective Time” means 2:01 a.m. Central Time on the Effective Date.
*    If the shareholders approve the Par Value Elimination Proposal, Section A of Article III will be amended to remove par value regardless of whether the Reverse Split and Share Reduction Proposals are approved or implemented.

E-1

Corporate Headquarters
100 CenturyLink Drive
Monroe, Louisiana 71203
General Information: 318-388-9000
Transfer Agent
For address changes, stock transfers, name changes, registration changes, lost stock certificates and stock holdings, please contact:
Computershare Investor Services L.L.C.
Post Office Box 505000
Louisville, Kentucky 40233
1-800-969-6718
www.computershare.com/lumen
Auditors
KPMG LLP
1225 17th Street, Suite 800
Denver, Colorado 80202
Investor Relations
Inquiries by securities analysts, investment professionals and shareholders about Lumen Technologies, Inc. common stock, including requests for any SEC or other shareholder reports should be directed to:
investor.relations@lumen.com
ir.lumen.com
Annual Report
After the close of each fiscal year, Lumen Technologies, Inc. submits an Annual Report on Form 10-K to the SEC containing certain additional information about its business. A copy of the 10-K report may be obtained without charge by addressing your request to Stacey W. Goff, Secretary, Lumen Technologies, Inc., 100 CenturyLink Drive, Monroe, Louisiana 71203, or by visiting our website at www.lumen.com.
Common Stock
Lumen common stock is traded on the New York Stock Exchange under the symbol LUMN.
As of the Record Date, we had 1,016,005,958 shares of common stock and 7,018 shares of Series L preferred stock issued and outstanding. There were 77,671 shareholders of record.
Lumen, Lumen Technologies, Inc. and the Lumen logos are either registered service marks or service marks of Lumen Technologies, Inc. and/or one of its affiliates in the United States and/or other countries. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners.
Communications to the Board
Communication with shareholders and other interested parties is an important part of the governance process. Any shareholder or other stakeholder who wishes to contact the Board, Chairman or any Director can send correspondence to:
Write: P.O. Box 5061; Monroe, Louisiana 71211
Email: boardinquiries@lumen.com

E-2
2023 ANNUAL REPORT	2024 PROXY STATEMENT

Lumen Technologies, Inc
100 Centurvlink DR
Monroe, Lousiana
71203-2041

LUMEN TECHNOLOGIES, INC.
100 CENTURYLINK DR
MONROE, LOUISIANA 71203-2041

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 14, 2024, for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LUMN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 14, 2024, for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for receipt by 11:59 p.m. Eastern Time on May 14, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37388-P05544

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUMEN TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. Elect 11 directors			
1a. Quincy L. Allen	☐	☐	☐
1b. Martha Helena Bejar	☐	☐	☐
1c. Peter C. Brown	☐	☐	☐
1d. Kevin P. Chilton	☐	☐	☐
1e. Steven T. "Terry" Clontz	☐	☐	☐
1f. Jim Fowler	☐	☐	☐
1g. T. Michael Glenn	☐	☐	☐
1h. Kate Johnson	☐	☐	☐
1i. Hal Stanley Jones	☐	☐	☐
1j. Diankha Linear	☐	☐	☐
1k. Laurie Siegel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5a, 5b, 5c, and 6.

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as our independent auditor for 2024.	☐	☐	☐
3. Approval of Our 2024 Equity Incentive Plan.	☐	☐	☐
4. Ratify the Amendment and Restatement of Our NOL Rights Plan.	☐	☐	☐
5. Approval of Amendments to Our Articles of Incorporation to:			
5a. Authorize a Reverse Stock Split of Our Common Shares	☐	☐	☐
5b. Reduce the Number of Authorized Common Shares	☐	☐	☐
5c. Eliminate the Par Value of Our Common Shares	☐	☐	☐
6. Advisory vote to approve our executive compensation.	☐	☐	☐

7. In the proxies' discretion to vote upon such other business as may properly come before the Meeting.

FOR YOUR VOTE TO BE COUNTED UNDER THIS PROXY CARD, WE MUST RECEIVE THIS CARD, PROPERLY COMPLETED, BY 11:59 P.M. EASTERN TIME ON May 14, 2024.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

V37389-P05544

LUMEN TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Kate Johnson and Stacey W. Goff, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock and voting preferred stock (collectively, the “Voting Shares”) of Lumen Technologies, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 15, 2024 at 12:00 noon CDT, and at any and all adjournments thereof (the “Meeting”).

In addition to serving as a Proxy, this card will also serve as instructions to Computershare Investor Services L.L.C. (the “Agent”) to vote in the manner designated on the reverse side hereof the shares of the Company’s common stock held as of March 21, 2024 in the name of the Agent and credited to any plan account of the undersigned in accordance with the Company’s dividend reinvestment plan. Upon the Company’s timely receipt of this Proxy, properly executed, all of your Voting Shares, including any held in the name of the Agent, will be voted as specified.

With respect to each matter listed on the reverse side, the Board of Directors recommends that you vote FOR Items 1 through 6, each of which is described more fully in the Company’s proxy statement for the Meeting. If you properly execute and return this Proxy but fail to provide specific directions with respect to any of the matters listed on the reverse side, all of your votes will be voted in accordance with these recommendations with respect to such matters.

(Please See Reverse Side)

LUMEN®

LUMEN TECHNOLOGIES, INC.
100 CENTURYLINK DR
MONROE, LOUISIANA 71203-2041

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2024, for shares held in a Plan. Have your voting instructions in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LUMN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 12, 2024, for shares held in a Plan. Have your voting instructions in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, for receipt by 11:59 p.m. Eastern Time on May 12, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37390-Z86956

KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LUMEN TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
1.	Elect 11 directors			
1a.	Quincy L. Allen	☐	☐	☐
1b.	Martha Helena Bejar	☐	☐	☐
1c.	Peter C. Brown	☐	☐	☐
1d.	Kevin P. Chilton	☐	☐	☐
1e.	Steven T. "Terry" Clontz	☐	☐	☐
1f.	Jim Fowler	☐	☐	☐
1g.	T. Michael Glenn	☐	☐	☐
1h.	Kate Johnson	☐	☐	☐
1i.	Hal Stanley Jones	☐	☐	☐
1j.	Diankha Linear	☐	☐	☐
1k.	Laurie Siegel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5a, 5b, 5c, and 6.

		For	Against	Abstain
2.	Ratify the appointment of KPMG LLP as our independent auditor for 2024.	☐	☐	☐
3.	Approval of Our 2024 Equity Incentive Plan.	☐	☐	☐
4.	Ratify the Amendment and Restatement of Our NOL Rights Plan.	☐	☐	☐
5.	Approval of Amendments to Our Articles of Incorporation to:			
5a.	Authorize a Reverse Stock Split of Our Common Shares	☐	☐	☐
5b.	Reduce the Number of Authorized Common Shares	☐	☐	☐
5c.	Eliminate the Par Value of Our Common Shares	☐	☐	☐
6.	Advisory vote to approve our executive compensation.	☐	☐	☐
7.	In the proxies' discretion to vote upon such other business as may properly come before the Meeting.			

TO BE COUNTED, THE TRUSTEE MUST RECEIVE THIS CARD, PROPERLY COMPLETED, BY 11:59 P.M. CENTRAL TIME ON May 12, 2024.

Please mark, sign, date and return these instructions promptly using the enclosed envelope.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature of Participant	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

V37391-Z86956

LUMEN 401(k) SAVINGS PLAN

VOTING INSTRUCTIONS

The undersigned, acting as a participant and a "named fiduciary" in the above-referenced retirement plan (the "Plan"), hereby directs The Northern Trust Company (the "Trustee"), as directed trustee of the Plan's trust (the "Trust"), to vote at the Annual Meeting of Shareholders of Lumen Technologies, Inc. (the "Company") to be held on Wednesday, May 15, 2024 at 12:00 noon CDT, and any and all adjournments thereof (the "Meeting"), in the manner designated herein, the number of shares of the Company's common stock credited to the account of the undersigned maintained under the Plan on the matters set forth on the reverse side hereof and more fully described in the Company's proxy statement for the Meeting. If no instructions are furnished by the undersigned, the Trustee will vote unvoted shares and unallocated shares, if any, held in the Trust (collectively, "Undirected Shares") in the same proportion as shares voted under the Plan regarding each of the matters set forth on the reverse side hereof, except as otherwise provided in accordance with applicable law. Under the Trust, plan participants are deemed to act as "named fiduciaries" to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of Undirected Shares.

The undersigned hereby directs the Trustee to authorize the Company's proxies to vote in their discretion upon such other business as may properly come before the Meeting.

The Board of Directors of the Company recommends that you vote FOR Items 1 through 6, each of which is described more fully in the Company's proxy statement for the Meeting. Upon the Trustee's timely receipt of these instructions, properly executed, the undersigned's shares will be voted in the manner directed. If the undersigned properly executes and returns these instructions but fails to provide specific directions with respect to any of the matters listed on the reverse, the undersigned's shares will be voted in accordance with the Board's recommendations with respect to such matters.